   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996

                                                    REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             DATAWORKS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                         7373                         33-0209937
  (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
      of incorporation or         Classification Code Number)         Identification No.)
         organization)

                            ------------------------

                             DATAWORKS CORPORATION
                    5910 PACIFIC CENTER BOULEVARD, SUITE 300
                          SAN DIEGO, CALIFORNIA 92121
                           TELEPHONE: (619) 546-9600
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                               STUART W. CLIFTON
          CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD
                             DATAWORKS CORPORATION
                    5910 PACIFIC CENTER BOULEVARD, SUITE 300
                          SAN DIEGO, CALIFORNIA 92121
                           TELEPHONE: (619) 546-9600
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

            FREDERICK T. MUTO, ESQ.                          WILLIAM B. PAYNE, ESQ.
              THOMAS A. COLL, ESQ.                            DORSEY & WHITNEY LLP
    COOLEY GODWARD CASTRO HUDDLESON & TATUM                  220 SOUTH SIXTH STREET
        4365 EXECUTIVE DRIVE, SUITE 1100                  MINNEAPOLIS, MINNESOTA 55402
          SAN DIEGO, CALIFORNIA 92121                      TELEPHONE: (612) 340-2600
           TELEPHONE: (619) 550-6000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As promptly as practicable after this Registration Statement becomes effective and after the effective time of the proposed Merger described in this Registration Statement.
                            ------------------------

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                     PROPOSED           MAXIMUM
    TITLE OF EACH CLASS OF                       MAXIMUM OFFERING      AGGREGATE         AMOUNT OF
       SECURITIES TO BE          AMOUNT TO BE        PRICE PER         OFFERING        REGISTRATION
          REGISTERED              REGISTERED         SHARE(1)          PRICE(1)           FEE (2)
- ------------------------------------------------------------------------------------------------------
Common Stock, no par value....     1,800,000           $1.52          $2,740,478           $950
- ------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the book value per share of $5.22 of DCD Corporation Common Stock (525,000 shares) on June 30, 1996, divided by an Applicable Multiple of
    3.4286 to determine an equivalent share price.

(2) An amount in excess of the registration fee was already paid in connection with the filing of preliminary proxy materials on August 26, 1996. In accordance with Rule O-11(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, no filing fee is being submitted herewith.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             DATAWORKS CORPORATION

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS

                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM
S-4
REGISTRATION
STATEMENT
ITEM
AND
HEADING                                                         LOCATION IN PROSPECTUS
- ----                                                     -------------------------------------
                             (INFORMATION ABOUT THE TRANSACTION)
  1.  Forepart of Registration Statement and Outside
      Front Cover Page of Prospectus...................  Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus.......................................  Table of Contents; Available
                                                         Information
  3.  Risk Factors, Ratio of Earnings to Fixed Charges
      and Other Information............................  Summary; Risk Factors; Selected
                                                         Historical Financial Data; Selected
                                                         Pro Forma Financial Data; Comparative
                                                         Per Share Data; The Merger and
                                                         Related Transactions; Unaudited Pro
                                                         Forma Combined Condensed Financial
                                                         Statements
  4.  Terms of the Transaction.........................  Summary; The Merger and Related
                                                         Transactions; Comparison of Rights of
                                                         DataWorks Shareholders and DCD
                                                         Shareholders
  5.  Pro Forma Financial Information..................  Summary; Unaudited Pro Forma Combined
                                                         Condensed Financial Statements
  6.  Material Contacts with the Company Being
      Acquired.........................................  Summary; The Merger and Related
                                                         Transactions
  7.  Additional Information Required For Reoffering By
      Persons and Parties Deemed to be Underwriters....  *
  8.  Interests of Named Experts and Counsel...........  Experts; Legal Matters
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities...  *
                                (INFORMATION ABOUT REGISTRANT)
 10.  Information with Respect to S-3 Registrants......  *
 11.  Incorporation of Certain Information by
      Reference........................................  *
 12.  Information with Respect to S-2 or S-3
      Registrants......................................  *
 13.  Incorporation of Certain Information by
      Reference........................................  *

FORM
S-4
REGISTRATION
STATEMENT
ITEM
AND
HEADING                                                         LOCATION IN PROSPECTUS
- ----                                                     -------------------------------------
 14.  Information with Respect to Registrants Other
      Than S-2 or S-3 Registrants......................  Available Information; Summary;
                                                         Selected Historical Financial Data;
                                                         Selected Pro Forma Financial Data;
                                                         Comparative Per Share Data; Unaudited
                                                         Pro Forma Condensed Combined
                                                         Financial Statements; Risk Factors;
                                                         DataWorks Management's Discussion and
                                                         Analysis of Financial Condition and
                                                         Results of Operations; DataWorks
                                                         Business; DataWorks Management;
                                                         Certain Transactions; DataWorks
                                                         Principal Shareholders; Description
                                                         of DataWorks Capital Stock;
                                                         Comparison of Rights of DataWorks
                                                         Shareholders and DCD Shareholders;
                                                         DataWorks Financial Statements
                        (INFORMATION ABOUT THE COMPANY BEING ACQUIRED)
 15.  Information with Respect to S-3 Companies........  *
 16.  Information with Respect to S-2 or S-3
      Companies........................................  *
 17.  Information with Respect to Companies Other Than
      S-2 or S-3 Companies.............................  Summary; Selected Historical
                                                         Financial Data; Selected Pro Forma
                                                         Financial Data; Comparative Per Share
                                                         Data; Unaudited Pro Forma Condensed
                                                         Combined Financial Statements; Risk
                                                         Factors; DCD Management's Discussion
                                                         and Analysis of Financial Condition
                                                         and Results of Operations; DCD
                                                         Business; DCD Management; DCD
                                                         Principal Shareholders; Comparison of
                                                         Rights of DataWorks Shareholders and
                                                         DCD Shareholders; DCD Financial
                                                         Statements
                             (VOTING AND MANAGEMENT INFORMATION)
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited...............  Front Cover Page; Summary; The
                                                         DataWorks Meeting; The DCD Meeting;
                                                         DataWorks Management; DataWorks
                                                         Principal Shareholders; DCD
                                                         Management; DCD Principal
                                                         Shareholders; The Merger and Related
                                                         Transactions
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited or in an
      Exchange Offer...................................  *

- ---------------

* Not Applicable.

                             DATAWORKS CORPORATION
                    5910 PACIFIC CENTER BOULEVARD, SUITE 300
                              SAN DIEGO, CA 92121

                               SEPTEMBER   , 1996

Dear Fellow Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the "DataWorks Meeting") of DataWorks Corporation, a California corporation ("DataWorks"), which will be held on September 30, 1996 at 8:00 a.m., local time, at DataWorks' offices at 5910 Pacific Center Boulevard, Suite 300, San Diego, California.

     At the DataWorks Meeting, you will be asked to consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization, dated August 16, 1996, among DataWorks, DataWorks Acquisition Sub., Inc., a newly formed, wholly owned Minnesota subsidiary of DataWorks ("DataWorks Sub"), DCD Corporation, a Minnesota corporation ("DCD"), and certain shareholders of DCD (the "Merger Agreement"), and (ii) approve the merger of DataWorks Sub with and into DCD, pursuant to which, among other things, DataWorks Sub will cease to exist and DCD will survive as a wholly owned subsidiary of DataWorks (the "Merger"). As a result of the Merger, DCD will become a wholly owned subsidiary of DataWorks and each outstanding share of DCD Common Stock (other than dissenting DCD shares, if any) will be converted into the right to receive up to the Applicable Multiple (as defined below) of a share of DataWorks Common Stock. The "Applicable Multiple" will be determined by dividing (a) 1,800,000 reduced by the Deduction (as defined below) by (b) the aggregate number of shares of DCD Common Stock outstanding immediately prior to the consummation of the Merger. The "Deduction" shall be the number of whole shares of DataWorks Common Stock that could be purchased, at the average of the last quoted sales prices of DataWorks Common Stock as traded on the Nasdaq National Market for the twenty (20) market trading days immediately preceding the date of the DataWorks Meeting, with the amount equal to the sum of (x) the aggregate amount of fees and expenses of DCD's investment banking advisors incurred in connection with the Merger and (y) the amount by which the fees and expenses of DCD's legal and accounting advisors incurred subsequent to July 17, 1996 in connection with the Merger exceed $100,000. On September 9, 1996, the closing sales price of a share of DataWorks Common Stock as reported on the Nasdaq National Market was $24.75. If the requisite approval of the shareholders of DataWorks and DCD is received and other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or after September 30, 1996.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement relating to the actions to be taken by DataWorks shareholders at the DataWorks Meeting. The Prospectus/Joint Proxy Statement more fully describes the proposed Merger and the other proposals submitted hereby (collectively, the "Merger Proposal") and includes information about DataWorks and DCD. I urge you to read the Prospectus/Joint Proxy Statement carefully.

     After careful consideration, your Board of Directors has approved the Merger Agreement and the transactions provided for therein and has concluded that these proposals are in the best interests of DataWorks and its shareholders. Your Board of Directors has recommended that the shareholders of DataWorks approve the Merger Proposal.

     I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER PROPOSAL. ON BEHALF OF YOUR BOARD OF DIRECTORS, THANK YOU FOR YOUR SUPPORT.

                                          Sincerely,

                                          STUART W. CLIFTON
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             DATAWORKS CORPORATION
                    5910 PACIFIC CENTER BOULEVARD, SUITE 300
                          SAN DIEGO, CALIFORNIA 92121

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 30, 1996

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "DataWorks Meeting") of DataWorks Corporation, a California corporation ("DataWorks"), will be held on September 30, 1996 at 8:00 a.m., local time, at DataWorks' offices at 5910 Pacific Center Drive, Suite 300, San Diego, California.

     The special meeting is for the following purposes:

     1. To consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization, dated August 16, 1996, among DataWorks, DataWorks Acquisition Sub., Inc., a newly formed, wholly owned Minnesota subsidiary of DataWorks ("DataWorks Sub"), DCD Corporation, a Minnesota corporation ("DCD"), and certain shareholders of DCD, and (ii) approve the merger of DataWorks Sub with and into DCD, pursuant to which, among other things, DataWorks Sub will cease to exist and DCD will survive as a wholly owned subsidiary of DataWorks (the "Merger"). As a result of the Merger, DCD will become a wholly owned subsidiary of DataWorks and each outstanding share of DCD Common Stock (other than dissenting DCD shares, if any) will be converted into the right to receive up to the Applicable Multiple (as defined below) of a share of DataWorks Common Stock. The "Applicable Multiple" will be determined by dividing (a) 1,800,000 reduced by the Deduction (as defined below) by (b) the aggregate number of shares of DCD Common Stock outstanding immediately prior to the consummation of the Merger. The "Deduction" shall be the number of whole shares of DataWorks Common Stock that could be purchased, at the average of the last quoted sales prices of DataWorks Common Stock as traded on the Nasdaq National Market for the twenty (20) market trading days immediately preceding the date of the DataWorks Meeting, with the amount equal to the sum of (x) the aggregate amount of fees and expenses of DCD's investment banking advisors incurred in connection with the Merger and (y) the amount by which the fees and expenses of DCD's legal and accounting advisors incurred subsequent to July 17, 1996 in connection with the Merger exceed $100,000.

     2. To transact such other business as may properly come before the DataWorks Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Prospectus/Joint Proxy Statement accompanying this Notice.

     Holders of DataWorks Common Stock who vote against the Merger may, by complying with Chapter 13 of the California General Corporation Law, be entitled to dissenters' rights as set forth therein, and the shares of DataWorks Common Stock held by such persons will be deemed to be dissenting shares.

     THE BOARD OF DIRECTORS OF DATAWORKS RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS DESCRIBED ABOVE.

     Only holders of record of DataWorks Common Stock at the close of business on September 10, 1996 are entitled to notice of, and will be entitled to vote at, the DataWorks Meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          RICK E. RUSSO
                                          Secretary

San Diego, California
September   , 1996

                                DCD CORPORATION
                                600 HIGHWAY 169
                             2000 INTERCHANGE TOWER
                          MINNEAPOLIS, MINNESOTA 55426

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1996

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "DCD Meeting") of DCD Corporation, a Minnesota corporation ("DCD"), will be held on September 30, 1996, at 8:00 a.m., local time, at DCD's offices at 2000 Interchange Tower, 600 Highway 169, Minneapolis, Minnesota 55426.

     The DCD Meeting is for the following purposes:

     1. To consider and vote upon a proposal to (i) approve and adopt an Agreement and Plan of Merger and Reorganization, dated August 16, 1996 (the "Merger Agreement"), among DCD, DataWorks Corporation, a California corporation ("DataWorks") , DataWorks Acquisition Sub., Inc., a newly formed, wholly owned Minnesota subsidiary of DataWorks ("DataWorks Sub"), and certain shareholders of DCD, and (ii) approve the merger of DataWorks Sub with and into DCD (the "Merger"), pursuant to which, among other things, DataWorks Sub will cease to exist and DCD will survive as a wholly owned subsidiary of DataWorks. As a result of the Merger, DCD will become a wholly owned subsidiary of DataWorks and each outstanding share of DCD Common Stock (other than dissenting DCD shares, if any) will be converted into the right to receive up to the Applicable Multiple (as defined below) of a share of DataWorks Common Stock. The "Applicable Multiple" will be determined by dividing (a) 1,800,000 reduced by the Deduction (as defined below) by (b) the aggregate number of shares of DCD Common Stock outstanding immediately prior to the consummation of the Merger. The "Deduction" shall be the number of whole shares of DataWorks Common Stock that could be purchased, at the average of the last quoted sales prices of DataWorks Common Stock as traded on the Nasdaq National Market for the twenty (20) market trading days immediately preceding the date of the special meeting of DataWorks shareholders at which the DataWorks shareholders will be asked to consider and vote upon the Merger Proposal (as defined below), with the amount equal to the sum of (x) the aggregate amount of fees and expenses of DCD's investment banking advisors incurred in connection with the Merger and (y) the amount by which the fees and expenses of DCD's legal and accounting advisors incurred subsequent to July 17, 1996 in connection with the Merger exceed $100,000; and

     2. To transact such other business as may properly come before the DCD Meeting.

     The Merger is more fully described in, and the Merger Agreement is attached in its entirety to, the Prospectus/Joint Proxy Statement accompanying this Notice.

     Only the shareholders of record at the close of business on September 10, 1996 (the "Record Date") are entitled to notice of, and to vote at, the DCD Meeting or at any adjournment(s) or postponement(s) thereof. Approval of the Merger and the Merger Agreement (collectively, the "Merger Proposal") will require the affirmative vote of the holders of a majority of the shares of DCD Common Stock outstanding on the Record Date. If the Merger is consummated, shareholders of DCD who do not vote in favor of the Merger Proposal and who otherwise comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act may be entitled to dissenters' appraisal rights.

     THE BOARD OF DIRECTORS OF DCD RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS DESCRIBED ABOVE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ROBERT W. BRANDEL
                                          Secretary

Minneapolis, Minnesota
September   , 1996

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1996

                             DATAWORKS CORPORATION
                                      AND
                                DCD CORPORATION

                        PROSPECTUS/JOINT PROXY STATEMENT
               FOR THE SPECIAL MEETING OF DATAWORKS SHAREHOLDERS
                  AND THE SPECIAL MEETING OF DCD SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1996

    This Prospectus/Joint Proxy Statement is being furnished to the shareholders of DataWorks Corporation, a California Corporation ("DataWorks"), on behalf of the DataWorks Board of Directors (the "DataWorks Board") for use at the Special Meeting of Shareholders of DataWorks (the "DataWorks Meeting") to be held on September 30, 1996 at 8:00 a.m., local time, at DataWorks' offices at 5910 Pacific Center Boulevard, Suite 300, San Diego, California, and at any adjournments or postponements thereof.

    This Prospectus/Joint Proxy Statement is also being furnished to the shareholders of DCD Corporation, a Minnesota corporation ("DCD"), on behalf of the DCD Board of Directors (the "DCD Board") for use at the Special Meeting of Shareholders of DCD (the "DCD Meeting") to be held on September 30, 1996 at 8:00 a.m., local time, at DCD's offices at 2000 Interchange Tower, 600 Highway 169, Minneapolis, Minnesota, and at any adjournments or postponements thereof.

    The DataWorks Meeting and the DCD Meeting are being called in connection with the proposed merger of DataWorks Acquisition Sub., Inc., a newly formed, wholly owned Minnesota subsidiary of DataWorks ("DataWorks Sub"), with and into DCD (the "Merger"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated August 16, 1996, among DataWorks, DataWorks Sub, DCD and certain shareholders of DCD (the "Designated Shareholders"). Pursuant to the Merger, DataWorks Sub will cease to exist and DCD will survive as a wholly owned subsidiary of DataWorks. Upon effectiveness of the Merger, each outstanding share of DCD Common Stock (other than dissenting DCD shares, if any) will be converted into the right to receive up to the Applicable Multiple (as defined below) of a share of DataWorks Common Stock. The "Applicable Multiple" will be determined by dividing (a) 1,800,000 reduced by the Deduction (as defined below) by (b) the aggregate number of shares of DCD Common Stock outstanding immediately prior to the consummation of the Merger. The "Deduction" shall be the number of whole shares of DataWorks Common Stock that could be purchased, at the average of the last quoted sales prices of DataWorks Common Stock as traded on the Nasdaq National Market for the twenty
(20) market trading days immediately preceding the date of the DataWorks Meeting, with the amount equal to the sum of (x) the aggregate amount of fees and expenses of DCD's investment banking advisors incurred in connection with the Merger and (y) the amount by which the fees and expenses of DCD's legal and accounting advisors incurred subsequent to July 17, 1996 in connection with the Merger exceed $100,000. On September 9, 1996, the closing sales price of a share of DataWorks Common Stock as reported on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") was $24.75.

    Holders of DataWorks Common Stock may, by complying with Chapter 13 of the California General Corporation Law (the "California Law"), be entitled to dissenters' rights as set forth therein with respect to the proposed Merger. See "The Merger and Related Transactions -- Dissenters' Rights of DataWorks Shareholders" and Appendix C to this Prospectus/Joint Proxy Statement which sets forth Chapter 13 of the California Law.

    Holders of DCD Common Stock may, by complying with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "Minnesota Law"), be entitled to dissenters' rights as set forth therein with respect to the proposed Merger. See "The Merger and Related Transactions -- Dissenters' Rights of DCD Shareholders" and Appendix D to this Prospectus/Joint Proxy Statement which sets forth Sections 302A.471 and 302A.473 of the Minnesota Law.

    If the requisite approvals of the shareholders of DataWorks and DCD are received and other conditions to the Merger are satisfied or waived, the Merger is expected to be consummated on or after September 30, 1996 (the "Closing").

    All information contained in this Prospectus/Joint Proxy Statement relating to DataWorks has been supplied by DataWorks, and all information relating to DCD has been supplied by DCD.

    This Prospectus/Joint Proxy Statement is first being delivered to
shareholders of DataWorks and DCD on or about September   , 1996.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS OF DATAWORKS AND DCD ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS/JOINT PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS," BEGINNING ON PAGE 15.

THE SHARES OF DATAWORKS COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN
 APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
  STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
     OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus/Joint Proxy Statement is            , 1996.

     NO PERSON HAS BEEN AUTHORIZED BY DATAWORKS OR DCD TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DATAWORKS OR DCD. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/JOINT PROXY STATEMENT IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS PROSPECTUS/JOINT PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROSPECTUS/JOINT PROXY STATEMENT RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     DataWorks is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding DataWorks. The address for such site is http://www.sec.gov.

     Under the rules and regulations of the Commission, the solicitation of proxies from shareholders of DCD to approve the Merger Proposal constitutes an offering of the DataWorks Common Stock to be issued in connection with the Merger. Accordingly, DataWorks has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering (as amended from time to time, the "Registration Statement"). This Prospectus/Joint Proxy Statement constitutes the prospectus of DataWorks that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Prospectus/Joint Proxy Statement in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the regional offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

     Statements made in this Prospectus/Joint Proxy Statement concerning the contents of any contract or other document accurately describe the material provisions of such contract or other document but are not necessarily complete. With respect to each contract or other document attached as an appendix to the Prospectus/Joint Proxy Statement, reference is hereby made to that appendix for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.
                            ------------------------

     This Prospectus/Joint Proxy Statement contains trademarks and registered trademarks of DataWorks, DCD and other companies.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION..................................................................   i
SUMMARY................................................................................   1
  General..............................................................................   1
  The Parties..........................................................................   1
  The Merger...........................................................................   2
  Meetings of DataWorks and DCD Shareholders...........................................   3
  Recommendations of Boards of Directors...............................................   3
  Opinion of DataWorks' Financial Advisor..............................................   4
  Merger Agreement.....................................................................   4
  Escrow Agreement and Related Agreements..............................................   5
  Other Matters Related to the Merger..................................................   6
  Market Price Data....................................................................   8
  Selected Historical Financial Data...................................................   9
  Selected Pro Forma Combined Condensed Financial Data.................................  12
RISK FACTORS...........................................................................  15
  Integration of Operations............................................................  15
  Fluctuations in Operating Results....................................................  15
  Competition..........................................................................  16
  Ability to Recruit Sales, Service and Implementation Personnel.......................  18
  Management of Growth; Operating History..............................................  18
  Dependence on Key Employees..........................................................  18
  Dependence on Principal Products.....................................................  18
  Rapid Technological Change and New Products..........................................  18
  Dependence on Manufacturing Industry.................................................  19
  Dependence on Third Party Software and Hardware......................................  19
  Intellectual Property and Proprietary Rights.........................................  20
  Product Liability....................................................................  20
  Control by Existing Shareholders.....................................................  20
  Possible Volatility of Stock Price...................................................  21
  Effect of Certain Charter Provisions.................................................  21
  Additional Shares to be Issued by DataWorks; Shares Eligible for Future Sale.........  21
THE DATAWORKS MEETING..................................................................  22
THE DCD MEETING........................................................................  24
THE MERGER AND RELATED TRANSACTIONS....................................................  25
  General..............................................................................  25
  Effects of the Merger................................................................  25
  Background of the Merger.............................................................  26
  Reasons for the Merger...............................................................  27
  DataWorks Board Recommendation.......................................................  28
  DCD Board Recommendation.............................................................  28
  Opinion of Furman Selz LLC...........................................................  29
  Merger Agreement.....................................................................  35
  Escrow Agreement and Related Agreements; Interests of Certain Persons in the
     Merger............................................................................  38
  Regulatory Matters...................................................................  39
  Certain Federal Income Tax Matters...................................................  39
  Accounting Treatment.................................................................  41

                                                                                        PAGE
                                                                                        ----
Dissenters' Rights of DataWorks Shareholders...........................................   41
Dissenters' Rights of DCD Shareholders.................................................   43
Merger Expenses and Fees and Other Costs...............................................   45
Affiliates' Restrictions on Sale of DataWorks Common Stock.............................   45
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.....................................   47
DATAWORKS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................................   51
DATAWORKS BUSINESS.....................................................................   57
DATAWORKS MANAGEMENT...................................................................   72
DATAWORKS PRINCIPAL SHAREHOLDERS.......................................................   82
DCD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................................................................   83
DCD BUSINESS...........................................................................   87
DCD MANAGEMENT.........................................................................   90
DCD PRINCIPAL SHAREHOLDERS.............................................................   91
DESCRIPTION OF DATAWORKS CAPITAL STOCK.................................................   92
COMPARISON OF RIGHTS OF DATAWORKS SHAREHOLDERS AND DCD SHAREHOLDERS....................   94
EXPERTS................................................................................  100
LEGAL MATTERS..........................................................................  100
INDEX TO FINANCIAL STATEMENTS..........................................................  F-1

THE FOLLOWING APPENDICES ALSO CONSTITUTE PART OF THIS PROSPECTUS/JOINT PROXY
STATEMENT:

     A -- Agreement and Plan of Merger and Reorganization
     B -- Opinion of Furman Selz LLC
     C -- Chapter 13 of the California General Corporation Law
     D -- Sections 302A.471 and 302A.473 of the Minnesota Business Corporation
          Act

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus/Joint Proxy Statement. The summary does not contain a complete description of the terms of the Merger and is qualified in its entirety by reference to the full text of this Prospectus/Joint Proxy Statement and the Appendices hereto. Shareholders of DataWorks and DCD are urged to read this Prospectus/Joint Proxy Statement and the Appendices in their entirety.

     Except for the historical information contained herein, the discussion in this Prospectus/Joint Proxy Statement contains forward-looking statements that involve risks and uncertainties. DataWorks', DCD's and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors," "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations," "DataWorks Business," "DCD Management's Discussion and Analysis of Financial Condition and Results of Operations" and "DCD Business," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

GENERAL

     This Prospectus/Joint Proxy Statement is being provided to shareholders of DataWorks and DCD in connection with the proposed Merger of DataWorks Sub with and into DCD, pursuant to which DataWorks Sub will cease to exist and DCD will survive the Merger as a wholly owned subsidiary of DataWorks. The Merger will be effected pursuant to the Merger Agreement, a copy of which is attached hereto as Appendix A.

THE PARTIES

  DataWorks

     DataWorks develops, markets, implements and supports open systems, client/server-based Enterprise Resource Planning ("ERP") software for mid-sized discrete manufacturing companies. DataWorks was incorporated in California in 1986. Unless otherwise indicated, "DataWorks" refers to DataWorks Corporation, a California corporation, and its subsidiaries. DataWorks' executive offices are located at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121. Its telephone number is (619) 546-9600.

     See "DataWorks Business" for a more detailed description of DataWorks' business and "Risk Factors" for a discussion of the risks associated with the ownership of DataWorks Common Stock, including risks related to the Merger.

  DataWorks Sub

     DataWorks Sub was incorporated in Minnesota in August 1996 for the purpose of effecting the acquisition of DCD. It is a wholly owned subsidiary of DataWorks and has no material assets or liabilities and has not engaged in any activities except in connection with the proposed acquisition of DCD. DataWorks Sub's executive offices are located at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121. Its telephone number is (619) 546-9600.

  DCD

     DCD designs, develops, markets and supports business management software for "make-to-order" manufacturing companies, primarily job shops and custom manufacturers. DCD was incorporated in Minnesota in 1975. Unless otherwise indicated, "DCD" refers to DCD Corporation. DCD's executive offices are located at 2000 Interchange Tower, 600 Highway 169, Minneapolis, Minnesota 55426. Its telephone number is (612) 544-7077.

     See "DCD Business" and "Risk Factors" for a more detailed description of DCD's business.

THE MERGER

     General. As a result of the Merger, DCD will become a wholly owned subsidiary of DataWorks and each outstanding share of DCD Common Stock (other than dissenting DCD shares, if any) will be converted into the right to receive up to the Applicable Multiple (as defined below) of a share of DataWorks Common Stock. The "Applicable Multiple" will be determined by dividing (a) 1,800,000 reduced by the Deduction (as defined below) by (b) the aggregate number of shares of DCD Common Stock outstanding immediately prior to the consummation of the Merger. The "Deduction" shall be the number of whole shares of DataWorks Common Stock that could be purchased, at the average of the last quoted sales prices of DataWorks Common Stock as traded on the Nasdaq National Market for the twenty (20) market trading days immediately preceding the date of the Special Meeting, with the amount equal to the sum of (x) the aggregate amount of fees and expenses of DCD's investment banking advisors incurred in connection with the Merger and (y) the amount by which the fees and expenses of DCD's legal and accounting advisors incurred subsequent to July 17, 1996 in connection with the Merger exceed $100,000. Cash will be paid in lieu of issuing fractional shares.

     Provided there are no dissenting DCD shares, an aggregate of up to 1,800,000 shares of DataWorks Common Stock (the "Merger Consideration") will be issuable in the Merger. Ten percent (10%) of the Merger Consideration (the "Escrow Shares"), however, will be issued in the name of an escrow agent to be held in escrow ("Escrow") in accordance with an Escrow and Indemnity Agreement in the form attached as Exhibit B to the Merger Agreement ("Escrow Agreement") as security for the representations, warranties, covenants and other obligations of DCD under the Merger Agreement. The Escrow Shares will be released, with certain limitations, beginning one year after the Closing. See "The Merger and Related Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger."

     Further, pursuant to the Merger Agreement and the Escrow Agreement, the shareholders of DCD shall be indemnified against breaches of representations, warranties, covenants and other obligations, of DataWorks or DataWorks Sub under the Merger Agreement, until six months following the Closing, subject to certain limitations set forth in the Escrow Agreement.

     Including the shares to be held in escrow pursuant to the Escrow Agreement, the former holders of DCD Common Stock will own shares of DataWorks Common Stock representing up to approximately 22.9% of the shares of DataWorks Common Stock to be outstanding immediately after consummation of the Merger (calculated on the basis of 6,052,060 shares of DataWorks Common Stock outstanding as of September 10, 1996, and the Merger Consideration of up to 1,800,000 shares to be issued in the Merger). See "The Merger and Related Transactions -- Effects of the Merger -- Conversion of Shares."

     Other Effects of the Merger. The Merger will be consummated promptly after the approval by the DataWorks shareholders and the DCD shareholders of the Merger Proposal and the satisfaction or waiver of the other conditions to consummation of the Merger (the "Closing Date"). The Merger will become effective on the date the Articles of Merger are duly filed with the Minnesota Secretary of State (the "Effective Date"). On the Effective Date, DataWorks Sub will merge with and into DCD, with the result that DCD will be the surviving corporation in the Merger and a wholly owned subsidiary of DataWorks (the "Surviving Subsidiary"). The shareholders of DCD (other than dissenting DCD shareholders, if any) will become shareholders of DataWorks (as described below), and their rights will be governed by DataWorks' Articles of Incorporation, as amended (the "DataWorks Articles"), the Bylaws of DataWorks (the "DataWorks Bylaws") and the California Law. See "Comparison of Rights of DataWorks Shareholders and DCD Shareholders."

     There will be no change in the current DataWorks Board and the officers of DataWorks as a result of the Merger, except that Robert W. Brandel, the current President of DCD, will become a Vice President of DataWorks.

MEETINGS OF DATAWORKS AND DCD SHAREHOLDERS

  Date, Time and Place

     The DataWorks Meeting will be held on September 30, 1996 at 8:00 a.m., local time, at DataWorks' offices at 5910 Pacific Center Boulevard, Suite 300, San Diego, California.

     The special meeting of DCD shareholders (the "DCD Meeting"), will be held on September 30, 1996 at 8:00 a.m., local time, at DCD's offices at 600 Highway 169, 2000 Interchange Tower, Minneapolis, Minnesota.

  Purposes of the Meetings

     DataWorks Meeting. At the DataWorks Meeting, shareholders of DataWorks will be asked to consider and vote upon proposals (referred to herein as the "Merger Proposal") to (i) approve and adopt the Merger Agreement, a copy of which is attached hereto as Appendix A, and (ii) approve the Merger.

     DCD Meeting. At the DCD Meeting, shareholders of DCD will be asked to consider and vote upon the Merger Proposal.

  Record Date; Shares Entitled to Vote

     DataWorks. Only holders of record of DataWorks Common Stock at the close of business on September 10, 1996 (for purposes of both the DataWorks Meeting and the DCD Meeting, the "Record Date") are entitled to notice of and to vote at the DataWorks Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 6,052,060 shares of DataWorks Common Stock, each of which will be entitled to one vote on each matter to be acted upon at the DataWorks Meeting, held by holders of record.

     DCD. Only holders of record of DCD Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the DCD Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 525,000 shares of DCD Common Stock, each of which will be entitled to one vote on each matter to be acted upon at the DCD Meeting, held by nine holders of record.

  Vote Required

     DataWorks. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of DataWorks Common Stock outstanding on the Record Date and entitled to vote on the Merger Proposal. As a group, all executive officers and directors of DataWorks and their respective affiliates beneficially owned 1,991,734 shares, or approximately 32.6%, of the DataWorks Common Stock outstanding as of the Record Date.

     DCD. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of DCD Common Stock outstanding on the Record Date and entitled to vote on the Merger Proposal. As a group, all executive officers and directors of DCD beneficially owned 254,850 shares, or approximately 49%, of the DCD Common Stock outstanding as of the Record Date.

RECOMMENDATIONS OF BOARDS OF DIRECTORS

     The DataWorks Board. The DataWorks Board has approved the Merger Agreement and the Merger and has determined that the Merger is in the best interests of DataWorks and its shareholders. The DataWorks Board has recommended approval of the Merger Proposal by the DataWorks shareholders. The primary factors considered and relied upon by the DataWorks Board in reaching its recommendation are described below under "The Merger and Related Transactions -- Reasons for the Merger -- DataWorks' Reasons for the Merger."

     The DCD Board. The DCD Board has approved the Merger Agreement and the Merger and has recommended approval of the Merger Proposal by the DCD shareholders. See "The Merger and Related Transactions -- Reasons for the Merger -- DCD's Reasons for the Merger."

OPINION OF DATAWORKS' FINANCIAL ADVISOR

     Furman Selz LLC ("Furman Selz"), DataWorks' financial advisor, has delivered to the DataWorks Board its written opinion dated August 16, 1996, to the effect that, as of such date, the Merger Consideration to be paid by DataWorks is fair, from a financial point of view, to DataWorks. The full text of the opinion of Furman Selz, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Furman Selz, is attached as Appendix B to this Prospectus/Joint Proxy Statement. DataWorks shareholders are urged to read the opinion in its entirety. See "The Merger and Related Transactions -- Opinion of Furman Selz LLC."

MERGER AGREEMENT

     Representations and Covenants. Under the Merger Agreement, each of DataWorks and DCD has made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Merger Agreement and to consummate the Merger. Further, to facilitate the Merger, each of DataWorks and DCD has covenanted to use commercially reasonable efforts to cause certain conditions to be satisfied on a timely basis, and to call and hold a meeting of its shareholders as promptly as practical for the purposes of permitting them to approve the Merger.

     Under the Merger Agreement, DCD and the Designated Shareholders have each covenanted that, until the consummation of the Merger or the termination of the Merger Agreement, they will not take certain actions relating to the operation of DCD's business without DataWorks' consent. DCD and the Designated Shareholders have each also agreed that they will not solicit, encourage, negotiate, provide information for, or otherwise cooperate in any way with or facilitate any proposal to merge, consolidate or otherwise acquire DCD (other than the Merger Proposal). DCD has further agreed, among other things, to (i) use commercially reasonable efforts to maintain its business organization and business relationships, (ii) deliver certain financial and operating data and any other documents to DataWorks that DataWorks may reasonably request regarding the business of DCD, and make all necessary filings and obtain all required consents prior to the Merger, (iii) obtain and deliver to DataWorks the Related Agreements (as defined below) and certain other documents, and (iv) provide certain tax representations to be used in connection with certain legal opinions. In addition, DCD has agreed to take such actions prior to Closing as DataWorks deems reasonably necessary, subject to certain limitations, with respect to the qualification and compliance of an employee stock option plan (the "DCD ESOP"). See Note 4 to the DCD Financial Statements for an explanation of the DCD ESOP.

     Under the Merger Agreement, DataWorks has also agreed, among other things, to (i) provide reasonable access to documents and information previously publicly filed or disclosed (and supporting documentation reasonably related thereto) and to make available its executive officers to answer questions of DCD relating to DataWorks' business; (ii) make all filings and give all notices required to be made and given in connection with the Merger and related transactions, and obtain all required consents relating thereto; and (iii) provide certain tax representations to be used in connection with certain legal opinions.

     Conditions to the Merger. In addition to the requirement that the Merger Proposal be approved by the requisite votes of the DataWorks and DCD shareholders, the obligations of DataWorks and DCD to consummate the Merger are subject to the satisfaction of a number of other conditions that, if not satisfied or waived, may cause the Merger not to be consummated and the Merger Agreement to be terminated. The parties' obligations are conditioned on, among other things, (i) no shareholders of DataWorks and holders of less than 2% of the shares of DCD Common Stock having asserted dissenters' rights under the California Law and the Minnesota Law, respectively, (ii) the absence of any order by any court or governmental agency to enjoin or otherwise prevent the consummation of the Merger Agreement or the Merger, (iii) the accuracy, in all material respects, of the representations and warranties made by the other party, except for any inaccuracies which, individually and taken as a whole, have not had a material adverse effect on DCD, (iv) the performance, in all material respects, by the other party of its covenants, (v) the receipt of certain legal opinions, (vi) the receipt of all approvals, consents, authorizations and modifications of governmental authorities and third parties, and (vii) the execution of certain employment, consulting and noncompetition agreements with shareholders and other officers of DCD, and other agreements and certificates. See "The Merger and Related Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger."

     DataWorks' obligations to consummate the Merger are further conditioned upon, among other things, (i) the receipt of a letter from Ernst & Young LLP, DataWorks' independent auditors, relating to the applicability of pooling-of-interests accounting treatment to the Merger, (ii) the receipt of a letter from Price Waterhouse LLP, DCD's independent accountants, relating to the applicability of pooling-of-interests accounting treatment to DCD and, (iii) the receipt of the resignation of each director of DCD and certain trustees of benefits plans of DCD.

     At any time prior to the Closing Date, to the extent legally allowed, DataWorks or DCD, without approval of the shareholders of DataWorks or DCD, may waive compliance with any of the agreements or conditions contained in the Merger Agreement to be performed by the other party.

     Termination or Amendment. The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after the approval of the shareholders of DataWorks and DCD, under certain circumstances. See "The Merger and Related Transactions -- Merger Agreement."

     The Merger Agreement may be amended by a written instrument executed by DataWorks, DCD and a majority of interest of the Designated Shareholders.

     Registration Rights. Although the shares of DataWorks Common Stock to be issued pursuant to the Merger will have been registered under the Securities Act, any shareholder of DCD receiving such stock who is an affiliate of DCD at the time of the DCD Meeting (as "affiliate" is defined for purposes of Rule 145 promulgated under the Securities Act ("Rule 145")) will be subject to the resale restrictions set forth in Rule 145. See "The Merger and Related
Transactions -- Affiliates' Restrictions on Sale of DataWorks Common Stock."

     The Merger Agreement contemplates that certain holders of the shares of DataWorks Common Stock to be issued in the Merger who are DCD affiliates within the meaning of Rule 145 will be entitled to certain demand and piggyback registration rights with respect to such shares. See "The Merger and Related Transactions -- Merger Agreement -- Registration Rights."

ESCROW AGREEMENT AND RELATED AGREEMENTS

  Escrow Agreement

     The Escrow Agreement was entered into as of August 16, 1996, in connection with the Merger Agreement, among DataWorks, the Designated Shareholders, Robert
W. Brandel as representative of the shareholders of DCD, and ChaseMellon Shareholder Services as the Escrow Agent. The Escrow Agreement provides that, subject to certain limitations and other terms described in the Escrow Agreement, DataWorks, DataWorks Sub and other affiliates and representatives of DataWorks shall be indemnified, defended and held harmless out of the Escrow Shares from and against any loss, expense, liability or other damages, including the reasonable costs of investigation, penalties and attorneys' and accountants' fees incurred in connection with or arising from or attributable to (i) any breach of or inaccuracy in any representation or warranty made by DCD in the Merger Agreement or in any certificate or document delivered in connection with the Merger, (ii) any breach or failure to perform of any covenant of DCD set forth in the Merger Agreement, (iii) certain actions taken prior to and after the Closing Date relating to the DCD ESOP, (iv) brokerage or finder's fee claims relating to the Merger, or (v) incurrence by DCD of certain fees and expenses.

     In addition to the indemnity provided by the Escrow Shares after the Closing, the Escrow Agreement provides that DCD shall remain liable prior to the Closing, and the Designated Shareholders shall remain liable at all times, for breaches of their representations, warranties and covenants in the Merger Agreement and other agreements and instruments entered into in connection with the Merger. In addition, subject to certain limitations and other terms described in the Escrow Agreement, DataWorks is obligated to defend, hold harmless and indemnify the shareholders of DCD from and against any loss, expense, liability or other damages, including the reasonable costs of investigation, penalties and attorneys' and accountants' fees, incurred from the date of the Merger Agreement through six months following the Closing Date in connection with or arising from or attributable to (i) any breach of or inaccuracy in any representation or warranty made by DataWorks or DataWorks Sub in the Merger Agreement or any document delivered by DataWorks pursuant to the Merger Agreement, or (ii) any breach or failure to perform any agreement or covenant of DataWorks or DataWorks Sub in the Merger Agreement or any document delivered by DataWorks in connection therewith.

     The Merger Agreement provides that the Escrow Shares shall be ten percent (10%) of the Merger Consideration and will be issued in the name of the Escrow Agent at the Closing as security for the representations, warranties, covenants and other obligations of DCD under the Merger Agreement. See "The Merger and Related Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger."

     In connection with the Merger Agreement, certain shareholders and employees of DCD will enter into related agreements (the "Related Agreements"), as described below:

     Affiliate Agreements. To help ensure that the Merger will be accounted for as a pooling-of-interests, it is a condition to Closing that DCD affiliates within the meaning of Rule 145 enter into agreements that prohibit such persons from disposing of their shares of DataWorks Common Stock until DataWorks publicly releases its first report of the combined financial results of DCD and DataWorks for a period of at least 30 days of "combined operations," as defined by the Commission. Such affiliates also have agreed not to sell, pledge or otherwise transfer such shares, except in compliance with Rule 145 or under certain other limited circumstances. See "The Merger and Related
Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger -- Affiliate Agreements."

     Employment; Separation and Consulting; and Separation, Consulting and Noncompetition Agreements. At the Closing, each of Richard D. Borg, William J. Borg and Robert W. Brandel, current DCD employees and shareholders, shall enter into an employment letter agreement with DCD; Marde S. Olson, a current DCD consultant and shareholder, shall enter into a Separation and Consulting Agreement with DataWorks; and Dwayne E. Borg, a current DCD employee and shareholder, shall enter into a Separation, Consulting and Noncompetition Agreement with DataWorks. See "The Merger and Related Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the
Merger -- Employment; Separation and Consulting; and Separation, Consulting and Non-Competition Agreements."

OTHER MATTERS RELATED TO THE MERGER

     Certain Federal Income Tax Consequences. The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the DCD shareholders on the exchange of DCD Common Stock for DataWorks Common Stock or by the DataWorks shareholders pursuant to the Merger, except to the extent that DCD shareholders receive cash in lieu of fractional shares and except to the extent that DCD shareholders or DataWorks shareholders receive cash for dissenting shares. DCD will not obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. As a condition to each of DataWorks' and DCD's obligations to consummate the Merger, DataWorks and DCD will receive an opinion at the Closing Date from the other's respective legal counsel to the effect that the Merger will be treated as a tax-free reorganization for federal income tax purposes. DCD shareholders are urged to consult their own tax advisors regarding the tax consequences of the Merger. See "The Merger and Related Transactions -- Certain Federal Income Tax Matters."

     Accounting Treatment. The Merger is intended to be treated as a pooling of interests for accounting purposes. It is a condition to DataWorks' obligation to consummate the Merger that DataWorks receive a letter to such from Ernst & Young LLP, DataWorks' independent auditors, relating to the applicability of pooling-of-interests accounting treatment, and a letter from Price Waterhouse LLP, DCD's independent accountants, relating to the applicability of pooling-of-interests accounting treatment to DCD. See "The Merger and Related Transactions -- Accounting Treatment."

     Dissenters' Rights. If the Merger Agreement is approved by the required vote of DataWorks shareholders and is not abandoned or terminated, the holders of DataWorks Common Stock are entitled to exercise dissenters' rights, pursuant to Chapter 13 of the California Law, a copy of which is attached hereto as Appendix C, with respect to shares voted in opposition to the Merger, provided that five percent or more of the shares of DataWorks Common Stock are voted against the Merger. However, it is a condition precedent to the obligations of the parties under the Merger Agreement that no holders of outstanding DataWorks Common Stock be, or have the right to become, entitled to dissenters' rights pursuant to Chapter 13 of the California Law. See "The Merger and Related Transactions -- Dissenters' Rights of DataWorks Shareholders."

     If the Merger Agreement is approved by the required vote of DCD shareholders and is not abandoned or terminated, holders of DCD Common Stock who did not vote in favor of the Merger may, by complying with Sections 302A.471 and 302A.473 of the Minnesota Law, a copy of which is attached hereto as Appendix D, assert dissenters' rights as described therein, and the shares of DCD Common Stock held by such persons will be deemed to be "Dissenting Shares." However, it is a condition precedent to the obligations of the parties under the Merger Agreement that holders of fewer than 2% of the outstanding shares of DCD Common Stock be, or have the right to become, entitled to dissenters' rights pursuant to Sections 302A.471 and 302A.473 of the Minnesota Law. See "The Merger and Related Transactions -- Dissenters' Rights of DCD Shareholders."

     Merger Expenses and Fees and Other Costs. Whether or not the Merger is consummated, each party will bear its own costs and expenses in connection with the Merger and the transactions provided for therein. If the Merger is consummated, the consideration to be received by the DCD shareholders will be reduced by the amount of DCD's investment banking fees and the amount in excess of $100,000 of the legal and accounting fees incurred by DCD subsequent to July 17, 1996 in connection with the Merger. Further, the Escrow Shares will, pursuant to the Escrow Agreement, provide limited indemnification (up to the value of the Escrow Shares) to DataWorks, DataWorks Sub and their affiliates (including DCD post-Merger) from certain additional costs and expenses of DCD in connection with the Merger. DataWorks and DCD have agreed to pay Furman Selz and Wessels, Arnold & Henderson, L.L.C. ("Wessels"), respectively, for financial and advisory services rendered. See "The Merger and Related Transactions -- Merger Agreement -- Merger Expenses and Fees and Other Costs."

     DataWorks estimates that it will incur direct transaction costs of approximately $2.3 million, net of taxes, associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. See "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere herein.

MARKET PRICE DATA

     The following table sets forth, for the fiscal quarters indicated, the range of high and low sales prices per share of DataWorks Common Stock as reported on the Nasdaq National Market under the symbol "DWRX."

                              QUARTERLY PERIOD                             HIGH     LOW
     -------------------------------------------------------------------  ------   ------
     Fiscal year ended December 31, 1995
       4th Quarter......................................................  $15.00   $10.75
     Fiscal year ending December 31, 1996
       1st Quarter......................................................   14.25    10.25
       2nd Quarter......................................................   19.50    11.50
       3rd Quarter (through September 9, 1996)..........................   24.75    15.75

     There is no public trading market for the DCD Common Stock.

     As of the Record Date, there were nine shareholders of record of DCD Common Stock, as shown on the stock records of DCD.

     DataWorks has never paid any cash dividends on its capital stock, and DataWorks anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its business. DataWorks is party to a credit agreement that restricts payment of dividends or distribution of assets. See "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     During 1993, 1994 and 1995, DCD paid dividends totalling $94,376, $393,133 and $649,026, respectively, on the Class A Common Stock owned by the DCD ESOP.

     The following table sets forth the last reported sales price of DataWorks Common Stock on the Nasdaq National Market on August 20, 1996, the last trading day prior to the public announcement by DataWorks of the signing of the Merger Agreement, and on September 9, 1996, the most recent practicable trading day prior to the printing of this Prospectus/Joint Proxy Statement, and equivalent per share prices for DCD Common Stock based on the DataWorks Common Stock prices:

                                                                                   DCD
                                                                 DATAWORKS        COMMON
                                                                COMMON STOCK   EQUIVALENT(1)
                                                                ------------   ------------
     August 20, 1996..........................................     $19.25         $66.00
     September 9, 1996........................................     $24.75         $84.86

- ---------------
(1) Represents the price of the equivalent of one share of DCD Common Stock calculated by multiplying the sales price of DataWorks Common Stock by an assumed Applicable Multiple of 3.4286.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below with respect to DataWorks' statements of operations for each of the three years in the period ended December 31, 1995, and with respect to DataWorks' balance sheets at December 31, 1994 and 1995, are derived from the audited consolidated financial statements of DataWorks, prepared by Ernst & Young LLP, included elsewhere in this Prospectus/Joint Proxy Statement. The selected historical financial data set forth below with respect to DataWorks' statements of operations for each of the two years in the period ended December 31, 1992 and with respect to DataWorks' balance sheets at December 31, 1991 and 1992 are derived from the unaudited financial statements, and the balance sheet at December 31, 1993 is derived from the audited consolidated financial statements of DataWorks not included in this Prospectus/Joint Proxy Statement. The selected historical financial data set forth below with respect to the statements of operations of DCD, for each of the three years in the period ended December 31, 1995 and with respect to DCD's balance sheets at December 31, 1994 and 1995, are derived from financial statements of DCD audited by Price Waterhouse LLP, independent accountants, included elsewhere in this Prospectus/Joint Proxy Statement. The selected historical financial data set forth below with respect to the statements of operations of DCD for each of the two years in the period ended December 31, 1992 and with respect to DCD's balance sheets at December 31, 1991, 1992 and 1993 are derived from the audited financial statements of DCD not included in this Prospectus/Joint Proxy Statement.

     The selected historical financial data for DataWorks and DCD for the six months ended June 30, 1995 and 1996 are derived from the unaudited financial statements included elsewhere in this Prospectus/Joint Proxy Statement. In each case, in the opinion of DataWorks' and DCD's managements, the unaudited financial statements include all adjustments, consisting only of normal recurring accruals, that such company considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for DataWorks for the six months ended June 30, 1996 and for DCD for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

     The data set forth should be read in conjunction with, and are qualified by reference to, financial statements and the notes related thereto, DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations and DCD Management's Discussion and Analysis of Financial Condition and Results of Operations.

                  DATAWORKS SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                             SIX MONTHS
                                                             YEARS ENDED DECEMBER 31,                      ENDED JUNE 30,
                                              ------------------------------------------------------     -------------------
                                               1991       1992        1993        1994        1995        1995        1996
                                              ------     -------     -------     -------     -------     -------     -------
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(1):
Revenues:
  Software licenses.........................  $1,810     $ 2,468     $ 4,638     $ 8,141     $15,993     $ 6,743     $11,339
  Hardware..................................   1,998       1,642       3,685       3,453       6,497       2,531       2,601
  Maintenance and other services............   1,903       1,862       2,617       5,165       9,038       3,894       6,215
                                              ------     -------     -------     -------     -------     -------     -------
        Total revenues......................   5,711       5,972      10,940      16,759      31,528      13,168      20,155
Cost of revenues:
  Software licenses.........................     106         174         253         963       1,509         582         923
  Hardware..................................   1,443       1,246       2,196       2,713       5,109       1,984       1,944
  Maintenance and other services............   1,430       2,288       2,356       3,431       6,371       2,737       4,911
                                              ------     -------     -------     -------     -------     -------     -------
        Total cost of revenues..............   2,979       3,708       4,805       7,107      12,989       5,303       7,778
                                              ------     -------     -------     -------     -------     -------     -------
Gross profit................................   2,732       2,264       6,135       9,652      18,539       7,865      12,377
Operating expenses:
  Sales and marketing.......................   1,143       1,805       2,500       5,476       8,189       3,640       5,604
  Research and development..................     860         951         891       2,001       2,512       1,180       1,892
  General and administrative................   1,070       1,572       1,704       2,227       3,867       1,864       2,543
                                              ------     -------     -------     -------     -------     -------     -------
        Total operating expenses............   3,073       4,328       5,095       9,704      14,568       6,684      10,039
                                              ------     -------     -------     -------     -------     -------     -------
Income (loss) from operations...............    (341)     (2,064)      1,040         (52)      3,971       1,181       2,338
Interest income (expense), net..............    (293)       (246)       (416)     (1,088)     (1,360)       (914)        179
                                              ------     -------     -------     -------     -------     -------     -------
Income (loss) before income taxes and
  extraordinary item........................    (634)     (2,310)        624      (1,140)      2,611         267       2,517
Credit (provision) for income taxes.........      --          --          --         394      (1,019)       (112)       (982)
                                              ------     -------     -------     -------     -------     -------     -------
Income (loss) before extraordinary item.....    (634)     (2,310)        624        (746)      1,592         155       1,535
Extraordinary item, net of income taxes.....      --          --          --        (157)     (1,017)         --          --
                                              ------     -------     -------     -------     -------     -------     -------
Net income (loss)...........................  $ (634)    $(2,310)    $   624     $  (903)    $   575     $   155     $ 1,535
                                              ======     =======     =======     =======     =======     =======     =======
Per share information (2):
  Income (loss) before extraordinary item...  $ (.24)    $  (.86)    $   .22     $  (.27)    $   .40     $   .05     $   .24
  Extraordinary item........................      --          --          --        (.05)       (.26)         --          --
                                              ------     -------     -------     -------     -------     -------     -------
  Net income (loss).........................  $ (.24)    $  (.86)    $   .22     $  (.32)    $   .14     $   .05     $   .24
                                              ======     =======     =======     =======     =======     =======     =======
Shares used in per share computations(2)....   2,691       2,691       2,790       2,783       4,005       3,321       6,357
                                              ======     =======     =======     =======     =======     =======     =======

                                                                            DECEMBER 31,                            JUNE
                                                       -------------------------------------------------------       30,
                                                        1991        1992        1993        1994        1995        1996
                                                       -------     -------     -------     -------     -------     -------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents............................  $    10     $    --     $    76     $   618     $10,727     $ 8,253
Working capital (deficit)............................   (2,666)     (4,904)     (4,866)     (3,858)     14,892      15,098
Total assets.........................................    1,856         854       2,718      12,419      31,525      35,678
Long-term debt, less current portion(3)..............       73         201          13       7,108          --          --
Total shareholders' equity (deficit)(3)..............   (2,444)     (4,754)     (4,129)     (4,854)     21,176      23,050

- ---------------
(1) After May 27, 1994, the above amounts reflect the combination with Madic-Compufact Corporation, a wholly owned subsidiary of DataWorks, which was accounted for as a purchase. See Note 2 of Notes to Consolidated Financial Statements.

(2) See Note 1 of Notes to Consolidated Financial Statements describing the determination of the number of shares used in computing per share information.

(3) In October 1995, DataWorks completed its initial public offering resulting in net proceeds to DataWorks of $18.0 million. The net proceeds from such offering were used to repay outstanding indebtedness, to increase working capital and for general corporate purposes.

                     DCD SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              SIX MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,                 JUNE 30,
                                                ------------------------------------------    -----------------
                                                 1991     1992     1993     1994     1995      1995       1996
                                                ------   ------   ------   ------   ------    ------     ------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Software and related products...............  $3,093   $2,876   $3,016   $4,329   $7,685    $2,947     $4,942
  Services....................................     931    1,100    1,566    1,994    3,798     1,544      2,369
                                                ------   ------   ------   ------   ------    ------     ------
         Total revenues.......................   4,024    3,976    4,582    6,323   11,483     4,491      7,311
Cost of Revenues:
  Software and related products...............     406      400      557      652    1,061       449        682
  Services....................................     802      911    1,131    1,080    1,721       786      1,322
                                                ------   ------   ------   ------   ------    ------     ------
         Total cost of revenues...............   1,208    1,311    1,688    1,732    2,782     1,235      2,004
                                                ------   ------   ------   ------   ------    ------     ------
Gross Profit..................................   2,816    2,665    2,894    4,591    8,701     3,256      5,307
Operating expenses:
  Sales and marketing.........................   1,206      909    1,299    1,887    3,820     1,569      2,278
  Research and development....................     129      114      339      519      505       241        154
  General and administrative..................   1,006    1,060      690    1,018    1,410       640      1,180
  ESOP contribution(1)........................     100      199      387      429      445       223         --
                                                ------   ------   ------   ------   ------    ------     ------
         Total operating expenses.............   2,441    2,282    2,715    3,853    6,180     2,673      3,612
                                                ------   ------   ------   ------   ------    ------     ------
Income from operations........................     375      383      179      738    2,521       583      1,695
Other income (expense)........................     106       22      (85)     (52)      22         5         71
                                                ------   ------   ------   ------   ------    ------     ------
Income before income taxes....................     481      405       94      686    2,543       588      1,766
Provision for income taxes(2).................      --       --       --     (131)    (762)     (176)      (744)
                                                ------   ------   ------   ------   ------    ------     ------
Net income....................................  $  481   $  405   $   94   $  555   $1,781    $  412     $1,022
                                                ======   ======   ======   ======   ======    ======     ======
Net income per common share(3)(4).............     N/A      N/A   $  .30   $ 1.51   $ 3.94    $  .97     $ 1.95
                                                ======   ======   ======   ======   ======    ======     ======
Shares used in net income per share                N/A      N/A      314      368      452       425        525
  computation(3)(4)...........................
                                                ======   ======   ======   ======   ======    ======     ======
Dividends per share(5)........................      --       --   $  .35   $ 1.47   $ 2.42        --         --
                                                ======   ======   ======   ======   ======    ======     ======

                                                                       DECEMBER 31,
                                                        ------------------------------------------     JUNE 30,
                                                         1991     1992     1993     1994     1995        1996
                                                        ------   ------   ------   ------   ------     --------
BALANCE SHEET DATA:
Cash and cash equivalents.............................  $  560   $  491   $  560   $  840   $2,278      $2,058
Working capital (deficit).............................     249     (164)    (345)     (42)   1,066       1,928
Total assets..........................................   1,844    1,461    1,494    2,720    6,628       6,543
Long-term debt, less current portion..................      --    2,275    1,488      723       --          --
Total stockholders' equity (deficit)(4)...............     959   (2,129)  (1,521)    (504)   1,716       2,738

- ---------------
(1) In November 1992, DCD established the DCD ESOP. See Note 4 to the DCD Financial Statements for an explanation of the DCD ESOP and the impact on DCD's financial statements.
(2) Effective November 13, 1992, DCD terminated its S corporation status and elected to be taxed as a C corporation. As an S corporation, DCD's shareholders were allocated their pro rata share of DCD's net income or loss on their individual income tax returns. Accordingly, no provision for income taxes was recorded by DCD during the S corporation periods.
(3) See Note 2 to the DCD Financial Statements for an explanation of the number of shares used to compute net income per share.
(4) DCD's net income per common share for 1991 and 1992 has not been presented as it is not considered meaningful in view of the recapitalization of DCD that occurred in 1992. See Note 4 to the DCD Financial Statements for further discussion on the recapitalization.
(5) DCD declared dividends in 1993, 1994 and 1995 only on its Class A common shares. The dividends per share calculation relates only to such Class A common shares. See Note 4 to the DCD Financial Statements for discussion on dividends.

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The selected pro forma combined financial data are derived from the unaudited pro forma combined condensed financial statements and notes thereto, appearing elsewhere herein, which give effect to the Merger as a pooling-of-interests and should be read in conjunction with, and are qualified by reference to, such pro forma statements and the notes thereto and the separate financial statements of DataWorks and DCD included elsewhere in this Prospectus/Joint Proxy Statement. For purposes of the unaudited pro forma operating data, DataWorks' consolidated financial statements for the three years ended December 31, 1995 and for the six months ended June 30, 1995 and 1996 have been combined with the financial statements of DCD for the three years ended December 31, 1995 and for the six months ended June 30, 1995 and 1996, respectively. For purposes of the unaudited pro forma combined balance sheet data, DataWorks' consolidated financial data at June 30, 1996 has been combined with DCD's financial data at June 30, 1996. No dividends have been declared or paid on DataWorks Common Stock. DataWorks is a party to a credit agreement which restricts payment of dividends or distribution of assets. See "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." During 1994 and 1995, DCD paid dividends totalling $393,133 and $649,026, respectively, on the Class A Common Stock owned by the DCD ESOP.

     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods indicated, nor is it necessarily indicative of future financial position or results of operations of DataWorks and DCD.

              SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                SIX MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,             JUNE 30,
                                            ------------------------------     -------------------
                                             1993      1994(1)     1995(1)      1995        1996
                                            ------     -------     -------     -------     -------
PRO FORMA COMBINED STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Software licenses.......................  $7,654     $12,470     $23,678     $ 9,690     $16,281
  Hardware................................   3,685       3,453       6,497       2,531       2,601
  Maintenance and other services..........   4,183       7,158      12,836       5,438       8,584
                                            ------     -------     -------     -------     -------
Total revenues............................  15,522      23,081      43,011      17,659      27,466
Cost of revenues:
  Software licenses.......................     810       1,615       2,570       1,031       1,604
  Hardware................................   2,196       2,713       5,109       1,984       1,944
  Maintenance and other services..........   3,487       4,511       8,092       3,523       6,234
                                            ------     -------     -------     -------     -------
Total cost of revenues....................   6,493       8,839      15,771       6,538       9,782
                                            ------     -------     -------     -------     -------
Gross profit..............................   9,029      14,242      27,240      11,121      17,684
                                            ------     -------     -------     -------     -------
Operating expenses:
  Sales and marketing.....................   3,799       7,362      12,010       5,209       7,882
  Research and development................   1,230       2,521       3,017       1,421       2,045
  General and administrative..............   2,394       3,244       5,276       2,504       3,724
  ESOP contribution(2)....................     387         429         446         223          --
                                            ------     -------     -------     -------     -------
Income from operations....................   1,219         686       6,491       1,764       4,033
Interest income (expense), net............    (500)     (1,141)     (1,337)       (909)        250
                                            ------     -------     -------     -------     -------
Income (loss) before income taxes.........     719        (455)      5,154         855       4,283
Credit (provision) for income taxes.......      --         264      (1,780)       (288)     (1,726)
                                            ------     -------     -------     -------     -------
Income (loss) before extraordinary item...  $  719     $  (191)    $ 3,374     $   567     $ 2,557
                                            ======     =======     =======     =======     =======
Earnings per share data:
  Income (loss) before extraordinary
     item.................................  $  .19     $  (.05)    $   .61     $   .12     $   .31
                                            ======     =======     =======     =======     =======
Weighted average common and common
  equivalent shares outstanding...........   3,867       4,046       5,554       4,779       8,157
                                            ======     =======     =======     =======     =======

                                                                                     JUNE 30,
                                                                                       1996
                                                                                     --------
PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital....................................................................  $ 14,526
Total assets.......................................................................    42,221
Long-term obligations, net of current portion......................................        --
Shareholders' equity...............................................................    23,288

- ---------------
(1) In 1994 and 1995, DataWorks incurred an extraordinary loss resulting from the early repayment of certain debt obligations.

(2) In 1992, DCD established an employee stock option plan (the "DCD ESOP"). See
    Note 4 to the DCD Financial Statements for an explanation of the DCD ESOP. The DCD ESOP liability was repaid during 1995 and future contributions will not be required.

                             COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of DataWorks and DCD and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling-of-interests basis of accounting assuming the Merger had been effected during all periods presented. This data should be read in conjunction with the selected financial data, the unaudited pro forma combined condensed financial information and the separate historical financial statements of DataWorks and DCD, and notes thereto, included elsewhere in this Prospectus/Joint Proxy Statement. The pro forma combined financial data is not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods indicated nor is such data necessarily indicative of future financial condition or results of operations. For purposes of the comparative per share data, DataWorks' financial data at December 31, 1993, 1994 and 1995 and June 30, 1995 and 1996 have been combined with DCD's financial data at December 31, 1993, 1994 and 1995 and June 30, 1995 and 1996, respectively.

                                                                                  SIX MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,           JUNE 30,
                                                  ---------------------------     ----------------
                                                   1993       1994      1995       1995      1996
                                                  ------     ------     -----     ------     -----
HISTORICAL -- DATAWORKS:
  Net income (loss) per share before
     extraordinary item.........................  $  .22     $ (.27)    $ .40     $  .05     $ .24
  Book value per share(1).......................  $(2.10)    $(2.29)    $3.74     $(2.20)    $3.87
HISTORICAL -- DCD:
  Net income per share..........................  $  .30     $ 1.51     $3.94     $  .97     $1.95
  Book value per share(1).......................  $(4.74)    $(1.23)    $3.27     $  .41     $5.22
  Cash dividend per share on Class A common
     stock......................................  $  .35     $ 1.47     $2.42         --        --
PRO FORMA COMBINED INCOME (LOSS):
  Per DataWorks share...........................  $  .19     $ (.05)    $ .61     $  .12     $ .31
  Per DCD equivalent share(4)...................  $  .65     $ (.17)    $2.09     $  .41     $1.06

                                                                                      JUNE 30,
                                                                                        1996
                                                                                      --------
PRO FORMA COMBINED BOOK VALUE PER SHARE(2)(3):
  Per DataWorks share...............................................................   $ 3.00
  Equivalent per share of DCD Common Stock(4).......................................   $10.30

- ---------------
(1) The historical book value per share is computed by dividing shareholders' equity by the number of shares of Common Stock (including as to DCD, all Class B common shares and only Class A common shares which are allocated to DCD ESOP participants and committed to be released at the end of each period).

(2) DataWorks and DCD estimate they will incur direct transaction costs of approximately $2.3 million, net of taxes, associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that, after the Merger, DataWorks will incur additional charges to operations, currently estimated to be $200,000, net of taxes, to reflect costs associated with integrating the two companies. The Pro Forma Combined Book Value Per Share data give effect to estimated costs, resulting in a $2.5 million minimum charge, net of taxes, as if such costs and charges had been incurred as of June 30, 1996. These costs and charge are not included in the pro forma income per share data. See "Unaudited Pro Forma Condensed Combined Financial Information" and accompanying notes thereto.

(3) The Pro Forma Combined Book Value Per Share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of DataWorks Common Stock or DCD Common Stock outstanding at the end of each period.

(4) The DCD Equivalent Pro Forma Combined Per Share amounts are calculated by multiplying the DataWorks combined pro forma per share amounts by an assumed Applicable Multiple of 3.4286 per share of DCD Common Stock.

                                  RISK FACTORS

     The following risk factors should be considered by holders of DataWorks and DCD Common Stock in evaluating whether to approve the Merger Proposal. These factors should be considered in conjunction with the other information included and incorporated by reference in this Prospectus/Joint Proxy Statement.

     The discussion in this Prospectus/Joint Proxy Statement contains forward-looking statements that involve risks and uncertainties. DataWorks', DCD's and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the sections entitled "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations," "DataWorks Business," "DCD Management's Discussion and Analysis of Financial Condition and Results of Operations" and "DCD Business," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

INTEGRATION OF OPERATIONS

     If the combined company is to realize the anticipated benefits of the Merger, the operations of the two companies must be integrated and combined efficiently. The process of rationalizing management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, will present a significant challenge to the management of the combined company. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the combined company. Subsequent to the Merger, DataWorks expects to incur a charge of approximately $2.5 million, net of taxes, to reflect the transaction and integration costs expected to result from the combination of the two companies. This amount is a preliminary estimate only. There can be no assurance that DataWorks will not incur additional charges in the current quarter and subsequent quarters to reflect costs associated with the Merger.

FLUCTUATIONS IN OPERATING RESULTS

     Each of DataWorks and DCD has experienced significant fluctuations in its revenues and operating results from quarter to quarter and anticipates that it and the combined company will continue to experience such quarterly fluctuations. DataWorks' and DCD's revenues and operating results have generally been significantly higher in the fourth fiscal quarter than in any preceding quarter of each fiscal year. DataWorks believes that fourth quarter revenues are positively impacted by year-end capital purchases by some large corporate customers, as well as by DataWorks' sales compensation plans. Seasonal factors, which DataWorks believes are common in the computer software industry, are likely to increase as DataWorks and the combined company focus on larger corporate accounts. As a result of these seasonal factors, first quarter revenues in any year are typically lower than revenues in the immediately preceding fourth quarter. In addition, DataWorks' and DCD's revenues occur predominantly in the third month of each fiscal quarter and tend to be concentrated in the latter half of that third month. Accordingly, DataWorks' and DCD's quarterly results of operations are difficult to predict, and delays in product delivery or in closings of sales near the end of the quarter could cause quarterly revenues and, to a greater degree, net income to fall substantially short of anticipated levels. Factors that may contribute to such fluctuations in addition to seasonal factors include: the number of new orders and product shipments; the size and timing of individual orders; the timing of shipment of hardware or database software by third party vendors necessary in order for DataWorks to recognize revenues; the timing of introduction of products or product enhancements by DataWorks or DCD, DataWorks' and DCD's competitors or other providers of hardware, software and components for DataWorks' and DCD's markets; competition and pricing in the software industry; market acceptance of new products;

reduction in demand for existing products and shortening of product life cycles as a result of new product introductions by competitors; product quality problems; customer order deferrals in anticipation of new products; changes in customer budgets; changes in operating expenses; changes in strategy; personnel changes; foreign currency exchange rates; mix of products sold; conditions or events in the manufacturing industry; and general economic conditions.

     DataWorks' sales generally reflect a relatively high amount of revenues per order. The loss or delay of individual orders, therefore, could have a more significant impact on the revenues and quarterly results of DataWorks and of the combined company than on those of companies with higher sales volumes and lower revenues per order. DataWorks' and DCD's software products generally are shipped as orders are received, and revenues are recognized upon delivery of the products, provided no significant vendor obligation exists and collection of the related receivable is deemed probable. As a result, software license revenues in any quarter are substantially dependent on orders booked and shipped in that quarter. The timing of receipt of license revenue is difficult to predict because of the length of DataWorks' and DCD's sales cycle, which is typically six to twelve months from the initial contact. Because DataWorks' and DCD's operating expenses are based on anticipated revenue trends and because a high percentage of DataWorks' and DCD's expenses are relatively fixed, a delay in the recognition of revenue from a limited number of license transactions could cause significant variations in operating results from quarter to quarter and could result in losses. To the extent such expenses precede, or are not subsequently followed by, increased revenues, DataWorks' and the combined company's operating results would be materially adversely affected. In addition, the achievement of anticipated revenues is substantially dependent on the ability of DataWorks and the combined company to attract, on a timely basis, and retain skilled personnel, especially sales, service and implementation personnel. As a result of these factors, revenues for any quarter are subject to significant variation, and DataWorks and DCD believe that period-to-period comparisons of their results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Fluctuations in operating results may also result in volatility in the price of DataWorks' Common Stock.

COMPETITION

     The business information systems industry is intensely competitive, rapidly changing and significantly affected by new product offerings and other market activities. A number of companies offer products similar to DataWorks' and DCD's products. Many of DataWorks' and DCD's existing competitors, as well as a number of potential competitors, have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than DataWorks and DCD. DataWorks and DCD have no proprietary barriers to entry which would limit competitors from developing similar products or selling competing products in DataWorks' and DCD's markets. Accordingly, there can be no assurance that such competitors will not offer or develop products that are superior to DataWorks' or the combined company's products or that achieve greater market acceptance. In addition, suppliers of relational database management systems ("RDBMS") products or companies that develop management information software applications for large multinational manufacturers are beginning to market to the midsized manufacturers targeted by DataWorks or otherwise develop applications that compete effectively in DataWorks' and the combined company's markets. Furthermore, DataWorks intends increasingly to focus its marketing and product development efforts and those of the combined company toward the upper end of its target market. As a result, competition (including price competition) is likely to increase substantially, which may result in price reductions and loss of market share. DataWorks and the combined company may also face resistance from potential customers which have a large installed base of legacy systems, and, therefore, may be reluctant to commit the time and resources necessary to convert to an open systems-based client/server software product. In addition, potential customers may increasingly demand that ERP systems incorporate certain popular RDBMS software not currently integrated in DataWorks' product offerings. As the client/server computing market expands, a large number of companies, some with significantly greater resources than DataWorks, may enter the market or increase their market share by acquiring or entering into alliances with competitors of DataWorks or the combined company. There can be no assurance that DataWorks or the combined company will be able to compete successfully against its competitors or that the competitive pressures faced by DataWorks or the combined company will not adversely affect its financial performance.

     DataWorks has, and the combined company will have, a large number of competitors that vary in size, primary computer platforms and overall product scope. Within the market, the primary competition comes from independent software vendors in four distinctive groups including (i) large multinational system developers in the upper end of DataWorks' mid-range market, including Baan Company, Oracle and qad, Inc., (ii) companies offering high levels of functionality on the AS/400 platform such as System Software Associates, Inc. and J.D. Edwards Company, (iii) traditional mid-range market sector firms such as ROI Systems and Symix Systems, Inc., and (iv) in the low-end of DataWorks' market, lower priced PC network-based offerings from companies such as Fourth Shift Corporation and Macola Software, Inc. There is also a large number of regional manufacturing software suppliers who leverage their concentrated local support, reputation and, typically, lower price as competitive advantages.

     DataWorks' and DCD's principal markets are highly fragmented and consist of a few large multinational suppliers, in the case of DataWorks, and a much larger number of small, regional competitors in the case of both companies. DataWorks believes that its industry will experience consolidation as management information systems become more complex and as more manufacturers adopt sophisticated management information systems, forcing smaller companies in the industry to specialize or merge with their competitors. In order to compete effectively in the broad markets which DataWorks presently targets, DataWorks and the combined company will need to continue to grow and attain sufficient size to ensure that it can develop new products on a timely basis in response to evolving technology and new customer demands and can sell such products on a timely basis to a variety of manufacturing industries worldwide. No assurance can be given that DataWorks or the combined company will be able to grow sufficiently to enable it to compete effectively.

     Due to intense competition in the computer hardware market and an increasing tendency for customers, particularly new accounts, to elect to purchase hardware directly from third party vendors, DataWorks has experienced declining hardware revenues as a percentage of new account systems. Recently, gross profit from hardware sales has not been a significant part of DataWorks' total gross profit, and DataWorks believes this trend will continue.

     DataWorks believes that its success has been due in part to its strategy of focusing marketing and development resources on six specific industry types within the mid-range discrete manufacturing market sector. DataWorks is unaware that any of its competitors is specifically targeting the same group of industries. DataWorks plans to continue to pursue a market leadership position in this select group, but there can be no assurance that competitors with significantly greater financial, technical and marketing resources than DataWorks will not target these particular industries.

     DataWorks believes its use of open systems technologies is an important competitive factor. DataWorks also believes that the number of competitors offering open systems solutions will grow significantly over the next several years. Additionally, DataWorks believes that the typical mid-range customer desires an easy-to-use, highly functional 4GL environment, fully integrated throughout the ERP system, which DataWorks has provided through its internally produced development tool set. DataWorks anticipates that a significant source of future competition may be from larger manufacturing software companies that may tailor their products for the mid-range market. Only a few of the larger and better capitalized software systems companies currently compete in DataWorks' targeted market. There can be no assurance that such companies will not develop products that are superior to DataWorks' or the combined company's products or that achieve greater market acceptance.

     The principal elements affecting the buying decision of customers in the mid-range sector are comprehensive application functionality that addresses a wide range of business areas, rapid system deployment, ease-of-use, strong performance, quality of customer support, a fully integrated application set supported by a user-oriented 4GL development environment that allows for easy modification to applications where needed, price and customer references. It is also mandatory that the ERP system be enhanced on a regular basis throughout the license or maintenance term and that such product enhancements be properly supported by necessary revision control software provided by the vendor. Based on these factors, DataWorks believes it has competed effectively to date. In order to be successful in the future, DataWorks and the combined company must respond effectively to customer needs and properly select and incorporate those technologies and application functionalities that will meet the challenges posed by competitors' innovations. To accomplish this critical objective, DataWorks and the combined company must continue to invest in enhancing its current products and, when necessary, introduce new products to remain competitive.

ABILITY TO RECRUIT SALES, SERVICE AND IMPLEMENTATION PERSONNEL

     The ability to achieve anticipated revenues is substantially dependent on the ability of DataWorks, DCD and the combined company to attract on a timely basis and retain skilled personnel, especially sales, service and implementation personnel. In addition, DataWorks believes that its future success and that of the combined company will depend in large part on its ability to attract and retain highly skilled technical, managerial, marketing and professional services personnel to ensure the quality of products and services provided to its customers. Competition for such personnel, in particular for product development, sales and implementation personnel, is intense, and DataWorks and DCD compete in the market for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than DataWorks and DCD. There can be no assurance that DataWorks or the combined company will be successful in attracting and retaining skilled personnel. DataWorks' or the combined company's inability to attract and retain qualified employees could have a material adverse effect on DataWorks' or the combined company's business and operations.

MANAGEMENT OF GROWTH; OPERATING HISTORY

     Historical losses of DataWorks have resulted in an accumulated deficit of $3.3 million as of June 30, 1996. DataWorks and DCD have each undergone a period of rapid growth. There can be no assurance that the combined company will be able to manage its recent growth and assimilate its new employees successfully. To manage its growth effectively, the combined company will be required to expand, train and manage its employee base and to enhance its operating and financial systems. If the combined company continues to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that the combined company will be able to manage any additional growth effectively.

DEPENDENCE ON KEY EMPLOYEES

     The combined company's continued success will depend to a significant extent upon its ability to retain certain key employees, including Stuart W. Clifton, Norman R. Farquhar and Mark S. Howlett, currently employees of DataWorks, and Robert W. Brandel, currently the President of DCD. The loss of certain key employees or the combined company's inability to attract and retain other qualified employees could have a material adverse effect on the combined company's business and operations.

DEPENDENCE ON PRINCIPAL PRODUCTS

     Substantially all of DataWorks' revenue is derived from the sale of turnkey information systems, primarily the DataFlo and Man-Fact II systems, and related support services. Substantially all of DCD's revenue is derived from the sale of information systems, primarily the Vista and Vantage products, and related support services. Accordingly, any event that adversely affects fees derived from the sale of such systems, such as competition from other products, significant flaws in DataWorks' or DCD's software products or incompatibility with third party hardware or software products, negative publicity or evaluation, or obsolescence of the hardware platforms or software environments in which the systems run, could have a material adverse effect on DataWorks' or the combined company's business and operations. DataWorks' and the combined company's future financial performance will depend, in substantial part, on the continued development and introduction of new and enhanced versions of DataFlo, Man-Fact II, Vista, Vantage and other products, and customer acceptance of such new and enhanced products.

RAPID TECHNOLOGICAL CHANGE AND NEW PRODUCTS

     The market for DataWorks' and DCD's software products is characterized by rapid technological advances, evolving industry standards, changes in end-user requirements and frequent new product introduc-tions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards could render DataWorks' and DCD's existing products and products currently under development obsolete and unmarketable. Accordingly, DataWorks' and the combined company's future success will depend upon their ability to enhance their current products and develop and introduce new products that keep pace with technological developments, satisfy varying end-user requirements and achieve market acceptance. Any failure by DataWorks or the combined company to anticipate or respond adequately to technological developments or end-user requirements, or any significant delays in product development or introduction, could damage DataWorks' and the combined company's competitive position and have an adverse effect on revenues. There can be no assurance that DataWorks or the combined company will be successful in developing and marketing new products or product enhancements on a timely basis or that DataWorks or the combined company will not experience significant delays in the future, which could have a material adverse effect on DataWorks' or the combined company's business and operations. In addition, there can be no assurance that new products or product enhancements developed by DataWorks or the combined company will achieve market acceptance. DataWorks and the combined company may need to increase the size of their product development staff in the near term to meet these challenges. There can be no assurance that DataWorks or the combined company will be successful in hiring and training adequate product development personnel to meet their needs.

     Software programs as complex as those offered by DataWorks and DCD may contain undetected errors or "bugs" when first introduced or as new versions are released that, despite testing by DataWorks and DCD, are discovered only after a product has been installed and used by customers. There can be no assurance that errors will not be found in future releases of DataWorks' or the combined company's software, or that any such errors will not impair the market acceptance of these products and adversely affect operating results. Problems encountered by customers installing and implementing new releases or with the performance of DataWorks' or the combined company's products could have a material adverse effect on DataWorks' or the combined company's business and operations.

DEPENDENCE ON MANUFACTURING INDUSTRY

     DataWorks' business depends substantially upon the capital expenditures of mid-sized discrete manufacturers, which in part depends upon the demand for such manufacturers' products. DCD's business depends substantially upon the capital expenditures of small and mid-sized discrete manufacturers, which in part depends upon the demand for such manufacturers' products. A recession or other adverse event affecting the manufacturing industry in the United States, United Kingdom or other markets served by DataWorks or the combined company could affect such demand, forcing manufacturers in DataWorks' and the combined company's target markets to curtail or postpone capital expenditures on business information systems. Any such change in the amount or timing of capital expenditures in its target markets could have a material adverse effect on DataWorks' or the combined company's business and operations.

DEPENDENCE ON THIRD PARTY SOFTWARE AND HARDWARE

     DataFlo and Man-Fact II incorporate and use software products and computer hardware and equipment developed by other entities. The relational database management systems used in DataWorks' products, which DataWorks believes are the best-suited RDBMS products for mid-range discrete manufacturers, have been developed by UniData and VMARK and the operating systems on which DataWorks' products can function (UNIX, SCO-UNIX, UnixWare, VMS and Microsoft NT) have been developed or are owned by Novell, DEC and Microsoft. The computer hardware and related equipment sold as part of DataWorks' turnkey systems are manufactured by Hewlett-Packard, IBM, DEC and others. DCD's products incorporate and use software products developed by Progress and Microsoft. There can be no assurance that all of these entities will remain in business, that such entities will continue to support these product lines, that their product lines will remain viable or that these products will otherwise continue to be available to DataWorks or the combined company. If any of these entities ceases to do business or abandons or fails to enhance a particular product line, DataWorks or the combined company may need to seek other suppliers. This could have a material adverse effect on DataWorks' or the combined company's business and operations. In addition, there can be no assurance that DataWorks' or DCD's current suppliers will not significantly alter their pricing in a manner adverse to DataWorks or the combined company.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     DataWorks and DCD rely on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other industry standard methods for protecting ownership of their proprietary software. There can be no assurance, however, that, in spite of these precautions, an unauthorized third party will not copy or reverse-engineer certain portions of DataWorks', DCD's or the combined company's products or obtain and use information that DataWorks, DCD or the combined company regards as proprietary. DataWorks and DCD provide the source codes for their respective application software under licenses to their customers to enable them to customize the software to meet particular requirements. Although DataWorks' and DCD's respective source code licenses contain confidentiality and nondisclosure provisions, there can be no assurance that such customers will take adequate precautions to protect DataWorks' and DCD's source codes or other confidential information. In addition, the laws of some foreign countries do not protect DataWorks' and DCD's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the mechanisms used by DataWorks or the combined company to protect its software will be adequate or that DataWorks' or the combined company's competitors will not independently develop software products that are substantially equivalent or superior to DataWorks' or the combined company's software products.

     DataWorks and DCD may receive notices from third parties claiming that DataWorks' and DCD's respective products infringe third party proprietary rights. DataWorks and DCD expect that, as the number of software products in the industry increases and the functionality of these products further overlaps, software products will increasingly be subject to such claims. Any such claim, with or without merit, could result in costly litigation and require DataWorks or the combined company to enter into royalty or licensing arrangements. Such royalty or license arrangements, if required, may not be available on terms acceptable to DataWorks or the combined company or at all.

PRODUCT LIABILITY

     Because DataWorks markets and sells its software products on a turnkey basis, which includes rendering professional consulting services, DataWorks incurs significant risks of professional and other liability. No assurance can be given that the limitations of liability set forth in DataWorks' and DCD's license agreements or other contracts would be enforceable or would otherwise protect DataWorks, DCD or the combined company from liability for damages to a customer resulting from a defect in one of DataWorks', DCD's or the combined company's products or arising as a result of professional services rendered by DataWorks, DCD or the combined company. Such a claim, if successful and of sufficient magnitude, could have a material adverse effect on DataWorks', DCD's or the combined company's business and operations.

CONTROL BY EXISTING SHAREHOLDERS

     As of the Record Date, DataWorks' executive officers, directors and their affiliates, in the aggregate, beneficially owned approximately 32.6% of DataWorks' outstanding shares of Common Stock (on a fully diluted basis). Upon the consummation of the Merger, the combined company's executive officers, directors and their affiliates will beneficially own up to 34.0% of DataWorks' outstanding shares of Common Stock (on a fully diluted basis). As a result, these shareholders, if acting together, would be able to control effectively most matters requiring approval by the shareholders of DataWorks or the combined company, including the election of a majority of the directors. The voting power of these shareholders under certain circumstances could have the effect of delaying or preventing a change in control of DataWorks or the combined company. DataWorks has entered into agreements with its executive officers and directors indemnifying them against losses they may incur in legal proceedings arising from their service to DataWorks.

POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of DataWorks' Common Stock may be subject to significant fluctuations in response to variations in quarterly operating results of DataWorks, announcements of new products by DataWorks or by its competitors and general trends in the software industry, as well as fluctuations in the stock market that are unrelated to the operating performance of particular companies. Consequently, the market price of DataWorks Common Stock may vary from the price on the date hereof, or on the dates on which DataWorks and DCD shareholders vote on the Merger Proposal, as a result of changes in the business, operations, financial results and prospects of DataWorks or DCD, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. The Applicable Multiple will be affected by fluctuations in the market price of the DataWorks Common Stock during the twenty market trading days prior to the DCD Meeting. As a result, there can be no assurance as to the fair market value of the Merger Consideration upon consummation of the Merger.

EFFECT OF CERTAIN CHARTER PROVISIONS

     DataWorks' Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of DataWorks. DataWorks has no present plan to issue any shares of Preferred Stock.

ADDITIONAL SHARES TO BE ISSUED BY DATAWORKS; SHARES ELIGIBLE FOR FUTURE SALE

     As a result of the Merger, it is anticipated that DataWorks will issue up to 1,800,000 shares of DataWorks Common Stock. In general, those shares will be eligible for sale in the public market following the Merger, subject to certain volume and other resale limitations for affiliates of DCD or DataWorks, pursuant to Rules 144 and/or 145 under the Securities Act and to agreements not to sell to the extent required to cause the Merger to be accounted for as a pooling of interests. An aggregate of approximately 874,000 of the shares issued in the Merger will be beneficially owned by persons who may be deemed to be affiliates of DCD and, therefore, subject to such limitations. Despite such resale limitations, however, certain holders receiving DataWorks Common Stock in the Merger are entitled to certain demand and piggyback registration rights with respect to such shares. The sale of a significant number of the foregoing shares may cause substantial fluctuations in the market price of DataWorks Common Stock. See "The Merger and Related Transactions -- Affiliate Agreements" and "The Merger and Related Transactions -- Merger Agreement -- Registration Rights."

                             THE DATAWORKS MEETING

DATE, TIME AND PLACE OF MEETING

     The DataWorks Meeting will be held on September 30, 1996 at 8:00 a.m., local time, at 5910 Pacific Center Boulevard, Suite 300, San Diego, California. DataWorks intends to deliver this Prospectus/Joint Proxy Statement on or about
September   , 1996, to all DataWorks shareholders entitled to vote at the
DataWorks Meeting.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of DataWorks Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the DataWorks Meeting. As of the close of business on the Record Date, there were 6,052,060 shares of DataWorks Common Stock outstanding and entitled to vote, held of record by 62 shareholders. Each DataWorks shareholder is entitled to one vote for each share of DataWorks Common Stock held as of the Record Date.

VOTING OF PROXIES

     The DataWorks proxy accompanying this Prospectus/Joint Proxy Statement is solicited on behalf of the DataWorks Board for use at the DataWorks Meeting and at any adjournment or postponement thereof. DataWorks shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the DataWorks Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Proposal and the other proposals submitted to the DataWorks shareholders, each as recommended by the DataWorks Board, as indicated herein. The DataWorks Board is not currently aware of any business to be brought before the DataWorks Meeting other than the specific proposals referred to in this Prospectus/Joint Proxy Statement and specified in the accompanying notice of the DataWorks Meeting. As to any other business that may properly come before the DataWorks Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

     A DataWorks shareholder who has given a proxy may revoke it at any time before it is exercised at the DataWorks Meeting by (i) delivering to the Secretary of DataWorks (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the DataWorks Meeting or (iii) attending the DataWorks Meeting and voting in person (although attendance at the DataWorks Meeting will not, by itself, revoke a proxy).

VOTE REQUIRED

     Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of DataWorks Common Stock outstanding on the Record Date. As a group, all executive officers and directors of DataWorks and their respective affiliates beneficially owned 1,991,734 shares, or approximately 32.6%, of the DataWorks Common Stock outstanding as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of a majority of the shares of DataWorks Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business at the DataWorks Meeting. Abstentions and broker non-votes will each be included in determining whether a quorum is present. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will not be counted for any purpose in determining whether any of the proposals have been approved.

SOLICITATION OF PROXIES AND EXPENSES

     DataWorks will bear the entire cost of the solicitation of votes of DataWorks shareholders, including printing, assembly and mailing of this Prospectus/Joint Proxy Statement, the proxy and any additional information furnished to its shareholders. DataWorks has engaged the firm of Georgeson & Company Inc. to assist it in the distribution and solicitation of proxies and has agreed to pay Georgeson & Company Inc. a fee of $5,000 plus expenses for its services. Copies of the solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of DataWorks Common Stock beneficially owned by others to forward to such beneficial owners. DataWorks may reimburse persons representing beneficial owners of DataWorks Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, letter or personal solicitation by directors, officers or other employees of DataWorks and by Georgeson & Company Inc. No additional compensation will be paid to directors, officers and other regular employees for such services.

BOARD RECOMMENDATION

     THE DATAWORKS BOARD BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF DATAWORKS AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

                                THE DCD MEETING

DATE, TIME AND PLACE OF MEETING

     The DCD Meeting will be held on September 30, 1996 at 8:00 a.m., local time, at DCD's offices at 600 Highway 169, 2000 Interchange Tower, Minneapolis, Minnesota 55426. DCD intends to deliver this Prospectus/Joint Proxy Statement on
or about September   , 1996, to all DCD shareholders entitled to vote at the DCD
Meeting and to all participants in the DCD ESOP.

RECORD DATE AND OUTSTANDING SHARES

     Only shareholders of record of DCD Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the DCD Meeting. As of the Record Date, there were 525,000 shares of DCD Common Stock outstanding and entitled to vote, consisting of 267,750 shares of Class A Common Stock held by the DCD ESOP and 257,250 shares of Class B Common Stock held of record by eight shareholders. The principal shareholders of DCD are identified below under "DCD Principal Shareholders."

SHAREHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the shares of DCD Common Stock outstanding on the Record Date is necessary to constitute a quorum at the DCD Meeting.

     Approval of the Merger and the Merger Agreement requires the affirmative vote of holders of a majority of the shares of DCD Common Stock outstanding on the Record Date. Each record holder of DCD Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the shareholders at the Special Meeting.

     As a group, all directors and executive officers of DCD and their respective affiliates beneficially owned 254,850 shares, or approximately 49%, of the DCD Common Stock outstanding as of the Record Date. It is expected that all such shares will be voted for approval of the Merger and the Merger Agreement.

EXPENSES

     DCD will bear the costs of solicitation of votes from its shareholders, including all costs in connection with the preparation and mailing of this Prospectus/Joint Proxy Statement to DCD shareholders, except that DataWorks will pay the fees and expenses, other than attorneys' fees, incurred in connection with the printing of this Prospectus/Joint Proxy Statement.

DISSENTERS' RIGHTS

     Shareholders of record of DCD Common Stock may under certain circumstances, and by following procedures prescribed by the Minnesota Law, exercise dissenters' appraisal rights and receive cash for their respective shares of DCD Common Stock. The failure of any dissenting shareholder of DCD to follow the appropriate procedures may result in the termination or waiver of such rights.

BOARD RECOMMENDATION

     THE DCD BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AND MERGER AGREEMENT.

                      THE MERGER AND RELATED TRANSACTIONS

GENERAL

     This section of the Prospectus/Joint Proxy Statement describes certain aspects of the proposed Merger. The Merger Agreement provides for the merger of DataWorks Sub, a newly formed, wholly owned Minnesota subsidiary of DataWorks, with and into DCD. The discussion in this Prospectus/Joint Proxy Statement of the Merger and the description of the principal terms of the Merger Agreement are accurate in all material respects but do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Prospectus/Joint Proxy Statement as Appendix A and incorporated herein by reference. All DataWorks and DCD shareholders are urged to read the Merger Agreement in its entirety.

EFFECTS OF THE MERGER

  General

     The Merger will be consummated promptly following approval of the Merger Proposal by the DataWorks and DCD shareholders and the satisfaction or waiver of all other conditions to consummation of the Merger. The Merger will become effective on the date the Articles of Merger are duly filed with the Minnesota Secretary of State (the "Effective Date"). On the Effective Date, DataWorks Sub will merge with and into DCD, with the result that DCD will be the Surviving Subsidiary in the Merger and will be wholly owned by DataWorks. As described below, the shareholders of DCD will become shareholders of DataWorks, and their rights will be governed by the DataWorks Articles, the DataWorks Bylaws and the California Law. See "Comparison of Rights of DataWorks Shareholders and DCD Shareholders."

     There will be no change in the current DataWorks Board and officers of DataWorks as a result of the Merger, except that Robert W. Brandel will become a Vice President of DataWorks. On the Effective Date, the officers of DCD (as the Surviving Subsidiary) will be Stuart W. Clifton, Norman R. Farquhar, Robert W. Brandel, Richard D. Borg and William J. Borg, and the directors of DCD will be Robert W. Brandel, Stuart W. Clifton and Norman R. Farquhar.

  Operations of the Combined Company Following the Merger

     If the combined company is to realize the anticipated benefits of the Merger, the operations of the two companies must be integrated and combined efficiently. The process of rationalizing management services, administrative organizations, facilities, management information systems and other aspects of operations, while managing a larger and geographically expanded entity, will present a significant challenge to the management of the combined company. There can be no assurance that the integration process will be successful or that the anticipated benefits of the business combination will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that there will not be substantial costs associated with the integration process, that such activities will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the combined company. Subsequent to the Merger, DataWorks expects to incur a charge of approximately $2.5 million to reflect the combination of the two companies, including transaction and integration costs. This amount is a preliminary estimate only. There can be no assurance that DataWorks will not incur additional charges in the current quarter and subsequent quarters to reflect costs associated with the Merger.

  Conversion of Shares

     Applicable Multiple. On the Effective Date, each outstanding share of DCD Common Stock (other than dissenting DCD shares, if any) will be converted into the right to receive up to the Applicable Multiple

(as defined below) of a share of DataWorks Common Stock. The "Applicable Multiple" will be determined by dividing (a) 1,800,000 reduced by the Deduction (as defined below) by (b) the aggregate number of shares of DCD Common Stock outstanding immediately prior to the consummation of the Merger. The "Deduction" shall be the number of whole shares of DataWorks Common Stock that could be purchased at the average of the last quoted sales prices of DataWorks Common Stock as traded on the NASDAQ National Market for the twenty (20) market trading days immediately preceding the date of the Special Meeting (the "Deemed Value"), with the amount equal to the sum of (x) the aggregate amount of fees and expenses of DCD's investment banking advisors incurred in connection with the Merger and (y) the amount by which the fees and expenses of DCD's legal and accounting advisors incurred subsequent to July 17, 1996 in connection with the Merger exceed $100,000.

     Provided there are no Dissenting Shares, an aggregate of up to 1,800,000 shares of DataWorks Common Stock will be issued in the Merger, and the former holders of DCD Common Stock will own shares of DataWorks Common Stock representing up to approximately 22.9% of the shares of DataWorks Common Stock to be outstanding immediately after consummation of the Merger (calculated on the basis of 6,052,060 shares of DataWorks Common Stock outstanding as of the Record Date, and the Merger Consideration of up to 1,800,000 shares to be issued in the Merger). Provided there are no dissenting DCD shares, an aggregate of up to 1,800,000 shares of DataWorks Common Stock (the "Merger Consideration") will be issued in the Merger. Ten percent (10%) of the Merger Consideration, however, will be issued in the name of an escrow agent to be held in the Escrow in accordance with the Escrow Agreement as security for the representations, warranties and covenants, and other obligations, of DCD under the Merger Agreement. The Escrow Shares will be released, with certain limitations, beginning one year after the Closing. See "The Merger and Related
Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger."

     Fractional Shares. No fractional shares of DataWorks Common Stock will be issued in the Merger. Instead, each DCD shareholder who would otherwise be entitled to receive a fraction of a share of DataWorks Common Stock will receive an amount in cash (without interest) determined by multiplying such fraction by the average of the last quoted sale prices of DataWorks Common Stock as traded on the Nasdaq National Market for the twenty trading days immediately preceding the date of the DataWorks Meeting. DataWorks intends to use its current cash resources to fund the payments for fractional shares.

BACKGROUND OF THE MERGER

     In June 1995, the DCD Board determined that DCD should explore its merger or other strategic alternatives and retained Wessels, Arnold & Henderson L.L.C. ("Wessels") to assist it in this process. Wessels began preparation of a confidential memorandum describing DCD. In cooperation with DCD management, Wessels developed a potential list of 49 companies that it believed might have some interest in acquiring DCD. Wessels initiated contact with those companies, and based upon indications expressed, furnished the confidential memorandum to 13 companies, including DataWorks. Wessels had further discussions with six of those companies, including DataWorks.

     DataWorks initially expressed interest in a possible transaction in October 1995, but no further activity developed until April 1996, when DataWorks and its representatives, on the one hand, and DCD, its representatives and shareholders, on the other hand, explored a possible combination of their businesses. DataWorks performed due diligence, and the parties explored a basis of a combination. By July, the parties were able to frame a transaction acceptable to the parties and DCD's shareholders, and negotiated and finally entered into a letter of intent ("Letter of Intent") on July 17, 1996. Thereafter, the parties prepared and extensively negotiated the Merger Agreement.

     The DataWorks Board and the DCD Board approved the Merger on August 14 and 16, 1996, respectively.

REASONS FOR THE MERGER

  DataWorks' Reasons for the Merger

     The DataWorks Board believes that the following are reasons for shareholders of DataWorks to vote FOR approval and adoption of the Merger Agreement and approval of the Merger:

     - The combined company may possess increased international opportunities with the inclusion of DCD's current products.

     - The increase in customer base from DCD may provide the combined company with a "critical mass" necessary to maintain and increase its leadership position in the mid-range manufacturing market.

     - The inclusion of DCD's products, built on Windows-based platforms, provide support for the combined company's emphasis on NT platforms.

     - As the large customer base from DCD expands and grows, the DataWorks products will provide them with a migration path that may further increase the combined company's potential growth.

     - The Merger represents a strategic opportunity to diversify DataWorks' product and services offering and to create a larger supplier of such products and services.

     - The combined company may be able to achieve certain operating efficiencies as a result of the Merger.

     - The Merger may result in increased earnings per share for the combined company.

     In the course of its deliberations, DataWorks Board reviewed with management a number of other factors relevant to the Merger, including, among other things: (i) information concerning DataWorks' and DCD's respective businesses, prospects, financial performances, financial conditions, operations and new product lines; (ii) the presentation made by Furman Selz to the DataWorks Board and their opinion rendered in connection therewith (see
"-- Opinion of Furman Selz LLC"); (iii) an analysis of the respective contributions to revenues, operating profits and net profits of the combined company; (iv) the compatibility of the managements of DataWorks and DCD; (v) alternatives for growth in the markets served by DataWorks and DCD; and (vi) reports from management and legal advisors on the results of DataWorks' due diligence investigation of DCD.

     The DataWorks Board also considered a variety of potentially negative factors concerning the Merger, including (i) the risk that the combined company might not achieve revenue equal to the sum of the separate companies' anticipated revenue; (ii) the risk that the combined company might not achieve sufficient operating efficiencies to ensure that the Merger would not have a negative effect on DataWorks' earnings per share; (iii) the charges expected to be incurred in connection with the Merger, including transaction costs and costs of integrating the businesses of the companies, to be reflected in a charge of approximately $2.5 million (see "Unaudited Pro Forma Combined Condensed Financial Information"); (iv) the risk that the combined company's ability to increase or maintain revenue might be diminished by intensified competition among providers of similar or related services; (v) the risk that other benefits sought to be obtained by the Merger would not be obtained; and (vi) other risks described above under "Risk Factors."

     Based on the factors described above, the DataWorks Board determined that the Merger is fair to and in the best interests of DataWorks and its shareholders, approved the Merger Agreement and the transactions contemplated by the Merger Agreement and recommended that the shareholders of DataWorks vote for adoption of the Merger Agreement.

     The foregoing discussion of the information and factors considered is not intended to be exhaustive but is believed to include the material factors considered by the DataWorks Board. In reaching a determination whether to approve the Merger, in view of the wide variety of factors considered, the DataWorks Board did not find it practical to quantify or otherwise attempt to assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

  DCD's Reasons for the Merger

     At a special meeting held on August 14, 1996, DCD's Board of Directors convened to consider the Merger Proposal. At that meeting, the Board received advice or presentations from, and reviewed the terms of the Merger Agreement with DCD's management, Wessels, Dorsey & Whitney LLP, DCD's outside counsel, and Price Waterhouse LLP, DCD's independent accountants.

     Wessels reviewed with the Board the sale process and outlined the principal features of the Merger. It presented an analysis of the net value of the consideration to be paid by DataWorks and that consideration as a multiple of
(a) DCD's historic revenues and planned revenues for 1996 and 1997 and (b) DCD's historic net income and planned net income for 1996 and 1997. Wessels also presented the relative contribution of DataWorks and DCD to the combined business on a pro forma basis in terms of share ownership, revenues (historic and for 1996 and 1997), net income (historic and for 1996 and 1997), employees and total assets. In the case of revenues and net income, Wessels based DataWorks' future results on analysts' estimates. Wessels also compared DCD to certain financial indices of other publicly held software companies (including DataWorks).

     Wessels identified seven transactions in which a private target in the software business was acquired by a public company in the software business and compared the value of the transaction in each of those cases as a multiple of net sales and net income of the target company.

     Wessels also indicated that, based on analysts' estimates, the acquisition of DCD could be accretive to the earnings of DataWorks for the fourth quarter of 1996 and for the entirety of 1996 and 1997.

     Other alternatives to the sale were also discussed.

     Wessels presented a stock price and volume chart on the DataWorks Common Stock since its public offering in October 1995.

     Wessels then reviewed information about DataWorks, including its business, market position, management, trends, financial position and the benefits of the acquisition of DCD. It reviewed key issues pertaining to DataWorks, including analysts' estimates, accounting policies, the level of DataWorks' receivables, competition and technology issues.

     DCD's legal advisors then outlined several key matters concerning the Merger Agreement. Members of the Board had been consulted in connection with the Letter of Intent and had reviewed drafts of the Merger Agreement that had been negotiated between representatives of DataWorks and DCD. The DCD Board expressed concern with certain terms of the Merger Agreement. After discussion, representatives of DCD were instructed to continue to negotiate the Merger Agreement and spent August 14, 15 and 16 negotiating with DataWorks.

     The DCD Board convened by telephone the evening of August 16 to consider the draft of the Merger Agreement that had been renegotiated. Mr. Brandel and legal counsel reported on the changes that had been negotiated. After discussion, the DCD Board determined that such changes were responsive to its concerns and authorized Mr. Brandel to execute the Merger Agreement on behalf of DCD.

DATAWORKS BOARD RECOMMENDATION

     THE DATAWORKS BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF DATAWORKS AND ITS SHAREHOLDERS AND HAS RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

DCD BOARD RECOMMENDATION

     THE DCD BOARD HAS RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

OPINION OF FURMAN SELZ LLC

     The following description of the opinion and presentation of Furman Selz contains forward-looking information. Without limiting the generality of the foregoing, the projections and forecasts furnished to Furman Selz were prepared by the respective managements of DataWorks and DCD. DataWorks does not publicly disclose internal management projections of the type provided to Furman Selz in connection with its analyses of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the opinions.

     DataWorks retained Furman Selz to act as its financial advisor and, in connection with the Merger, to render an opinion to the DataWorks Board as to whether the Merger Consideration to be paid to the shareholders of DCD is fair, from a financial point of view, to DataWorks. On August 14, 1996, Furman Selz rendered its opinion, subsequently confirmed in writing, to the DataWorks Board that, as of such date and based upon and subject to certain considerations and assumptions, the Merger Consideration to be paid to the shareholders of DCD as specified in the Merger Agreement was fair, from a financial point of view, to DataWorks. In connection with rendering its written opinion dated August 16, 1996, Furman Selz confirmed the appropriateness of its reliance on the analyses used to render its opinion on August 14, 1996 by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered therewith. References herein to the "Furman Selz Opinion" or similar references refer to the written opinion of Furman Selz dated August 16, 1996. The full text of the Furman Selz Opinion, which sets forth the assumptions made, matters considered and scope and limitations of the review undertaken and procedures followed by Furman Selz in rendering its opinion, is attached to this Prospectus/Joint Proxy Statement as Appendix B hereto -- and is incorporated herein by reference. THE FOLLOWING DESCRIPTION OF THE FURMAN SELZ OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. DATAWORKS SHAREHOLDERS ARE URGED TO READ CAREFULLY THE OPINION OF FURMAN SELZ IN ITS ENTIRETY. NO LIMITATIONS WERE IMPOSED BY DATAWORKS ON FURMAN SELZ WITH RESPECT TO THE INVESTIGATIONS MADE OR PROCEDURES FOLLOWED IN RENDERING THIS OPINION.

     In conducting its analysis and arriving at its opinion, Furman Selz reviewed and analyzed, among other things: (i) the Merger Agreement and the specific terms of the Merger; (ii) DCD's financial and operating information for the three-year period ended December 31, 1995 and the six-month period ended June 30, 1996; (iii) certain financial and operating information regarding the business, operations and prospects of DCD, including forecasts and projections, provided to Furman Selz by the managements of DCD and DataWorks; (iv) DataWorks' Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through 1995 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (v) certain financial and operating information regarding the business, operations and prospects of DataWorks, including forecasts and projections, provided to Furman Selz by the management of DataWorks; (vi) the trading history of DataWorks' Common Stock from its initial public offering on October 27, 1995 through August 16, 1996 and a comparison of that trading history with those of other companies that Furman Selz deemed relevant; (vii) a comparison of the historical and projected financial results and financial condition of DCD with those of other companies and businesses that Furman Selz deemed relevant; (viii) a comparison of the historical and projected financial results and financial condition of DataWorks with those of other companies and businesses that Furman Selz deemed relevant; and (ix) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Furman Selz deemed relevant. In addition, in arriving at its opinion, Furman Selz also held discussions with DCD's and DataWorks' managements concerning their businesses, operations, assets, financial conditions and prospects, including the prospects of DataWorks after the Merger has been consummated. Furman Selz also undertook such other studies, analyses and investigations as it deemed appropriate.

     In arriving at its opinion, although Furman Selz visited certain properties and facilities of DataWorks and DCD, Furman Selz did not make, obtain or assume any responsibility for any independent evaluation or appraisal of such properties and facilities or of the assets and liabilities (contingent or otherwise) of

DataWorks or DCD. Furman Selz assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information. Furman Selz further relied upon the assurances of the managements of DCD and DataWorks that they were not aware of any facts that would make such information inaccurate or misleading. In addition, Furman Selz assumed that the forecasts and projections provided to Furman Selz by DCD and DataWorks represent the best currently available estimates and judgment of DCD's and DataWorks' managements as to the future financial condition and results of operations of DCD and DataWorks, respectively, and assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgments. Furman Selz assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they are based. Furman Selz further assumed, with the consent of DataWorks, that the Merger will qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended, and that, for accounting purposes, the Merger will be accounted for as a pooling of interests. Furman Selz also assumed that the Merger described in the Merger Agreement would be consummated on the terms set forth therein, without waiver of any of such terms.

     Furman Selz also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Furman Selz noted that its opinion was necessarily based upon conditions as they currently existed and that could be evaluated on the date of its opinion.

     Furman Selz did not express any view as to what the value of DataWorks' stock will be when issued to DCD shareholders pursuant to the Merger, or the price at which DataWorks' stock will trade prior to or subsequent to the closing of the Merger. Furman Selz's opinion is for the benefit and use of the DataWorks Board in its consideration of the Merger. The opinion does not constitute a recommendation of the Merger over any alternative transactions that may be available to DataWorks and does not address the underlying business decision of the DataWorks Board to proceed with or effect the Merger. Furthermore, the opinion does not constitute a recommendation by Furman Selz to any shareholder to vote in favor of the Merger.

     Furman Selz believes that its analyses must be considered in the aggregate, and that selecting portions of its analyses or the factors considered by it without considering all factors and analyses considered by Furman Selz could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Furman Selz did not attribute any particular weight to any one analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. In its analyses, Furman Selz made numerous implicit assumptions about industry and general economic conditions, and other matters, many of which are beyond the control of DataWorks or DCD. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of DataWorks, DCD, Furman Selz or any other person assumes responsibility for their accuracy.

     The following is a brief summary of the financial analyses utilized by Furman Selz in rendering its opinion. Such summary does not purport to be a complete description of all of the analyses performed by, or all the factors considered by, Furman Selz in connection with its opinion.

  Analyses Relating to DataWorks

     Comparable Company Analysis. Furman Selz compared selected historical, current and projected financial and operating results of DataWorks with the publicly reported operating results of selected publicly traded enterprise resource planning software companies that, in Furman Selz's judgment, were most closely comparable to DataWorks (the "DataWorks Comparable Companies"). The DataWorks Comparable Companies were chosen by Furman Selz as companies that, based upon publicly available data, possess general business, operating and financial characteristics representative of companies in the industry in which

DataWorks operates, although Furman Selz recognized that each of the DataWorks Comparable Companies is distinguishable from DataWorks in certain respects. Such DataWorks Comparable Companies consisted of: Consilium, Inc.; Datalogix International Inc.; Datastream Systems, Inc.; Fourth Shift Corporation; Hyperion Software Corporation; Manugistics Group, Inc.; Marcam Corporation; Project Software & Development, Inc.; Symix Systems, Inc.; and WonderWare Corporation. Furman Selz considered with respect to the DataWorks Comparable Companies, among other things, (i) selected balance sheet data; (ii) operating statement data, including latest twelve months (previously reported four quarters, or "LTM") revenue, gross profit, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest, taxes and amortization ("EBITA") and estimated 1996 net revenue, EBITDA and EBITA; (iii) LTM earnings per share ("EPS") and 1996 and 1997 estimated EPS; and (iv) historical stock price performance. All 1996 and 1997 estimates are based on publicly available estimates.

     Furman Selz calculated a range of market multiples for the DataWorks Comparable Companies by dividing the Total Market Capitalization as of August 16, 1996 (total common shares outstanding multiplied by closing market price per share, or "Equity Market Capitalization," plus total debt and minority interests, minus cash and cash equivalents) for each DataWorks Comparable Company by, among other things, such company's LTM revenue, EBITDA and EBITA and estimated 1996 net revenue, EBITDA and EBITA. For the DataWorks Comparable
Companies: the LTM revenue multiples ranged from 0.36x to 8.53x and the estimated 1996 revenue multiples ranged from 0.78x to 7.11x; the LTM EBITDA multiples ranged from 5.5x to 27.6x and the estimated 1996 EBITDA multiples ranged from 5.0x to 27.3x; and the LTM EBITA multiples ranged from 9.3x to 38.7x and the estimated 1996 EBITA multiples ranged from 8.5x to 30.1x. Furman Selz also calculated multiples by dividing each of the DataWorks Comparable Companies' closing sale price per share on August 16, 1996 by the respective LTM EPS, estimated 1996 EPS and estimated 1997 EPS. Such stock price to estimated LTM EPS multiples ranged from 16.2x to 79.4x, such stock price to estimated 1996 EPS multiples ranged from 14.1x to 45.2x, and such stock price to estimated 1997 EPS multiples ranged from 14.9x to 33.3x.

     Based upon the closing price per share of DataWorks' Common Stock on July 22, 1996 of $17.75, which was the price per share prior to announcement of the Merger after close of the market: DataWorks' LTM and estimated 1996 revenue multiples were 2.81x and 2.27x, respectively; DataWorks' LTM and estimated 1996 EBITDA multiples were 16.8x and 14.0x, respectively; DataWorks' LTM and estimated 1996 EBITA multiples were 18.7x and 15.4x, respectively; and DataWorks' LTM and estimated 1996 EPS were 33.0x and 28.2x, respectively. Because of the inherent differences in the business, operations and prospects of DataWorks and the business, operations and prospects of the DataWorks Comparable Companies, Furman Selz believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, but rather also made qualitative judgments concerning the differences between the financial and operating characteristics and prospects of DataWorks and the DataWorks Comparable Companies that would affect the public trading values of each.

     Discounted Cash Flow Analysis. Furman Selz performed a discounted cash flow analysis of DataWorks based upon projections prepared by the management of DataWorks for calendar years ending December 31, 1997 through December 31, 2001 (the "DataWorks Projections"). Furman Selz discounted the projected free cash flows (EBITA less taxes, capital expenditures, and changes in net working capital plus depreciation) plus the terminal value (calculated as a multiple of future EBITA) derived from the DataWorks Projections to arrive at a present value ("Present Value") for DataWorks. Furman Selz utilized multiples of EBITA ranging from 5.0x to 9.0x. From this Present Value, Furman Selz subtracted all debt obligations appearing on DataWorks' balance sheet at June 30, 1996 and added the excess cash balance on such balance sheet to arrive at an equity value ("Equity Value") for DataWorks. Furman Selz performed sensitivity analyses to understand the effect on the Equity Value of different discount rates and terminal value multiples. Such analyses were performed under discount rate assumptions ranging from 12% to 18%, based upon assumptions regarding such factors as inflation rates, interest rates, DataWorks' cost of capital, and the inherent business risk of DataWorks as well as of the enterprise resource planning software industry as a whole. Based on the DataWorks Projections, Furman Selz observed that the implied Equity Value per share for DataWorks ranged from $17.73 to $34.27 per share.

     Relative Contribution Analysis. Furman Selz analyzed two separate combined company scenarios: (i) a combined company analysis utilizing the DataWorks Projections and a "base case" (the "Base Case DCD Projections") (together, the "Combined Company Projections 1") and (ii) a combined company analysis utilizing the DataWorks Projections and a "conservative case" (the "Conservative Case DCD Projections") (together, the "Combined Company Projections 2"). The Base Case DCD Projections provided by DCD's management represent DCD's budget which is used for setting financial performance goals and targets. The Base Case Projections contain certain adjustments deemed appropriate by the management of DataWorks which reflect more conservative assumptions relating to the future prospects of DCD. The Conservative DCD Projections were entirely supplied by DataWorks and were generated by making additional conservative adjustments to the Base Case DCD Projections. Neither of the two Combined Company Projections included assumptions related to synergies of the combined company. Furman Selz examined certain historical financial information for DataWorks, DCD and the pro forma combined entity resulting from the Merger. Furman Selz analyzed the relative pro forma contribution of DCD to DataWorks' pro forma actual and projected revenue, EBITDA, EBITA and net income for the years ended December 31, 1995, 1996 and 1997 utilizing the Combined Company Projections 1 and Combined Company Projections 2. Utilizing Combined Company Projections 1, Furman Selz observed that immediately following the consummation of the Merger, shareholders of DCD are expected to own approximately 23.5% of DataWorks. This analysis indicated that, for the actual year ending December 31, 1995, DCD would contribute approximately 26.7%, 37.8%, 39.1% and 55.3% to the revenue, EBITDA, EBITA and net income, respectively, of the pro forma combined entity. For the projected year ending December 31, 1996, DCD is projected to contribute approximately 26.0%, 37.2%, 38.4% and 40.4% to the revenue, EBITDA, EBITA and net income, respectively, of the pro forma combined entity. For the projected year ending December 31, 1997, DCD is projected to contribute approximately 28.6%, 36.2%, 37.1% and 38.7% to the revenue, EBITDA, EBITA and net income, respectively, of the pro forma combined entity. Utilizing Combined Company Projections 2, Furman Selz observed that immediately following the consummation of the Merger, shareholders of DCD are expected to own approximately 23.5% of DataWorks. This analysis indicated that, for the projected year ending December 31, 1996, DCD is projected to contribute approximately 24.0%, 31.5%, 32.4% and 34.4% to the revenue, EBITDA, EBITA and net income, respectively, of the pro forma combined entity. For the projected year ending December 31, 1997, DCD is projected to contribute approximately 24.1%, 28.3%, 28.9% and 30.4% to the revenue, EBITDA, EBITA and net income, respectively, of the pro forma combined entity. This analysis also indicated that DCD will contribute approximately 15.7% of the pro forma combined entity's projected total assets at June 30, 1996. The results of this contribution analysis are not necessarily indicative of what the actual contributions of the respective businesses to the combined entity will be in the future.

     Separately, Furman Selz noted that, based on the Combined Company Projections 1 and 2, the Merger would be accretive under each scenario, on an average EPS basis (excluding any transaction costs associated with the Merger), to shareholders of the combined company in the years ending 1995, 1996 and 1997 before any post-Merger cost savings or revenue enhancements.

  Analysis Relating to DCD

     Comparable Company Analysis. Furman Selz compared selected historical, current and projected financial and operating results of DCD with the publicly reported operating results of selected publicly traded enterprise resource planning software companies that, in Furman Selz's judgment, were most closely comparable to DCD (the "DCD Comparable Companies"). The DCD Comparable Companies were chosen by Furman Selz as companies that, based upon publicly available data, possess general business, operating and financial characteristics representative of companies in the industry in which DCD operates, although Furman Selz recognized that each of the DCD Comparable Companies is distinguishable from DCD in certain respects. Such DCD Comparable Companies consisted of: Consilium, Inc.; Datalogix International Inc.; Datastream Systems, Inc.; Fourth Shift Corporation; Hyperion Software Corporation; Manugistics Group, Inc.; Marcam Corporation; Project Software & Development, Inc.; Symix Systems, Inc.; and WonderWare Corporation. Furman Selz considered with respect to the DCD Comparable Companies, among other things, (i) selected balance sheet data; (ii) operating statement data, including latest twelve month (previously reported four quarters, or "LTM") revenue, earnings before interest, taxes, depreciation and amortization

("EBITDA"), earnings before interest, taxes and amortization ("EBITA") and estimated 1996 net revenue, EBITDA and EBITA; (iii) LTM earnings per share ("EPS") and 1996 and 1997 estimated EPS; and (iv) historical stock price performance. All 1996 and 1997 estimates are based on publicly available estimates.

     Furman Selz calculated a range of market multiples for the DCD Comparable Companies by dividing the Total Market Capitalization as of August 9, 1996 (total common shares outstanding multiplied by closing market price per share, or "Equity Market Capitalization," plus total debt and minority interests, minus cash and cash equivalents) for each DCD Comparable Company by, among other things, such company's LTM revenue, EBITDA and EBITA and estimated 1996 net revenue, EBITDA and EBITA. For the DCD Comparable Companies: the LTM revenue multiples ranged from 0.36x to 8.53x and the estimated 1996 revenue multiples ranged from 0.78x to 7.11x; the LTM EBITDA multiples ranged from 5.5x to 27.6x and the estimated 1996 EBITDA multiples ranged from 5.0x to 27.3x; and the LTM EBITA multiples ranged from 9.3x to 38.7x and the estimated 1996 EBITA multiples ranged from 8.5x to 30.1x. Furman Selz also calculated multiples by dividing each of the DCD Comparable Companies' closing price per share on August 16, 1996 by the respective LTM EPS, estimated 1996 EPS, and estimated 1997 EPS. Such stock price to estimated LTM EPS multiples ranged from 16.2x to 79.4x, such stock price to estimated 1996 EPS multiples ranged from 14.1x to 45.2x, and such stock price to estimated 1997 EPS multiples ranged from 14.9x to 33.3x.

     Based upon the implied value of consideration paid per share of DCD's Common Stock on August 16, 1996 of $67.71 and assuming the Base Case DCD Projections provided by the management of DCD and adjusted by DataWorks to reflect more conservative assumptions: DCD's LTM and estimated 1996 revenue multiples were 2.34x and 2.00x, respectively; DCD's LTM and estimated 1996 EBITDA multiples were 8.6x and 7.3x, respectively; DCD's LTM and estimated 1996 EBITA multiples were 8.9x and 7.7x, respectively; and, DCD's LTM and estimated 1996 EPS were 16.2x and 13.0x, respectively. Based upon the implied value of consideration paid per share of DCD's Common Stock on August 16, 1996 of $67.71 and assuming the Conservative Case DCD Projections provided by the management of
DataWorks: DCD's LTM and estimated 1996 revenue multiples were 2.34x and 2.23x, respectively; DCD's LTM and estimated 1996 EBITDA multiples were 8.6x and 9.5x, respectively; DCD's LTM and estimated 1996 EBITA multiples were 8.9x and 9.9x, respectively; and, DCD's LTM and estimated 1996 EPS were 16.2x and 16.8x, respectively. Because of the inherent differences in the business, operations and prospects of DCD and the business, operations and prospects of the DCD Comparable Companies, Furman Selz believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, but rather also made qualitative judgments concerning the differences between the financial and operating characteristics and prospects of DCD and the DCD Comparable Companies that would affect the public trading values of each.

     Discounted Cash Flow Analysis. Furman Selz performed a discounted cash flow analysis of DCD based upon a series of financial projections prepared by the managements of DCD and DataWorks for calendar years ending December 31, 1997 through December 31, 2001 (the "DCD Projections"). Furman Selz discounted the projected free cash flows (EBITA less taxes, capital expenditures, and changes in net working capital plus depreciation) plus the terminal value (calculated as a multiple of future EBITA) derived from the DCD Projections to arrive at a present value ("Present Value") for DCD. Furman Selz utilized multiples of EBITA ranging from 5.0x to 9.0x. From this Present Value, Furman Selz subtracted all debt obligations appearing on DCD's balance sheet at June 30, 1996 and added the excess cash balance on such balance sheet to arrive at an Equity Value for DCD. Furman Selz performed sensitivity analyses to understand the effect on the Equity Value of DCD of different discount rates and terminal value multiples. Such analyses were performed under discount rate assumptions ranging from 12% to 18%, based upon assumptions regarding such factors as inflation rates, interest rates, DCD's cost of capital, and the inherent business risk of DCD as well as of the enterprise resource planning software industry as a whole. Based on the Base Case DCD Projections, Furman Selz observed that the implied Equity Value per share for DCD ranged from $136 to $265 per share. Based on the Conservative Case DCD Projections, Furman Selz observed that the implied Equity Value per share for DCD ranged from $71 to $136 per share.

     Comparable Transaction Analysis. Furman Selz evaluated publicly available information regarding nine acquisitions, completed during the past three years, of selected enterprise resource planning software companies (the "Acquired ERP Software Companies"). Furman Selz calculated revenue, EBITDA and EBITA multiples based on the ratio of LTM revenue, EBITDA and EBITA (calculated immediately prior to the acquisition) to an adjusted purchase price (offer price plus latest reported total debt and preferred stock minus total cash and cash equivalents) for each Acquired ERP Software Company. Such financial multiples ranged as follows: (i) 1.11x to 2.26x for LTM revenue,
(ii) 6.8x to 11.5x for LTM EBITDA; and (iii) 7.8x to 10.7x for LTM EBITA. These multiples were applied to DCD's LTM revenue, EBITDA and EBITA to derive a range of implied values for DCD. Based on the implied value of consideration paid of $67.71 per share for DCD's Common Stock on August 16, 1996, DCD's multiples of 2.34x LTM revenue, 8.6x LTM EBITDA and 8.9x LTM EBITA were within the range of the aforementioned multiples.

     None of such acquisitions, however, took place under market conditions or competitive circumstances that were directly comparable to those of the Merger, and each of the Acquired ERP Software Companies is distinguishable from DCD in certain respects. Accordingly, an analysis of the results of the foregoing is not mathematical or necessarily precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect results.

  Other Factors

     In rendering its opinion, Furman Selz considered certain other factors, including (i) the businesses and operations of, and the industries in which, DataWorks and DCD operate; (ii) DataWorks' and DCD's historical operating results; (iii) the Combined Company Projections 1 and 2; (iv) the current and historical stock price performance of DataWorks; (v) and other factors it deemed relevant.

     The summary set forth above does not purport to be a complete description of the analyses performed by Furman Selz. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furman Selz believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses prepared for the DataWorks Board. In addition, Furman Selz may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Furman Selz's view of the actual value of DCD, DataWorks or the combined entity.

     Furman Selz is an investment banking firm engaged in, among other things, the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Furman Selz is a nationally recognized investment banking firm which has substantial experience in merger and acquisition transactions. Furman Selz previously served as the managing underwriter in DataWorks' initial public offering of 2,500,000 shares of Common Stock on October 27, 1995. In the ordinary course of its business, Furman Selz may actively trade in the equity and debt securities of DataWorks and for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities for the accounts of its customers, the firm and/or the officers of the firm. Furman Selz's research department has, from time to time, issued research reports regarding DataWorks.

     Pursuant to the terms of an engagement letter, DataWorks has agreed to pay Furman Selz an aggregate of 1.75% of the Merger transaction value up to $20 million and 0.75% of the Merger transaction value over $20 million at the closing for services provided to DataWorks in connection with the Merger, of which the total represents advisory fees and the fee for rendering its opinion. DataWorks also has agreed to reimburse Furman Selz for its out-of-pocket expenses, including reasonable fees and expenses for its legal counsel, and to indemnify Furman Selz and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by Furman Selz under the engagement letter. The terms of the fee arrangement with Furman Selz were negotiated at arm's length between DataWorks' management and Furman Selz.

MERGER AGREEMENT

  Representations and Covenants

     Under the Merger Agreement, DCD has made a number of representations, including representations regarding the organization and capital structure of DCD, its operations, financial condition, tax matters, material contracts, employees, benefits plans, litigation and claims, compliance with laws, environmental matters, properties, intellectual property, disclosure, transactions with affiliates and other matters, including its authority to enter into the Merger Agreement and to consummate the Merger. Under the Merger Agreement, DataWorks has also made a number of representations, including representations regarding the organization and capital structure of DataWorks and its affiliates, their operations, compliance with laws, filings with the Commission, financial statements, benefits plans, litigation and claims, disclosure, common stock to be issued and other matters, including the authority of DataWorks and DataWorks Sub to enter into the Merger Agreement and to consummate the Merger.

     DataWorks and DCD have agreed in the Merger Agreement to (i) use commercially reasonable efforts to perform and fulfill all conditions and obligations under the Merger Agreement; (ii) use commercially reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the Merger; (iii) file with any governmental agencies or departments all notices, reports and other documents required by law with respect to the Merger Agreement and the Merger and (iv) seek the approval of the Merger Agreement and the Merger by their respective shareholders. Further, each of DataWorks and DCD has agreed to (i) promptly notify the other of certain changes or the occurrence of any event that causes the representations or warranties made by the relevant representing party in the Merger Agreement to be incomplete or inaccurate in any material respect; (ii) promptly notify the other of any material breach by the other of any relevant representation, warranty or covenant; and (iii) promptly notify the other of any event, condition, fact or circumstance that would make unlikely or impossible the timely satisfaction of the conditions to the obligations of the other party to consummate the Merger.

     DCD and the Designated Shareholders have each covenanted that, until the consummation of the Merger or the termination of the Merger Agreement, they will not take certain actions relating to the operation of DCD without the consent of DataWorks. DCD and the Designated Shareholders have also agreed that neither they nor any of their affiliates will solicit, initiate, encourage, negotiate, provide information for or otherwise cooperate in any way with or facilitate any of the following: (i) any merger or consolidation of DCD with any person other than DataWorks or DataWorks Sub; (ii) any sale of all or a material portion of the business or assets of DCD to any person other than DataWorks or DataWorks Sub; or (iii) the issuance, disposition or acquisition of any capital stock or other equity security of DCD.

     DCD has further agreed, among other things: (i) to use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its present officers and employees and to maintain the goodwill of all suppliers, customers and others having business relations with it; (ii) to permit DataWorks and its authorized representatives to have reasonable access to all of its personnel, assets, records, tax returns, contracts and documents and to furnish to DataWorks such financial and other information, and all copies, as DataWorks may from time to time reasonably request; (iii) to deliver to DataWorks at the Closing the resignations of all directors of DCD and certain trustees of benefit plans of DCD; (iv) to conduct its business and operations in the ordinary course and in substantially the same manner as prior to the execution of the Merger Agreement; (v) not to declare any dividend, issue any capital stock, amend its articles of incorporation or bylaws, or form a subsidiary or acquire an interest in another entity; and (vi) to deliver to DataWorks or cause its counsel or accountants to deliver to DataWorks certain closing documents referred to the Merger Agreement. In addition, DCD has agreed to take such actions prior to Closing as DataWorks deems reasonably necessary with respect to the qualification and compliance of the DCD ESOP.

     Under the Merger Agreement, DataWorks has also agreed: (i) to provide certain access to documents and information previously publicly filed or disclosed and make available its executive officers to answer questions of DCD relating to DataWorks' business; (ii) to deliver certain closing documents referred to in the Merger Agreement; and (iii) following the Closing (if prior to November 30, 1996) and prior to January 31, 1997, to issue a press release reporting its consolidated earnings for 1996.

  Conditions to the Merger

     In addition to the requirement that the Merger Proposal be approved by the requisite votes of the shareholders of DataWorks and DCD, the obligations of DataWorks and DCD to consummate the Merger are subject to the satisfaction of a number of other conditions, including, among other things, (i) the accuracy, in all material respects, of the representations and warranties made by the other party as of the Closing Date, except for any inaccuracies which, individually and taken as a whole, have not had a material adverse effect on DCD (provided, however, that with respect to any representation identifying any contract in the disclosure schedule to the Merger Agreement, such representation shall not be deemed materially inaccurate as of the Closing by reason of DCD entering into additional contracts to be identified on such disclosure schedule between the date of the Merger Agreement and the Closing Date); (ii) the performance, in all material respects, by the other party of its covenants; and (iii) no shareholders of DataWorks and holders of less than 2% of the outstanding shares of DCD Common Stock having asserted dissenters' rights under the California Law or the Minnesota Law, as the case may be; (iv) the execution of certain employment, consulting and noncompetition agreements with shareholders and officers of DCD, and other agreements and certificates; (v) the receipt of certain legal opinions; (vi) the receipt by the parties of all governmental approvals, consents, authorizations or modifications as may be required to permit the performance in compliance with applicable law by the parties of their respective obligations under the Merger Agreement and the consummation of the Merger; and (vii) the absence of any order by any court or governmental agency to enjoin or otherwise prevent the consummation of the Merger Agreement or the Merger.

     DataWorks' obligations to consummate the Merger are further conditioned upon, among other things, (i) the receipt of a letter from Ernst & Young LLP, DataWorks' independent accountants, relating to the applicability of pooling-of-interests accounting treatment to the Merger; (ii) the receipt of a letter from Price Waterhouse LLP, DCD's independent accountants, relating to the applicability of pooling-of-interests accounting treatment with respect to DCD;
(iii) the receipt of resignations of each director of DCD and certain trustees of benefits plans of DCD; and (iv) the execution and delivery to DataWorks of certain other documents, including the Related Agreements. See "Related Agreements; Interests of Certain Persons in the Merger."

     DCD's obligations to consummate the Merger are further conditioned upon, among other things, the execution and delivery by DataWorks of certain documents, including the Related Agreements.

     At any time at or prior to the Closing Date, DataWorks or DCD, without approval of the shareholders of DataWorks or DCD, may waive compliance with any of the agreements or conditions contained in the Merger Agreement to be performed by the other party.

  Termination

     At any time prior to the Effective Date, the Merger Agreement may be terminated as follows: (i) by DataWorks if DataWorks reasonably determines that the timely satisfaction of any condition to DataWorks' performance under the Merger Agreement has become impossible (other than as a result of any failure on the part of DataWorks or DataWorks Sub to comply with or perform any of their respective covenants or obligations set forth in the Merger Agreement); (ii) by DCD if DCD reasonably determines that the timely satisfaction of any condition to DCD's performance under the Merger Agreement has become impossible (other than as a result of any failure on the part of DCD or any of the Designated Shareholders to comply with or perform any of their respective covenants or obligations set forth in the Merger Agreement); (iii) by mutual consent of all of the parties; (iv) by DataWorks if there has been a material breach by DCD of any covenant, representation or warranty contained in the Merger Agreement, DataWorks has notified DCD in writing of the existence of such breach, and DCD has failed to cure such breach within ten days after receiving such notice; (v) by DCD if there has been a material breach by DataWorks of a covenant, representation or warranty contained in the Merger Agreement, DCD has notified DataWorks in writing of the existence of such breach, and DataWorks has failed to cure such breach within ten days after receiving such notice; (vi) by either DataWorks or DCD if there should be a non-appealable order of a federal or state court in effect preventing consummation of the Merger, or there shall be any action taken or any statutes, rules, regulations or orders enacted, promulgated, issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; (vii) by either DataWorks or DCD if, upon a vote at a duly held meeting of shareholders, or any adjournment thereof, any required approval of holders of DataWorks and DCD capital stock shall not have been obtained; or (viii) by either DataWorks or DCD if the respective conditions of the other party have not been satisfied by the earlier of November 30, 1996 or the Closing Date.

     At any time prior to the Closing Date, DataWorks, DataWorks Sub or DCD may extend the time for the performance of any of the obligations or other acts of DataWorks, DataWorks Sub or DCD.

  Amendment

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of DataWorks, DCD and a majority in interest of the Designated Shareholders.

  Registration Rights

     Although the shares of Dataworks Common Stock to be issued pursuant to the Merger will have been registered under the Securities Act, any shareholder of DCD receiving such stock who is an affiliate of DCD at the time of the DCD Meeting (as "affiliate" is defined for purposes of Rule 145) will be subject to the resale restrictions pursuant to Rule 145. See "The Merger and Related Transactions -- Affiliates' Restrictions on Sale of Dataworks Common Stock."

     The Merger Agreement contemplates that certain holders of the shares of Dataworks Common Stock to be issued in the Merger will be entitled to certain demand registration rights on Form S-3 and certain piggyback registration rights with respect to such shares. The demand registration rights may only be exercised by notice delivered to Dataworks by holders who, in the aggregate, are holders of greater than 50% of the then outstanding Registrable Securities (as defined in the Merger Agreement) (the "Initiating Holders"). Subject to certain limitations, the Initiating Holders may exercise the demand registration rights commencing on the later of February 1, 1997 and the date on which Dataworks publishes financial results covering at least 30 days of combined operations of DCD and Dataworks. Under the terms of the Merger Agreement, the holders of such registration rights are limited to an aggregate of three demand registrations, provided that such registrations have been declared or ordered effective, and an aggregate of not more than 225,000 shares may be included in any such demand registration, which number shall increase by an additional 225,000 shares at the expiration of each six-month period following February 1, 1997, not to exceed the total number of shares issued in the Merger; provided, however, that each such lot of 225,000 shares may be increased to a maximum of 400,000 shares if, with respect to the resale of the shares issued in the Merger, Rules 145(c) and
(d) are not available to all of the Designated Shareholders, Robert W. Brandel and any person holding shares issued in the Merger to whom registration rights have been transferred in accordance with the terms of the Merger Agreement.

     The right of any holder of shares of Dataworks Common Stock issued in the Merger to participate in any registration initiated by Dataworks is conditioned upon such holder's participation in any underwriting agreement (if the offering is underwritten), and the inclusion of such holder's shares of Dataworks Common Stock in the underwriting is subject to such limitations and cutbacks as the underwriter of the offering may request.

     All such registration expenses incurred by Dataworks shall be borne by Dataworks. All selling expenses (i.e., discounts and commissions) relating to the shares registered on behalf of the holder thereof shall be borne by the holders of such shares pro rata on the basis of the number of shares registered.

     Each holder including such shares in a registration pursuant to the terms of the Merger Agreement will be obligated to furnish Dataworks such information regarding the holder, the shares and the proposed distribution of such shares as Dataworks may request in connection with such registration. In addition, each holder including such shares in a registration pursuant to the terms of the Merger Agreement will be subject to certain customary indemnification obligations with respect to certain liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact in the registration statement, prospectus or other document or any omission (or alleged omission) of a material fact required to be stated in such registration statement, prospectus or other document to make the statements therein not misleading, but only to the extent such untrue statement or omission (or alleged untrue statement or omission) is made in reliance on and in conformity with written information furnished to Dataworks by such holder for use in the registration statement, prospectus or other document, and then such holder's liability under such indemnity is limited to the amount of net proceeds received by such holder, except if such liability arises out of willful misconduct by such holder. Each holder including shares in a registration pursuant to the terms of the Merger Agreement will also be entitled to indemnification by Dataworks and by the other holders of such shares included in such registration with respect to certain liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact in the registration statement, prospectus or other document or any omission (or alleged omission) of a material fact required to be stated in such registration statement, prospectus or other document to make the statements therein not misleading.

     The rights of any holder of shares of Dataworks Common Stock issued in the Merger to cause Dataworks to register such shares may be assigned only in connection with a transfer by will or intestacy or a transfer constituting a bona fide gift.

     The right of any holder of shares of Dataworks Common Stock issued in the Merger to request registration or inclusion in any registration shall terminate on such date as all of such shares then held by such holder may be sold under Rule 144 or Rule 145 during any 90-day period.

     For more complete information regarding registration of the shares of Dataworks Common Stock issued in the Merger for resale by the holders of such shares, see Section 9 of the Merger Agreement.

  Indemnity

     The parties have certain rights to indemnification as set forth in the Escrow Agreement.

ESCROW AGREEMENT AND RELATED AGREEMENTS; INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Escrow Agreement

     The Escrow Agreement provides that, subject to certain limitations such as those described below, and other terms described in the Escrow Agreement, DataWorks, DataWorks Sub and other affiliates and representatives of DataWorks shall be indemnified, defended and held harmless out of the Escrow Shares from and against any loss, expense, liability or other damages, including the reasonable costs of investigation, penalties and attorneys' and accountants' fees incurred in connection with or arising from or attributable to (i) any breach of or inaccuracy in any representation or warranty made by DCD in the Merger Agreement or in any certificate or document delivered in connection with the Merger, (ii) any breach or failure to perform of any covenant of DCD set forth in the Merger Agreement, (iii) certain actions relating to the DCD ESOP,
(iv) brokerage or finder's fee claims relating to the Merger, or (v) incurrence by DCD of certain fees and expenses. Such indemnification rights as they relate to certain occurances or circumstances under the foregoing clauses (i) and (ii) are subject to a basket of $400,000, so that liability under the foregoing clauses (i) and (ii) will not exist as a result of such occurances or circumstances until and except to the extent the aggregate amount of such liability exceeds $400,000. Further, such indemnification rights shall be the sole recourse of DataWorks, DataWorks Sub and their affiliates following the Closing Date for claims against DCD.

     In addition to the indemnity provided by the Escrow Shares after the Closing, the Escrow Agreement provides that DCD shall remain liable prior to the Closing, and the Designated Shareholders shall remain liable at all times, for breaches of their representations, warranties and covenants in the Merger Agreement and other agreements and instruments entered into in connection with the Merger. In addition, subject to a $400,000 basket, a cap equal to the value of the Escrow Shares and other limitations, DataWorks is obligated to defend, hold harmless and indemnify the shareholders of DCD from and against any loss, expense, liability or other damages, including the reasonable costs of investigation, penalties and attorneys' and accountants' fees, incurred from the date of the Merger Agreement through six months following the Closing Date in connection with or arising from or attributable to any breach or inaccuracy of any representation or warranty made by DataWorks or DataWorks Sub in the Merger Agreement or any document delivered by DataWorks pursuant to the Merger Agreement, or any breach or failure to perform any agreement or covenant of DataWorks or DataWorks Sub in the Merger Agreement or any document delivered by DataWorks in connection therewith.

     The Merger Agreement provides that the Escrow Shares shall be ten percent (10%) of the Merger Consideration and will be issued in the name of the Escrow Agent. In the event of indemnification claims for which compensation is granted pursuant to the terms of the Escrow Agreement, shares with a value sufficient to provide indemnification will be issued in the name of DataWorks. The Escrow Shares will be released, with certain limitations, beginning one year after the Closing.

  Affiliate Agreements

     To help ensure that the Merger will be accounted for as a pooling-of-interests, DCD affiliates (as defined for purposes of Rule 145) will enter into agreements that prohibit such persons from disposing of their shares of DataWorks Common Stock (except in certain de minimis transfers permitted in pooling-of-interests transactions) until DataWorks publicly releases its first report of financial statements including the combined financial results of DCD and DataWorks for a period of at least 30 days of "combined operations," as defined by the Commission. Such affiliates will also agree not to sell, pledge or otherwise transfer such shares except in compliance with Rule 145 or under certain other limited circumstances.

  Employment; Separation and Consulting; and Separation, Consulting and Non-Competition Agreements

     At the Closing, each of Richard D. Borg, William J. Borg and Robert W. Brandel will enter into an employment letter agreement with DCD, under which they will each receive a retention bonus of $80,000 and will continue their employment by DCD on their current terms or as otherwise agreed by the parties. Marde S. Olson will enter into a Separation and Consulting Agreement with DataWorks, under which she will receive a separation payment of $60,000 and a $20,000 retainer for one year's consulting services. Dwayne E. Borg will enter into a Separation, Consulting and Noncompetition Agreement with DataWorks, under which he will receive a separation payment of $250,000 and will agree not to compete with the combined company for a term of three years and to provide consulting services for two years for an additional payment of $500,000.

REGULATORY MATTERS

     Other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states, DataWorks and DCD are not aware of any governmental or regulatory approvals required for consummation of the Merger.

CERTAIN FEDERAL INCOME TAX MATTERS

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of DCD Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to DataWorks, the DataWorks shareholders, DCD or DCD's shareholders, as described herein.

     DCD shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular DCD shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). ACCORDINGLY, DCD SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither DataWorks nor DCD has requested, or will request, a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. As a condition to consummation of the Merger, Cooley Godward Castro Huddleson & Tatum, counsel to DataWorks ("Cooley Godward"), and Dorsey & Whitney LLP, counsel to DCD, will each render an opinion (the "Tax Opinions") to the DataWorks and DCD shareholders, respectively, that the Merger will constitute a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (a "Reorganization"). The Tax Opinions will be based on certain assumptions, as well as representations received and to be received from DataWorks, DCD, DataWorks Sub and the shareholders of DCD and will be subject to the limitations discussed below. Moreover, the Tax Opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Reorganization, based upon the Tax Opinions. The tax description set forth below has been prepared and reviewed by Cooley Godward and Dorsey & Whitney LLP, and in their opinion, to the extent such description relates to statements of law, it is correct in all material respects.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should, under currently applicable law, result:

     - No gain or loss will be recognized for federal income tax purposes by the holders of DCD Common Stock upon the receipt of DataWorks Common Stock solely in exchange for such DCD Common Stock in the Merger (except to the extent that cash is received in lieu of fractional shares).

     - The aggregate tax basis of the DataWorks Common Stock so received by DCD shareholders in the Merger (including any fractional shares of DataWorks Common Stock not actually received) will be the same as the aggregate tax basis of the DCD Common Stock surrendered in exchange therefor.

     - The holding period of the DataWorks Common Stock so received by each DCD shareholder in the Merger will include the period for which the DCD Common Stock surrendered in exchange therefor was considered to be held, provided that the DCD Common Stock so surrendered is held as a capital asset at the Effective Date of the Merger.

     - Cash payments received by holders of DCD Common Stock in lieu of fractional shares will be treated as if such fractional shares of DataWorks Common Stock had been issued in the Merger and then redeemed by DataWorks. A DCD shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional shares. The gain or loss should be capital gain or loss, provided that each such fractional share of DataWorks Common Stock was held as a capital asset at the Effective Date of the Merger.

     - A holder of DCD Common Stock or a holder of DataWorks Common Stock who exercises dissenters' rights with respect to a share of DCD Common Stock or DataWorks Common Stock and receives a cash payment for such share generally should recognize capital gain or loss (if such share was held as a capital asset at the Effective Date of the Merger) measured by the differences between the shareholder's basis in such share and the amount of cash received, provided that such payment is not a Dividend Equivalent Transaction. A sale of shares pursuant to an exercise of dissenters' rights generally will not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of capital stock of DataWorks (either actually or constructively within the meaning of Section 318 of the Code) immediately after the Merger.

     The Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of DataWorks, DCD, DataWorks Sub and the shareholders of DCD, including representations in certain certificates delivered to counsel by the respective managements of DataWorks, DCD and DataWorks Sub and the shareholders of DCD. See "The Merger and Related Transactions -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger -- Affiliate Agreements."

     One key assumption is that the "continuity of interest" requirement will be satisfied in the Merger. In order for this requirement to be met, shareholders of DCD must not, pursuant to a plan or intent existing at or prior to the Effective Date of the Merger, dispose of so much of (i) their DCD Common Stock in anticipation of the Merger, plus (ii) the DataWorks Common Stock received in the Merger (collectively, the "Planned Dispositions") such that the DCD shareholders, as a group, would no longer have a "significant equity interest" in the DCD business being conducted by DataWorks after the Merger. DCD shareholders will generally be regarded as having a significant equity interest as long as the DataWorks Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a "substantial portion" of the entire consideration received by the DCD shareholders in the Merger. This requirement is frequently referred to as the "continuity of interest" requirement. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a Reorganization. The law is unclear as to what constitutes a "significant equity interest" or a "substantial portion." The IRS ruling guidelines require 50% continuity (although such guidelines do not purport to represent the applicable substantive law). The Merger Agreement and the Continuity of Interest Certificates contemplate that the fifty percent (50%) standard will be applied. No assurance, however, can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger will not be treated as a Reorganization.

     A successful IRS challenge to the Reorganization status of the Merger would result in significant tax consequences. A DCD shareholder would recognize gain or loss with respect to each share of DCD Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Date, of the DataWorks Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the DataWorks Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger is consummated.

     Even if the Merger qualifies as a Reorganization, a recipient of DataWorks Common Stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the DCD Common Stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that a DCD shareholder were treated as receiving (directly or indirectly) consideration other than DataWorks Common Stock in exchange for such shareholder's DCD Common Stock, gain or loss would have to be recognized.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting purposes. Under this accounting treatment, the recorded assets and liabilities and the operating results of both DataWorks and DCD are carried forward to the combined operations of the surviving corporation at their recorded amounts. No recognition of goodwill in the combination is required of either party to the Merger.

     To support the treatment of the Merger as a pooling of interests, the affiliates of DCD will enter into agreements imposing certain resale limitations on their stock. It is a condition to DataWorks' obligations to consummate the Merger that, among other things, DataWorks receive a letter from Ernst & Young LLP relating to the applicability of pooling-of-interests accounting treatment with respect to the Merger and a letter from Price Waterhouse LLP relating to the applicability of pooling-of-interests accounting treatment with respect to DCD.

DISSENTERS' RIGHTS OF DATAWORKS SHAREHOLDERS

     THE FOLLOWING SUMMARY OF DISSENTERS' RIGHTS UNDER CALIFORNIA LAW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO CHAPTER 13 OF THE CALIFORNIA LAW, THE COMPLETE TEXT OF WHICH IS ATTACHED HERETO AS APPENDIX C.

     FAILURE TO STRICTLY FOLLOW THE PROCEDURES SET FORTH IN CHAPTER 13 OF THE CALIFORNIA LAW MAY RESULT IN THE LOSS, TERMINATION OR WAIVER OF APPRAISAL RIGHTS. A DATAWORKS SHAREHOLDER WHO FAILS TO SIGN AND RETURN A PROXY CARD DISAPPROVING AND WITHHOLDING AUTHORIZATION FOR THE

MERGER OR TO ATTEND THE DATAWORKS MEETING AND VOTE HIS OR HER SHARES AGAINST THE MERGER WILL NOT HAVE A RIGHT TO EXERCISE DISSENTERS' RIGHTS. A DATAWORKS SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS MUST ALSO SUBMIT A WRITTEN DEMAND FOR PAYMENT TO DATAWORKS BEFORE THE DATE OF THE DATAWORKS MEETING. IN ADDITION, NO DATAWORKS SHAREHOLDER, UNDER ANY CIRCUMSTANCES, WILL HAVE A RIGHT TO DISSENT FROM THE MERGER AGREEMENT IF LESS THAN FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF DATAWORKS COMMON STOCK DO NOT PERFECT THEIR RIGHT TO DISSENT AND EXERCISE THEIR DISSENTERS' RIGHTS IN ACCORDANCE WITH CHAPTER 13 OF THE CALIFORNIA LAW.

     Under Chapter 13 of the California Law, each DataWorks shareholder as of the Record Date who votes against the Merger and who submits a written demand for payment to DataWorks prior to the date of the DataWorks Meeting is entitled to receive payment of the fair value of all or any portion of such holder's shares of DataWorks Common Stock owned by such holder if the Merger is consummated and if demands for payment are made with respect to five percent (5%) or more of the outstanding shares of DataWorks Common Stock. The fair value of such shares is determined as of July 21, 1996, the last day before the first announcement of the terms of the Merger. Any DataWorks shareholder who elects to perfect such holder's dissenters' rights and demands payment of the fair value of such holder's shares must strictly comply with Chapter 13 of the California Law. The following summary does not purport to be complete and is qualified in its entirety by reference to Chapter 13 of the California Law, the text of which is attached hereto as Appendix C and is incorporated herein by reference. Any holder of shares of DataWorks Common Stock considering demanding dissenters' rights is advised to consult legal counsel. Dissenters' rights will not be available unless and until the Merger (or a similar business combination) is consummated. To perfect the right to dissent and receive the fair value of such holder's shares, a DataWorks shareholder must vote against the Merger.

     Prior to the date set for approval of the Merger, each DataWorks shareholder who elects to exercise his or her dissenters' rights must make a written demand upon DataWorks for the purchase of his or her DataWorks shares. The DataWorks shareholder' s demand must state the number and class of shares held of record by the DataWorks shareholder which the DataWorks shareholder demands that DataWorks purchase, as well as a statement by the DataWorks shareholder as to what such holder claims the fair market value of such shares was as of the day prior to the announcement of the Merger. The statement of fair market value constitutes an offer by the DataWorks shareholder to sell the shares at such price. Voting against the Merger shall not constitute such written demand.

     Within 10 days after the date of approval of the Merger, DataWorks will mail to each DataWorks shareholder who did not vote in favor of the Merger notice (the "DataWorks Notice") of the approval of the Merger by the DataWorks shareholders, accompanied by a copy of Sections 1300 through 1304 of the California Law. The DataWorks Notice shall also state the price determined by DataWorks to be the fair market value of shares of DataWorks Common Stock with respect to which dissenters' rights are properly exercised under the California Law ("DataWorks Dissenting Shares") and a brief description of the procedure to be followed by a shareholder who elects to dissent.

     Within the 30-day period following the mailing of the DataWorks Notice, the dissenting shareholder must submit to DataWorks for endorsement certificates for any shares which the DataWorks shareholder demands that DataWorks purchase. If DataWorks and the DataWorks shareholder agree upon the price of the DataWorks Dissenting Shares, the dissenting DataWorks shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the DataWorks shareholder and DataWorks or the date the contractual conditions to the Merger are satisfied or waived.

     If DataWorks and the DataWorks shareholder cannot agree as to the fair market value or as to the fact that such shares are DataWorks Dissenting Shares, such DataWorks shareholder may file within six months of the date of mailing of the DataWorks Notice a complaint with the California Superior Court for the County of

San Diego demanding judicial determination of such matters. DataWorks will then be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six-month period, the DataWorks shareholder's rights as a dissenter are lost.

     DataWorks Dissenting Shares lose their status as such if (i) DataWorks abandons the Merger; (ii) the shares are transferred prior to submission for endorsement or are surrendered for conversion into shares of another class in accordance with the Articles of Incorporation; (iii) the DataWorks shareholder and DataWorks do not agree as to the fair market value of such shares and a complaint is not filed within six months of the date that the DataWorks Notice was mailed; or (iv) the dissenting DataWorks shareholder withdraws, with the consent of DataWorks, his or her demand for purchase of such shares.

     IT IS A CONDITION TO DATAWORKS' AND DCD'S OBLIGATIONS TO CONSUMMATE THE MERGER THAT THE HOLDERS OF DATAWORKS COMMON STOCK NOT HAVE DISSENTERS' RIGHTS. If demands for payment are made with respect to five percent (5%) or more of the outstanding shares of DataWorks Common Stock, and, as a consequence dissenting shareholders of DataWorks become entitled to exercise dissenters' rights, then DataWorks will not be obligated to consummate the Merger. Further, purchase by DataWorks of five percent (5%) or more of the outstanding DataWorks Common Stock would prevent the Merger from being accounted for as a pooling of interests. The receipt of a letter from Ernst & Young LLP relating to the applicability of pooling-of-interests accounting for the Merger and a letter from Price Waterhouse LLP relating to the applicability of pooling-of-interests accounting only as to DCD is a condition to DataWorks' obligation to consummate the Merger. See "The Merger and Related Transactions -- Merger Agreement."

DISSENTERS' RIGHTS OF DCD SHAREHOLDERS

     THE FOLLOWING SUMMARY OF THE APPLICABLE PROVISIONS OF SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA LAW IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, THE FULL TEXTS OF WHICH ARE ATTACHED AS APPENDIX D TO THIS PROSPECTUS/JOINT PROXY STATEMENT. THESE SECTIONS SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     Sections 302A.471 and 302A.473 of the Minnesota Law provide for rights of shareholders to dissent and obtain payment of the "fair value" of their shares, as defined in the statute, in the event of a merger. The procedures for asserting dissenters' rights are set forth in such sections, the full texts of which are reprinted as Appendix D to this Prospectus/Joint Proxy Statement. All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to the record holder of the shares of DCD Common Stock as to which rights are asserted. A person having beneficial ownership of shares of DCD Common Stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights the beneficial owner may have. SHAREHOLDERS WHO WISH TO ASSERT THEIR DISSENTERS' RIGHTS MUST FULLY COMPLY WITH THE STATUTORY REQUIREMENTS IN ORDER TO PRESERVE THE RIGHT TO OBTAIN PAYMENT FOR THEIR SHARES.

     Any shareholder who wishes to dissent and obtain payment for his or her shares (i) must file with DCD, before the taking of the shareholder vote on the Merger and the Merger Agreement at the Special Meeting, a written notice stating the shareholder's intention to demand payment of the fair value of his or her shares if the Merger is effectuated, and (ii) must not vote his or her shares for adoption of the Merger and the Merger Agreement. Such notice must be filed at DCD's executive offices, 600 Highway 169, 2000 Interchange Tower, Minneapolis, Minnesota 55426, and should specify the shareholder's name and mailing address, the number of shares of DCD Common Stock owned and that the shareholder intends to demand the value of his or her shares. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal or the required written notice described in (i) above. A shareholder must satisfy requirement (ii) above by voting against approval of the Plan of Merger in person at the Special Meeting or by proxy. In addition, a shareholder may satisfy requirement (ii) above by abstaining from voting his or her shares. The shareholders can so abstain by not voting in favor of approval of the Merger and the Merger Agreement at the Special Meeting. A shareholder's failure to vote against the Merger will not constitute a waiver of dissenters' rights.

     After approval of the Merger and the Merger Agreement by the shareholders at the Special Meeting, DCD will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain the address to which the shareholder shall send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

     In order to receive fair value for his or her shares, a dissenting shareholders must, within 30 days after the date such notice was given, send his or her stock certificates, and all other information specified in the notice from DCD, to the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder until the Effective Time. After a valid demand for payment, the related stock certificates and other information are received, or after the Effective Time, whichever is later, DCD will remit to each dissenting shareholder who has complied with the statutory requirements the amount DCD estimates to be the fair value of such shareholder's Common Stock, with interest commencing five days after the Effective Date at a rate prescribed by statute. Such remittance will be accompanied by DCD's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Date, together with the latest available interim financial data, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed demanding supplemental payment, and copies of Sections 302A.471 and 302A.473.

     If the dissenting shareholder believes that the amount remitted by DCD is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to DCD of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the DCD's executive offices at the address set forth above. A shareholder who fails to give such written notice within the time period is entitled only to the amount remitted by DCD.

     Within 60 days after receipt of a demand for supplemental payment, DCD must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with DCD or petition a court for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with DCD. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by DCD or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of DCD who properly exercised dissenters' rights and did not agree with DCD as to the fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by DCD. The shareholders shall not be liable to DCD for any amounts paid by DCD which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against DCD, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

     DCD may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on

July 22, 1996, the date on which the proposed Merger was first announced to the public (the "Public Announcement Date"). DCD will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger and the Merger Agreement to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by DCD. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by DCD of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from DCD until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

     Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares, and that the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under such Sections.

     IT IS A CONDITION TO DATAWORKS' AND DCD'S OBLIGATIONS TO CONSUMMATE THE MERGER THAT THE HOLDERS OF NOT MORE THAN 2% OF THE OUTSTANDING SHARES OF DCD COMMON STOCK EXERCISE DISSENTERS' RIGHTS.

MERGER EXPENSES AND FEES AND OTHER COSTS

     Except as described below, whether or not the Merger is consummated, each party will bear its own costs and expenses in connection with the Merger Agreement and the transactions provided for therein, other than as set forth in the Escrow Agreement. See "-- Merger Agreement -- Escrow Agreement and Related Agreements; Interests of Certain Persons in the Merger."

     DataWorks has agreed to pay to Furman Selz an aggregate of 1.75% of the Merger transaction value up to $20 million and 0.75% of the Merger transaction value over $20 million in connection with, among other services, rendering its fairness opinion and to reimburse Furman Selz for reasonable out-of-pocket expenses incurred by Furman Selz in rendering services to DataWorks in connection with the Merger. DataWorks has also agreed to indemnify Furman Selz against certain claims and liabilities, including certain claims arising under the federal securities laws.

     DCD has agreed to pay Wessels an aggregate of 2% of the Merger transaction value and to reimburse Wessels for reasonable out-of-pocket expenses incurred by Wessels for the independent financial advisory services provided to DCD in connection with the Merger. DCD has also agreed to indemnify Wessels against certain claims and liabilities relating to or arising out of the Merger.

     DataWorks estimates that it will incur direct transaction costs of approximately $2.3 million, net of taxes associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. See "Unaudited Pro Forma Combined Condensed Financial Information" and "Risk Factors -- Integration of Operations."

AFFILIATES' RESTRICTIONS ON SALE OF DATAWORKS COMMON STOCK

     The shares of DataWorks Common Stock to be issued pursuant to the Merger and the Merger Agreement will have been registered under the Securities Act pursuant to the Registration Statement, thereby allowing such shares to be traded without restriction by all former holders of DCD Common Stock who

(i) are not deemed to be affiliates of DCD at the time of the DCD Meeting (as "affiliates" is defined for purposes of Rule 145) and (ii) who do not become affiliates of DataWorks after the Merger. The Designated Shareholders and Robert
W. Brandel are deemed to be affiliates of DCD at the time of the DCD Meeting. Robert W. Brandel is the only DCD shareholder who will become an executive officer and an affiliate of DataWorks after the Merger. See "DCD Management."

     The affiliates of DCD will to enter into agreements not to make public sales of any DataWorks Common Stock received upon conversion of DCD Common Stock in the Merger prior to the date DataWorks shall have publicly released financial results for a period that includes at least 30 days of combined operations of DCD and DataWorks (unless otherwise permitted by certain de minimis exceptions relating to pooling-of-interests transactions), and thereafter not to make any sale of DataWorks Common Stock received upon conversion of DCD Common Stock in the Merger, except in compliance with Rule 145 or under certain other limited circumstances. See "Related Agreements; Interests of Certain Persons in the Merger -- Affiliate Agreements." In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of DataWorks Common Stock and also on the number of shares of DataWorks Common Stock that such affiliates and others (including persons with whom the affiliates act in concert) may sell within any three-month period. Rule 145 will not generally preclude sales by affiliates. These Rule 145 restrictions will generally apply for a period of at least two years after the Effective Date (or longer if the person remains or becomes an affiliate of DataWorks).

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial statements give effect to the Merger of DataWorks and DCD accounted for using the pooling-of-interests method of accounting. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results or financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

     A pro forma combined condensed balance sheet is provided as of June 30, 1996, giving effect to the Merger as though it had been consummated on that date. Pro forma combined condensed statements of operations are provided for the six-month periods ended June 30, 1995 and 1996 and the years ended December 31, 1993, 1994 and 1995, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

     The pro forma combined condensed statements of operations for each of the three years in the period ended December 31, 1995 are derived from the audited historical consolidated financial statements of DataWorks and audited historical financial statements of DCD and should be read in conjunction with DataWorks' audited historical consolidated financial statements, "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations," DCD's audited historical financial statements and "DCD Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus/Joint Proxy Statement. The pro forma combined condensed financial statements as of and for the six-month periods ended June 30, 1995 and 1996 have been prepared on the same basis as the historical information derived from the audited financial statements. In the opinion of DataWorks' and DCD's management, the unaudited financial statements of DataWorks and DCD referred to above include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results for such periods.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                 JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                            PRO FORMA      PRO FORMA
                                                      DATAWORKS    DCD     ADJUSTMENTS     COMBINED
                                                      ---------   ------   -----------     ---------
Current assets:
  Cash and cash equivalents.........................   $ 8,253    $2,058                    $10,311
  Accounts receivable, net..........................    13,299     2,965                     16,264
  Deferred income taxes.............................     1,516       495                      2,011
  Other current assets..............................     2,646       215                      2,861
                                                       -------    ------                    -------
          Total current assets......................    25,714     5,733                     31,447
Equipment, furniture and fixtures, net..............     2,105       760                      2,865
Receivable from officer.............................       155        --                        155
Acquired and developed software costs, net..........     3,371        --                      3,371
Intangible assets, net..............................     4,211        50                      4,261
Other assets........................................       122        --                        122
                                                       -------    ------                    -------
          Total assets..............................   $35,678    $6,543                    $42,221
                                                       =======    ======                    =======
Current liabilities:
  Accounts payable..................................   $ 3,356    $  137                    $ 3,493
  Accrued compensation..............................     1,584        --                      1,584
  Other accrued liabilities.........................     2,606       655     $ 2,500(2)       5,761
  Customer deposits.................................        --       133                        133
  Deferred revenue..................................     3,070     2,880                      5,950
                                                       -------    ------       -----        -------
          Total current liabilities.................    10,616     3,805       2,500         16,921
Deferred rent.......................................       126        --                        126
Deferred income taxes...............................     1,886        --                      1,886
Commitments
Shareholders' equity:
  Common stock......................................    26,344         1                     26,345
  Retained earnings (accumulated deficit)...........    (3,294)    2,737      (2,500)(2)     (3,057)
                                                       -------    ------       -----        -------
          Total shareholders' equity................    23,050     2,738      (2,500)        23,288
                                                       -------    ------       -----        -------
          Total liabilities and shareholders'
            equity..................................   $35,678    $6,543     $    --        $42,221
                                                       =======    ======       =====        =======

      See Notes to Unaudited Pro Forma Combined Condensed Balance Sheets.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 SIX MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,         JUNE 30,
                                                   ---------------------------   -----------------
                                                    1993     1994(1)   1995(1)    1995      1996
                                                   -------   -------   -------   -------   -------
Revenues:
  Software licenses..............................  $ 7,654   $12,470   $23,678   $ 9,690   $16,281
  Hardware.......................................    3,685     3,453     6,497     2,531     2,601
  Maintenance and other services.................    4,183     7,158    12,836     5,438     8,584
                                                   -------   -------   -------   -------   -------
          Total revenues.........................   15,522    23,081    43,011    17,659    27,466
Cost of revenues:
  Software licenses..............................      810     1,615     2,570     1,031     1,604
  Hardware.......................................    2,196     2,713     5,109     1,984     1,944
  Maintenance and other services.................    3,487     4,511     8,092     3,523     6,234
                                                   -------   -------   -------   -------   -------
          Total cost of revenues.................    6,493     8,839    15,771     6,538     9,782
                                                   -------   -------   -------   -------   -------
Gross profit.....................................    9,029    14,242    27,240    11,121    17,684
                                                   -------   -------   -------   -------   -------
Operating expenses:
  Sales and marketing............................    3,799     7,362    12,010     5,209     7,882
  Research and development.......................    1,230     2,521     3,017     1,421     2,045
  General and administrative.....................    2,394     3,244     5,276     2,504     3,724
  ESOP contribution(2)...........................      387       429       446       223        --
                                                   -------   -------   -------   -------   -------
Income from operations...........................    1,219       686     6,491     1,764     4,033
Interest income (expense), net...................     (500)   (1,141)   (1,337)     (909)      250
                                                   -------   -------   -------   -------   -------
Income (loss) before income taxes................      719      (455)    5,154       855     4,283
Credit (provision) for income taxes..............       --       264    (1,780)     (288)   (1,726)
                                                   -------   -------   -------   -------   -------
Income (loss) before extraordinary item..........  $   719   $  (191)  $ 3,374   $   567   $ 2,557
                                                   =======   =======   =======   =======   =======
Earnings per share data:
  Income (loss) before extraordinary item........  $   .19   $  (.05)  $   .61   $   .12   $   .31
                                                   =======   =======   =======   =======   =======
Weighted average common and common equivalent
  shares outstanding.............................    3,867     4,046     5,554     4,779     8,157
                                                   =======   =======   =======   =======   =======

- ---------------
(1) In 1994 and 1995, DataWorks incurred an extraordinary loss resulting from the early repayment of certain debt obligations.

(2) In 1992, DCD established an employee stock option plan (the "DCD ESOP"). See
    Note 4 to the DCD Financial Statements for an explanation of the DCD ESOP. The DCD ESOP liability was repaid during 1995 and future contributions will not be required.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     1. The unaudited pro forma combined condensed financial statements of DataWorks and DCD give retroactive effect to the Merger using the pooling-of-interests method of accounting, and, as a result, the unaudited pro forma combined condensed balance sheets and statements of operations are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined condensed financial statements will become the historical financial statements of DataWorks upon issuance of financial statements for a period that includes the Merger date. The unaudited pro forma combined condensed financial statements reflect the issuance of 1,800,000 fully paid and nonassessable shares of DataWorks Common Stock for each share of DCD Common Stock to effect the Merger. The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of DataWorks and DCD included in this Prospectus/Joint Proxy Statement.

     2. The unaudited pro forma combined condensed balance sheets combined DataWorks' June 30, 1996 unaudited consolidated balance sheet with DCD's June 30, 1996 unaudited balance sheet. The adjustments relate to the estimated costs of the transaction and integration of the businesses and are estimated to be approximately $2.5 million, net of estimated tax benefit of approximately $500,000.

     3. The unaudited pro forma statements of operations combine DataWorks' historical results for each of the three years in the period ended December 31, 1995 and the unaudited six months ended June 30, 1996 with the DCD historical results for each of the three years in the period ended December 31, 1995 and the unaudited six months ended June 30, 1996, respectively.

     4. The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of DataWorks' and DCD's existing operations. DataWorks expects to incur charges currently estimated to be approximately $2.5 million, net of taxes, to reflect costs associated with combining the operations of the two companies and transaction fees and costs incident to the Merger. This charge is reflected in the unaudited pro forma combined condensed balance sheet but is not included in the unaudited pro forma combined condensed statement of operations.

     5. The accounting policies of the separate companies are currently being studied from a conformity perspective. The impact of conforming accounting policies, if any, is not presently estimable.

          DATAWORKS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. DataWorks' and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" and "DataWorks Business," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

OVERVIEW

     DataWorks was incorporated in 1986 to develop, market, implement and support open systems, client/server based ERP software for mid-sized discrete manufacturing companies. In late 1988, DataWorks entered into a strategic marketing alliance with NCR Corporation ("NCR") to supply NCR's national manufacturing sales team with new application software to replace its own proprietary 3GL-based products. In connection with the alliance, DataWorks initiated an aggressive national expansion to support the NCR relationship. Pursuant to the alliance, NCR was to supply the direct sales force while DataWorks focused on technical support and system implementation services. Due to major changes in NCR's business model in the 1989 to 1990 period, leading ultimately to the sale of NCR to AT&T Corporation in 1991, DataWorks' alliance with NCR was terminated, although significant revenues were achieved in 1990. During 1991 and 1992, subsequent to the termination of the alliance, DataWorks experienced depressed earnings resulting from high costs incurred in rebuilding DataWorks' independent marketing and sales infrastructure and service organization. Profitability was further reduced by considerable emphasis on customer development in connection with DataWorks' transition from NCR-dominant platforms to a client/server open systems environment operating on a wide variety of UNIX platforms.

     In May 1994, DataWorks acquired Madic-Compufact Corporation ("MCC") principally for cash in a purchase transaction. DataWorks believes that its acquisition of MCC allowed it to achieve several important strategic objectives, including the addition of a complementary product to better serve the make-to-order market and a significant expansion of DataWorks' customer and revenue base. Because the acquisition of MCC was accounted for as a purchase, the financial results of MCC prior to June 1994 are not included in DataWorks' financial results. The MCC acquisition had a significant effect on DataWorks' financial results in the second half of 1994 and in 1995.

     To date, substantially all of DataWorks' revenues have been derived from domestic operations. Internationally, DataWorks established a wholly-owned subsidiary in the United Kingdom in 1994 to serve its European operations. DataWorks has recently begun to expand its international presence through distributor agreements.

     DataWorks expects that the factors affecting its growth will include expansion in the range and capabilities of its ERP software products, continued focus on licensing products to new customers and licensing additional sites and modules to existing customers, extended availability of sales and services through the expansion of regional centers and investment in infrastructure to support anticipated growth in sales and service requirements.

     The following discussion should be read in conjunction with the consolidated financial statements included elsewhere within this Prospectus/Joint Proxy Statement. Fluctuations in quarterly and annual results may occur as a result of factors affecting demand for DataWorks' product such as the timing of DataWorks' and competitors' new product introductions and product enhancements. Due to such fluctuations, historical results and percentage relationships are not necessarily indicative of the operating results for any future period. The forward-looking comments contained in the following discussion involve risks and uncertainties. DataWorks' actual results may differ materially from those discussed here. Factors that could cause or contribute to such differences can be found in the following discussion and elsewhere throughout this Prospectus/Joint Proxy Statement.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage of total revenues represented by certain consolidated statement of operations data:

                                                     YEARS ENDED DECEMBER        SIX MONTHS ENDED
                                                             31,                     JUNE 30,
                                                    ----------------------       ----------------
                                                    1993     1994     1995       1995        1996
                                                    ----     ----     ----       ----        ----
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues:
  Software licenses...............................    42%      49%      51%        51%         56%
  Hardware........................................    34       21       20         19          13
  Maintenance and other services..................    24       30       29         30          31
                                                     ---      ---      ---        ---         ---
          Total revenues..........................   100      100      100        100         100
                                                     ---      ---      ---        ---         ---
Cost of revenues:
     Software licenses............................     2        6        5          4           5
     Hardware.....................................    20       16       16         15          10
     Maintenance and other services...............    22       20       20         21          24
                                                     ---      ---      ---        ---         ---
          Total cost of revenues..................    44       42       41         40          39
                                                     ---      ---      ---        ---         ---
Gross profit......................................    56       58       59         60          61
Operating expenses:
     Sales and marketing..........................    23       33       26         28          28
     Research and development.....................     8       12        8          9           9
     General and administrative...................    15       13       12         14          12
                                                     ---      ---      ---        ---         ---
          Total operating expenses................    46       58       46         51          49
                                                     ---      ---      ---        ---         ---
Income from operations............................    10       --       13          9          12
Interest income (expense), net....................    (4)      (6)      (5)        (7)          1
                                                     ---      ---      ---        ---         ---
Income (loss) before income taxes and
  extraordinary item..............................     6       (6)       8          2          13
Credit (provision) for income taxes...............    --        2       (3)        (1)         (5)
Extraordinary item, net of income taxes...........    --       (1)      (3)        --          --
                                                     ---      ---      ---        ---         ---
Net income (loss).................................     6%      (5)%      2%         1%          8%
                                                     ===      ===      ===        ===         ===

TOTAL REVENUES

     DataWorks' principal sources of revenue consist of software license fees and related services, including software maintenance, consulting and custom programming. In addition, DataWorks resells third party hardware and operating systems software to provide turnkey systems solutions.

     Total revenues increased 53% from 1993 to 1994 and 88% from 1994 to 1995. These increases were due primarily to significant growth in software license fees and related service fees resulting from the expansion of DataWorks' customer base and the inclusion of revenues from MCC. Total revenues for the six months ended June 30, 1996 increased 53% to $20.2 million from $13.2 million for the same period in 1995. The increase in revenue was primarily due to growth in software license revenues and maintenance and other service revenues over the same period in 1995.

  Software License Revenues

     Revenues from DataWorks' noncancellable software licenses are recognized upon delivery of the products, provided that no significant vendor obligations remain and collection of the related receivable is deemed probable.

     Software license revenues increased 76% from 1993 to 1994 and 96% from 1994 to 1995. The increase in software license revenues in 1994 resulted primarily from the acquisition of MCC, expansion of DataWorks' product offerings, including the addition of new software application modules, the extension of existing modules, and the impact of an expanded sales force working through newly established regional centers located in various important markets throughout the United States. The increase in software license revenues in 1995 resulted from the acquisition of MCC, the introduction in the fall of 1994 of DataWorks' major account marketing program, placing strategic focus on DataWorks' larger accounts, the continued effects of regionalization and expansion of the sales force and marketing efforts of DataWorks. Growth in software license revenues in 1994 and 1995 also reflected an increase in the software component of total sales per customer and increased sales to DataWorks' existing customer base, as well as sales to new accounts.

     Software license revenues increased 68% during the six months ended June 30, 1996 over the same period in 1995. This growth is attributable to increased marketing efforts, expansion of the sales force and increased capacity created by the growth in DataWorks' service organization. DataWorks expects that revenues attributable to its existing customer base will continue to increase as these customers expand their operations, although there can be no assurance of any such increase.

  Cost of Software License Revenues

     The cost of software license revenues consists primarily of the cost of software products sold with DataWorks' systems that are provided by third party suppliers, as well as any royalty payments. Although these costs have not been significant in 1993, 1994 and 1995, the costs related to software license revenues increased 59% for the six months ended June 30, 1996 as compared to the same period in 1995 representing approximately 4% and 5%, respectively, of total revenues. This increase is directly related to the increase in software license revenues, and third party software costs will continue to increase to the extent that DataWorks integrates third party software in its base systems.

  Hardware Revenues

     Hardware revenues include computers (primarily servers), peripherals and related network and communications products purchased from third party vendors and sold through DataWorks to its customers for inclusion in DataWorks' turnkey systems.

     Hardware revenues decreased 6% from 1993 to 1994. The decrease in hardware revenues in 1994 reflects unusually high hardware revenues recorded in 1993, as well as the election by a larger percentage of new customers to purchase hardware directly from third party vendors. Hardware revenues in 1994, however, remained significant and reflect the inclusion of hardware sales to MCC's customer base. Hardware revenues in 1995 increased 88% from 1994, due, in part, to the acquisition of MCC as well as the overall increase in sales transactions. For the six months ended June 30, 1996 hardware revenues as a percentage of total revenue declined 6% as compared to the same period in 1995 reflecting an increasing tendency for new customers who purchase smaller systems to purchase hardware directly from third party vendors. Due to intense competition in the computer hardware market and an increasing tendency for customers, particularly new accounts, to elect to purchase hardware directly from third party vendors, DataWorks has experienced declining hardware revenues as a percentage of new account systems. Recently, gross profit from hardware sales has not been a significant part of DataWorks' total gross profit, and DataWorks believes this trend will continue.

  Cost of Hardware Revenues

     The cost of hardware revenues consists primarily of the cost of the computers (primarily servers), peripherals and related network and communications products purchased from third party vendors and sold as part of DataWorks' turnkey systems. DataWorks attempts to maintain a 20% gross profit on hardware sales. The 40% gross profit on hardware sales in 1993 was atypical and was attributable to a single large, high margin transaction.

  Service Revenues

     Service revenues include fees primarily from software maintenance, consulting and custom programming services. Software maintenance revenues are generally prepaid and recognized ratably over the period of the maintenance agreement. Consulting and custom programming revenues are generally paid and recognized as the services are performed.

     Service revenues increased 97% from 1993 to 1994 and 75% from 1994 to 1995. Software maintenance, consulting and custom programming revenues increased in 1994 and 1995 as a result of the significant number of new accounts and growth within DataWorks' existing account base, including the addition of MCC customers. Service revenues increased 60% during the six months ended June 30, 1996 over the same period in 1995. This growth is attributable to increased marketing efforts, expansion of the sales force and increased capacity created by the growth in DataWorks' service organization.

  Cost of Service Revenues

     DataWorks provides its software maintenance, consulting and custom programming service through a professional in-house staff. The cost of these services is primarily based on salary and a portion of DataWorks' overhead cost. The cost of service revenues increased by 46% from 1993 to 1994 and 86% from 1994 to 1995. The cost increase from 1993 to 1994 and from 1994 to 1995 primarily reflected the increased costs associated with the acquisition of the MCC service staff in June 1994, the initial staffing increases to support the establishment of regional training centers in Chicago and Boston and a general increase in salaries to remain competitive within the industry. The increase in gross profit in 1994 over 1993 is primarily attributable to the addition of the MCC service business, which had higher overall margins. Both revenues and costs of services increased in 1995, with gross profit as a percentage of service revenues decreasing primarily due to the delay between the time of incurring the cost associated with hiring a significant number of new service personnel and the generation of revenue from services provided by such personnel. The cost of maintenance and other service revenues increased by 79% for the six months ended June 30, 1996 as compared to the same period in 1995. This increase is due to the expansion of DataWorks' professional service resources required to support the current and expected growth in new customer accounts.

  Sales and Marketing Expenses

     Sales and marketing expenses increased 119% from 1993 to 1994 and 50% from 1994 to 1995. The 1994 increase reflected the expansion of DataWorks' sales and marketing staff in the regional sales offices opened by DataWorks and the acquisition of MCC. The increase in sales and marketing expenses in 1995 reflected the same factors that contributed to the increase in 1994, as well as the expansion of user group programs and increased sales activity in this period. As a percentage of total revenues, sales and marketing expenses decreased to 26% in 1995 from 33% in 1994, due primarily to the increased rate of growth of total revenues. This decrease also reflected the delay between the expenses incurred by DataWorks in hiring additional sales and marketing personnel in 1994 and the realization of revenues generated by such personnel in 1995. Sales and marketing expenses increased 54% to $5.6 million for the six months ended June 30, 1996 from $3.6 million for the same period in 1995 representing 28% of total revenues for each of the respective periods. The increase in sales and marketing expenses was attributable to DataWorks' expansion of its direct sales force, increased marketing efforts and commissions and other expenses related directly to the increased sales force. DataWorks expects that sales and marketing expenses will continue to increase in absolute dollars in 1996 as DataWorks continues to expand its sales and marketing programs.

  Research and Development Expenses

     Research and development expenses are comprised primarily of salary and a portion of DataWorks' overhead for DataWorks' in-house staff and amounts paid to outside consultants hired by DataWorks, as appropriate, to supplement the product development efforts of the in-house staff. DataWorks believes that a significant investment to develop new and enhanced products is necessary to achieve and maintain a market leadership position in its targeted markets. Research and development expenses are charged to operations as incurred. Certain software production costs related to DataWorks' new ECS product, however, are capitalized as required by Statement of Financial Accounting Standards No. 86, "Accounting for Software Cost." Amortization of these costs will begin when the product is available for general release, which is expected in 1997. DataWorks does not currently capitalize developed software costs for any product other than ECS.

     Gross research and development expenditures, including capitalized amounts, increased 178% from 1993 to 1994. The most significant factor in the increase in 1994 was the expansion of research and development efforts with respect to DataFlo(primarily on new modules) and Man-Fact II. In addition, the creation of the development group for ECS occurred in early 1994. DataWorks began capitalizing production costs in June 1994, once technological feasibility of the ECS product had been established. The 55% increase in gross expenditures in 1995 from 1994 resulted primarily from the inclusion of MCC expenditures in 1995 that are not included in the first five months of 1994. Gross research and development expenditures increased 68% to $3.0 million for the six months ended June 30, 1996 from $1.8 million for the same period in 1995, representing approximately 14% and 15%, respectively, of total revenues. This increase in expenditures reflects DataWorks' belief that investments in research and development are necessary to maintain a market leadership position in its targeted markets, and therefore DataWorks continues to increase its expenditures on research and development primarily through the employment of additional development personnel. For the foreseeable future, DataWorks anticipates continued increased expenditures on research and development for both the enhancement of current products and the addition of new products.

  General and Administrative Expenses

     General and administrative expenses increased 31% from 1993 to 1994 and 74% from 1994 to 1995. The 1994 and 1995 increases were due primarily to the expansion of DataWorks' administrative staff arising from the increase in business following the MCC acquisition and the amortization of certain intangibles in connection with the MCC acquisition. General and administrative expenses increased 36% to $2.5 million for the six months ended June 30, 1996 from $1.9 million for the same period in 1995, representing 12% and 14% of total revenues for the six months ended June 30, 1996 and 1995, respectively. The increase in expense is primarily due to the increase in administrative staff necessary to manage the growth of DataWorks.

  Interest Income and Expense

     Interest expense relates primarily to long-term debt and the amortization of debt issue cost with respect to prior financings. Interest expense increased 162% from $416,000 to $1,088,000 in 1994 and 25% to $1,360,000 in 1995. The
increases in 1994 and 1995 are due primarily to debt financing obtained in connection with the MCC acquisition. DataWorks repaid in full all outstanding debt incurred in connection with prior financings from the proceeds of DataWorks' Series A Preferred Stock financing and initial public offering. With the prepayment of such indebtedness, DataWorks recognized an extraordinary expense of approximately $1,017,000, net of income tax benefit, arising from the write-off of the unamortized debt issue cost, debt discount and other related fees. See Note 4 to Notes to Consolidated Financial Statements. DataWorks reported net interest income of approximately $179,000 for the six months ended June 30, 1996, as compared to net interest expense of approximately $914,000 for the same period in 1995. The net interest income for the first six months of 1996 relates primarily to the income from the investment of DataWorks' excess cash. The interest expense recorded for the same period in 1995 relates primarily to long-term debt and the amortization of debt issue cost with respect to prior financings, all of which were retired with a portion of the proceeds from DataWorks' initial public offering in October 1995.

  Income Taxes

     DataWorks' effective tax rate was 35% and 39% for the years ended December 31, 1994 and December 31, 1995, respectively. DataWorks' effective tax rate for the six months ended June 30, 1996 was 39% as compared to 42% for the same period in 1995. The expected combined statutory federal and state rate is approximately 40%. The difference between DataWorks' effective rate and the combined statutory rates is due to benefits from certain tax credit carryforwards. For 1993, DataWorks' effective tax rate was zero because of the realization of tax loss carryforwards. See Note 5 to Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to its initial public offering in October 1995, DataWorks had funded its operations primarily through long-term debt, term loans and bank lines of credit directly tied to DataWorks' available accounts receivable.

In May 1994, DataWorks obtained $5,477,000 through the issuance of subordinated debt and borrowed $2,000,000 under a term loan in connection with the acquisition of MCC. In April 1995, DataWorks incurred an additional $1,250,000 of subordinated debt. DataWorks currently finances its operations primarily through cash flow from operations and its current cash and short-term investment balances.

     In 1995, DataWorks' operating activities used net cash of approximately $1,597,000, primarily due to the increase in accounts receivable from the unusually low levels at December 31, 1994. DataWorks' accounts receivable balances generally are the highest at the end of each quarter due to normal sales cycle factors. This was not the case, however, at December 31, 1994 when timing delays for third party hardware shipments deferred a series of transactions into 1995. An additional $2,426,000 was used during 1995 to invest in capital equipment and DataWorks' new ECS product.

     In August 1995, DataWorks obtained $5,000,000 through the sale of Series A Preferred Stock. In addition, $1,250,000 of subordinated debt was converted into Series A Preferred Stock. In September 1995, DataWorks also secured a new banking facility (up to a maximum of $6,000,000, secured by certain assets, at the bank's prime rate) expiring in June 1997, to finance eligible receivables, approximately $2,700,000 of which was used to retire the senior term loan from the May 1994 debt financing and related obligations. As of June 30, 1996, there were no borrowings outstanding under this facility.

     In October 1995, DataWorks completed an initial public offering of 2,500,000 shares of Common Stock at $13.00 per share, of which 1,600,000 shares were sold by DataWorks for net proceeds of approximately $18.0 million. The net proceeds received by DataWorks were used to repay outstanding indebtedness in the aggregate amount of $9,160,000. The remaining proceeds were used for general corporate purposes and to increase working capital. DataWorks did not receive any of the proceeds from the sale of shares by the selling security holders.

     Due to the prepayment of the debt obligations from the proceeds of DataWorks' sale of Series A Preferred Stock and initial public offering in 1995, DataWorks recorded extraordinary charges of $1,017,000, net of taxes.

     In connection with DataWorks' initial public offering in 1995, $1,000,000 and $300,000 of the subordinated notes were converted to exercise warrants to purchase 235,671 and 70,701 shares of Common Stock, respectively. See Notes 4 and 8 of Notes to Consolidated Financial Statements.

     Effective January 1996 DataWorks purchased certain assets of Arrowkey Systems ("Arrowkey") for $450,000. In addition, DataWorks may be required to pay Arrowkey up to $75,000 annually through 1998 if certain sales levels of Arrowkey software products are achieved. Arrowkey software products provide shop floor data collection systems, which are highly integrated with the current DataFlo product.

     For the six months ended June 30, 1996, operating activities required cash of approximately $384,000 primarily to support increases in accounts receivable resulting from the growth in software licensing activity. DataWorks' principal uses of cash for investing activities were for capital equipment of approximately $926,000, the funding of DataWorks' new ECS product of $1.1 million and the purchase of certain software products from Arrowkey Systems of $450,000. The increase in capital equipment was primarily the result of the increase in personnel.

     As of June 30, 1996, DataWorks had cash and cash equivalents totaling approximately $8.3 million.

     DataWorks' principal commitments as of June 30, 1996 consisted primarily of leases on facilities and equipment. There were no material commitments for capital expenditures.

     DataWorks' capital resources may be used to support working capital requirements, product development, capital equipment requirements and possible acquisitions of businesses, products or technologies complementary to DataWorks' current business. DataWorks believes that the current cash reserves and cash flow from operations are sufficient to fund its operations for at least the next twelve months. In the event that acquisitions of businesses, products or technologies complementary to DataWorks' current business requires significant cash from these resources, DataWorks' credit facility would be utilized, if necessary, to finance operations.

                               DATAWORKS BUSINESS

     The following discussion contains forward-looking statements that involve risks and uncertainties. DataWorks' and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" and "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

     DataWorks develops, markets, implements and supports open systems, client/server-based Enterprise Resource Planning ("ERP") software for mid-sized discrete manufacturing companies. DataWorks' products and services facilitate enterprise-wide management of resources and information and allow these manufacturers to reduce order fulfillment cycle times, improve operating efficiencies and measure critical company performance against defined plan objectives. DataWorks' products allow its customer to manage make-to-stock and make-to-order production methods, as well as multiple hybrid or "mixed mode" production methods, within a single manufacturing site or across multiple sites. DataWorks' products also help its customers adapt to growth, changing levels of operations and business process re-engineering ("BPR") that is becoming commonplace among manufacturing concerns.

     DataWorks' ERP application products, DataFlo and Man-Fact II, contain a series of 34 and 32, respectively, integrated software application modules that comprehensively support a manufacturer's business processes, including business planning and engineering, sales, distribution and customer service, production and material operations, and finance and administration. DataWorks offers a powerful suite of development tools that help customers implement DataWorks' ERP solutions rapidly with minimal disruption to their businesses. These tools empower workers with workflow capabilities and assist them in incorporating product enhancements periodically introduced by DataWorks. Preview is DataWorks' fourth generation language ("4GL") development tool that provides a framework for the creation of screens and reports with multi-level security. SmartLinks provides a parameterized interface to link DataFlo and Man-Fact II with third party applications. SmartTools is used by customers to convert data files from legacy systems or third party applications to the appropriate DataWorks files automatically.

     DataWorks implements its systems and turnkey solutions by integrating its software products with third party computer and network hardware, operating system and database software and application software products. DataWorks also offers a full complement of services to help its customers maximize the benefits of DataWorks' software products, including initial system implementation, consultation, customer support desk and maintenance activities, technical and programming services, and annual enhancement releases of software products.

BACKGROUND

     Manufacturers worldwide are attempting to re-engineer their businesses as they react to increasing global competitive pressures, demanding vendor-customer relationships and rapidly changing market requirements. In implementing these re-engineering efforts, domestic manufacturing companies in the mid-range sector are increasingly orienting their operations to respond to customer needs by shortening product development and delivery cycles, enhancing product quality and providing products configured to meet customer requirements. To achieve these objectives, manufacturers must increase the efficiency of their operations, within the limits of budgetary constraints, by increasing the productivity of personnel and the efficient management of assets throughout their enterprises. Manufacturing companies also require the flexibility to modify and expand operations in response to market demand. All of these factors contribute to the need for information systems ("IS") that offer enterprise-wide availability and integrated use of a broad range of accurate and current information that enables manufacturers to respond more quickly to their customers and to manage their organizations more efficiently. The IS needs of manufacturers depend to some degree on the nature of their manufacturing processes, which may include make-to-stock, in which parts are assembled into finished products based on a standard bill order; make-to-order, in which parts are assembled into a finished product based on customer specifications; and configure-to-order, in which the final assembly of parts can be configured to create many different models and styles based on customer orders. Firms using configure-to-

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

order production methods are referred to as mixed mode manufacturers because they assemble products using elements of both make-to-stock and make-to-order. Mixed mode manufacturing can create significant market advantages for companies embracing this latest production process approach but is extremely difficult to implement properly without responsive information systems.

     Since the early 1970s, there has been a steady evolution of manufacturing software systems available from third party developers or developed internally by the manufacturers themselves. Initially, Material Requirements Planning ("MRP") systems were introduced to allow manufacturers to manage the flow of materials at various stages of the manufacturing process. These MRP systems were superseded in the 1980s by a broader, more expansive Manufacturing Resource Planning ("MRP II") approach that incorporates labor and equipment planning for the production process as part of a materials planning methodology. MRP II systems are usually based on proprietary mainframe and minicomputer platforms using third generation languages ("3GL") and hierarchical database facilities. A large number of installed MRP II systems are highly customized to meet particular customer needs, typically cannot support diverse manufacturing processes and provide limited flexibility to integrate new technologies and factory-wide information sources effectively. Furthermore, access to the centrally located and controlled computers typically utilized in MRP II systems is limited, and the information produced is generally not widely accessible across the organization and is often not available on a timely basis.

     More recently, in response to the evolving needs of manufacturing companies, there has been a significant shift away from the traditional MRP II planning-oriented systems in favor of more comprehensive ERP systems that provide actual enterprise-wide management of resources, integration of more sophisticated forecasting and reporting and the capability to measure the quality levels and delivery cycle responsiveness. ERP systems based on open systems, client/server platforms offer further advantages to manufacturers by providing access to information throughout the manufacturing enterprise on a timely basis, providing a wider distribution of applications and databases and permitting the integration of a diverse array of new software components and technologies as they become available. Well-designed ERP systems are also scaleable to permit deployment of localized information systems resources within departments and individual business units or across an enterprise, as well as to provide adequate support for organizational growth.

     Despite its virtues, open systems, client/server-oriented ERP computing has not historically been readily available to manufacturers in the mid-range sector. There are several key contributing factors that have traditionally precluded mid-sized companies from reaping the full benefits of the new technologies which have been made available to larger manufacturing firms in recent years. In complex, diverse manufacturing environments, many ERP systems require significant IS staff, either internal to the organization or contracted at substantial expense from outside the company, and a high level of expertise to establish the proper design and configuration of a client/server system that meets a company's specific needs. Implementation of these systems has often been lengthy and costly. In addition, large global ERP suppliers have continued to price their products beyond the financial capabilities of the typical mid-sized firm.

     In order to achieve their business re-engineering objectives, mid-range manufacturers need the benefits of open systems, client/server ERP solutions that are affordable and can be quickly implemented, with minimal disruption to business, and maintained with a limited IS staff. These ERP systems must also provide sufficient depth of functionality and flexibility to enable manufacturers to respond to varying customer needs and offer scalability for growth in operations. The demand for a new generation of turnkey ERP solutions that address the needs of the mid-range manufacturing market is significant and growing.

DATAWORKS' SOLUTION

     DataWorks offers open systems, client/server-based ERP software that enables discrete manufacturing companies to re-engineer their businesses to compete more effectively, while responding to the specific needs and limitations of the mid-range market. DataWorks believes that mid-sized manufacturers in its targeted

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

industry segments represent a significantly higher growth sector than the general manufacturing community at large. The principal elements of DataWorks' ERP solutions are as follows:

     - OPEN SYSTEMS AND ADVANCED RDBMS ARCHITECTURE

     DataWorks' family of products addresses the dynamic environment faced by mid-sized manufacturers through a commitment to open systems architecture. DataWorks' software products operate on most major client/server hardware platforms, as well as on the UNIX, SCO-UNIX, UnixWare, Microsoft Corporation ("Microsoft") NT and VMS operating systems, wide area networks ("WANs"), local area networks ("LANs") and prominent user interfaces, including Microsoft Windows, Apple Macintosh and ASCII. The company believes that the two advanced, multi-dimensional RDBMS products it uses, UniData, Inc. ("UniData") and uniVerse, are the ones best-suited for these mid-range manufacturers because they provide the requisite database performance at a lower cost than existing two-dimensional RDBMS products, such as those currently offered by Oracle Corporation ("Oracle"), Sybase Corporation (" Sybase") and Informix Corporation ("Informix").

     - BREADTH OF APPLICATIONS AND DEPTH OF FUNCTIONALITY

     DataWorks' DataFlo and Man-Fact II systems consist of 34 and 32 applications modules, respectively. These modules provide and integrate feature-rich applications in the areas of (i) Business Planning and Engineering,
(ii) Sales, Distribution and Customer Service, (iii) Production and Material Operations and (iv) Finance and Administration. New application modules are introduced periodically and are compatible with the current in-field software release. In addition, DataWorks' development and implementation support tools provide and interface to an increasing number of third party application products that are seamlessly integrated into DataWorks' ERP products through its proprietary application programming interface ("API") technology.

     - RAPID DEPLOYMENT

     To minimize the effects of business interruption and inconvenience from the introduction of a new system and to accelerate the financial return on ERP system investment, DataWorks has developed a highly responsive implementation planning process supported by focused consulting and training services. DataWorks' SmartTools product supports rapid ERP system deployment by facilitating smooth and comprehensive data and procedure conversion from the customer's prior disparate data sources. As a result of these programs, DataWorks' primary application software can generally be implemented in a six-month or shorter period.

     - FLEXIBILITY/ADAPTABILITY/SECURITY

     A critical element to achieving initial user acceptance of a new system and facilitating rapid implementation is the ability to adapt DataWorks' standard software to conform more closely to the particular needs of users. Preview, DataWorks' highly user-oriented 4GL development tool product, permits ready adoption of the system to meet initial needs during the implementation phase and responds to a customer's unique system refinements and ongoing changes in production and operational processes. Preview also accommodates the creation of tailored workflow-oriented application processes and information needs for individual users or work groups. Multi-level security provided by Preview is controllable at the individual or group level and allows security down to the data element or field level. Preview provides a standard look and feel to, and is fully implemented across, all modules of application software offered by DataWorks.

     - SCALABILITY

     Many of DataWorks' customers start with a small number of local concurrent users and expand to many hundreds of concurrent users across LANs and WANs over several years. In addition to allowing for potential sizable growth of users without sacrificing performance, the scalability of DataWorks' systems also allows mid-sized manufacturers to change levels of operations and expand application functionality to accommodate growth.

     - SUPERIOR PRICE/PERFORMANCE

     DataWorks seeks to achieve superior price/performance by providing comprehensive solutions within the budgetary needs of its mid-range manufacturing customers. DataWorks' ERP system emphasizes standard application modules that require minimum customization, advanced yet cost-effective RDBMS and other technologies and DataWorks' own highly user-oriented 4GL development environment. Furthermore, DataWorks has standardized the implementation process and supported it with DataWorks' proprietary software tools, resulting in a lower cost and more rapid initial deployment of its ERP products than its competitors.

STRATEGY

     DataWorks' mission is to be a leading provider of business information solutions and related products and services to mid-range discrete manufacturers within selected markets. To achieve this objective, DataWorks' strategy incorporates the following elements:

     - COMMITMENT TO OPEN SYSTEMS, CLIENT/SERVER TECHNOLOGIES

     DataWorks designs its products using open systems, client/server technologies that provide customers a wide choice of operating system environments, including UNIX and Microsoft NT, and computer hardware platforms. DataWorks evaluates the feasibility of integrating its software products with new developments in such technologies as they gain acceptance in the marketplace. DataWorks has also embarked on an aggressive path of providing, through its API technology, seamless integration of a broad range of third party applications that DataWorks believes provide tangible benefits to its customers.

     - IMPLEMENTATION OF SOFTWARE THROUGH TURNKEY SOLUTIONS

     DataWorks offers turnkey solutions to its customers' business information requirements, thereby minimizing customers' dependence on their own internal resources. DataWorks believes companies in the mid-range manufacturing sector are increasingly requiring their software suppliers to assume turnkey responsibility for hardware selection, network configuration, system implementation and maintenance in light of the increased complexity and diversity of these systems and internal pressures to reduce their overall IS budgets.

     - FOCUSED MARKET APPROACH

     DataWorks targets manufacturing companies with annual revenues between $10 and $500 million and has historically focused its efforts on discrete, rather than process, manufacturers. DataWorks has principally concentrated on six primary manufacturing sectors: industrial equipment; computer/office equipment; consumer electronics; instrumentation and controls; medical/dental products; and aerospace products. This approach has enabled DataWorks to better understand the needs of its customers and use that knowledge to tailor its products and services to those needs. DataWorks plans to continue to rely on its experience and reputation in these select markets to enhance its competitive position.

     - COMMITMENT TO USER EMPOWERMENT

     DataWorks develops its applications and development tools to maximize ease-of-use by the ultimate end user. These applications and tools permit the end user, under full security control, to customize the application to specific needs while providing access to enterprise-wide resources. DataWorks' believes that its user Empowerment strategy results in broader acceptance of the system across the enterprise and faster system implementation, enabling DataWorks' customers to reduce costs and increase productivity.

     - ACHIEVEMENT OF HIGH LEVELS OF CUSTOMER SATISFACTION

     DataWorks is committed to continued achievement of consistently high levels of customer satisfaction with DataWorks' ERP systems. To achieve this objective, DataWorks focuses its efforts on delivering high quality products that address specific application needs, are easy to implement and enable increased productivity. DataWorks is also dedicated to recruiting, training and maintaining high quality personnel to service and support its products.

     - SUPPORT OF MIXED MODE MANUFACTURING

     DataWorks' target customers are increasingly adopting mixed mode production methods to address new market opportunities. DataWorks' family of products is designed to facilitate the concurrent management of multiple hybrid or mixed mode production methods within a single manufacturing site. Accordingly, manufacturers that use DataWorks' ERP systems can assemble products using elements of both make-to-stock and make-to-order processes. This strategy enables DataWorks to address the software and hardware needs of a wide range of individual manufacturers that differ depending on the nature of the product manufactured and the degree to which the product is manufactured to customer specifications.

MARKETS AND CUSTOMERS

     DataWorks' principal target is primarily mid-sized discrete manufacturing companies in the United States with annual revenues between $10 and $500 million. To date, DataWorks has focused its marketing, product and services resources on six principal industries within its target market: industrial equipment; computer/office equipment; consumer electronics; instrumentation and controls; medical/dental products; and transportation/aerospace products. According to an analysis by Gartner Group of U.S. Census and Dun & Bradstreet data, in these targeted industries there are approximately 16,500 companies in the United States and 37,000 companies worldwide with revenues above $10 million. Based on information gathered by DataWorks from selected customers, the companies in the revenue range targeted by DataWorks generally have multiple sites, averaging three sites per company. Advanced Manufacturing Research estimates that worldwide ERP revenues grew by approximately 33% in 1994 to $2.8 billion, and were expected to increase by approximately 35% to $3.8 billion in 1995 and to $7 billion by 1997.

     The business needs and resource requirements of mid-sized discrete manufacturers tend to be considerably different than those of larger companies. Because customers in this market generally have small IS departments, budget constraints and limited experience with the advanced technologies inherent in ERP systems, DataWorks has designed its product family to be affordable and to incorporate a broad range of applications, depth of functionality, ease of use and an ability to be deployed rapidly. The average price of DataWorks' ERP systems (exclusive of hardware) sold to new customer sites in DataWorks' target market increased to approximately $250,000 in 1995 from approximately $190,000 in 1994. As of June 30, 1996, DataWorks products were licensed to over 400 customers at over 600 customer sites.

PRODUCTS

     DataWorks provides application software, consulting and education services that integrate industry standard hardware, network communications, RDBMS and certain third party applications. Preview, DataWorks' powerful 4GL development environment, manages all aspects of database design, security, system navigation, documentation and deployment. It allows the RDBMS and DataWorks' application software to be tailored to the unique needs of users, while insuring the integrity of the baseline application. Traditional screens and reports are managed as templates and forms to provide flexible user views into the database. The applications employ an integrated Windows-based graphical user interface ("GUI") which provides a consistent, familiar desktop interface and network connectivity to a wide variety of third party products.

APPLICATION SOFTWARE

     DataWorks has two principal application software products. DataFlo is directed toward manufacturers generally making high-volume products that are either make-to-stock or configure-to-order, and which may have some smaller make-to-order requirements. DataFlo also supports customers who have mixed-mode manufacturing techniques. Man-Fact II is oriented toward make-to-order or engineer-to-order manufacturers that typically have diverse project management and project costing requirements, as well as a smaller element of make-to-stock requirements.

     The DataFlo and Man-Fact II systems are comprised of groups of modules that comprehensively support a manufacturing company's business process. The functional components of the principal application packages offered by DataWorks include the following:

                      DATAWORKS APPLICATION MODULE GROUPS

  BUSINESS PLANNING      SALES, DISTRIBUTION        PRODUCTION AND           FINANCE AND
   AND ENGINEERING           AND CUSTOMER        MATERIAL OPERATIONS        ADMINISTRATION
- ----------------------  ----------------------  ----------------------  ----------------------
Capacity                Customer Service        Inventory Management    Accounts Payable
  Requirements          Electronic Data         Lot/Serial Control      Accounts
  Planning              Interchange             Multi-Plant Control     Receivable
Engineering             Estimating              Production Activity     Budgeting
  Change Control        Field Service           Management              Cost Accounting
Forecasting             Quotations              Project Management      Currency and VAT
Master Production       Sales Order             Purchasing/Receiving    Executive
  Scheduling            Shipping/Returned       Quality Control         Information
Material                Material                Repetitive              System
  Requirements                                  Manufacturing           Fixed Assets
  Planning                                      Shop Floor Data         General Ledger
Product                                         Collection              Payroll
  Configuration                                 Work Order Control      Personnel
Product Definition

     The modules of DataFlo and Man-Fact II provide and integrate feature-rich applications, are built upon a common set of design and development standards and tools, and share a common database architecture. Both DataFlo and Man-Fact II products are highly modular in nature and can be scaled from small to large configurations on a variety of platforms supporting the UNIX, SCO-UNIX, UNIXWARE, Microsoft NT and Digital Equipment Corporation ("DEC") VMS operating systems. These enterprise-wide systems can be implemented in a variety of multi-currency, multi-company and multi-plant environments networked through client and host-server configurations. DataFlo was developed by DataWorks and Man-Fact II was acquired in connection with the purchase of MCC. Substantially all of DataWorks' revenue is derived from the sale of turnkey information systems, primarily the DataFlo and Man-Fact II systems, and related support services. Accordingly, any event that adversely affects fees derived from the sale of such systems, such as competition from other products, significant flaws in DataWorks' software products or incompatibility with third party hardware or software products, negative publicity or evaluation, or obsolescence of the hardware platforms or software environments in which the systems run, could have a material adverse effect on DataWorks' business and operations.

     Business Planning and Engineering Group. The Business Planning and Engineering Group enables manufacturing companies to create high-level business plans from current and historical sales, production and purchasing data. These plans are used to generate specific product and product family forecasts that flow into final and sub-assembly manufacturing scheduling and purchase orders through the Master Production Scheduling ("MPS") and MRP modules. These product plans can be measured against planned and available capacity in both the Capacity Requirements Planning module and the MPS module with its rough-cut capabilities. Production and rough-cut capacity plans can be simulated for cost and detailed capacity analysis. A fundamental capability of the Business Planning and Engineering Group is the ability to convert plans to actual orders with the entry of authorization codes, without the need for duplicate data entry.

     Product structures are defined in the Product Definition and Product Configurator modules which utilize the Engineering Change Control module to provide visibility for the production plan to anticipated changes in the structure of assemblies. Engineering revisions can be distributed to product structures, routings and drawings via a workflow-oriented electronic notification and authorization process. The design process can be managed separately from production, allowing integrated development and prototyping of new products. Completed designs can be released directly to manufacturing and production upon authorization.

     Sales, Distribution and Customer Service Group. The Sales, Distribution and Customer Service Group allows a manufacturer to quote standard products to both current and prospective customers through the Quotations module, as well as unique, or one-of-a-kind, products through the Estimating module, which can be accessed from the Quotations module. Gross margin and delivery schedules can then be simulated based on a variety of different cost and price parameters that can be revised through the life of the quotation. High probability quotations can be planned through the MPS module and converted to customer sales orders through the Sales Order module once a sales agreement is finalized.

     The Sales Order module interfaces with both the MPS and MRP modules to contrast actual demand with forecasted demand. Several demand consumption options within the MPS module provide a variety of means for sales demand rather than forecasted demand to drive the production schedule. Unique configurations can be created in the Product Configurator module utilizing user-generated rules through either a dialog-based question and answer session, or through interpretation of an intelligent part number. These configured sales items, processed through the Quotations and Sales Order modules, can directly create and schedule multi-level production orders within the Production and Material Operations Group.

     Orders from customers can be received and order status and shipment advice, as well as invoices, can be transmitted to the customer via the Electronic Data Interchange module. Transactions are received and sent in a variety of formats as specified in an agreement between customer and manufacturer. Once shipped, items are tracked by the Customer Service and Field Service modules, using the Lot/Serial Control module. When repairs occur, all changes to a customer's particular product configuration made in the Field Service module and in the Shipping/Returned Material module update a customer configuration database. At any time, either a summarized or detailed analysis of quantity, cost, price, lot or serial number can be obtained for all customers and products properly reflecting all repairs made historically.

     Production and Material Operations Group. The Production and Material Operations Group provides a means to record and measure material, labor, machine and cost flows both within an organization and to and from its suppliers. Material transactions are logged to the Inventory Management module by the production execution systems of the Repetitive Manufacturing and Work Order Control modules and from Purchasing/Receiving module transactions. The Inventory Management module is also affected by shipment and returned materials transactions from the Sales Order, Field Service and Shipping/Returned Material modules. Purchasing transactions are generated as a function of the planning modules as well as by interfacing with the production systems for processing of value-added transactions performed by third party organizations. All costed transactions flow in an integrated fashion to the General Ledger module.

     Material movement, labor and machine data can be recorded through keyboard entry or through the Shop Floor Data Collection module, which provides interfaces to barcode, cell controllers and automated data collection terminals. The Production Activity Management module provides methods for alerting production supervisors to schedule deviations and the means for rescheduling the associated or effected departments or production orders. Rate and cell-based scheduling can be transacted through the Repetitive Manufacturing module which features a Kanban capability. The term Kanban refers to a signaling and scheduling system that pulls material through the manufacturing process. DataFlo employs both visual and real-time, electronic Kanbans to control material flow during Just-In-Time ("JIT") production processes.

     Work order production encompasses traditional picklist and operation reporting along with newer strategies for rapid processing by means of material and labor backflushing. Quick work order and one-step production backflush processes simplify material movement and production reporting for unplanned and JIT production. Both vendor performance and production operation performance is recorded and monitored through the Quality Control Module. All material transactions are updated in real-time to the Inventory

Management module. Perpetual inventory is monitored to the plan, warehouse, inventory, bin and lot levels. Inventory accuracy can be measured and reported using either physical or cycle count methodologies. Interplant movement of material for the purpose of planning, sales, production or purchasing is managed in the Multi-Plant Control module.

     Finance and Administration Group. The Finance and Administration Group flows from the operational modules included in the groups described above. All associated costs and revenues are captured to the General Ledger module as subsidiary ledgers of the Accounts Payable, Accounts Receivable, Payroll, Inventory Management, Shop Floor Data Collection, Shipping/Returned Material and Cost Accounting modules. Payroll data can be generated directly through the payroll process or as a function of labor entry in the production modules.

     The costing systems support both actual and standard cost methodologies with additional capabilities for unlimited cost simulation, modeling and reporting. The Accounts Payable and Accounts Receivable modules support both distributed and consolidated processing in a multi-company environment and provide complete foreign currency and tax capabilities. The Accounts Payable module supports paperless, three-way matching between purchasing, receiving and invoicing. The Accounts Receivable module provides integrated electronic credit authorization and control to Sales Order, Quotations, Field Service, Customer Service and Shipping/Returned Material modules. All inquiries provide point-and-click "drill down" capabilities to specific transactional details. For example, a user may rapidly source an invoice to the associated shipping, receiving, sales or purchasing transactions. Integrated universal notes provide tracking and a complete history of all internal or external communications relating to any system transaction.

     Budgets from the Budgeting module can be compared against general ledger data graphically, in spreadsheets and in user-specified formats designed in the General Ledger report writer. Statements can be reported in user-defined accounting periods and can be consolidated for multi-company and multi-plant purposes. Foreign currency transactions flow to the General Ledger module from the Sales Order, Accounts Receivable, Purchasing/Receiving, Accounts Payable and Inventory Management modules.

DEVELOPMENT AND IMPLEMENTATION SUPPORT TOOLS

     Preview. Preview is a 4GL development tool created by DataWorks that provides a framework for developers and IS personnel to design and implement high quality screens, updates and report processes without the need to manipulate cumbersome programming code segments. It provides a means of specifying database layouts in both the UniData and VMARK Software, Inc. ("VMARK") uniVerse multi-dimensional RDBMS and sharing object-like code segments throughout applications. Preview also offers standardized data input, retrieval and documentation that provides a common user interface to all application modules. Preview features a multi-level security system that is controllable at the individual or group level and allows security down to the data element or field level. All user documentation is accessible on-line via the Help button or key.

     Through the use of Preview, DataWorks is able to deliver either DataFlo or Man-Fact II to multiple operating systems with one set of code per application. DataWorks currently has customers with application servers processing on the many types of UNIX, and on Microsoft's NT and DEC's VMS operating systems. Hardware platforms (with operating system variants) currently in use are:
Hewlett-Packard Company ("Hewlett-Packard") HP-9000 (HP-UX) series, International Business Machines Corporation ("IBM") RS6000 and PowerPC (AIX) series, Digital Alpha (OSF1, VMS and OpenVMS) series, Data General Aviion (DG-UX), AT&T GIS 3000 (System V) series, Prime Information series and various Intel Corporation ("Intel") PCs (SCO-UNIX, UnixWare and Microsoft NT).

     The System Control module of Preview allows IS managers to configure security, user display preferences and mail and network interfaces. Alerts may be defined by type and sent as the result of user or programmatic action to a specific user or to a workgroup. Printer output can be directed at a variety of devices dependent upon either process or user specification. Printed queries may be processed directly to a printer or held for deferred printing through the Batch Control sub-module. In the Development module of Preview, menus,

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

screens, documentation, data dictionaries, searches and zooms can be tailored to user requirements to provide a workflow environment unique to each user's business needs.

     SmartLinks. DataWorks' SmartLinks interface to third party applications provides a standard parameterized interface mechanism between DataFlo and Man-Fact II modules and data, and associated data and modules within selected third party applications. Links have been established to a broad range of third party applications, such as Microsoft Office and Autodesk's AutoCad, for computer aided design, scanned images, database graphics, word processing, spreadsheets, pictures, sales contact management, forecasting and project planning. If a link between a data record in either the DataFlo or Man-Fact II systems corresponds to information in one or more of the linked third party applications, the user is informed by means of an icon and transported to the associated data once the icon is clicked.

     SmartTools. DataWorks' SmartTools data conversion system is a means for new customers, implementation consultants or existing customers to convert data from either their old systems, or third party applications, and process that data through standard data entry screens. SmartTools can greatly shorten the time needed to build conversion routines and significantly increase conversion accuracy. SmartTools electronically takes conversion data from the legacy system and simulates the data being entered through a keyboard or generated programmatically by the DataWorks system. In this manner, all data validation is performed against other related and authentic files, and the proper parameters are put in place to support the new system. Utilizing a conversion template for each "foreign" file, SmartTools automatically loads the selected data entry module with selected data to be converted and processes the item as if it were being manually entered into the system. Items that pass all data validation checks update all applicable DataWorks files, while those that fail are transferred to a hold and edit file. Once the held data is corrected, it may be reprocessed by the automatic load system. SmartTools, by establishing a highly realistic and complete operating environment, is an important aid in the pilot program simulations conducted during the implementation process. In this manner, the customer is able to achieve a smoother conversion with fewer interruptions to normal business flow and accomplish full deployment in less time.

THIRD PARTY PRODUCTS

     RDBMS. DataWorks separately licenses to its customers the UniData or uniVerse RDBMS software already incorporated in DataWorks' products. DataWorks has chosen these multi-dimensional relational databases in order to maximize the throughput of its customers' transactions and to provide realistic models of business data. DataWorks believes that these databases provide the requisite performance at a lower cost than existing two-dimensional RDBMS products, such as those currently offered by Oracle, Sybase and Informix. DataWorks' agreement with UniData commenced in March 1994 and is automatically renewed each year for four years. The agreement may be terminated by either party for breach of any material provision, for bankruptcy or insolvency or upon prior written notice in advance of each automatic renewal period. DataWorks' agreement (through its subsidiary, MCC) with VMARK for the uniVerse RDBMS software commenced in October 1993 and has an initial three-year term. The agreement may be terminated by either party for failure to perform under the agreement or by VMARK if MCC assigns its rights under the agreement.

     Client-Based Middleware. wIntegrate, a third party product from UniData, provides a PC-based GUI that manages application presentation, tools and network communications facilities on the client workstation. Through this medium, DataFlo and Man-Fact II provide screens that use the Windows point-and-click metaphor with icon-based toolbars, sculpted dialog boxes, drop-down lists, on-line search and Help facilities. Sophisticated file transfer and Dynamic Data Exchange ("DDE") capabilities provide near immediate access to foreign databases and other host applications via network and direct connect. The integrated query builder allows point and shoot database access for user-defined and custom report generation. DataWorks' SmartLinks interface uses wIntegrate Dynamic Link Libraries ("DLL") to link host database information directly with a variety of Microsoft Windows-based, third party applications such as word processing, spreadsheets, imaging and graphics software.

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

     Hardware. As part of its turnkey solutions, DataWorks sells complete third party computer hardware systems and related computer peripherals. DataWorks implements its ERP systems on a number of hardware platforms, including Hewlett-Packard (with which DataWorks has a volume-reseller agreement and which accounts for approximately 50% of DataWorks' hardware shipments), IBM, Data General, DEC and several Intel Pentium and other x86-based systems. Configurations may be host-based UNIX server-oriented, or highly networked solutions, in which DataWorks may participate in network hardware arrangements. In addition, DataWorks has established reseller and support agreements with peripherals and communications equipment manufacturers to facilitate the sale of related equipment to DataWorks' customers.

     Network. DataWorks supports a wide variety of network communication protocols as part of its turnkey product support. LAN and WAN topologies such as TCP/IP, Token Ring and Novell Corporation's ("Novell's") Netware represent the majority of current installations. DataWorks has support agreements with regional and national communications and network suppliers to facilitate the design and implementation of these environments.

SERVICE AND SUPPORT

     DataWorks offers a full complement of services that allow its customers to maximize the benefits of DataWorks' software products, including project management, consulting, implementation, education and training, professional programming, system integration and support, maintenance and customer service. DataWorks' services are not included in the price of its software but are contracted for and billed separately from software and hardware. Maintenance services are billed in advance, while implementation, consulting and programming services are billed monthly as incurred.

IMPLEMENTATION SUPPORT PROGRAM

     DataWorks offers its customers an Implementation Support Program ("ISP") with their initial system order or significant upgrade to an existing system installation. ISP provides a variety of project management and consulting services to assist in rapid implementation and deployment of DataWorks' business solutions. Services offered include a variety of site-specific technical and consulting services to assist in all phases of the implementation process. DataWorks may also provide assistance in integrating its products with the customer's other software, such as automated systems and devices for factory automation and shop floor data collection. In addition, DataWorks offers "first call" support that allows customers to call DataWorks with service inquiries. As part of the implementation of its software, DataWorks employs a pilot program that allows its customers to simulate running their businesses with the new software prior to full-scale "live" implementation of the new system. The entire implementation process, and specifically the pilot programs, are greatly aided by DataWorks' SmartTools product. Pilot program simulations are conducted in an integrated series of hands-on classroom exercises that emphasize system controls and procedures, using a database generated by SmartTools that accurately represents the customer's business. By simulating a number of relevant business scenarios, the pilot program gives key users valuable experience with DataWorks' software, generates involvement in and commitment to the new system and provides a means to track the progress of the implementation of the system before actual full-scale use.

CUSTOMER SUPPORT PROGRAM

     DataWorks offers its customers a Comprehensive Support Program ("CSP"). The cost of CSP is based on a percentage of list price of the DataWorks software purchased and is generally billed annually in advance. Through CSP, DataWorks provides product enhancements and updates that maintain the customers' software and documentation to the then-current standard release level licensed and supported by DataWorks. CSP also includes hotline telephone support during extended business hours (5 am-6 pm Pacific Time) for questions regarding software use. This support is available to customers up to 24-hours per day, seven days per week, as a separately priced option.

     DataWorks' customer service department also offers programming and consulting services for software modifications during and following full implementation of the system.

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

EDUCATION AND TRAINING

     DataWorks offers education and training services that provide customers with a formalized program to ensure that applications are implemented and utilized in an efficient and cost-effective manner. Customers are also offered a variety of software installation, technical support and user training services, both on-site and in DataWorks' regional training centers. Customized education and training programs are also available to meet customers' specific development needs.

PROFESSIONAL CONSULTING SERVICES

     DataWorks provides an array of on-site and classroom implementation and training services. Each customer site is assigned an Account Manager who coordinates DataWorks' activities with the customer. These activities include project management, hardware/software installation scheduling, classroom education scheduling, on-site training, conversion planning and pilot simulation supervision. Windows-based project management software maintains a detailed project plan, resource list, and schedule of events for each phase of the implementation. Designed to meet the return on investment objectives of the customer, the project plan is the customer's key feedback and monitoring mechanism for managing the success of the implementation. The Account Manager, and associated team, is responsible for guiding the new customer from initial installation through successful operation of the system in a live environment. The Account Managers are also the initial point of contact to introduce other DataWorks resources to the customer.

PROFESSIONAL PROGRAMMING SERVICES

     DataWorks provides professional programming services, including custom applications analysis, design, development, training and deployment. Custom software projects may range from simple report development to designing and programming complete applications and integrating legacy systems. Throughout the project, software and design reviews are provided to the customer as defined in the project specification. Upon project completion, custom software is delivered under revision control to a test database where compliance testing is conducted by the customer. The revision control tools within DataFlo and Man-Fact II allow testing, deployment and management of new enhancements without effecting current software releases. All software enhancements, regardless of scope, are created using the Preview development tools and conform to DataWorks' published guidelines for standards and conventions.

PRODUCT DEVELOPMENT

     DataWorks' product development efforts are focused on enhancement of its existing products and introduction of its enterprise client/server ("ECS") product. DataWorks' gross research and development expenditures were $3,846,000, $2,476,000 and $891,000 for the years ended December 31, 1995, 1994, and 1993, respectively, and $2,998,000 for the six months ended June 30, 1996. At June 30, 1996, DataWorks had approximately 80 full-time employees in product development.

ENHANCEMENTS OF DATAFLO AND MAN-FACT II

     DataWorks plans to continue to enhance its DataFlo and Man-Fact II application products to suit the evolving needs of the manufacturing market served by DataWorks. In particular, DataWorks intends to pursue improved functionality on existing application modules and the creation of new modules. As an example, during the past year DataWorks released a Customer Service module that allows its customers to increase their emphasis on customer-oriented operations.

     In addition to applications development, DataWorks will seek to improve and expand Preview, its 4GL development tool, with two fundamental objectives: continued user empowerment with emphasis on ease-of-use, and increased flexibility to make changes to the base products to suit specific customer requirements. DataWorks is developing Windows '95 support within its Preview product. Additionally, DataWorks plans to continue to expand its API technology to permit integration of a wider range of third party software products into its modular systems, further enhancing the enterprise-wide capabilities of DataWorks' ERP solutions.

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

ENTERPRISE CLIENT/SERVER PRODUCT

     In late 1993, DataWorks initiated development of an advanced ECS product. This ECS system will initially incorporate a database supplied by Sybase, but is designed to support a number of major databases. DataWorks expects to introduce the ECS product in 1997.

     DataWorks' ECS system has been designed as a second generation client/server application for manufacturing, planning, inventory, engineering, distribution, service and finance. While the DataFlo and Man-Fact II systems provide a tightly coupled 4GL tool set and database architecture, ECS is built on tools and database architectures from established market leaders, such as Microsoft and Sybase, to promote flexibility and technology independence. DataWorks believes that, by leveraging its manufacturing application development experience with new, evolving client/server technologies, it can attract the favorable support of the large IS departments of manufacturing companies in the upper end of DataWorks' target market (typically, manufacturers with $200 to $500 million in annual revenues). These organizations typically have substantial IS staff because supporting a variety of both standard and custom applications in a dynamic, multi-national corporation requires a significant investment in information services. These enterprises are better able to invest in the tools and technology necessary to support a complex, fully distributed client/server computing environment and to provide the depth of staff and technological expertise to maintain a more "customized" application set.

     Technically, ECS employs a three-tier client/server architecture, in which the business logic, database, and presentation layers can be allocated independently across multiple processors (servers or clients). This distributed model allows large corporations to deploy a series of smaller, departmental or company servers to replace their existing mainframe computers. These systems are then linked over a wide area network to provide significantly more computing power than a single, centralized system. The three-tier structure of ECS has been designed to optimize performance, flexibility and scalability across enterprise-wide operations.

     DataWorks believes that an enterprise framework for development, deployment and support has been a missing element in earlier client/server deployment efforts, yet such a framework is critical to success in the high end of the mid-range market. At the core of the ECS system is a Company developed product suite, Client Server Infrastructure ("CSI"), a library of reusable "objects" for systems development and applications support. CSI has been created to streamline the myriad of technical issues and architectural options of distributed client/server systems into a consistent set of software tools and procedures. Designed to support the complex development and deployment requirements of a global enterprise, CSI's "object libraries" are intended to ensure a consistent look and feel to all functions encompassed by ECS wherever they are used in the enterprise. Furthermore, DataWorks believes that CSI will significantly reduce the time and cost of custom application development for the end user/customer. The CSI product suite and its integrated Computer Aided Software Engineering ("CASE") environment are being developed to provide full revision and change control to facilitate migration of custom development to future releases and upgrades of ECS.

     DataWorks believes that there are few mature applications currently delivered into DataWorks' target market that match the true client/server paradigm. Current high-end products are typically complex and expensive and usually require "custom implementation" over a multi-year period. DataWorks believes that it can develop products for the high end of its markets that are complementary to DataFlo and Man-Fact II, which will be competitive to the products provided by the large ERP system vendors, by offering more standard functionality, a more open solution and competitive pricing. There can be no assurance, however, that DataWorks will successfully complete the development of ECS, or any future product, on a timely basis or that any such product will achieve significant market acceptance.

     DataWorks' agreement with Sybase regarding the RDBMS product incorporated in the ECS product commenced in December 1993, has an initial term of three years and may be extended upon mutual agreement of the parties. The agreement may be terminated by either party upon prior written notice, for breach, for bankruptcy or insolvency or for failure to make payments when due.

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

SALES AND MARKETING

     DataWorks currently has 14 offices across the United States and plans to expand its domestic sales and service operations to approximately 20 locations by the end of 1996. Internationally, DataWorks established a wholly-owned subsidiary in the United Kingdom in 1994 to serve its European operations. DataWorks has recently begun to expand its international presence through distributor agreements.

     DataWorks believes a key to its success in the domestic marketplace is the completion of its "regionalization" process. DataWorks recently established its fifth region in Atlanta, serving the Southeast, and intends to operate a sixth region by late-1996. Under the regionalization concept, DataWorks desires to decentralize to the regional level as much customer service and overall customer involvement as possible. DataWorks believes a strong local presence is an important factor in addressing the needs of mid-range manufacturing businesses and establishing mutually beneficial long term relationships.

COMPETITION

     The business information systems industry is intensely competitive, rapidly changing and significantly affected by new product offerings and other market activities. A number of companies offer products similar to DataWorks' products, which are directed at the market for ERP systems. Many of DataWorks' existing competitors, as well as a number of potential competitors, have more established and larger marketing and sales organizations, significantly greater financial and technical resources and a larger installed base of customers than DataWorks. DataWorks has no proprietary barriers to entry which would limit competitors from developing similar products or selling competing products in DataWorks' markets. Accordingly, there can be no assurance that such competitors will not offer or develop products that are superior to DataWorks' products or that achieve greater market acceptance. In addition, suppliers of RDBMS products or companies that develop management information software applications for large multinational manufacturers are beginning to market to the mid-sized manufacturers targeted by DataWorks or otherwise develop applications that compete effectively in DataWorks' markets. Furthermore, DataWorks intends increasingly to focus its marketing and product development efforts toward the upper end of its target market. As a result, competition (including price competition) is likely to increase substantially, which may result in price reductions and loss of market share. DataWorks may also face resistance from potential customers which have a large installed base of legacy systems, and, therefore, may be reluctant to commit the time and resources necessary to convert to an open systems-based client/server software product. In addition, potential customers may increasingly demand that ERP systems incorporate certain popular RDBMS software not currently integrated in DataWorks' product offerings. As the client/server computing market expands, a large number of companies, some with significantly greater resources than DataWorks, may enter the market or increase their market share by acquiring or entering into alliances with competitors of DataWorks. There can be no assurance that DataWorks will be able to compete successfully against its competitors or that the competitive pressures faced by DataWorks will not adversely affect its financial performance.

     DataWorks has a large number of competitors that vary in size, primary computer platforms and overall product scope. Within the market, the primary competition comes from independent software vendors in four distinctive groups including (i) large multinational system developers in the upper end of DataWorks' mid-range market, including Baan Company, Oracle and qad, Inc., (ii) companies offering high levels of functionality on the AS/400 platform such as System Software Associates, Inc. and J.D. Edwards Company, (iii) traditional mid-range market sector firms such as ROI Systems and Symix Systems, Inc., and
(iv) in the low-end of DataWorks' market, lower priced PC network-based offerings from companies such as Fourth Shift Corporation and Macola Software, Inc. There is also a large number of regional manufacturing software suppliers who leverage their concentrated local support, reputation and, typically, lower price as competitive advantages.

     DataWorks' principal market is highly fragmented and consists of a few large multinational suppliers and a much larger number of small, regional competitors. DataWorks believes that its industry will experience consolidation as management information systems become more complex and as more manufacturers adopt sophisticated management information systems, forcing smaller companies in the industry to specialize or merge with their competitors. In order to compete effectively in the broad markets which DataWorks presently targets, DataWorks will need to continue to grow and attain sufficient size to ensure that it can develop new products on a timely basis in response to evolving technology and new customer demands and can sell such products on a timely basis to a variety of manufacturing industries worldwide. No assurance can be given that DataWorks will be able to grow sufficiently to enable it to compete effectively.

     Due to intense competition in the computer hardware market and an increasing tendency for customers, particularly new accounts, to elect to purchase hardware directly from third party vendors, DataWorks has experienced declining hardware revenues as a percentage of new account systems. Recently, gross profit from hardware sales has not been a significant part of DataWorks' total gross profit, and DataWorks believes this trend will continue.

     DataWorks believes that its success has been due in part to its strategy of focusing marketing and development resources on six specific industry types within the mid-range discrete manufacturing market sector. DataWorks is unaware that any of its competitors is specifically targeting the same group of industries. DataWorks plans to continue to pursue a market leadership position in this select group, but there can be no assurance that competitors with significantly greater financial, technical and marketing resources than DataWorks will not target these particular industries.

     DataWorks believes its use of open systems technologies is an important competitive factor. DataWorks also believes that the number of competitors offering open systems solutions will grow significantly over the next several years. Additionally, DataWorks believes that the typical midrange customer desires an easy-to-use, highly functional 4GL environment, fully integrated throughout the ERP system, which DataWorks has provided through its internally produced development tool set. DataWorks anticipates that a significant source of future competition may be from larger manufacturing software companies that may tailor their products for the mid-range market. Only a few of the larger and better capitalized software systems companies currently compete in DataWorks' targeted market. There can be no assurance that such companies will not develop products that are superior to DataWorks' products or that achieve greater market acceptance.

     The principal elements affecting the buying decision of customers in the mid-range sector are comprehensive application functionality that addresses a wide range of business areas, rapid system deployment, ease-of-use, strong performance, quality of customer support, a fully integrated application set supported by a user-oriented 4GL development environment that allows for easy modification to applications where needed, price and customer references. It is also mandatory that the ERP system be enhanced on a regular basis throughout the license or maintenance term and that such product enhancements be properly supported by necessary revision control software provided by the vendor. Based on these factors, DataWorks believes it has competed effectively to date. In order to be successful in the future, DataWorks must respond effectively to customer needs and properly select and incorporate those technologies and application functionalities that will meet the challenges posed by competitors' innovations. To accomplish this critical objective, DataWorks must continue to invest in enhancing its current products and, when necessary, introduce new products to remain competitive.

INTELLECTUAL PROPERTY

     DataWorks regards its products as proprietary trade secrets and confidential information. DataWorks relies on a combination of copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and other industry standard methods for protecting ownership of its proprietary software. There can be no assurance, however, that, in spite of these precautions, an unauthorized third party will not copy or reverse-engineer certain portions of DataWorks' products or obtain and use information that DataWorks regards as proprietary. In addition, the laws of some foreign countries do not protect DataWorks' proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the mechanisms used by DataWorks to protect its software will be adequate or that DataWorks' competitors will not independently develop software products that are substantially equivalent or superior to DataWorks' software products.

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

     DataWorks licenses DataFlo and Man-Fact II products to end users under license agreements which are generally in standard form, although each license is individually negotiated and may contain variations. The standard form agreement allows the end user to use the DataFlo and Man-Fact IIproducts solely on the end user's computer equipment for the end user's internal purposes, and the end user is generally not permitted to sublicense or transfer the DataFlo and Man-Fact II products. DataWorks licenses the source code for its application software to its customers to enable them to customize the software to meet particular requirements. DataWorks' standard form agreement includes a confidentiality clause protecting the DataFlo and Man-Fact II products. In the event of termination of the license agreement, the end user remains responsible for any accrued and unpaid license fees and confidentiality obligations. However, there can be no assurance that such customers will take adequate precautions to protect DataWorks' source code or other confidential information.

     None of DataWorks' software is patented. DataWorks believes that it has all necessary rights to market its products, although there can be no assurance that third parties will not assert infringement claims in the future. DataWorks may receive notices from third parties claiming that DataWorks' products infringe third party proprietary rights. DataWorks expects that, as the number of software products in the industry increases and the functionality of these products further overlaps, software products will increasingly be subject to such claims. Any such claim, with or without merit, could result in costly litigation and require DataWorks to enter into royalty or license arrangements. Such royalty or license arrangements, if required, may not be available on terms acceptable to DataWorks or at all.

     DataWorks believes that, due to the rapid pace of innovation within the computer industry, factors such as technological and creative skill of personnel, knowledge and experience of management, name recognition, maintenance and support of software products, the ability to develop, enhance, market and acquire software products and services, and strategic relationships in the industry are more important in establishing and maintaining a leading position within the industry than are patent, copyright and other legal protections for intellectual property.

EMPLOYEES

     At June 30, 1996, DataWorks had 313 full-time employees, including 74 in sales and marketing, 80 in product development, 133 in support services and 26 in finance and administration. DataWorks also has 38 part-time employees, primarily in the telemarketing area. DataWorks' employees are not represented by any collective bargaining organization, and DataWorks has never experienced a work stoppage. DataWorks believes that its relations with its employees are good. The loss of certain key employees or DataWorks' inability to attract and retain other qualified employees could have a material adverse effect on DataWorks' business and operations.

PROPERTY

     DataWorks leases approximately 28,000 square feet of office space for its corporate headquarters in San Diego, California, under a lease expiring in 1999. DataWorks leases approximately 14,800 square feet of office space for its Los Angeles/ Orange County division in Garden Grove, California under a lease expiring in 1996. In September 1996, DataWorks will be relocating this operation into 25,000 square feet of office space in Irvine, California under a lease expiring in September 2001.

     DataWorks also has approximately 14,000 square feet of office space under lease and rental agreements in various locations across the United States in support of its regional activities and approximately 1,200 square feet of office space in the United Kingdom on behalf of DataWorks' subsidiary.

LEGAL PROCEEDINGS

     DataWorks is not a party to any material legal proceedings.

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

                              DATAWORKS MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of June 30, 1996, regarding the directors and executive officers of DataWorks:

           NAME                AGE                                 POSITION
- ---------------------------    ----    ----------------------------------------------------------------
Stuart W. Clifton..........    52      Chairman of the Board, President and Chief Executive Officer
Norman R. Farquhar.........    50      Executive Vice President, Chief Financial Officer and Director
Mark S. Howlett............    50      Executive Vice President and Director
Rick E. Russo..............    45      Vice President, Finance and Secretary
Nathan W. Bell.............    36      Director
Finis F. Conner............    52      Director
Ronald S. Parker...........    51      Director

     Stuart W. Clifton has served as President, Chief Executive Officer and as Chairman of the Board of Directors since January 1987, when he and Mr. Howlett acquired control of DataWorks. Between 1971 and 1987, Mr. Clifton held various management positions at Triad Systems Corporation, a vertical distribution software company, in which he was involved from its inception, most recently as Executive Vice President and General Manager.

     Norman R. Farquhar has served as Executive Vice President and Chief Financial Officer of DataWorks since February 1996 and as a director of DataWorks since August 1995. From April 1993 to December 1995, Mr. Farquhar served as Senior Vice President, Chief Financial Officer and Secretary of Wonderware Corporation, a manufacturer of software for the industrial automation industry. From December 1991 to April 1993, he was Vice President of Finance and Chief Financial Officer of MTI Technology Corporation, a developer of system-managed storage solutions. From November 1987 to December 1991, he was Senior Vice President and Chief Financial Officer of Amperif Corporation, a manufacturer of cache-based data storage subsystems.

     Mark S. Howlett has served as Executive Vice President of DataWorks since January 1987, when he and Mr. Clifton acquired control of DataWorks. In 1981, he joined Triad Systems Corporation, where he became its National Sales Manager.

     Rick E. Russo has served as Vice President, Finance since July 1994 and as Secretary since April 1995. From February 1992 to July 1994, Mr. Russo served as Chief Financial Officer of MCC. Prior to joining DataWorks, Mr. Russo served from 1985 to 1991 as Vice President of Finance for Media Duplication Services Ltd., a subsidiary of Polaroid Corporation which provided software manufacturing services. Mr. Russo is a Certified Public Accountant.

     Nathan W. Bell has served as a director of DataWorks since April 1995. Mr. Bell is a founding general partner of Pacific Private Capital ("PPC"), the general partner of Pacific Mezzanine Fund, L.P. ("PMF"), an investment firm formed in March 1994. From January 1990 to March 1994, Mr. Bell was the managing director of BW Capital Corporation, an investment firm.

     Finis F. Conner has served as a director of DataWorks since April 1995. From 1986 to February 1996, Mr. Conner served as the Chairman and Chief Executive Officer of Conner Peripherals, Inc., a supplier of disk management systems and related products. He also serves as a director of Gyration, Inc.

     Ronald S. Parker has served as a director of DataWorks since July 1994. Mr. Parker has served as Chairman of the Board of Parker, Mulcahy & Associates ("PMA"), an investment firm, since May 1992. From March 1991 to April 1992, he was Executive Vice President, Corporate Banking Group, of Security Pacific Bank in Los Angeles. From January 1984 to March 1991, he was Executive Vice President, Corporate Banking Group, of Wells Fargo Bank in Los Angeles. He also serves as a director of CU Bancorp, California United Bank, USC School of Medicine, USC Norris Cancer Center Development Board, CNA Sales Group, Inc. and Performance Marketing, Inc.

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

DIRECTOR COMPENSATION

     The members of the Board of Directors are not compensated for attendance at Board and Committee meetings. They are, however, eligible for reimbursement for their expenses incurred in connection with such attendance in accordance with Company policy.

     Non-employee directors are also eligible for grants of options under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for automatic grants of options to purchase shares of Common Stock to eligible non-employee directors of DataWorks. Option grants under the Directors' Plan are non-discretionary and are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

     The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 75,000. On May 23, 1996, in connection with the Annual Stockholders' Meeting, options to purchase 15,000 shares of DataWorks Common Stock were granted to eligible non- employee directors of DataWorks under the Directors' Plan at an exercise price of $18.25 per share.

     In April 1995, in connection with his election to the Board of Directors, Mr. Conner received a grant of a nonstatutory stock option outside DataWorks' 1995 Equity Incentive Plan (the "Incentive Plan") to purchase 34,615 shares of Common Stock at an exercise price of $1.30 per share. Such option vests monthly over three years, with vesting tied to Mr. Conner's continued service as a member of the Board of Directors.

     In August 1995, in connection with his election to the Board of Directors, Mr. Farquhar received a grant of a nonstatutory stock option outside of the Incentive Plan to purchase 19,230 shares of Common Stock at an exercise price of $5.20 per share. Such option vests monthly over three years, with vesting tied to Mr. Farquhar's continued service as a member of the Board of Directors.

     DataWorks has entered into certain loan agreements with, and has issued warrants to purchase Common Stock to, affiliates of Messrs. Bell and Parker, directors of DataWorks. Such loan agreements were terminated in November 1995. In connection with DataWorks' Series A Preferred Stock financing in August 1995, DataWorks issued to a trust of which Mr. Conner is a trustee a warrant to purchase 345 shares of Common Stock and to Mr. Bell a warrant to purchase 69 shares of Common Stock. See "DataWorks Principal Shareholders" and "Certain Transactions."

     In connection with the resignation of Alfred R. Alteslane as an officer and director of DataWorks in August 1995, DataWorks and Mr. Alteslane entered into a consulting and non-compete agreement pursuant to which Mr. Alteslane acted as a consultant to DataWorks through May 31, 1996. Under the agreement, Mr. Alteslane received an aggregate of $66,665 for consulting services and $110,000 for his agreement not to compete with DataWorks. Mr. Alteslane's stock options vested through May 31, 1996. Mr. Alteslane exercised the remaining balance of his options on May 31, 1996.

EXECUTIVE OFFICER COMPENSATION

     The following table shows for the fiscal years ended December 31, 1994 and 1995, certain compensation awarded or paid to, or earned by, DataWorks' Chief Executive Officer and the three highest compensated executive officers of DataWorks who earned more than $100,000 in the fiscal year ended December 31, 1995, including one former executive officer who resigned from such position in DataWorks during fiscal 1995 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                      ANNUAL                  COMPENSATION
                                                  COMPENSATION(1)               AWARDS(2)
                                        -----------------------------------   -------------
                                                                    OTHER
                                                                   ANNUAL      SECURITIES      ALL OTHER
     NAME AND PRINCIPAL        FISCAL    SALARY       BONUS        COMPEN-     UNDERLYING     COMPENSATION
          POSITION              YEAR      ($)          ($)        SATION($)   OPTIONS(#)(3)      ($)(4)
- -----------------------------  ------   --------     --------     ---------   -------------   ------------
Stuart W. Clifton............   1995    $250,000     $301,700(5)                  30,000        $ 14,738
Chairman of the Board,          1994     263,333       80,000(5)                                  10,008
President and Chief Executive
Officer
Mark S. Howlett..............   1995     240,000(6)    15,000                     20,000           7,108
Executive Vice President        1994     191,550(7)    50,334                                      2,433
Rick E. Russo(8).............   1995     108,250       60,000(9)                  38,076             388
Vice President, Finance and     1994      59,500                                                     166
Secretary
Alfred R. Alteslane(10)......   1995     112,500                                  76,923         111,015(11)
Former Executive Vice           1994     116,667                                                     639
President and Chief
Operations Officer

- ---------------
 (1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain perquisites where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

 (2) None of the named executive officers held restricted stock awards as of June 30, 1996.

 (3) All options were granted under the Incentive Plan. Reference is made to "Employee Benefit Plans -- 1995 Equity Incentive Plan" for a more detailed description of option grants under the Incentive Plan.

 (4) Includes the value of excess group term life insurance premiums paid on behalf of Messrs. Clifton, Howlett, Russo and Alteslane.

 (5) Mr. Clifton's bonus for 1995 includes, and his bonus for 1994 excludes, advances of $91,700 made in 1994 and approved by the Board as a 1995 bonus in June of 1995. Also includes a bonus of $210,000 for services rendered in 1995, which bonus was paid in 1996.

 (6) Includes sales commissions in the amount of $90,000.

 (7) Includes sales commissions in the amount of $23,550.

 (8) Includes compensation beginning in June 1994 when Mr. Russo joined
     DataWorks.

 (9) Includes a bonus for services rendered in 1995, which bonus was paid in fiscal 1996.

(10) Includes compensation beginning in June 1994 when Mr. Alteslane joined DataWorks. Mr. Alteslane resigned as an officer and director of DataWorks in August 1995.

(11) Includes $110,000 paid to Mr. Alteslane for an agreement not to compete with DataWorks in connection with his termination from DataWorks.

STOCK OPTION GRANTS AND EXERCISES

     DataWorks grants options to its executive officers under its Incentive Plan. The following tables show, for the fiscal year ended December 31, 1995, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL
                                                 INDIVIDUAL GRANTS                                   REALIZABLE VALUE
                     --------------------------------------------------------------------------         AT ASSUMED
                     NUMBER OF          % OF                                                          ANNUAL RATES OF
                     SECURITIES     TOTAL OPTIONS                                                       STOCK PRICE
                     UNDERLYING      GRANTED TO                                                      APPRECIATION FOR
                      OPTIONS       EMPLOYEES IN      EXERCISE OR       MARKET                        OPTION TERM(3)
                      GRANTED          FISCAL         BASE PRICE       VALUE ON      EXPIRATION     -------------------
       NAME            (#)(1)          YEAR(2)          (S/SH)        GRANT DATE        DATE         5%($)      10%($)
- -------------------  ----------     -------------     -----------     ----------     ----------     -------     -------
Stuart W.
  Clifton..........    30,000(4)         8.9%            10.725          9.75         10/04/05      202,703     511,583
Mark S. Howlett....    20,000(4)         5.9%              9.75          9.75         10/04/05      122,850     310,050
Rick E. Russo......    15,000(4)         4.4%              9.75          9.75         10/04/05       92,138     232,538
                        3,846(5)         1.1%              2.86          2.86          5/08/05        6,930      17,489
                       19,230(5)         5.7%              0.65          0.65          2/01/05        7,875      19,874
Alfred R.
  Alteslane........        --             --                 --            --               --           --          --

- ---------------
(1) The options will fully vest upon a change in control of DataWorks as defined in the Incentive Plan unless the acquiring company assumes the options or substitutes similar options. The term of the options is generally 10 years.

(2) Based on options to purchase 338,570 shares granted to employees, including Named Executive Officers, under the Incentive Plan in fiscal 1995.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect DataWorks' estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of DataWorks' Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

(4) Options become exercisable over a three-year period with shares vesting in 36 equal monthly installments.

(5) Options become exercisable over a four-year period with 25% vesting one year from the date of grant and the remaining shares vesting in 36 equal monthly installments thereafter.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1995 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1995:

                           SHARES                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                          ACQUIRED                  UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                             ON         VALUE         AT DECEMBER 31, 1995 (#)(1)       DECEMBER 31, 1995 ($)(2)
                          EXERCISE     REALIZED     -------------------------------     ------------------------
          NAME              (#)          ($)           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
- ------------------------  --------     --------     -------------------------------     ------------------------
Stuart W. Clifton.......     --           --                  1,666/28,334                     3,165/53,835
Mark S. Howlett.........     --           --                  1,111/18,889                     3,222/54,306
Rick E. Russo...........     --           --                    833/14,167                     2,395/40,730
                                                                   0/3,846                         0/37,556
                                                                  0/19,230                        0/230,279
Alfred R.
  Alteslane(2)..........     --           --                   8,013/8,013                    99,175/99,175

- ---------------
(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with an exercise price below the fair market value of DataWorks' Common Stock.

(2) Fair market value of DataWorks' Common Stock as of December 31, 1995 ($12.625) minus the exercise price.

(3) In connection with Mr. Alteslane's resignation as an officer and director of DataWorks in August 1995, such options terminated with respect to 38,462 shares.

EMPLOYMENT AGREEMENTS

     Pursuant to an executive employment agreement between DataWorks and Stuart
W. Clifton entered into in May 1994, Mr. Clifton receives an annual salary of no less than $250,000 and bonuses and equity compensation as determined by the Compensation Committee of the Board of Directors. In addition, during each quarter, DataWorks makes available to Mr. Clifton advances in the amount of $33,000, provided that the aggregate amount of all outstanding advances does not exceed $264,000. The advances will be repaid by deduction from any annual bonus awarded to Mr. Clifton and net proceeds from any sale of DataWorks' securities held by him. If the advances for any calendar year are not repaid from his annual bonus awarded for such year or from his net proceeds from sales of DataWorks' securities owned by him during such year, the advances will commence bearing interest on the date bonuses are determined by the Compensation Committee during such year. All outstanding advances, including interest accrued thereon, are due and payable in full five years from the effective date of the agreement. The principal amount of such advances outstanding as of June 30, 1996 was $155,300. If Mr. Clifton's employment is terminated by DataWorks without cause, he will receive as severance $375,000 payable in equal monthly installments over the 12-month period following the date of termination, continued health insurance benefits and automatic forgiveness by DataWorks of any outstanding advances in principal sum not exceeding $198,000 and all accrued interest thereon. If Mr. Clifton's employment is terminated by DataWorks for cause or he resigns, all of his executive compensation will cease immediately, no severance benefits will be provided and all outstanding advances and accrued interest thereon will be automatically due and payable in full.

     Pursuant to an executive employment agreement between DataWorks and Mark S. Howlett entered into in May 1994, Mr. Howlett receives an annual base salary of $150,000 and bonuses and equity compensation as determined by the Compensation Committee of the Board of Directors. If Mr. Howlett's employment is terminated without cause, he will receive as severance $150,000 payable in equal monthly installments over the 12-month period following the date of termination, continued health insurance benefits and automatic forgiveness by DataWorks of all outstanding loans and interest accrued thereon. If Mr. Howlett's employment is terminated for cause or he resigns, his compensation and benefits will cease immediately and he will not be entitled to severance benefits. Additionally, if DataWorks terminates Mr. Howlett's employment for cause, all outstanding loans, including interest accrued thereon, will be immediately due and payable in full.

     In connection with the resignation of Alfred R. Alteslane as an officer and director of DataWorks in August 1995, DataWorks and Mr. Alteslane entered into a consulting and non-compete agreement pursuant to which Mr. Alteslane acted as a consultant to DataWorks through May 31, 1996. Under the agreement, Mr. Alteslane received an aggregate of $66,665 for consulting services and $110,000 for his agreement not to compete with DataWorks.

     Pursuant to an offer letter dated January 17, 1996, Norman R. Farquhar receives an annual base salary of $200,000 and a cash bonus of $50,000 for the fiscal year beginning January 1, 1996, which bonus will be paid if certain financial and non-financial objectives are achieved. Upon commencement of his employment in February 1996, Mr. Farquhar was granted an option to purchase 135,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, which option vests monthly over a three-year period. If Mr. Farquhar's employment is terminated without cause, he will receive an amount equal to his then annual base salary payable in equal monthly installments over the 12-month period following the date of termination in consideration for which Mr. Farquhar agrees, for one year following such termination, to (i) not solicit any employee, consultant or independent contractor of DataWorks to terminate his or her relationship with DataWorks in order to become an employee, consultant or independent contractor to or for any other person or business, (ii) be available to DataWorks on a transitional basis and (iii) not become financially interested in, be employed by or have any connection with a competitor of DataWorks.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     DataWorks' executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). The Committee is appointed by the Board and is comprised of two non-employee Directors. The Committee has responsibility for all compensation matters concerning DataWorks' executive officers.

  COMPENSATION PHILOSOPHY

     The Board's executive compensation program strongly links management pay with DataWorks' annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon DataWorks' achievement of annual financial and strategic objectives approved by the Board; and long-term incentive opportunities, generally in the form of stock options which strengthen the mutuality of interest between management and DataWorks' shareholders.

     The following is a discussion of each of the elements of DataWorks' executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal 1995 for the Chief Executive Officer and all executive officers as a group.

  MANAGEMENT COMPENSATION PROGRAM

     Compensation paid to DataWorks' executive officers for fiscal 1995 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, cash bonuses and stock options granted under the Incentive Plan.

- ---------------

     (1) The material in this report is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of DataWorks under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     BASE SALARY

     With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's levels of responsibility and individual performance, and the salaries of similar positions in DataWorks and in comparable companies in DataWorks' industry. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices and is subject to the terms and conditions of their respective employment agreements. Annual adjustments in base salaries typically are made effective at the beginning of the calendar year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements.

     ANNUAL BONUS PROGRAM

     DataWorks' bonus program encourages executive officers to achieve both corporate and individual business unit objectives. Bonus earnings opportunities primarily derive from the achievement of corporate objectives, which objectives are based on a scale commensurate with the executive's ability to effect company-wide goals. Incentive bonuses are awarded if certain minimum corporate earnings thresholds are met. Below such minimum, no corporate incentive bonus is permitted. DataWorks' bonus program applied to certain senior executive officers of DataWorks in 1995 and has been extended to cover all other executive officers of DataWorks beginning in 1996.

     1995 EQUITY INCENTIVE PLAN

     The long term incentive element of DataWorks' management compensation program provides for grants of stock awards, which include (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) stock appreciation rights. These discretionary stock awards are granted and administered by the Committee under the Incentive Plan, which is intended to create an opportunity for employees of DataWorks to acquire an equity ownership interest in DataWorks and thereby enhance their efforts in the service of DataWorks and its shareholders. The compensatory and administrative features of the Incentive Plan conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

     In October 1995, the Committee approved grants of stock options to certain executive officers (including those Named Executive Officers reflected in the foregoing tables) and other employees of DataWorks, all at the exercise price of $9.75 per share, the then-current fair market value of the Common Stock, except the option granted to Mr. Clifton, a holder of more than 10% of the outstanding Common Stock, has an exercise price of $10.725, 110% of the then-current fair market value of the Common Stock. The stock options become exercisable over a three-year period with shares vesting in 36 equal monthly installments. The Committee believes that by rationing the exercisability of these stock options over a three-year period, the executive retention impact of the Incentive Plan will be strengthened and management's motivation to enhance the value of DataWorks' stock will be constructively influenced.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     Pursuant to an executive employment agreement between DataWorks and Stuart
W. Clifton, Chairman of the Board, President and Chief Executive Officer of DataWorks, entered into in May 1994, Mr. Clifton received a salary of $250,000 in 1995. In addition, in accordance with such employment agreement, advances are made each year by DataWorks to Mr. Clifton. Such advances are repaid by deduction from any annual bonus earned for such year and net proceeds from any sale of DataWorks' securities held by him. If the advances are not repaid, such advances will bear interest commencing on the date the Compensation Committee determines annual bonuses for such year. See "Employment Agreements."

     Among the factors considered by the Committee in its consideration of Mr. Clifton's ongoing performance were the continued expansion of DataWorks' core businesses into both domestic and international markets, the continued success of DataWorks' new product development, sales and marketing efforts, and the fiscal 1995 financial performance of DataWorks and its subsidiaries measured by actual-versus-target sales and actual-versus-target earnings.

     Mr. Clifton's annual bonus award for fiscal 1995 was earned under the program established and approved by the Committee at the beginning of fiscal 1995. As the senior corporate executive officer, his bonus generally reflected the significant growth and financial performance of DataWorks in fiscal 1995. The $91,700 bonus awarded in June 1995 reflected various substantial achievements, including the successful completion of DataWorks' acquisition of Madic-Compufact Corporation ("MCC") and the subsequent integration of the two companies, the successful consummation of multiple financings and significant sales growth apart from the MCC acquisition. The $210,000 bonus awarded in February 1996 was based on various factors, including the favorable financial and operating performance of DataWorks against DataWorks' Plan during 1995, the continuing success of the integration of MCC into DataWorks, the successful completion of the Preferred Stock financing of DataWorks in August 1995, the completion of DataWorks' initial public offering in October 1995 and the recruitment of additional senior management personnel.

  SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code limits DataWorks to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of DataWorks.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS:

                                          FINIS F. CONNER
                                          RONALD S. PARKER

CERTAIN TRANSACTIONS

     DataWorks has entered into indemnity agreements with certain officers and directors which provide, among other things, that DataWorks will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of DataWorks, and otherwise to the full extent permitted under California law and DataWorks' Bylaws.

     DataWorks entered into loan agreements dated as of May 27, 1994, as amended as of April 23, 1995, with (among other parties) PMF and PMA. Nathan W. Bell, a director of DataWorks, is a general partner of PPC, which is the sole general partner of PMF, and Ronald S. Parker, a director of DataWorks, is the Chairman and a majority shareholder of PMA. PMF loaned DataWorks $3,400,000 in 1994 and an additional $775,972 in 1995. PMF received an aggregate of $125,279 in processing fees for its loans. PMA loaned DataWorks $1,327,000 in 1994 and an additional $302,858 in 1995. PMA received an aggregate of $48,896 in processing fees for its loans. These loans bore interest at 12.0% per annum. DataWorks prepaid these loans in full in November 1995 using a portion of the net proceeds of DataWorks' initial public offering. In connection with these loans, DataWorks issued to (i) PMF warrants to purchase an aggregate of 1,411,730 shares of Common

Stock, (ii) PMA warrants to purchase an aggregate of 550,990 shares of Common Stock and (iii) PPC warrants to purchase an aggregate of 28,097 shares of Common Stock. Upon the completion of DataWorks' initial public offering (i) 668,087 shares of such warrants held by PMF terminated and an aggregate of 57,421 shares of Common Stock were issued to PMF upon the net exercise of the remaining warrants, (ii) 13,662 shares of such warrants held by PMA terminated and an aggregate of 85,504 shares of Common Stock were issued to PMA upon the net exercise of the remaining warrants and (iii) 13,296 shares of such warrants held by PPC terminated and an aggregate of 5,195 shares of Common Stock were issued to PPC upon the net exercise of the remaining warrants.

     In August 1995, DataWorks completed a financing of its Series A Preferred Stock (the "Series A Financing"). In connection with the Series A Financing, DataWorks issued (i) 138,350 shares of Series A Preferred Stock to PMF (in exchange for cancellation of approximately $1,000,000 of indebtedness), (ii) 1,383 shares of Series A Preferred Stock to Mr. Bell, (iii) 186,773 shares of Series A Preferred Stock to DataWorks Partners IV, L.P., of which PMA is the general partner and a limited partner and of which Mr. Parker is a limited partner, and (iv) 6,917 shares of Series A Preferred Stock to a trust of which Finis F. Conner, a director of DataWorks, is a trustee. The purchase price for the Series A Preferred Stock was $7.23 per share. In connection with the Series A Financing, DataWorks issued to (i) PMF a warrant to purchase an aggregate of 3,458 shares of Common Stock, (ii) Mr. Bell a warrant to purchase 69 shares of Common Stock, (iii) PMA a warrant to purchase 13,662 shares of Common Stock and
(iv) a trust of which Mr. Conner is a trustee a warrant to purchase 345 shares of Common Stock. These warrants have an exercise price of $8.68 per share. The shares of Common Stock into which such Series A Preferred Stock was converted upon completion of DataWorks' initial public offering are entitled to certain demand and piggyback registration rights.

     In connection with DataWorks' initial public offering in October 1995 and the subsequent exercise of the underwriters' overallotment option in November 1995, the following persons sold Common Stock and/or warrants to purchase Common Stock in the amounts set forth below: (i) Stuart W. Clifton, Chairman of the Board, President and Chief Executive Officer of DataWorks, sold 119,527 shares of Common Stock, 40,000 of which was held by a trust of which Mr. Clifton is a trustee; (ii) Mr. Bell sold 5,665 shares of Common Stock; (iii) PPC sold warrants to purchase 4,774 shares of Common Stock; (iv) PMF sold warrants to purchase 303,491 shares of Common Stock; (v) Mark S. Howlett, Executive Vice President and a director of DataWorks, sold 42,599 shares of Common Stock, 8,000 shares of which was held by a trust of which Mr. Howlett is a trustee; (vi) PMA sold warrants to purchase 110,000 shares of Common Stock; (vii) DataWorks Partners IV, L.P. sold 93,386 shares of Common Stock; and (viii) Alfred R. Alteslane, former Executive Vice President and Chief Operations Officer, sold 28,398 shares of Common Stock. In addition, upon the completion of DataWorks' initial public offering, an aggregate of 4,723 shares of Common Stock were issued to Mr. Bell upon the net exercise of his remaining warrants.

     At December 31, 1993 and 1994, DataWorks owed Mr. Clifton $481,000 and $50,000, respectively, for loans made by him bearing interest at rates from 6% to 15% per annum. Such loans owed to Mr. Clifton were repaid in September 1995. The principal amount of all outstanding advances paid to Mr. Clifton pursuant to his executive employment contract as of June 30, 1996 was $155,300. See "Employment Agreements."

     In May 1994, in connection with the loan received by DataWorks from Greyhound Financial Corporation, Mr. Clifton entered into a Guaranty and Subordination whereby Mr. Clifton guaranteed payment in full of the term loan. This guaranty terminated in connection with the repayment of the loan in September 1995.

     In January 1996, DataWorks entered into an agreement with Norman R. Farquhar, Executive Vice President, Chief Executive Officer and a director of DataWorks, regarding his employment with DataWorks. See "Employment Agreements."

     In January 1995, Mr. Russo received a grant of a stock option under the Incentive Plan to purchase up to 19,230 shares of Common Stock at an exercise price of $.65 per share of which he exercised 4,800 shares in February 1996. In May 1995, Mr. Russo received a grant of a stock option under the Incentive Plan to purchase up to 3,846 shares of Common Stock at an exercise price of $2.86 per share. Such options vest over a four-year period. In April 1995, in connection with his election to the Board of Directors, Mr. Conner received a grant of a nonstatutory stock option outside of the Incentive Plan to purchase up to 34,615 share of Common

Stock at an exercise price of $1.30 per share. Such option vests monthly over three years, with vesting tied to Mr. Conner's continued service as a member of the Board of Directors. In August 1995, in connection with his election to the Board of Directors, Mr. Farquhar received a grant of a nonstatutory stock option outside of the Incentive Plan to purchase up to 19,230 shares of Common Stock at an exercise price of $5.20 per share. Such option vests monthly over three years, with vesting tied to Mr. Farquhar's continued service as a member of the Board of Directors. In October 1995, Messrs. Clifton, Howlett and Russo received grants of stock options under the Incentive Plan to purchase up to 30,000, 20,000 and 15,000 shares of Common Stock, respectively, at an exercise price of $10.725, $9.75 and $9.75 per share, respectively. Such options vest monthly over a three-year period. In February 1996, in connection with his employment with DataWorks, Mr. Farquhar received a grant of an option under the Incentive Plan to purchase 135,000 shares of Common Stock at an exercise price of $11.0265 per share. Such option vests monthly over a three-year period.

     DataWorks has entered into certain additional transactions with its directors and officers, as described under the caption "Executive Compensation."

                        DATAWORKS PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership of DataWorks' Common Stock as of July 31, 1996 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of DataWorks as a group; and (iv) all those known by DataWorks to be beneficial owners of more than five percent of its Common Stock.

                                                                BENEFICIAL OWNERSHIP (1)
                                                       ------------------------------------------
                                                       NUMBER OF     PERCENT OF     PERCENT AFTER
                    BENEFICIAL OWNER                    SHARES         TOTAL           MERGER
    -------------------------------------------------  ---------     ----------     -------------
    Stuart W. Clifton(2).............................  1,125,215        18.7%            14.4%
    Nathan W. Bell(3)................................    417,944         7.0%             5.4%
    Pacific Mezzanine Fund, L.P.(4)
      2200 Powell Street, Suite 1250
      Emeryville, CA 94608...........................    407,158         6.8%             5.2%
    Mark S. Howlett(5)...............................    331,012         5.5%             4.2%
    Ronald S. Parker(6)..............................    189,691         3.2%             2.4%
    Finis F. Conner(7)...............................     24,024           *                *
    Norman R. Farquhar(8)............................     34,745           *                *
    Rick E. Russo(9).................................     15,274           *                *
    All executive officers and directors
      as a group (7 persons)(10).....................  2,137,905        35.1%            27.1%

- ---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, DataWorks believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 6,006,240 shares outstanding on July 31, 1996, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC"), and assume that the DCD shareholders will receive 1,800,000 shares of DataWorks Common Stock upon consummation of the Merger.

 (2) Includes 9,166 shares subject to options exercisable within 60 days of July 31, 1996.

 (3) Includes 69 shares issuable upon exercise of a warrant held by Mr. Bell, 3,458 shares issuable upon exercise of a warrant held by PMF, 412,700 shares held by PMF and 5,195 shares held by PPC. Mr. Bell is a general partner of PPC, which is the general partner of PMF. He disclaims beneficial ownership of securities held by PMF and PPC, except to the extent of his pro rata interest therein. Includes 416 shares subject to options exercisable within 60 days of July 31, 1996.

 (4) Includes 3,458 shares issuable upon exercise of a warrant held by PMF.

 (5) Includes 6,111 shares subject to options exercisable within 60 days of July 31, 1996.

 (6) Includes 85,504 shares held by PMA, of which Mr. Parker is Chairman of the Board and a majority shareholder, and 93,387 shares held by DataWorks Partners IV, L.P., of which PMA is a general partner. Includes 416 shares subject to options exercisable within 60 days of July 31, 1996.

 (7) Includes 6,917 shares of Common Stock and 345 shares issuable upon exercise of a warrant held by a trust of which Mr. Conner is a trustee and 16,762 shares subject to options exercisable within 60 days of July 31, 1996.

 (8) Includes 33,194 shares subject to options exercisable within 60 days of July 31, 1996.

 (9) Includes 9,078 shares subject to options exercisable within 60 days of July 31, 1996.

(10) Includes 603,703 shares held by entities affiliated with directors of DataWorks, 75,143 shares subject to options held by officers and directors exercisable within 60 days of July 31, 1996 and 3,872 shares issuable upon exercise of warrants held by directors and entities affiliated with directors. See notes (2), (3), (5), (6), (7), (8) and (9).

             DCD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. DCD's and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" and "DCD Business," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

     DCD designs, develops, markets and supports business management software for use by small and mid-sized manufacturers in the make-to-order (MTO) manufacturing industry. Make-to-order manufacturers are often referred to as custom manufacturers, contract manufacturers or job shops. DCD's products and services are employed by manufacturers to enhance their overall business performance. This is accomplished by providing the information facilities necessary to reduce manufacturing lead time, minimize material inventory, improve operating efficiencies and improve the communication of information necessary for tactical management.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage of total revenues represented by certain statement of operations data:

                                                                                   SIX MONTHS
                                                 YEARS ENDED DECEMBER 31,        ENDED JUNE 30,
                                                --------------------------       ---------------
                                                1993       1994       1995       1995       1996
                                                ----       ----       ----       ----       ----
    Revenues:
      Software and related products...........   66 %       68 %       67 %       66 %       68 %
      Services................................   34         32         33         34         32
                                                ---        ---        ---        ---        ---
              Total revenues..................  100        100        100        100        100
                                                ===        ===        ===        ===        ===
    Cost of revenues:
      Software and related products...........   12         10          9         10          9
      Services................................   25         17         15         18         18
                                                ---        ---        ---        ---        ---
              Total cost of revenues..........   37         27         24         28         27
    Gross profit:.............................   63         73         76         72         73
                                                ---        ---        ---        ---        ---
    Operating expenses:
      Sales and marketing.....................   28         30         33         35         32
      Research and development................    7          8          5          5          2
      General and administrative..............   15         16         12         14         16
      ESOP contribution.......................    9          7          4          5          0
                                                ---        ---        ---        ---        ---
              Total operating expenses........   59         61         54         59         50
                                                ---        ---        ---        ---        ---
    Income from operations....................    4         12         22         13         23
    Other income (expense)....................   (2)        (1)         0          0          1
                                                ---        ---        ---        ---        ---
    Income before income taxes................    2         11         22         13         24
    Provision for income taxes................   --          2          7          4         10
                                                ---        ---        ---        ---        ---
    Net income................................    2 %        9 %       15 %        9 %       14 %
                                                ===        ===        ===        ===        ===

TOTAL REVENUES

     DCD's principal sources of revenue consist of software licenses and related services, including software maintenance, consulting and custom programming. In addition, DCD resells third party pre-printed customized forms including quote forms, invoices, checks, time cards and others for use by its customers. Some Vista revenue is generated through the resale of third party software used in the deployment of DCD's software products. A small amount of revenue is generated through the sale of third party hardware.

     Total revenues increased 38% from 1993 to 1994, 82% from 1994 to 1995 and 63% in the first six months of 1996 compared to the first six months of 1995. The increases seen in 1994 and subsequent periods were due primarily to the availability of the new Vista and Vantage products beginning in the middle of 1994. The Vista product contributed significantly to growth in the number of sales to manufacturers while the Vantage product contributed to sizable increases in the average dollar sale per customer in its target markets. During the early 1990s, DCD invested in revamping its sales strategy from one partially dependent on independent third parties to one based only on internal direct sales and telesales channels within DCD. Continued investments in expanding product functionality and market channels contributed to ongoing growth in 1996.

  Software License Revenues

     Revenues from DCD's noncancellable software licenses are recognized upon delivery of the products provided that no significant Company obligations remain and collection of the related receivable is deemed probable.

     DCD's Vista product line is sold over the telephone to smaller manufacturing entities and carries a 30-day money back guarantee. DCD books this revenue upon shipment and maintains adequate reserves to cover any returns which typically average approximately 10%. Vantage software, being a more sophisticated product for customers needing enhanced functionality, is sold through a direct sales force. Software sales increased by 70% from 1993 to 1994 as a result of the introduction of the Vantage and Vista products. Added product functionality, combined with ongoing investments in building sales channel strength and market presence contributed to software sales growth of 97% between 1994 and 1995. Increased marketing activity as well as a solid referral base and expanded functionality resulted in growth of 75% during the first six months of 1996 compared to the same period in 1995.

  Cost of Software License Revenues

     The cost of software license revenues includes the costs of software related products sold with DCD's software systems that are provided by third parties, printed installation and operating information supplied with the product and the cost of packaging for shipment. With the introduction of new products in 1994, DCD improved the packaging associated with these items to provide an image consistent with their performance. The Vantage product cost also includes the cost of Progress software -- client run-time and server database costs. There are no run-time or database costs related to the Vista product; however, the Vista product costs do include an external firmware device for security. The Classic product can employ both software and hardware methods for porting to alternate computer hardware platforms.

  Other Related Product Revenues

     DCD occasionally incorporates and sells elements of computer and electronic hardware with its software products and systems. Hardware revenue consists of products provided as a convenience to customers, including touchscreen computer monitors, data entry light pens and bar code data collection wands. These products are commercially available to customers from a variety of alternative sources. The amount of revenue and costs associated with these products has consistently been less than 5% of total revenues.

     For the convenience of its customers, DCD sells various forms and supplies to complement the utilization of its software products, including pre-printed forms with customized logos for order acknowledgments, packing slips, purchase orders, AP and payroll checks, envelopes, labels, time cards and other forms of paper documentation. These items are printed by a third-party and drop-shipped to the customer. With the introduction of Vista and Vantage products, which employ laser printing technology, DCD had expected this business element to decline. Although forms revenue has continued to grow in absolute dollars, it has declined as a percentage of total revenues from 8% in 1994 to 5% in 1995. During the first six months of 1996 and for the comparable 1995 period, revenue from forms and supplies constituted only 5% of total sales.

     The forms and supplies sold to customers are printed by a third party and drop-shipped direct to the customer. Margins on these items were 61% in 1994 and 58% in 1995. Margins for the first six months of 1996 were 57%. The decline in margin is attributed to increased printing costs.

  Services Revenues

     Services revenues include fees associated with software maintenance and support services, consulting, education and training and custom programming. Software maintenance and support service revenues are generally prepaid and recognized ratably over the period of the associated service agreement. Consulting, education, training and custom programming fees are generally paid and recognized as the services are performed.

     Services revenues increased 27% from 1993 to 1994 and 90% from 1994 to 1995. During the first six months of 1996, such revenues were 53% above 1995 levels for the same period. Custom programming remained relatively flat during the 1993-1995 period as a result of DCD's focus on maximizing standard product functionality in the near term. Revenues associated with product implementation and ongoing support and maintenance increased throughout the period as a result of the growing software customer base.

  Cost of Services Revenues

     Services available to customers to provide software maintenance and support (including minor costs of product enhancements and updates for existing products), consulting and customized programming are provided through an in-house staff of professionals. The costs associated with these services are based on salaries plus a portion of overhead costs. Out-of-pocket expenses related to travel to customer facilities are paid by the customer. From 1993 to 1994 the cost of services decreased by 4%. From 1994 to 1995 the costs increased by 59% and for the first six months of 1996 the associated costs were 68% above 1995 levels. Cost increases are directly related to increases in revenue-generating customer services provided by DCD. Margins have generally increased throughout the period as a result of increased prices and better operating efficiencies realized through added internal systems and refined processes.

  Sales and Marketing Expenses

     Sales and marketing expenses increased 45% from 1993 to 1994 and 102% from 1994 to 1995 as a result of heightened marketing required for the introduction of the new Vista and Vantage product lines, including an aggressive marketing and market awareness campaign and the addition of personnel to DCD's sales and marketing organizations. Sales and marketing expenses increased 45% in the first six months of 1996 from the comparable period in 1995 as a result of expanded market coverage through direct mail advertising and other promotional programs. DCD expects sales and marketing expenses to continue to increase as a driving element toward increasing revenues for the future in existing and new markets.

  Research and Development and Expenses

     Software design and programming expenses associated with product development are expensed as incurred, as such costs primarily represent the cost of establishing technological feasibility of a development project. The flow of development provides for a relatively short time span between when technological feasibility is attained and general release occurs. As a result, DCD has not capitalized any costs related to software development. Research and development expenses increased 53% from 1993 to 1994 as DCD finalized the development of the initial phases of the Vista and Vantage product lines. With the primary elements of both products effectively completed, ongoing development in 1995 remained relatively flat as development efforts have focused only on expanded functionality and limited new module design. The majority of development effort and investment in the first six months of 1996 was focused on providing expanded product functionality for horizontal and vertical market expansion and is evidenced in increased cost of services revenues. The resources required for this effort have been at lower levels as compared to the levels required for the development and enhancement of Vista and Vantage in 1994 and 1995. To continue to build its technology position in the marketplace, research and development expenses are expected to increase both in absolute dollars and as a percentage of revenue.

  General and Administrative Expenses

     General and administrative expenses increased 48% between 1993 and 1994 and 38% between 1994 and 1995 as a result of increased employee head count throughout DCD. Relocation to a larger facility in 1995 also contributed to ongoing increased costs. General and administrative expenses increased 84% in the first six months of 1996 compared to the first six months of 1995 due to administrative expenses associated with increasing employment population including facility and internal systems costs.

  DCD ESOP Contributions and Dividends

     DCD established the DCD ESOP for the benefit of all employees meeting certain eligibility requirements. In November 1992, all outstanding common stock was exchanged for shares of Class B common stock at a ratio of 600 shares of Class B Common Stock for each share of common stock. On November 12, 1992, DCD obtained financing of $2,550,000 from a commercial bank and advanced proceeds to the DCD ESOP which purchased 267,750 shares of Class B common stock from the selling stockholder of DCD. The DCD ESOP's shares were immediately converted to Class A common stock. Class A and Class B common stock have identical voting and liquidation rights. If dividends are declared to only one class of stock, the dividends must be declared to the shares of Class A common stock held by the DCD ESOP. DCD recorded the funds advanced to the DCD ESOP as a "Receivable from ESOP" which was a reduction to stockholders' equity. As DCD made annual contributions to the DCD ESOP, the contributions were used to repay the obligation. As the principal amount of the loan was repaid, the "Receivable from ESOP" was reduced accordingly. During 1995, the DCD ESOP note payable and "Receivable from ESOP" were paid in full.

  Other Income and Expense

     From November 1992 to September 1995 DCD had outstanding debt associated with the DCD ESOP. The debt was retired in September 1995. Since that time DCD's cash accounts have been increasing, resulting in interest income as reported. Other Income/Expense has been relatively insignificant.

  Income Taxes

     Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires the asset and liability method of accounting for income taxes and calls for the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns. DCD realized tax benefits from 1992 through 1995 from the deduction of contributions and dividends paid on common stock held by the DCD ESOP used to make DCD ESOP debt service payments, which have reduced DCD's effective tax rate in those periods.

LIQUIDITY AND CAPITAL RESOURCES

     DCD has to date funded its operations and growth primarily through cash generated from ongoing business operations. Cash flow provided by operations was $248,591, $757,401 and $2,598,153 in 1993, 1994 and 1995, respectively. In 1995
DCD obtained a $225,000 line of credit from its commercial bank. In July 1996 the credit line was increased to $1,000,000. No amounts were outstanding on the line of credit at December 31, 1994 and 1995.

     In the years 1993, 1994 and 1995, DCD generated cash to repay the outstanding debt associated with the DCD ESOP in the amounts of $607,142, $855,355, and $1,087,503, respectively.

                                  DCD BUSINESS

     The following discussion contains forward-looking statements that involve risks and uncertainties. DCD's and the combined entity's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors" and "DCD Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as those discussed elsewhere in this Prospectus/Joint Proxy Statement.

COMPANY OVERVIEW

     DCD designs, develops, markets and supports business management software for use by small and mid-sized manufacturers in the make-to-order (MTO) manufacturing industry. Make-to-order manufacturers are often referred to as custom manufacturers, contract manufacturers or job shops. DCD's products and services are employed by manufacturers to enhance their overall business performance. This is accomplished by providing the information facilities necessary to reduce manufacturing lead time, minimize material inventory, improve operating efficiencies and improve the communication of information necessary for tactical management.

     Since its inception in 1974, DCD has designed and delivered software products to address the unique needs of the MTO industry by providing manufacturers with the tools to monitor and control their manufacturing and business operations. DCD was the first software provider to deliver business solutions focused exclusively on the MTO manufacturing industry and DCD believes it currently has the largest installed base of any MTO software vendor. Moreover. the recent emphasis in the marketplace on Just-In-Time ("JIT") manufacturing, which closely resembles the MTO business operations model, is continuing to expand DCD's available market to encompass more traditional low volume discrete manufacturers.

     DCD's software products include Vantage, Vista and Classic. Vantage, released in May 1994, is a Windows-based client/server application designed for small and medium-sized MTO manufacturers and MTO manufacturers with some standard product content to their business offering. Vantage is scaleable and capable of providing software solutions for manufacturers of 20 to 500 employees per site. Vantage is written in Progress, a fourth-generation software development language ("4GL"). Over 180 systems have been sold.

     Vista, released in April 1994, is designed to manage virtually every phase of smaller manufacturing businesses, which generally employ fewer than 50 people. Vista runs on the Windows platform in either stand-alone or networked configurations including Netware and Windows NT. Vista is written in Microsoft's FoxPro language and database and was recently re-released in the 32-bit Visual FoxPro architecture. Over 580 systems have been sold.

     Classic is a comprehensive, integrated series of application modules designed for small to mid-sized MTO manufacturers. It utilizes a character-based user interface and operates on personal computer networks, the IBM AS/400, the IBM S/36 and the IBM R/S 6000. Classic has a current installed customer base exceeding 1000 of which over 500 continue to subscribe to annual maintenance support contracts. The product provides significant ongoing revenue from maintenance services and has revenue potential for upgrades to DCD's Vantage product line.

     DCD's software prices range from $4,000 to $250,000 and are based on the specific product line, the modules purchased and the number of concurrent users. The average sales price of Vantage, Vista and Classic is $60,000, $12,000 and $22,000 respectively. Relatively few new Classic licenses are currently being sold or promoted, as virtually all new customers prefer a graphical user interface as opposed to a character based interface. DCD expects the average sales price of Vantage will increase in the future as additional modules are released and functionality expands. Vista is expected to maintain its competitive pricing posture even with expanded functionality to be added. The purchase price for newly purchased software includes twelve months of telephone support and maintenance updates. Ongoing telephone support, technical services, education and training, installation and implementation services are provided for additional fees.

     DCD primarily utilizes two domestic sales channels. Vantage is sold through a ten member direct sales force located throughout the United States. Vista is sold through an in-house eight member telesales force located in the Minneapolis headquarters. Direct mail, trade journal advertising, nationwide seminars and telemarketing are used to increase market awareness and build a solid prospect base for sales activity.

     DCD has customers in virtually every state and Canada. Customers include machine shops, sheet metal fabricators, metal stamping operations, screw machine shops, tool and die facilities, machine builders, mold makers and many other small to mid-size manufacturers that are suppliers to many of the country's largest manufacturers in numerous capital equipment-related industries.

SALES AND MARKETING

     DCD's market analysis efforts balance the growing requirements of current customers with those needed to expand both horizontal and vertical market coverage to establish priorities in the allocation of development, sales and marketing resources. DCD focuses on the MTO manufacturing sector by 4-digit SIC code. Market analysis identifies the specific requirements of each market niche to arrive at a product that accommodates the requirements of several specific market niches while simultaneously providing the broad functionality for a highly versatile product. DCD intends to maintain its niche-based focus on product functionality as a key factor in expanding market share and building on its leadership position.

     The business formula being employed in the sales process utilizes telemarketing in sales lead qualification, telesales for Vista sales and direct sales for Vantage. Business success is very dependent on presence in the sales process, and DCD's ability to grow relies on continued growth in the capability and capacity of its sales channels. In addition, efforts are underway to continue to explore and leverage alternate third party sales channels such as value-added resellers and consultants in "lead finder" roles.

     DCD has and will continue to work closely with large manufacturers who want to ensure that their suppliers have adequate software business systems in place to insure continuity in material availability. DCD has demonstrated that their software products can improve their suppliers' delivery performance, decrease costs, improve material flow and thereby improve the entire manufacturing supply chain.

CUSTOMER SUPPORT SERVICES

     DCD considers its customer support to be far above the level of service provided by competitors and maintains a high level of customer satisfaction as measured by ongoing surveys. Over ninety percent of customers renew their support agreements annually. DCD's support services include telephone application support, software updates and maintenance updates, implementation programs, technical services, installation services, education and training, consulting and custom programming. Telephone support and maintenance updates are provided as part of an annual service maintenance contract fee. All other services are purchased separately. DCD also supplies its customers with a variety of forms and supplies, such as invoices, checks, quote forms, W-2 forms and time cards for use in their businesses. On an annual basis, a National User Conference is held attracting hundreds of current customers and addressing such issues as development priorities, new releases of the products, current manufacturing trends, product training and education. In addition, regional user groups are formed to allow users on a local basis to share ideas on product use, product enhancement needs and product utilization.

PRODUCT DEVELOPMENT

     The costs associated with product development are expensed as incurred, as such costs primarily represent the cost of establishing technological feasibility of a development project. The flow of development provides for an insignificant time span between when technological feasibility is attained and general release occurs. As a result, DCD has not capitalized any software development. With the primary elements of both Vista and Vantage products effectively completed, the majority of development effort and investment in the first half of 1996 was focused on providing expanded product functionality for horizontal and vertical market expansion and is evidenced in increased cost of service revenues. For DCD to continue to build its technology position in the marketplace, research and development expenses are expected to increase both in absolute dollars and as a percentage of sales revenue.

COMPETITION

     Approximately 200 companies sell some form of software targeted at the manufacturing industry with no significant majority marketshare player. They all compete for a portion of the discretionary capital dollars available for software. DCD's principal market is highly fragmented and consists primarily of smaller competitors operating on a national, regional or local level. All DCD's competitors are primarily domestic companies, with only three companies competing on a regular basis for the same customers -- Symix Systems, Inc., JobBoss Software, and Lilly Software Associates, Inc. DCD believes it has competed favorably against these three on the basis of product functionality, price, ongoing customer support and new customer acquisition and retention.

     Several factors contribute to total product differentiation in the industry, including price, functionality, ease-of-use, user interface, documentation, quality, speed and responsiveness of support services, speed of operation, niche feature focus, openness of database and several others. DCD believes that there are far more barriers to market entry than there are to market exit. Current market demand for products like DCD's, which utilize the latest in technology to provide an easy-to-use graphical interface and open database, require that all competitors in the industry update their products to operate effectively in a Windows environment. The investment to accommodate this redesign is not trivial and the limited resources available to some software providers will not allow them to accomplish this task in a timeframe acceptable to their current customers and prospects.

                                 DCD MANAGEMENT

ROBERT W. BRANDEL

     The only current executive officer of DCD who will serve as an executive officer of DataWorks is Robert W. Brandel, who will serve as a Vice President of DataWorks. Mr. Brandel has served as President and as a director of DCD since 1992. From 1988 to 1992, Mr. Brandel was the President and Chief Executive Officer of Network Communications Corporation.

     During the year ended December 31, 1995, Mr. Brandel's total annual salary did not exceed $100,000. Mr. Brandel does not hold any options to purchase shares of DCD common stock. Upon consummation of the Merger, Mr. Brandel will receive the Applicable Multiple for his 198,600 shares of DCD Common Stock.

CERTAIN TRANSACTIONS

     In July 1996, DCD President Robert W. Brandel exercised an option with DCD Chief Executive Officer and Director Dwayne E. Borg, acquiring 37.8% of DCD's common stock. The tax impact to Mr. Brandel included approximately $105,000 in FICA taxes to be paid by Mr. Brandel. This amount was initially paid by DCD but repaid to DCD by Mr. Brandel in August 1996.

                           DCD PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of DCD's Common Stock as of July 31, 1996, by: (i) each person known by DCD to beneficially own 5% or more of the outstanding shares of DCD Common Stock, (ii) each of DCD's directors, (iii) each of DCD's executive officers and (iv) all executive officers and directors of DCD as a group.

                                                                                             SHARES OF
                                                                                             DATAWORKS
                                                SHARES OF DCD         PERCENT OF DCD       COMMON STOCK
                                                COMMON STOCK         STOCK OUTSTANDING     BENEFICIALLY
                                                BENEFICIALLY           PRIOR TO THE         OWNED AFTER
                   NAME                           OWNED(1)                MERGER           THE MERGER(2)
- -------------------------------------------  -------------------     -----------------     -------------
Employee Stock Ownership Plan..............  267,750(3)                    51.0%              918,007
Robert W. Brandel..........................  198,600(4)(5)                 37.8%              680,920
Richard D. Borg............................   23,775(4)(5)(6)               4.5%               81,515
William J. Borg............................   23,775(4)(7)                  4.5%               81,515
Dwayne E. Borg.............................    8,700(4)(5)                  1.7%               29,829
All Officers and Directors
as a group (6 persons).....................  254,850(4)(5)(6)(7)           48.5%              873,779

- ---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally sole voting and investment power with respect to securities.

(2) Calculated on the basis of an assumed Applicable Multiple of 3.4286.

(3) Class A Common Stock.

(4) Class B Common Stock

(5) Excludes 267,750 shares held by the DCD ESOP for which Robert W. Brandel, Richard D. Borg and Dwayne E. Borg serve as trustees. Each of such trustees disclaims beneficial ownership of the DCD ESOP shares.

(6) Includes 400 shares held by Mr. Borg's wife, Kathleen D. Borg.

(7) Includes 400 shares held by Mr. Borg's wife, Karen M. Borg.

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

                     DESCRIPTION OF DATAWORKS CAPITAL STOCK

     The authorized capital stock of DataWorks consists of 25,000,000 shares of DataWorks Common Stock, no par value, and 5,000,000 shares of Preferred Stock.

COMMON STOCK

     As of the Record Date, there were 6,052,060 shares of DataWorks Common Stock outstanding.

     The holders of DataWorks Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of DataWorks Common Stock are entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority shareholders are able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of Preferred Stock issued in the future, holders of DataWorks Common Stock are entitled to receive ratably such dividends as may be declared by the DataWorks Board out of funds legally available for such purpose. DataWorks' banking facility restricts DataWorks' ability to pay dividends or to distribute assets. See "DataWorks Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." In the event of a liquidation, dissolution or winding up of DataWorks, holders of DataWorks Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of DataWorks Common Stock have no preemptive rights and no right to convert their DataWorks Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to DataWorks Common Stock. All outstanding shares of DataWorks Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of DataWorks Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that DataWorks may designate and issue in the future.

PREFERRED STOCK

     The DataWorks Board has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of DataWorks Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of DataWorks. DataWorks has no present plan to issue any shares of Preferred Stock.

WARRANTS

     As of June 30, 1996, DataWorks' outstanding warrants (the "Warrants") entitled the holders thereof to purchase an aggregate of 36,314 shares of Common Stock. The holders of the Warrants have the right to convert, pursuant to a specified formula, the value of all or a portion of such holder's Warrants into shares of Common Stock without payment of any exercise price or other consideration. Pursuant to the formula, the aggregate number of shares of Common Stock issuable upon exercise is less than the aggregate number of shares that would be issuable upon exercise of the Warrants by payment of the exercise price in cash. The holders of the Warrants are entitled to certain registration rights. See "-- Registration Rights."

REGISTRATION RIGHTS

     Pursuant to the Amended and Restated Registration Rights Agreement dated as of August 24, 1995 (the "Registration Rights Agreement"), the holders (the "Holders") of (i) Warrants to purchase an aggregate of 36,314 shares of DataWorks Common Stock and (ii) 1,413,113 shares of DataWorks Common Stock (collectively, the "Registrable Securities") are entitled to certain rights with respect to the registration of such shares under the Securities Act, subject to the terms and conditions of such Registration Rights Agreement. Whenever DataWorks proposes to register any of its securities under the Securities Act, either for its own account or the account of other securityholders, the Holders are entitled, subject to certain conditions, to

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

notice of such registration and to include their Registrable Securities therein at DataWorks' expense, provided that, among other conditions, the underwriters of any offering have the right to limit the number of shares included in such registration. In addition, certain Holders may request that DataWorks file a registration statement under the Securities Act at DataWorks' expense to register such Holders' Registrable Securities, subject to certain conditions and limitations.

     The Merger Agreement contemplates that certain holders of the shares of DataWorks Common Stock to be issued in the Merger will also be entitled to certain demand and piggyback registration rights. See "The Merger and Related Transactions -- Merger Agreement -- Registration Rights."

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services is the transfer agent and registrar for DataWorks Common Stock.

                 COMPARISON OF RIGHTS OF DATAWORKS SHAREHOLDERS
                              AND DCD SHAREHOLDERS

     The rights of DataWorks shareholders are governed by its Articles of Incorporation (the "DataWorks Articles"), its Bylaws (the "DataWorks Bylaws") and the California Law. The rights of DCD shareholders are currently governed by its Restated Articles of Incorporation, as amended (the "DCD Articles"), its Bylaws, as amended (the "DCD Bylaws"), and the Minnesota Law. In addition, certain restrictions on rights of transfer by DCD shareholders will be governed by the Affiliate Agreements. Upon consummation of the Merger, DCD shareholders will become shareholders of DataWorks with their rights as shareholders governed by the California Law, the DataWorks Articles and the DataWorks Bylaws.

     The following is a summary of certain similarities and differences between the rights of DataWorks shareholders and DCD shareholders under the foregoing governing documents and applicable law. This summary does not purport to be a complete statement of such similarities and differences. The identification of specific similarities and differences is not meant to indicate that other equally or more significant similarities and differences do not exist. Such similarities and differences can be examined in full by reference to the California Law, the Minnesota Law and the respective corporate documents of DCD and DataWorks.

     Capital Stock. The authorized capital stock of DataWorks consists of 25,000,000 shares of DataWorks Common Stock, no par value, of which shares were issued and outstanding on September 23, 1996, and 5,000,000 shares of Preferred Stock (the "DataWorks Preferred Stock"), issuable in such series and with such rights, powers and privileges as the DataWorks Board shall determine. DataWorks has designated 2,250,000 shares as Series A Preferred Stock but currently has no shares of Preferred Stock outstanding and has no present plan to issue any shares of DataWorks Preferred Stock. The authorized capital stock of DCD consists of 10,000,000 shares of DCD Class A Common Stock, no par value, of which 267,750 shares were issued and outstanding on September 23, 1996, and 10,000,000 shares of DCD Class B Common Stock, no par value, of which 257,250 shares were issued and outstanding on September 23, 1996. See "The DCD Meeting -- Vote Required." Under both the DataWorks Articles and the DCD Articles, holders of DataWorks Common Stock and DCD Common Stock are entitled to one vote per share on all matters to be voted on by DataWorks shareholders or DCD shareholders.

     Amendment of Bylaws. The Minnesota Law and the DCD Bylaws provide that the power to adopt, amend or repeal the bylaws shall be vested in the board, except that the board shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a bylaw to increase the number of directors. Notwithstanding the foregoing, under the Minnesota Law, a shareholder or shareholders holding 3% or more of the voting shares entitled to vote may propose a resolution to amend or repeal bylaws adopted, amended or repealed by the board, in which event such resolution must be approved pursuant to the procedures for amending the articles of incorporation.

     Under the California Law, the bylaws may be amended or repealed either by the board or by the holders of a majority in interest of the outstanding stock of the company, except that a change in the authorized number of directors may only be effected by a vote of the majority of the outstanding shares entitled to vote; however, an amendment reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to or more than 16% of the outstanding shares entitled to vote.

     Amendment of DataWorks Articles and DCD Articles. The Minnesota Law provides that an amendment to a corporation's articles must be by resolution approved by the affirmative vote of a majority of the directors present or proposed by a shareholder or shareholders holding 3% or more of the shares entitled to vote thereon. Under the Minnesota Law and the DCD Articles, any such amendment must be approved by the affirmative vote of a majority of the shareholders entitled to vote thereon. Under the California Law, a corporation's articles may be amended by the approval of a majority of the members of the board of directors and by a majority of the outstanding shares.

     Special Meetings of Shareholders. Under the Minnesota Law and the DCD Bylaws, the Chief Executive Officer, the Chief Financial Officer, any two directors or one or more shareholders holding ten percent (10%) or more of the shares entitled to vote at such meeting may call a special meeting. However, if the meeting involves a business combination, including an action to affect the composition of the board of directors, then at least 25% of the shares entitled to vote at such meeting are required to call the meeting. The DCD Bylaws also provide that notice of each shareholder meeting must be mailed at least five days prior to the meeting. Under the Minnesota Law, if the meeting is demanded by shareholders, the meeting, on notice, must occur between 30 and 90 days after receipt of the demand.

     Under the California Law, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. The DataWorks Bylaws further provide that upon written request to the Chairman of the Board, the President, any vice president or the Secretary of DataWorks by any person or persons (other than the DataWorks Board) entitled to call a special meeting of shareholders, such officer forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than 35 nor more than 60 days after receipt of such request. If such notice is not given within 20 days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by the California Law or in the DataWorks Bylaws. Except as otherwise may be required by law, written notice of each meeting of DataWorks shareholders shall be given to each DataWorks shareholder entitled to vote at that meeting, by the Secretary, assistant secretary or other person charged with that duty, not less than 10 (or, if sent by third class mail, 30) nor more than 60 days before such meeting.

     Actions by Written Consent of Shareholders. Under both the Minnesota Law and the California Law, shareholders may execute an action by written consent in lieu of a shareholder meeting. The DCD Bylaws provide that any action which may be taken by the shareholders at a meeting of shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the shareholders who would be entitled to vote at such meeting, and such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein. The DataWorks Bylaws provide that any action which may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DataWorks Bylaws provide further that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that any vacancy on the DataWorks Board (other than a vacancy created by removal) which has not been filled by the DataWorks Board may be filled by written consent of a majority of the outstanding shares entitled to vote for the election of directors.

     Size of the Board of Directors. The Minnesota Law provides that the board of directors of a Minnesota corporation shall consist of one or more directors as fixed by the articles of incorporation or bylaws. Under the DCD Bylaws, the DCD Board is to consist of not less than three, nor more than seven, directors, and the number of directors presently is three. Each member of the DCD Board is to be elected for a one-year term at the annual meeting of shareholders. The California Law allows the number of persons constituting the board of directors to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. The California Law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Law also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the bylaws must be approved by a majority of the outstanding shares entitled to vote; provided that a change reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption are equal to more than 16% of the outstanding shares entitled to vote. The DataWorks Bylaws provide that the authorized number of directors of DataWorks shall not be less than a minimum of 4 nor more than a maximum of 7, and the number of directors presently authorized is 6.

     Classification of Board of Directors. Neither the DCD Articles nor the DCD Bylaws provide for classification of directors. The California Law generally requires that directors be elected annually but does permit a "classified" board of directors if (i) a corporation is listed on a national stock exchange or (ii) the corporation's shares are traded on the Nasdaq National Market and are held by at least 800 equity security holders. The California Law also allows the election of one or more directors by the holders of a particular class or series of shares. The DataWorks Bylaws do not provide for a classified board.

     Cumulative Voting. The DCD Articles deny cumulative voting rights. Under the California Law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. To cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, the California Law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when such company's shares are listed on a national stock exchange or traded on the Nasdaq National Market and held by at least 800 security holders. The DataWorks Bylaws permit any person entitled to vote at an election for directors to cumulate the votes to which such person is entitled; provided, however, that no shareholder shall be entitled to cumulate such shareholder's votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes.

     Removal of Directors. The Minnesota Law provides that, unless modified by the articles or bylaws of the corporation or by shareholder agreement, the directors may be removed with or without cause by the affirmative vote of that proportion or number of the voting power of the shares of the classes or series the director represents which would be sufficient to elect such director. Under the DCD Bylaws, removal of a director requires the affirmative vote of shareholders holding a majority of the shares entitled to vote for directors; provided, however, that unless the entire board is removed simultaneously, no individual director may be removed from the board if there are cast against removal of the director the votes of a proportion of the voting power sufficient to elect the director at an election of the entire board under cumulative voting. Under the California Law, a director may be removed without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting.

     Filling Vacancies in the Board of Directors. The DCD Bylaws provide that if the office of any member of the DCD Board becomes vacant for any reason, a majority of the remaining members of the DCD Board, although less than a quorum, may choose a successor who shall hold office until the next annual meeting of shareholders and until his successor has been elected and has accepted. Newly created directorships resulting from an increase in the authorized number of members of the DCD Board by action of the DCD Board may be filled by a two-thirds ( 2/3) vote of the members of the DCD Board serving at the time of such increase and each person so elected shall hold office until the next annual meeting of shareholders and until his successor has been elected and has accepted.

     Under the California Law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's voting stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. The DataWorks Bylaws provide that any vacancy on the DataWorks Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The DataWorks Bylaws provide further that the shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the consent of all of the outstanding shares entitled to vote. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of 5% or more of the shares outstanding at that time and having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire DataWorks Board.

     Payment of Dividends. The Minnesota Law allows payment of dividends if the board of directors determines that the corporation will be able to pay its debts in the ordinary course of business after paying the dividend. The Minnesota Law prohibits the payment of dividends, however, if such payment would reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of preferred stock. Under the DCD Articles, holders of each class of DCD Common Stock are entitled to dividends as and when declared by the DCD Board out of funds legally available for the payment of dividends; provided, however, that if dividends are declared with respect to only one class of stock, the dividends must be declared with respect to shares of Class A Common Stock.

     Under the California Law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. DataWorks' banking facility restricts DataWorks' ability to pay dividends or to distribute assets.

     Appraisal Rights. Under the Minnesota Law, shareholders of a Minnesota corporation are entitled to dissent from, and obtain payment of the "fair value" of their shares in the event of, certain corporate actions, including an amendment to the articles of incorporation materially and adversely affecting the rights or preferences of shares held by the dissenting shareholder, a disposition of all or substantially all of the corporation's property and assets not in the usual course of business, a plan of merger on which the shareholder may vote, and a plan of exchange involving the acquisition of the corporation's shares if the shareholder is entitled to vote on the plan. See "The Merger and Related Transactions -- Dissenters' Rights."

     Under the California Law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair market value" of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. Shareholders of a California corporation (or shareholders of a foreign corporation subject to Section 2115 of the California Law), the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which a corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied appraisal rights under the California Law. As this would not be the case upon consummation of the Merger, appraisal rights will be available to shareholders in connection with the Merger. It is a condition to DataWorks' obligation to consummate the Merger, however, that no DataWorks shareholders be entitled to exercise appraisal rights. See "The Merger and Related
Transactions -- Dissenters' Rights."

     Inspection of Books and Records. Under the Minnesota Law and the DCD Bylaws, every shareholder of DCD and every holder of a voting trust certificate of DCD has the right, upon written demand, to examine and copy in person or by authorized agent or attorney records of shareholder proceedings for the prior three years, records of board proceedings for the prior three years, the DCD Articles and DCD Bylaws, financial statements required to be kept by DCD, reports made to shareholders generally in the prior three years, a statement of the names and usual business addresses of the directors and principal officers, voting trust agreements, shareholder control agreements and any agreements fixing the relative rights and preferences of a class or series of capital stock.

     Under the California Law, a shareholder or shareholders holding at least 5% in aggregate of the outstanding voting shares of a corporation or who hold at least 1% of those voting shares and have filed a Schedule 14A with the Commission, shall have the absolute right to do either or both of the following:
(i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon 5 days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon tender of its usual charges for such a list, a list of shareholders' names and addresses, who are entitled to vote for election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation for a purpose reasonably related to such holder's interests as a shareholder or holder of such voting trust certificate. The accounting books and records and minutes of proceedings of shareholders and the board and committees of the board of a California corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate.

     Limitation of Liability of Directors. The DCD Articles provide that a director shall not be personally liable to DCD or its shareholders for monetary damages relating to breach of fiduciary duty as a director, unless the liability relates to a breach of the duty of loyalty, acts or omissions involving a lack of good faith or an intentional or knowing violation of law, liability for illegal distributions and unlawful sales of DCD securities, transactions from which the director derived an improper personal benefit, or acts or omissions occurring prior to the date on which the liability limitation provision of the DCD Articles became effective (November 12, 1992). The DCD Articles provide that any amendment to the Minnesota Law that authorizes further elimination or limitation of director liability shall result in the further elimination or limitation of liability of directors of DCD to the fullest extent permitted by the Minnesota Law, as so amended.

     The California Law permits a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director and adopts a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the articles limiting such liability is approved by a majority of the outstanding shares or such language is included in the original articles. The DataWorks Articles eliminate the liability of directors to the fullest extent permissible under the California Law. The California Law does not permit the elimination of monetary liability where such liability is based on: (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) a transaction from which a director derived an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested transactions between the corporation and a director in which a director has material financial interest; and (vii) liability for improper distributions, loans or guarantees.

     Indemnification. Pursuant to the Minnesota Law, unless limited in the corporation's articles or bylaws, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person, provided that certain standards of conduct are met, including acting in good faith and not receiving improper personal benefit. In addition, the Minnesota Law requires the corporation to report the indemnification payments to its shareholders not later than the next meeting of shareholders. The DCD Bylaws provide for the indemnification of all directors, officers, employees and agents of DCD and any person serving at the request of DCD as a director, officer, employee or agent of another corporation or enterprise to the fullest extent to which officers and directors may be indemnified under the Minnesota Law.

     The DataWorks Bylaws include provisions that require DataWorks to indemnify its directors and executive officers to the fullest extent permitted by the California Law. The DataWorks Bylaws also provide DataWorks with the authority to indemnify its other officers, employees and other agents as set forth in the California Law. Pursuant to the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

     Stockholder Approval of Certain Corporate Transactions. The Minnesota Law provides that a resolution containing a plan of merger or exchange must be approved by the affirmative vote of a majority of the directors and submitted to the shareholders and approved by the affirmative vote of a majority of the shareholders of all shares entitled to vote. The Minnesota Law also requires that any class of shares of a Minnesota corporation must approve the plan if it contains a provision which, if contained in a proposed amendment to the corporation's articles, would entitle such class to vote as a class.

     With certain exceptions, the California Law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding.

     Business Combinations. As a privately held corporation, DCD is not subject to the business combination and control share acquisition statutes under the Minnesota Law.

     The California Law requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of the California Law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights.

     Preemptive Rights. The DCD Articles deny preemptive voting rights. Under the California Law, a corporation's articles may grant to shareholders preemptive rights to subscribe to any or all issues of shares or securities. The DataWorks Articles contain no such provision.

     Loans to Directors, Officers and Employees. Under the DCD Bylaws, DCD may not lend any of its assets to any director, officer or shareholder of DCD. If any such loan is made, the DCD officers and directors who make such loans, or assent thereto, shall be jointly and severally liable for repayment or return thereof. The California Law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation. The DataWorks Bylaws provide that DataWorks shall have the power to make loans permitted by the California Law. The DataWorks Bylaws also provide that, if DataWorks has outstanding shares held of record by 100 or more persons on the date of approval by the DataWorks Board, DataWorks may make loans of money or property to, or guarantee the obligations of, any officer of DataWorks or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guarantees, upon the approval of the DataWorks Board alone, by a vote sufficient without counting the vote of any interested director or directors, if the DataWorks Board determines that such a loan or guaranty or plan may reasonably be expected to benefit DataWorks.

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

                                    EXPERTS

     The consolidated financial statements of DataWorks at December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, included in this Prospectus/Joint Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of DCD as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus/Joint Proxy Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for DataWorks by Cooley Godward Castro Huddleson & Tatum, San Diego, California.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
DATAWORKS CORPORATION
  AUDITED FINANCIAL STATEMENTS
     Report of Independent Auditors...................................................  F-2
     Consolidated Balance Sheets as of December 31, 1995 and 1994.....................  F-3
     Consolidated Statements of Operations for the Years Ended December 31, 1995, 1994
      and 1993........................................................................  F-4
     Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended
      December 31, 1995, 1994 and 1993................................................  F-5
     Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994
      and 1993........................................................................  F-6
     Notes to Consolidated Financial Statements.......................................  F-7
  UNAUDITED FINANCIAL STATEMENTS
     Unaudited Consolidated Balance Sheet as of June 30, 1996.........................  F-16
     Unaudited Consolidated Statements of Operations for the Six Months Ended June 30,
      1995 and 1996...................................................................  F-17
     Unaudited Consolidated Statements of Cash Flows for the Six Months Ended June 30,
      1995 and 1996...................................................................  F-18
     Notes to Unaudited Consolidated Financial Statements.............................  F-19
DCD CORPORATION
     Report of Independent Accountants................................................  F-21
     Balance Sheet as of December 31, 1994 and 1995 and June 30, 1996 (unaudited).....  F-22
     Statement of Operations for the Years Ended December 31, 1993, 1994 and 1995 and
      for the Six Months Ended June 30, 1995 and 1996 (unaudited).....................  F-23
     Statement of Stockholders' Equity (Deficit) for the Years Ended December 31,
      1993, 1994 and 1995 and for the Six Months Ended June 30, 1996 (unaudited)......  F-24
     Statement of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995 and
      for the Six Months Ended June 30, 1995 and 1996 (unaudited).....................  F-25
     Notes to Financial Statements....................................................  F-26

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DataWorks Corporation

     We have audited the accompanying consolidated balance sheets of DataWorks Corporation as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of DataWorks' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DataWorks Corporation at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Diego, California
February 1, 1996

                             DATAWORKS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1995
                                                                    -----------     -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................................  $   618,332     $10,726,636
  Accounts receivable, less allowance for doubtful accounts of
     $250,000 and $160,289 in 1995 and 1994, respectively.........    4,165,908       9,951,922
  Deferred income taxes...........................................      505,600       1,515,780
  Other current assets............................................      222,667         983,368
                                                                    -----------     -----------
Total current assets..............................................    5,512,507      23,177,706
Equipment, furniture and fixtures, net............................      510,705       1,589,760
Receivable from officer...........................................       91,000         206,000
Capitalized software costs, net...................................      517,641       1,852,115
Intangible assets, net............................................    4,939,489       4,574,277
Other assets......................................................      847,313         125,045
                                                                    -----------     -----------
                                                                    $12,418,655     $31,524,903
                                                                    ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable................................................  $ 2,181,230     $ 2,742,380
  Accrued compensation............................................      816,601       1,350,091
  Other accrued liabilities.......................................      623,624         912,019
  Deferred revenue................................................    2,501,913       3,281,665
  Obligations under line of credit................................    2,750,991              --
  Notes payable and current portion of long-term debt.............      445,999              --
  Payables to shareholder.........................................       50,000              --
                                                                    -----------     -----------
Total current liabilities.........................................    9,370,358       8,286,155
Long-term debt....................................................    7,108,578              --
Deferred rent.....................................................      120,183         133,266
Deferred income taxes.............................................      673,200       1,929,189
Commitments
Shareholders' equity (deficit):
  Common stock, no stated par value:
     Authorized shares -- 25,000,000
     Issued and outstanding shares -- 5,661,436 and 2,119,879 in
      1995 and 1994, respectively.................................      551,057      26,005,540
     Accumulated deficit..........................................   (5,404,721)     (4,829,247)
                                                                    -----------     -----------
Total shareholders' equity (deficit)..............................   (4,853,664)     21,176,293
                                                                    -----------     -----------
                                                                    $12,418,655     $31,524,903
                                                                    ===========     ===========

                             See accompanying notes

                             DATAWORKS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Revenues:
  Software licenses.................................  $ 4,637,381     $ 8,140,773     $15,993,286
  Hardware..........................................    3,684,831       3,453,210       6,497,008
  Maintenance and other services....................    2,617,295       5,164,540       9,037,545
                                                      -----------     -----------     -----------
Total revenues......................................   10,939,507      16,758,523      31,527,839
Cost of revenues:
  Software licenses.................................      252,476         963,452       1,509,056
  Hardware..........................................    2,196,113       2,712,604       5,108,784
  Maintenance and other services....................    2,356,041       3,430,855       6,371,128
                                                      -----------     -----------     -----------
Total cost of revenues..............................    4,804,630       7,106,911      12,988,968
                                                      -----------     -----------     -----------
Gross profit........................................    6,134,877       9,651,612      18,538,871
Operating expenses:
  Selling and marketing.............................    2,500,100       5,475,453       8,189,698
  Research and development..........................      891,041       2,001,443       2,511,808
  General and administrative........................    1,704,018       2,226,257       3,866,728
                                                      -----------     -----------     -----------
Total operating expenses............................    5,095,159       9,703,153      14,568,234
                                                      -----------     -----------     -----------
Income (loss) from operations.......................    1,039,718         (51,541)      3,970,637
Interest expense, net...............................     (415,293)     (1,088,919)     (1,359,775)
                                                      -----------     -----------     -----------
Income (loss) before income taxes and extraordinary
  item..............................................      624,425      (1,140,460)      2,610,862
Credit (provision) for income taxes.................           --         394,300      (1,018,234)
                                                      -----------     -----------     -----------
Income (loss) before extraordinary item.............      624,425        (746,160)      1,592,628
Extraordinary item, net of income taxes.............           --        (157,229)     (1,017,154)
                                                      -----------     -----------     -----------
Net income (loss)...................................  $   624,425     $  (903,389)    $   575,474
                                                       ==========      ==========      ==========
Per share information:
  Income (loss) before extraordinary item...........  $       .22     $      (.27)    $       .40
  Extraordinary item................................           --            (.05)           (.26)
                                                      -----------     -----------     -----------
  Net income (loss).................................  $       .22     $      (.32)    $       .14
                                                       ==========      ==========      ==========
Shares used in per share computations...............    2,790,000       2,783,000       4,005,000
                                                       ==========      ==========      ==========

                             See accompanying notes

                             DATAWORKS CORPORATION

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                       PREFERRED SHARES           COMMON SHARES                      SHAREHOLDERS'
                                     ---------------------   -----------------------   ACCUMULATED     EQUITY
                                      SHARES      AMOUNT      SHARES       AMOUNT        DEFICIT      (DEFICIT)
                                     --------   ----------   ---------   -----------   -----------   -----------
Balance at December 31, 1992.......        --   $       --   1,962,304   $   371,960   $(5,125,757)  $(4,753,797)
  Net income.......................        --           --          --            --       624,425       624,425
                                     --------   ----------   ---------   -----------   -----------   -----------
Balance at December 31, 1993.......        --           --   1,962,304       371,960    (4,501,332)   (4,129,372)
  Issuance of common stock upon
    exercise of warrants...........        --           --      11,537           300            --           300
  Issuance of common stock in
    connection with the acquisition
    of Madic-Compufact.............        --           --     146,038         3,797            --         3,797
  Issuance of warrants to purchase
    shares of common stock.........        --           --          --       175,000            --       175,000
  Net loss.........................        --           --          --            --      (903,389)     (903,389)
                                     --------   ----------   ---------   -----------   -----------   -----------
Balance at December 31, 1994.......        --           --   2,119,879       551,057    (5,404,721)   (4,853,664)
  Issuance of common stock to
    comply with certain
    antidilution provisions........        --           --       2,246            --            --            --
  Issuance of warrants to purchase
    shares of common stock.........        --           --          --        29,000            --        29,000
  Issuance of Series A preferred
    stock, net.....................   864,696    5,937,563          --            --            --     5,937,563
  Issuance of common stock upon
    exercise of warrants...........        --           --   1,050,843     1,475,436            --     1,475,436
  Issuance of common stock upon
    exercise of stock options......        --           --      23,772         9,019            --         9,019
  Conversion of Series A preferred
    stock upon initial public
    offering.......................  (864,696)  (5,937,563)    864,696     5,937,563            --            --
  Issuance of common stock upon
    initial public offering, net...        --           --   1,600,000    18,003,465            --    18,003,465
  Net income.......................        --           --          --            --       575,474       575,474
                                     --------   ----------   ---------   -----------   -----------   -----------
Balance at December 31, 1995.......        --   $       --   5,661,436   $26,005,540   $(4,829,247)  $21,176,293
                                     ========   ==========   =========   ===========   ===========   ===========

                             See accompanying notes

                             DATAWORKS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1993          1994          1995
                                                              -----------   -----------   -----------
OPERATING ACTIVITIES
Net income (loss)...........................................  $   624,425   $  (903,389)  $   575,474
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:...............
  Depreciation..............................................      188,294       242,316       440,270
  Amortization of intangible assets.........................           --       441,343       675,212
  Amortization of debt discount and debt issue costs........           --       255,251       213,702
  Reduction of advances to officers charged to operating
     expenses...............................................           --       199,701       108,500
  Notes payable issued for professional services............      244,661       314,087            --
  Deferred rent expense.....................................       14,609         8,561        13,083
  Deferred income taxes.....................................           --      (394,300)      245,809
  Extraordinary item, non-cash portion......................           --       157,229       886,020
  Changes in operating assets and liabilities, net of
     effects from purchase of Madic-Compufact Corporation
     Accounts payable.......................................      159,813        (9,512)      561,150
     Accrued compensation...................................     (404,411)      291,133       533,490
     Other accrued liabilities..............................     (261,941)     (296,888)     (139,200)
     Deferred revenue.......................................      181,695     1,162,037       779,752
     Accounts receivable....................................   (1,396,814)   (1,428,089)   (5,786,014)
     Other current assets...................................       20,943        47,503      (704,389)
                                                              -----------   -----------   -----------
Net cash provided by (used in) operating activities.........     (628,726)       86,983    (1,597,141)
INVESTING ACTIVITIES
Purchases of equipment, furniture and fixtures..............      (45,311)     (372,706)   (1,091,730)
Additions to capitalized software costs.....................           --      (474,887)   (1,334,474)
Payment for purchase of Madic-Compufact Corporation, net of
  cash acquired of $155,445.................................      (75,638)   (5,113,248)           --
Increase in intangible assets...............................           --            --      (310,000)
Advances to officers........................................     (128,290)      (91,000)     (223,500)
Other assets................................................      (36,029)      (12,613)      (85,937)
                                                              -----------   -----------   -----------
Net cash used in investing activities.......................     (285,268)   (6,064,454)   (3,045,641)
FINANCING ACTIVITIES
Net increase (decrease) in obligations under lines of
  credit....................................................           --     2,750,991    (2,750,991)
Proceeds from notes payable.................................    7,199,456     7,095,336     1,250,000
Repayments of notes payable.................................   (5,635,906)   (1,920,099)   (6,409,160)
Deferred debt issue costs...................................     (315,943)     (975,325)     (164,249)
Repayment of payables to shareholder........................     (258,013)     (431,000)      (50,000)
Issuance of common stock, net...............................           --           300    18,187,923
Issuance of Series A preferred stock, net...................           --            --     4,687,563
                                                              -----------   -----------   -----------
Net cash provided by financing activities...................      989,594     6,520,203    14,751,086
                                                              -----------   -----------   -----------
Net increase in cash and cash equivalents...................       75,600       542,732    10,108,304
Cash and cash equivalents at beginning of year..............           --        75,600       618,332
                                                              -----------   -----------   -----------
Cash and cash equivalents at end of year....................  $    75,600   $   618,332   $10,726,636
                                                              ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest......................  $   393,514   $   765,181   $ 1,246,707
                                                              ===========   ===========   ===========
Cash paid during the year for income taxes..................  $        --   $        --   $    40,717
                                                              ===========   ===========   ===========

                             See accompanying notes

                             DATAWORKS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     DataWorks Corporation ("DataWorks") is a California corporation which develops, markets, implements and supports open systems, client/server-based Enterprise Resource Planning software for mid-sized manufacturing companies.

  Basis of Presentation

     The consolidated financial statements include the accounts of DataWorks and its wholly-owned subsidiaries Madic-Compufact Corporation ("Madic") and DataWorks (Europe) Ltd. Significant intercompany accounts and transactions have been eliminated in consolidation.

  Reclassifications

     Certain amounts in the prior year financial statements have been reclassified to conform with the current year classifications.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities, when acquired, of three months or less. DataWorks evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

     DataWorks has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and has classified its investments as available-for-sale in accordance with that standard.

     Available-for-sale securities are carried at amounts which approximate fair value, with unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. Realized gains and losses and declines in value judged to be other-than-temporary, if any, in available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method.

     Included in cash and cash equivalents at December 31, 1995 was approximately $11.1 million invested in a mutual fund classified as available-for-sale. The mutual fund invests in U.S. Treasury securities and obligations of U.S. government agencies. As of December 31, 1995, the difference between amortized cost and the estimated fair value of the investment was not material.

  Equipment, Furniture and Fixtures

     Equipment, furniture and fixtures are recorded at cost. DataWorks provides for depreciation on equipment, furniture and fixtures using the straight-line method over the estimated useful lives of the assets, generally three to five years.

                             DATAWORKS CORPORATION

  Capitalized Software Costs

     In accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", costs incurred in the research and development of new software products and significant enhancements to existing software products are charged against operations as incurred until the technological feasibility of the product has been established. After technological feasibility has been established, direct production costs, including programming and testing, are capitalized. Amortization of these costs will begin when the product becomes available for sale.

     Capitalized software costs are amortized using the greater of the amount computed using the ratio of current product revenues to estimated total product revenues or the straight-line method over the estimated economic lives of the products. It is possible that estimated total product revenues, the estimated economic life of the product, or both will be reduced in the future. As a result, the carrying amount of capitalized software costs may be reduced in the future, which could result in material charges to the results of operations in future periods.

  Intangible Assets

     Intangible assets arose from the acquisition of Madic (see Note 2). The excess of cost over the fair value of the net assets purchased (goodwill) is being amortized over 10 years. The customer list and non-compete agreement are being amortized over 10 and 3 years, respectively. Periodically, management assesses whether there has been a permanent impairment in the value of intangible assets and the amount of such impairment by comparing anticipated undiscounted future cash flows from operating activities with the carrying value of intangible assets. Management also considers other factors such as current operating results, as well as the effects of obsolescence, demand, competition and other economic conditions.

  Debt Issuance Costs

     Costs incurred to obtain financing were capitalized (included in other assets at December 31, 1994) and were amortized over the life of the related debt using the interest method.

  Revenue Recognition

     Revenue is derived from licensing software, the sale of hardware, maintenance, implementation and installation, consulting and custom programming charges. Contract revenue related to software licenses and hardware sales is recognized upon delivery of the products, provided that no significant vendor obligations remain and the collection of the related receivable is deemed probable. Maintenance contract revenue is recognized ratably over the period the service is provided. Revenue from implementation and installation, consulting and custom programming is billed and recognized as the services are provided. Amounts billed but not recognized are deferred in the accompanying consolidated balance sheets. DataWorks' policy is in compliance with the provisions of the American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition."

  Research and Development

     Costs associated with research and development are expensed as incurred.

  Interest Expense

     Interest expense includes amounts due under DataWorks' various loan agreements, amortization of debt issue costs and amortization of debt discount.

                             DATAWORKS CORPORATION

  Stock Options

     DataWorks has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of DataWorks' employee stock options has not been less than the market price of the underlying stock on the date of grant, no compensation expense has been recognized.

  Accounting Standard on Impairment of Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121") regarding the impairment of the long-lived assets, identifiable intangibles and goodwill related to those assets. FAS 121 is effective for financial statements for fiscal years beginning after December 15, 1995. DataWorks does not anticipate the adoption of this standard will have a material effect on DataWorks' financial statements.

  Concentration of Credit Risk

     DataWorks sells its products primarily to manufacturing companies located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition and terms of DataWorks' sales normally require a significant cash deposit up front. DataWorks estimates its potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which the revenues are recognized. Actual losses may differ from DataWorks' estimates, which could have a material impact on DataWorks' results of operations in future periods.

  Income Taxes

     DataWorks accounts for income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109.

  Net Income (Loss) Per Share

     For periods subsequent to the completion of the initial public offering (the "IPO") in October 1995, income per share information is computed using the weighted average number of common shares outstanding plus common share equivalents arising from outstanding stock options and warrants using the treasury stock method.

     Prior to the IPO, net income (loss) per share is computed pursuant to the requirements of the Securities and Exchange Commission ("SEC"), which require that common stock and convertible preferred shares issued by DataWorks during the twelve months immediately preceding the IPO, plus the number of common equivalent shares which were granted during the same period pursuant to the grant of stock options and warrants, be included in the calculation of the shares used in computing net income (loss) per share as if these shares were outstanding for all periods presented using the treasury stock method.

2. BUSINESS COMBINATION

     Effective May 27, 1994, DataWorks completed the acquisition of the outstanding stock of Madic, a company which is dedicated to developing, marketing and licensing integrated manufacturing and financial software applications. The purchase price was $5,348,128, including acquisition costs of $203,753 and 4% of DataWorks' then outstanding common stock, or 146,038 shares. The transaction was accounted for as a purchase and DataWorks' statements of operations include the results of operations of Madic from the date of acquisition.

                             DATAWORKS CORPORATION

     The purchase price, including related acquisition costs, has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair value on the date of acquisition as follows:

    Cash.......................................................                 $   155,445
    Trade accounts receivable, net.............................                   1,713,721
    Equipment, furniture and fixtures..........................                     174,470
    Intangibles:
      Customer list............................................  $3,300,000
      Goodwill.................................................   1,530,643
      Non-compete agreement....................................     500,000       5,330,643
                                                                 ----------
    Other......................................................                      96,043
                                                                                -----------
      Total assets.............................................                   7,470,322
    Liabilities assumed........................................                  (2,122,194)
                                                                                -----------
      Net assets acquired......................................                 $ 5,348,128
                                                                                ===========

     The following unaudited pro forma combined results of operations of DataWorks and Madic for the years ended December 31, 1994 and 1993 have been prepared assuming that the acquisition of Madic had occurred at the beginning of the periods presented. This pro forma information is not necessarily indicative of the results that would have occurred nor is it indicative of future results.

                                                             YEARS ENDED DECEMBER 31,
                                                            ---------------------------
                                                               1994            1993
                                                            -----------     -----------
        Revenues..........................................  $20,493,000     $19,007,000
        Operating income..................................      344,000       1,112,000
        Loss before extraordinary item....................     (761,000)       (261,000)
        Net loss..........................................     (977,000)       (478,000)
        Loss per share:
          Loss before extraordinary item..................         (.27)           (.09)
          Net loss........................................         (.34)           (.17)

3. FINANCIAL STATEMENT INFORMATION

  Equipment, Furniture and Fixtures

     Equipment, furniture and fixtures consists of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    Computer equipment..........................................  $  892,974     $1,823,871
    Office furniture, fixtures and equipment....................     294,180        864,976
                                                                   ---------      ---------
                                                                   1,187,154      2,688,847
    Less accumulated depreciation...............................    (676,449)    (1,099,087)
                                                                   ---------      ---------
                                                                  $  510,705     $1,589,760
                                                                   =========      =========

                             DATAWORKS CORPORATION

  Intangible Assets

     Intangible assets consist of the following:

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                    1994           1995
                                                                 ----------     -----------
    Customer list..............................................  $3,300,000     $ 3,300,000
    Goodwill...................................................   1,530,643       1,530,643
    Covenant not to compete....................................     500,000         810,000
                                                                 -----------     ----------
                                                                  5,330,643       5,640,643
    Less accumulated amortization..............................    (391,154)     (1,066,366)
                                                                 -----------     ----------
                                                                 $4,939,489     $ 4,574,277
                                                                 ===========     ==========

4. FINANCING

  Line of Credit

     In September 1995, DataWorks secured a new banking facility which provides for borrowings up to a maximum of $6,000,000 to finance eligible receivables (as defined). The facility bears interest at the bank's prime rate (8.5% at December 31, 1995) and has an expiration date of June 30, 1997. Substantially all of the assets of DataWorks are collateral for the borrowings under the facility. At December 31, 1995, DataWorks had no borrowings outstanding under the banking facility.

     The agreement for the banking facility contains certain restrictions and limitations on DataWorks' operations, including restrictions on capital expenditures, advances to certain officers, sale of assets, mergers or other forms of business combinations, as well as the prohibition against payment of dividends. The agreements also contain covenants which require DataWorks to maintain certain levels of liquidity (as defined), net worth, profitability and debt service coverage.

  Long-term Debt

     Long-term debt obligations of DataWorks consist of the following at December 31, 1994:

    Senior term note payable; repaid in September 1995.......................  $2,000,000
    Subordinated notes payable to shareholders, net of unamortized discount of $154,583 at December 31, 1994; settled in August and November,
      1995...................................................................   5,322,417
    Other notes payable......................................................     232,160
                                                                               ----------
                                                                                7,554,577
    Less current portion.....................................................    (445,999)
                                                                               ----------
                                                                               $7,108,578
                                                                               ==========

     In November 1995, upon completion of the initial public offering, the subordinated notes payable were settled for a cash payment of $4,177,000 and outstanding warrants (with an exercise price of $4.24 per share) were exercised by exchanging the remaining principal of the note ($1,300,000) for 306,373 shares of common stock.

     Effective April 19, 1995, DataWorks modified its subordinated loan agreement to provide for additional cash financing of $1,250,000. In August 1995, $1,250,000 of subordinated notes payable were converted into Series A preferred stock.

     In connection with the payment of the note payable in May 1994 for $1,340,000, the repayment of the senior term note payable in September 1995, and settlement of the subordinated notes payable in August and

                             DATAWORKS CORPORATION

November 1995, the related unamortized debt issue costs and debt discount were written off. In addition, DataWorks also incurred prepayment and other cash charges related to the payment of the senior term note. In accordance with generally accepted accounting principles, these write-offs and cash charges, net of the related income tax benefits, have been reported as extraordinary items in the accompanying consolidated statements of operations. The composition of the extraordinary items are as follows:

                                                                   YEARS ENDED DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   --------     ----------
    Write-off of unamortized debt issue costs and debt
      discount...................................................  $248,229     $  886,020
    Cash prepayment penalty and other cash charges...............        --        837,967
                                                                   --------     ----------
                                                                    248,229      1,723,987
    Income tax effect............................................   (91,000)      (706,833)
                                                                   --------     ----------
                                                                   $157,229     $1,017,154
                                                                   ========      =========

  PAYABLES TO SHAREHOLDER

     At December 31, 1994 DataWorks had payables to DataWorks' President and principal shareholder for $50,000 at an interest rate of 15%. The loan was repaid in September 1995.

     Interest expense incurred on amounts due to shareholders totaled $6,050, $171,628 and $54,597, for the years ended December 31, 1995, 1994 and 1993, respectively. Related accrued interest was $59,535 at December 31, 1994.

5. INCOME TAXES

     The (provision) credit for income taxes for 1995 and 1994 primarily consists of deferred taxes and results from the reduction of deferred tax credits by the benefit of net operating loss and tax credit carryforwards. The provision for income taxes in 1993 is entirely offset by the benefit of net operating loss carryforwards.

     Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial reporting and tax reporting purposes. Significant components of deferred tax assets and liabilities are:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1994            1995
                                                                -----------     -----------
    Deferred tax liabilities:
      Difference in tax basis of acquired intangibles.........  $(1,404,100)    $(1,155,309)
      Capitalized software costs..............................           --        (723,700)
      Other...................................................      (75,300)             --
                                                                -----------     -----------
    Total deferred tax liabilities............................   (1,479,400)     (1,879,009)
    Deferred tax assets:
      Net operating loss and credit carryforwards.............    1,156,200       1,258,600
      Deferred revenue and expenses...........................      155,600         207,000
                                                                -----------     -----------
    Total deferred tax assets.................................    1,311,800       1,465,600
                                                                -----------     -----------
    Net deferred tax liabilities..............................  $  (167,600)    $  (413,409)
                                                                ===========     ===========

                             DATAWORKS CORPORATION

     The effective income tax rate varied from the statutory federal rate as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                                  ------------------------
                                                                    1994          1995
                                                                  --------     -----------
    Income tax benefit (provision) at statutory rate............  $387,800     $  (887,700)
    State income tax benefit (provision), net of federal
      benefits..................................................    34,200        (104,400)
    Benefit of tax credits......................................        --         104,766
    Permanent differences and other.............................   (27,700)       (130,900)
                                                                  --------     -----------
                                                                  $394,300     $(1,018,234)
                                                                  ========     ===========

     At December 31, 1995, DataWorks has net operating loss carryforwards of approximately $2,328,000 for federal income tax purposes which will begin to expire in 2005 if not utilized to offset taxable income. DataWorks also has California income tax net operating losses of approximately $379,000 which will also begin to expire in 1998 if not utilized to offset taxable income. In addition, DataWorks has research and development credit carryforwards of approximately $300,000 for federal purposes and approximately $138,000 for state purposes which begin to expire at the same time as the federal net operating loss carryforwards. In accordance with Sections 382 and 383 of the Internal Revenue Code, a change in ownership of greater than fifty percent of a corporation within a three-year period will place an annual limitation on the corporation's ability to utilize its existing carryforwards. Upon the closing of DataWorks' initial public offering an ownership change occurred; however, the limitation will not have a material effect on DataWorks' ability to utilize its carryforwards.

6. RECEIVABLE FROM OFFICER

     At December 31, 1995 and 1994, the receivable from officer is from one of DataWorks' principal officers and shareholders and consists of net advances totaling $206,000 and $91,000, respectively. The advances will be repaid or will be offset against any future performance bonuses earned and approved by the Board of Directors. At December 31, 1995, DataWorks has accrued the estimated amount of bonuses expected to be approved.

7. LEASE COMMITMENTS

     DataWorks leases its corporate and regional office facilities under noncancellable operating leases that expire from 1996 to 2000. One of DataWorks' corporate office lease agreements provides for deferred payment terms. For financial reporting purposes, rent expense is recorded on the straight-line basis over the term of the lease. Accordingly, deferred rent in the accompanying consolidated balance sheets represents the difference between rent expense accrued and amounts paid under the lease agreement.

     Annual future minimum payments for the years ending December 31, are as follows:

        1996.............................................................  $  606,871
        1997.............................................................     522,208
        1998.............................................................     488,523
        1999.............................................................     300,852
        2000 and thereafter..............................................      74,039
                                                                           ----------
                                                                           $1,992,493
                                                                           ==========

     Rent expense for the years ended December 31, 1995, 1994 and 1993 was $649,153, $395,892 and $293,508, respectively.

                             DATAWORKS CORPORATION

8. SHAREHOLDERS' EQUITY

  SERIES A PREFERRED STOCK

     In August 1995, DataWorks received an aggregate of $6,250,000 through the sale of Series A preferred stock of which $1,250,000 was obtained through the conversion of subordinated notes payable. The Series A preferred stock was issued at $7.23 per share and was automatically converted into 864,696 shares of common stock upon closing of DataWorks' initial public offering.

     As of December 31, 1995, DataWorks is authorized to issue 5,000,000 shares of preferred stock. No shares were outstanding at December 31, 1995 and 1994.

  STOCK OPTION PLANS

     DataWorks has an Equity Incentive Plan (the "Plan") under which 1,650,000 shares of common stock are reserved for issuance to eligible employees, directors and consultants of DataWorks. The Plan provides for awards in the form of options, stock bonuses, restricted shares or stock appreciation rights ("SARs"). The terms of any stock awards under the Plan, including vesting requirements, are determined by the Board of Directors, subject to the provisions of the Plan. Options under the Plan are either incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). The exercise price of the ISOs is not less than the fair market value on the date of grant and the exercise price of the NSOs is determined by the Board of Directors. Options granted under the Plan generally become exercisable over a period of four years and the maximum term of options granted is ten years.

     On September 13, 1995, DataWorks adopted the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") under which 75,000 shares of common stock are reserved for issuance upon exercise of options granted by DataWorks to non-employee members of the board of directors. The exercise price of the options will be at the fair market value of the stock on the date of grant. Options granted under the Directors' Plan will become exercisable over four years and expire ten years from the date of grant. As of December 31, 1995, no shares were granted under the Directors' Plan.

     In addition, DataWorks has outstanding options to purchase an additional 53,845 shares of common stock outside of the plans.

     A summary of stock option transactions, including those outside the plans, is as follows:

                                                                                   AVERAGE PRICE
                                                    SHARES       OPTION PRICE        PER SHARE
                                                   --------     --------------     -------------
    Outstanding at December 31, 1992.............   256,716     $.16 to $  .26         $ .18
      Granted....................................   137,500             $  .26         $ .26
                                                   --------
    Outstanding at December 31, 1993.............   394,216     $.16 to $  .26         $ .21
      Granted....................................    76,923             $  .39         $ .39
                                                   --------
    Outstanding at December 31, 1994.............   471,139     $.16 to $  .39         $ .23
      Granted....................................   392,415     $.65 to $11.50         $5.58
      Cancelled..................................   (38,461)            $  .39         $ .39
      Exercised..................................   (23,772)    $.16 to $  .39         $ .38
                                                   --------
    Outstanding at December 31, 1995.............   801,321     $.16 to $11.50         $2.96
                                                   ========

     As of December 31, 1995, 352,721 of the options are vested and exercisable.

                             DATAWORKS CORPORATION

  EMPLOYEE STOCK PURCHASE PLAN

     On September 13, 1995, DataWorks adopted an Employee Stock Purchase Plan (the "Purchase Plan") under which 150,000 shares of common stock are reserved for sale to employees under the Purchase Plan. DataWorks' Board of Directors may grant eligible employees the right to purchase a fixed number of shares of common stock (up to but not exceeding 15% of each employee's earnings) over a fixed offering period (not to exceed 27 months) at the lesser of 85% of the fair market value of the stock on the grant date or 85% of the fair market value on the purchase date or dates specified on the date of grant.

  WARRANTS

     In connection with various financing arrangements, DataWorks issued warrants to purchase 1,382,183 shares of DataWorks' common stock at prices ranging from $0.026 to $8.68 per share. In connection with the completion of the initial public offering in November 1995, 1,345,869 warrants were converted to 1,050,843 shares of common stock for cash proceeds of $175,439 and the settlement of $1,300,000 of subordinated notes payable.

     At December 31, 1995, warrants to purchase 36,314 shares of common stock at $8.68 per share remain outstanding. The warrants expire in August, 2000.

  SHARES RESERVED FOR FUTURE ISSUANCE

     The following common stock is reserved for future issuance at December 31, 1995:

    Stock options:
      Granted and outstanding...............................................       801,321
      Reserved for future grants............................................       977,524
                                                                                 ---------
                                                                                 1,778,845
    Warrants................................................................        36,314
      Employee stock purchase plan..........................................       150,000
                                                                                 ---------
                                                                                 1,965,159
                                                                                 =========

9. EMPLOYEE RETIREMENT PLAN

     Effective July 1, 1994, DataWorks established a 401(k) defined contribution retirement plan (the "Retirement Plan") covering all employees. The Retirement Plan provides for voluntary employee contributions from 1% to 15% of annual compensation (as defined). DataWorks may contribute such amounts as determined by the Board of Directors. Participants vest in employer contributions over five years at a rate of 20% for each year of service. There were no employer contributions to the Retirement Plan during the years ended December 31, 1995 or 1994.

10. SUBSEQUENT EVENT

     In January 1996, DataWorks agreed to purchase certain assets of Arrowkey Systems ("Arrowkey") for $450,000. In addition, DataWorks may be required to pay up to $75,000 annually through 1998 if certain sales levels of Arrowkey software products are achieved (as defined). The owner of Arrowkey is an employee of DataWorks.

                             DATAWORKS CORPORATION

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                                   JUNE 30,
                                                                                     1996
                                                                                  -----------
Current assets:
  Cash and cash equivalents.....................................................  $ 8,253,376
  Accounts receivable, less allowance for doubtful accounts of $335,500.........   13,298,651
  Deferred income taxes.........................................................    1,515,780
  Other current assets..........................................................    2,646,193
                                                                                  -----------
          Total current assets..................................................   25,714,000
Equipment, furniture and fixtures, net..........................................    2,105,429
Receivable from officer.........................................................      155,300
Acquired and developed software costs, net......................................    3,370,712
Intangible assets, net..........................................................    4,211,058
Other assets....................................................................      121,885
                                                                                  -----------
                                                                                  $35,678,384
                                                                                  ===========
Current liabilities:
  Accounts payable..............................................................  $ 3,355,788
  Accrued compensation..........................................................    1,584,347
  Other accrued liabilities.....................................................    2,605,381
  Deferred revenue..............................................................    3,070,357
                                                                                  -----------
          Total current liabilities.............................................   10,615,873
Deferred rent...................................................................      126,264
Deferred income taxes...........................................................    1,885,815
Commitments
Shareholders' equity:
  Common stock, no stated par value:
     Authorized shares -- 25,000,000
     Issued and outstanding shares -- 5,955,416.................................   26,344,390
     Accumulated deficit........................................................   (3,293,958)
                                                                                  -----------
          Total shareholders' equity............................................   23,050,432
                                                                                  -----------
                                                                                  $35,678,384
                                                                                  ===========

            See notes to unaudited consolidated financial statements

                             DATAWORKS CORPORATION

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              FOR THE
                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                     --------------------------
                                                                        1995           1996
                                                                     ----------     -----------
REVENUES:
  Software licenses................................................  $6,742,663     $11,339,028
  Hardware.........................................................   2,530,664       2,601,206
  Maintenance and other services...................................   3,894,324       6,215,146
                                                                     ----------     -----------
Total revenues.....................................................  13,167,651      20,155,380
COST OF REVENUES:
  Software licenses................................................     581,572         922,945
  Hardware.........................................................   1,984,323       1,943,602
  Maintenance and other services...................................   2,737,098       4,911,588
                                                                     ----------     -----------
Total cost of revenues.............................................   5,302,993       7,778,135
                                                                     ----------     -----------
Gross profit.......................................................   7,864,658      12,377,245
OPERATING EXPENSES:
  Sales & marketing................................................   3,640,026       5,603,844
  Research & development...........................................   1,180,223       1,891,504
  General & administrative.........................................   1,863,786       2,543,737
                                                                     ----------     -----------
Total operating expenses...........................................   6,684,035      10,039,085
                                                                     ----------     -----------
Income from operations.............................................   1,180,623       2,338,160
Other income (expense), net........................................    (913,946)        178,707
                                                                     ----------     -----------
Income before income taxes.........................................     266,677       2,516,867
Provision for income taxes.........................................     112,004         981,578
                                                                     ----------     -----------
Net income.........................................................  $  154,673     $ 1,535,289
                                                                     ==========     ===========
PER SHARE INFORMATION:
  Net income.......................................................  $     0.05     $      0.24
                                                                     ==========     ===========
Shares used in per share computations..............................   3,321,000       6,357,000
                                                                     ==========     ===========

            See notes to unaudited consolidated financial statements

                             DATAWORKS CORPORATION

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              FOR THE
                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                       1995            1996
                                                                    -----------     -----------
OPERATING ACTIVITIES
Net income........................................................  $   154,671     $ 1,535,289
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation....................................................      178,971         410,590
  Amortization of intangible assets...............................      328,089         400,721
  Amortization of debt discount and debt issue costs..............      149,593              --
  Reduction of advances to officers charged to operating
     expenses.....................................................       77,000              --
  Deferred rent expense...........................................       10,775          (7,002)
  Deferred income taxes...........................................      (79,372)        (43,374)
  Changes in operating assets and liabilities:
     Accounts payable.............................................    1,105,700         613,408
     Accrued compensation.........................................       89,460         234,256
     Other accrued liabilities....................................     (107,228)      1,693,362
     Deferred revenue.............................................    1,520,488        (211,308)
     Accounts receivable..........................................   (3,882,565)     (3,346,729)
     Other current assets.........................................     (373,668)     (1,662,825)
                                                                    -----------     -----------
Net cash used in operating activities.............................     (828,086)       (383,612)
INVESTING ACTIVITIES
Purchases of equipment, furniture and fixtures....................     (309,565)       (926,259)
Additions to acquired and developed software costs................     (606,908)     (1,556,099)
Advances to officers..............................................      (99,500)         50,700
Other assets......................................................      (11,516)          3,160
                                                                    -----------     -----------
Net cash used in investing activities.............................   (1,027,489)     (2,428,498)
FINANCING ACTIVITIES
Net increase in obligations under lines of credit.................      626,553              --
Proceeds from notes payable.......................................    1,250,000              --
Repayments of notes payable.......................................     (134,828)             --
Deferred debt issue costs.........................................     (113,338)             --
Issuance of common stock, net.....................................           --         338,850
                                                                    -----------     -----------
Net cash provided by financing activities.........................    1,628,387         338,850
                                                                    -----------     -----------
Net decrease in cash and cash equivalents.........................     (227,188)     (2,473,260)
Cash and cash equivalents at beginning of period..................      618,332      10,726,636
                                                                    -----------     -----------
Cash and cash equivalents at end of period........................  $   391,144     $ 8,253,376
                                                                    ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for interest........................  $   617,517     $    27,518
                                                                    ===========     ===========
  Cash paid during the period for income taxes....................  $   351,818     $    38,743
                                                                    ===========     ===========

            See notes to unaudited consolidated financial statements

                             DATAWORKS CORPORATION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The interim consolidated financial statements included herein have been prepared by DataWorks Corporation ("DataWorks") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1995 included in DataWorks' Form 10-K. In the opinion of management all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the consolidated financial position of DataWorks as of June 30, 1996 and the results of operations, and changes in cash flows for the six-month periods ended June 30, 1996 and 1995 have been included. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results which may be reported for any other interim period or for the year ended December 31, 1996.

2. ACCOUNTING POLICIES

     Effective January 1, 1996, DataWorks adopted Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). The adoption of the new standard had no effect on the financial statements.

     Effective January 1, 1996, DataWorks adopted Statement of Financial Accounting Standard No. 123 "Accounting and Disclosure of Stock-Based Compensation" (SFAS 123). As allowed under SFAS 123, DataWorks has elected to continue to account for stock option grants in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB
25) and related interpretations. The adoption of the new standard had no effect on the financial statements.

3. NET INCOME PER SHARE

     For periods subsequent to the completion of DataWorks' initial public offering (the "IPO") in October 1995, income per share information is computed using the weighted average number of common shares outstanding plus common share equivalents arising from outstanding stock options and warrants using the treasury stock method. Prior to the IPO, net income per share is computed pursuant to the requirements of the SEC, which require that common stock and convertible preferred shares issued by DataWorks during the twelve months immediately preceding the IPO, plus the number of common equivalent shares which were granted during the same period pursuant to the grant of stock options and warrants, be included in the calculation of the shares used in computing net income per share as if these shares were outstanding for all periods presented using the treasury stock method.

4. ACQUISITION

     Effective January 1996, DataWorks purchased software assets of Arrowkey Systems for $450,000. These assets facilitate the integration of shop floor data collection systems into DataWorks' current software products. In addition, DataWorks may be required to pay up to $75,000 annually through 1998 if certain sales levels of Arrowkey software products are achieved, as defined. These assets have been included on the Consolidated Balance Sheet as "Acquired and developed software costs, net" and will be amortized over their estimated useful life of five years.

5. SUBSEQUENT EVENT

     On July 22, 1996 DataWorks announced it had signed a letter of intent to acquire, through a merger, DCD Corporation ("DCD"). DataWorks plans to issue up to 1.8 million shares of its common stock, subject to certain reductions, and will account for this acquisition as a pooling of interests. Consummation of this transaction is contingent upon approval of the Company's shareholders, execution of a definitive acquisition agreement and satisfactory due diligence reviews by each party. DCD develops, markets and supports business management software for the make-to-order manufacturing segment, primarily job shops and custom manufacturers. DataWorks believes that DCD's Windows- and NT-based products are complementary to its current existing products.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  DCD Corporation

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of DCD Corporation at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
April 5, 1996

                                DCD CORPORATION

                                 BALANCE SHEET

                                                               DECEMBER 31,
                                                        --------------------------      JUNE 30,
                                                           1994            1995           1996
                                                        -----------     ----------     -----------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................  $   839,601     $2,277,973     $ 2,057,930
  Accounts receivable, net............................    1,380,664      2,807,137       2,964,642
  Other current assets................................      238,320        893,153         710,027
                                                        -----------     ----------      ----------
          Total current assets........................    2,458,585      5,978,263       5,732,599
                                                        -----------     ----------      ----------
Property and equipment, net...........................      241,357        607,030         759,997
Intangible assets, net................................       19,998         43,140          50,542
                                                        -----------     ----------      ----------
          Total assets................................  $ 2,719,940     $6,628,433     $ 6,543,138
                                                        ===========     ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................  $   135,908     $  330,581     $   137,144
  Accrued expenses....................................      571,031      1,933,602         655,579
  Deferred service revenue............................    1,360,896      2,572,277       2,879,705
  Customer deposits...................................       68,318         76,035         132,617
  Current portion of ESOP note payable................      364,284
                                                        -----------     ----------      ----------
          Total current liabilities...................    2,500,437      4,912,495       3,805,045
                                                        -----------     ----------      ----------
ESOP note payable, less current portion...............      723,219
                                                        -----------     ----------      ----------
Total liabilities.....................................    3,223,656      4,912,495       3,805,045
                                                        -----------     ----------      ----------
Commitments
Stockholders' equity (deficit):
  Class A common stock; no par value; 10,000,000
     shares authorized; 267,750 shares issued and
     outstanding......................................          446            446             446
  Class B common stock; no par value; 10,000,000
     shares authorized; 257,250 shares issued and
     outstanding......................................          429            429             429
  Additional paid-in capital..........................                         125             125
  Retained earnings...................................      582,912      1,714,938       2,737,093
                                                        -----------     ----------      ----------
                                                            583,787      1,715,938       2,738,093
Less: Receivable from ESOP............................   (1,087,503)
                                                        -----------     ----------      ----------
          Total stockholders' equity (deficit)........     (503,716)     1,715,938       2,738,093
                                                        -----------     ----------      ----------
          Total liabilities and stockholders' equity
            (deficit).................................  $ 2,719,940     $6,628,433     $ 6,543,138
                                                        ===========     ==========      ==========

   The accompanying notes are an integral part of these financial statements.

                                DCD CORPORATION

                            STATEMENT OF OPERATIONS

                                                                                 SIX MONTHS ENDED
                                         FOR THE YEARS ENDED DECEMBER 31,            JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Revenues:
  Software and related products......  $3,015,935   $4,329,477   $7,685,404   $2,947,793   $4,941,669
  Services...........................   1,566,535    1,993,448    3,797,463    1,543,841    2,368,900
                                       ----------   ----------   ----------   ----------   ----------
          Total revenues.............   4,582,470    6,322,925   11,482,867    4,491,634    7,310,569
                                       ----------   ----------   ----------   ----------   ----------
Cost of revenues:
  Software and related products......     557,459      651,523    1,061,333      449,682      681,499
  Services...........................   1,130,608    1,080,334    1,721,006      785,695    1,322,387
                                       ----------   ----------   ----------   ----------   ----------
          Total cost of revenues.....   1,688,067    1,731,857    2,782,339    1,235,377    2,003,886
                                       ----------   ----------   ----------   ----------   ----------
Gross profit.........................   2,894,403    4,591,068    8,700,528    3,256,257    5,306,683
                                       ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Sales and marketing................   1,298,596    1,886,454    3,819,925    1,568,665    2,278,092
  Research and development...........     339,208      519,359      505,338      240,968      153,528
  General and administrative.........     689,918    1,017,853    1,408,952      640,694    1,180,244
  ESOP contribution..................     387,363      429,397      445,550      222,774
                                       ----------   ----------   ----------   ----------   ----------
          Total operating expenses...   2,715,085    3,853,063    6,179,765    2,673,101    3,611,864
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     179,318      738,005    2,520,763      583,156    1,694,819
                                       ----------   ----------   ----------   ----------   ----------
Other income (expense):
  Interest income....................      13,037       19,039       44,746       16,913       38,151
  Interest expense...................    (118,334)    (100,948)     (62,008)     (39,925)
  Other, net.........................      20,355       29,774       39,750       27,879       33,387
                                       ----------   ----------   ----------   ----------   ----------
          Total other income
            (expense)................     (84,942)     (52,135)      22,488        4,867       71,538
                                       ----------   ----------   ----------   ----------   ----------
Income before income taxes...........      94,376      685,870    2,543,251      588,023    1,766,357
Provision for income taxes...........                  130,426      762,199      176,019      744,202
                                       ----------   ----------   ----------   ----------   ----------
Net income...........................  $   94,376   $  555,444   $1,781,052   $  412,004   $1,022,155
                                        =========    =========    =========    =========    =========
Net income per common share..........  $      .30   $     1.51   $     3.94   $      .97   $     1.95
                                        =========    =========    =========    =========    =========
Weighted average common shares.......     313,829      368,469      451,805      425,156      525,000
                                        =========    =========    =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                                DCD CORPORATION

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 CLASS A              CLASS B
                               COMMON STOCK         COMMON STOCK
                            ------------------   ------------------   ADDITIONAL                RECEIVABLE         TOTAL
                             NUMBER               NUMBER               PAID-IN      RETAINED       FROM        STOCKHOLDERS'
                            OF SHARES   AMOUNT   OF SHARES   AMOUNT    CAPITAL      EARNINGS       ESOP       EQUITY (DEFICIT)
                            ---------   ------   ---------   ------   ----------   ----------   -----------   ----------------
Balance at
  December 31, 1992.......   267,750     $446     257,250     $429                 $  420,601   $(2,550,000)    $ (2,128,524)
  Net income..............                                                             94,376                         94,376
  Dividends declared on
    Class A common
    stock.................                                                            (94,376)                       (94,376)
  Repayments of ESOP
    receivable............                                                                          607,142          607,142
                             -------     ----     -------     ----       ----      ----------   -----------      -----------
Balance at
  December 31, 1993.......   267,750      446     257,250      429                    420,601    (1,942,858)      (1,521,382)
  Net income..............                                                            555,444                        555,444
  Dividends declared on
    Class A common
    stock.................                                                           (393,133)                      (393,133)
  Repayments of ESOP
    receivable............                                                                          855,355          855,355
                             -------     ----     -------     ----       ----      ----------   -----------      -----------
Balance at
  December 31, 1994.......   267,750      446     257,250      429                    582,912    (1,087,503)        (503,716)
  Contribution of
    capital...............                                               $125                                            125
  Net income..............                                                          1,781,052                      1,781,052
  Dividends declared on
    Class A common
    stock.................                                                           (649,026)                      (649,026)
  Repayments of ESOP
    receivable............                                                                        1,087,503        1,087,503
                             -------     ----     -------     ----       ----      ----------   -----------      -----------
Balance at
  December 31, 1995.......   267,750      446     257,250      429        125       1,714,938             0        1,715,938
  Net income
    (unaudited)...........                                                          1,022,155                      1,022,155
                             -------     ----     -------     ----       ----      ----------   -----------      -----------
Balance at June 30, 1996
  (unaudited).............   267,750     $446     257,250     $429       $125      $2,737,093   $         0     $  2,738,093
                             =======     ====     =======     ====       ====      ==========   ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                                DCD CORPORATION

                            STATEMENT OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH

                                                                                  SIX MONTHS ENDED JUNE
                                            FOR THE YEARS ENDED DECEMBER 31,               30,
                                           -----------------------------------   -----------------------
                                             1993        1994         1995         1995         1996
                                           ---------   ---------   -----------   ---------   -----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income.............................  $  94,376   $ 555,444   $ 1,781,052   $ 425,156   $ 1,022,155
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Provision for doubtful accounts and
       returns...........................     11,496      78,421       591,119     205,347       471,628
     Depreciation and amortization.......     87,272     117,545       111,314      68,340       140,536
     Loss (gain) on sales of property and
       equipment.........................     (3,345)     16,827        10,751
     Deferred income taxes...............                (21,751)     (473,541)
     Changes in current assets and
       liabilities:
       Accounts receivable...............     14,716    (899,192)   (2,017,592)   (731,573)     (629,133)
       Other current assets..............     10,623    (153,223)     (181,292)    (32,704)      183,126
       Accounts payable..................     53,070      44,291       194,673      25,631      (193,437)
       Accrued expenses..................    (24,944)    327,087     1,362,571      45,741    (1,278,023)
       Accrued ESOP contribution.........   (128,021)    (38,221)
       Deferred service revenue..........    133,570     718,765     1,211,381     436,788       307,428
       Customer deposits.................       (222)     11,408         7,717     (18,374)       56,582
                                           ----------  ----------  ------------  ----------  ------------
          Net cash provided by operating
            activities...................    248,591     757,401     2,598,153     424,352        80,862
                                           ----------  ----------  ------------  ----------  ------------
Cash flows from investing activities:
  Proceeds from sales of property and
     equipment...........................     32,613      27,779        96,466
  Additions to property and equipment....   (129,459)   (178,899)     (578,423)   (262,606)     (288,707)
  (Increase) decrease in other assets....     11,682      66,846       (28,923)    (10,209)      (12,198)
                                           ----------  ----------  ------------  ----------  ------------
          Net cash used investing
            activities...................    (85,164)    (84,274)     (510,880)   (272,815)     (300,905)
                                           ----------  ----------  ------------  ----------  ------------
Cash flows from financing activities:
  Contribution of capital................                                  125
  Dividends paid on Class A common
     stock...............................    (94,376)   (393,133)     (649,026)
                                           ----------  ----------  ------------  ----------  ------------
          Net cash used by financing
            activities...................    (94,376)   (393,133)     (648,901)
                                           ----------  ----------  ------------  ----------  ------------
Net increase (decrease) in cash and cash
  equivalents............................     69,051     279,994     1,438,372     151,537      (220,043)
Cash and cash equivalents at beginning of
  period.................................    490,556     559,607       839,601     839,601     2,277,973
                                           ----------  ----------  ------------  ----------  ------------
Cash and cash equivalents at end of
  period.................................  $ 559,607   $ 839,601   $ 2,277,973   $ 991,138   $ 2,057,930
                                           ==========  ==========  ============  ==========  ============
Supplemental disclosures of cash flow
  information:
  Cash paid during the period for
     interest............................  $ 118,334   $ 100,948   $    62,008   $  39,925   $         0
  Cash paid during the period for income
     taxes...............................  $  27,436   $  19,677   $   433,073   $ 214,000   $ 1,559,200

   The accompanying notes are an integral part of these financial statements.

                                DCD CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

     DCD Corporation ("DCD" or the "Company") designs, develops, markets and supports business management software for "make to order" manufacturing companies, primarily job shops and custom manufacturers. DCD markets its specialized software through its sales organization and licensed sales representatives throughout the United States.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash equivalents consist of highly liquid investments with original maturities of three months or less and are readily convertible to cash. DCD has adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and has classified its investments as available-for-sale in accordance with that standard.

  Fair Value of Financial Instruments

     Cash and cash equivalents are valued at their carrying amounts, which are reasonable estimates of fair value. The fair value of all other financial instruments approximates cost as stated.

  Concentration of Credit Risk

     Financial instruments which potentially subject DCD to credit risk consist primarily of accounts receivable. DCD grants credit to customers in the ordinary course of business. No single customer, industry or region represents a significant concentration of credit risk.

  Revenue Recognition

     Software license and hardware sales are recognized upon delivery if there are no significant post-delivery obligations net a reserve for estimated future returns. The related installation, training and consulting fees are recognized upon performance of the services. Amounts billed but not recognized for demonstration units or future services are deferred until acceptance of the product or completion of the services. Revenues derived from maintenance contracts and for unbundled first year maintenance are deferred and recognized ratably over the period the service is provided.

     The aggregate allowance for doubtful accounts and product returns at December 31, 1994 and 1995 was $67,445 and $462,835, respectively.

  Property and Equipment

     DCD's property and equipment are stated at cost. Depreciation is calculated using straight-line and accelerated methods over the estimated lives of the assets, which generally range from 5 to 7 years. Leasehold improvements are amortized over the term of the lease. Significant additions or improvements extending asset lives are capitalized while repairs and maintenance are charged to expense as incurred.

                                DCD CORPORATION

  Intangible Assets

     Costs incurred to obtain and secure trademarks are capitalized and amortized using the straight-line method over five to seven years. Amortization expense for 1994 and 1995 was $2,321 and $5,781, respectively. Accumulated amortization at December 31, 1994 and 1995 was $2,321 and $8,103, respectively. Periodically, management assesses whether there has been a permanent impairment in the value of intangible assets.

  Research and Development

     Expenditures for research and development costs are expensed as incurred. Such costs are required to be expensed as incurred until the point that technological feasibility and proven marketability of the product are established. Costs otherwise capitalizable after technological feasibility is achieved have also been expensed because they have been insignificant.

  Income Taxes

     Income taxes are accounted for on the liability method under the provisions of SFAS No. 109, "Accounting for Income Taxes." DCD realizes tax benefits from the deduction of dividends paid on common stock held by the ESOP used to make ESOP debt service payments.

  Unaudited Interim Financial Statements

     In the opinion of management, DCD has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of DCD as of June 30, 1996 and the results of operations and cash flows for the six-month periods ended June 30, 1995 and 1996, as presented in the accompanying unaudited financial statements.

  Net Income Per Share

     Net income per share is computed based on the weighted average shares outstanding for the period. For net income per share purposes, all Class B common shares and only Class A common shares which are allocated to participants and committed to be released are considered to be outstanding.

  Recently Issued Accounting Standard

     Effective January 1, 1996, DCD adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." The adoption in 1996 had no material effect on DCD's financial statements.

NOTE 3 -- FINANCIAL STATEMENT COMPONENTS

     Other current assets consist of the following:

                                                            DECEMBER 31,
                                                        ---------------------      JUNE 30,
                                                          1994         1995          1996
                                                        --------     --------     -----------
                                                                                  (UNAUDITED)
    Prepaids and other current assets.................  $216,569     $397,861      $ 214,735
    Deferred income taxes.............................    21,751      495,292        495,292
                                                        ---------    ----------   ----------
                                                        $238,320     $893,153      $ 710,027
                                                        ---------    ----------   ----------

                                DCD CORPORATION

     Property and equipment consists of the following:

                                                           DECEMBER 31,
                                                     ------------------------      JUNE 30,
                                                       1994           1995           1996
                                                     ---------     ----------     -----------
                                                                                  (UNAUDITED)
    Office equipment...............................  $ 707,785     $1,152,912     $ 1,438,449
    Leasehold improvements.........................      5,959          2,264           5,434
                                                     ---------     ----------      ----------
                                                       713,744      1,155,176       1,443,883
    Less: Accumulated depreciation and
      amortization.................................   (472,387)      (548,146)       (683,886)
                                                     ---------     ----------      ----------
                                                     $ 241,357     $  607,030     $   759,997
                                                     =========     ==========      ==========

                                                           DECEMBER 31,
                                                      -----------------------      JUNE 30,
                                                        1994          1995           1996
                                                      --------     ----------     -----------
                                                                                  (UNAUDITED)
    Accrued expenses consist of the following:
    Accrued income taxes............................  $132,500     $  936,499      $ 121,501
    Accrued wages and benefits......................   359,969        703,130        376,051
    Other accrued expenses..........................    78,562        293,973        158,027
                                                      ---------    ----------     ----------
                                                      $571,031     $1,933,602      $ 655,579
                                                      =========    ==========     ==========

NOTE 4 -- EMPLOYEE STOCK OWNERSHIP PLAN AND RECAPITALIZATION

     The Company established an Employee Stock Ownership Plan (ESOP) in 1992 for the benefit of all employees meeting certain eligibility requirements. In November 1992, all outstanding common stock was exchanged for shares of Class B common stock at the ratio of 600 shares for each share of common stock. On November 13, 1992, the Company obtained financing of $2,550,000 from a commercial bank and advanced the proceeds to the ESOP which purchased 267,750 shares of Class B common stock from the selling stockholder of the Company. The ESOP's shares were immediately converted to Class A common stock. Class A and Class B common stock have identical voting and liquidation rights. If dividends are declared to only one class of stock, the dividends must be declared to the shares of Class A common stock.

     The Company recorded the funds advanced to the ESOP as a "Receivable from ESOP" which is a reduction of stockholders' equity. As the Company makes discretionary contributions and dividends to the ESOP, these amounts are used to repay the "Receivable from ESOP" and the related ESOP note payable. As the principal amount of the loan is repaid, the "Receivable from ESOP" is reduced accordingly. The amount of the repayments during 1993, 1994 and 1995 were $607,142, $855,355 and $1,087,503, respectively.

     During 1995, the ESOP note payable and "Receivable from ESOP" were paid in full. At December 31, 1994, the ESOP note payable was due in quarterly principal payments of $91,000 plus interest paid monthly at 90% of the commercial bank's prime rate (7.65% at December 31, 1994). The ESOP note payable was secured by Company assets and a $500,000 personal guarantee of the selling stockholder. The note was subject to various loan covenants. The Company was in compliance with these covenants at December 31, 1994 or had obtained the necessary waivers.

     During 1993, the Company paid $111,576 of interest expense, contributed $384,745 to the ESOP and incurred $2,618 of other ESOP related expenses. During 1994, the Company paid $95,138 of interest expense, contributed $424,001 to the ESOP and incurred $5,396 of other ESOP related expenses. During 1995, the Company paid $56,408 of interest expense, contributed $438,477 to the ESOP and incurred $7,073 of other ESOP related expenses. During 1993, 1994 and 1995, the Company also paid dividends of $94,376, $393,133

                                DCD CORPORATION
and $649,026, respectively, on the Class A common stock owned by the ESOP. At December 31, 1993, 1994 and 1995, the ESOP had released and allocated 67,762, 157,611 and 267,750, shares, respectively.

NOTE 5 -- STOCKHOLDERS' EQUITY

  Stock Option Grant by Stockholders

     In December 1992, the Class B common stockholders granted to an officer/director of the Company an option to purchase 257,250 shares of Class B common stock directly from them at an exercise price of $7.58 per share. The options vest and may be exercised on January 1, 1997 or earlier in the event that the ESOP note payable is paid in full. The options expire on January 2, 1997.

  Additional Paid-in Capital

     During 1995, in order to meet minimum capitalization requirements in certain states, the stockholders of the Company contributed an additional $125 of paid-in capital.

NOTE 6 -- INCOME TAXES

     The Company's provision for income taxes for the years ended December 31, 1994 and 1995 consists of the following:

                                                                     1994          1995
                                                                   --------     ----------
    Current:
      U.S. federal...............................................  $119,729     $  975,456
      State......................................................    32,448        260,284
                                                                   --------     ----------
              Total current......................................   152,177      1,235,740
    Deferred:
      U.S. federal...............................................   (16,508)      (408,147)
      State......................................................    (5,243)       (65,394)
                                                                   --------     ----------
              Total deferred.....................................   (21,751)      (473,541)
                                                                   --------     ----------
              Total income tax expense...........................  $130,426     $  762,199
                                                                   ========     ==========

     The Company had no income tax liability or expense in 1993.

     The Company's effective tax rates differed from the federal statutory tax rate as follows:

                                                         1993         1994          1995
                                                       --------     ---------     ---------
    Expected tax expense at federal statutory
      rate.........................................    $ 32,088     $ 233,196     $ 864,705
    State income taxes, net of federal tax
      benefit......................................       5,663        44,115       139,624
    ESOP dividend tax benefit......................     (37,751)     (158,826)     (256,365)
    Other, net.....................................                    11,941        14,235
                                                       --------     ---------     ---------
                                                       $      0     $ 130,426     $ 762,199
                                                       ========     =========     =========

     At December 31, 1994 and 1995, the Company has deferred tax assets which consist primarily of basis differences of certain assets and liabilities for financial reporting and income tax purposes. The realization of such assets is reasonably assured by future profitability and the carryback of any future losses.

                                DCD CORPORATION

Deferred tax assets (liabilities) consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Allowance for doubtful accounts and product returns..........    $ 27,157     $182,772
    Deferred revenue.............................................                  265,569
    Vacation accrual.............................................                   20,767
    Commission accrual...........................................       6,559       27,411
    Other........................................................     (11,965)      (1,227)
                                                                     --------     --------
              Total deferred tax asset...........................    $ 21,751     $495,292
                                                                     ========     ========

NOTE 7 -- LEASE COMMITMENTS

     The Company leases certain office space under noncancellable operating lease agreements. Rental expense under these operating leases for the years ended December 31, 1993, 1994 and 1995 was approximately $81,000, $83,000 and $282,000, respectively.

     At December 31, 1995, future minimum lease payments under these operating leases are as follows:

           YEAR ENDING DECEMBER 31,                                              AMOUNT
           ------------------------                                             --------
             1996...........................................................    $355,174
             1997...........................................................      87,556
                                                                                --------
                     Total minimum payments required........................    $442,730
                                                                                ========

NOTE 8 -- LINE OF CREDIT

     The Company has a line of credit with a bank which provides for borrowings up to $225,000 at 1.50% over the bank's base rate which was 8.5% and 9.5% at December 31, 1994 and 1995, respectively. Borrowings under the line of credit are secured by the Company's accounts receivable. No amounts were outstanding on the line of credit at December 31, 1994 and 1995. The agreement is subject to various loan covenants. The Company was in compliance with these covenants at December 31, 1994 and 1995 or had obtained the necessary waivers. The line of credit agreement expires on June 30, 1996.

NOTE 9 -- PROFIT SHARING PLAN

     The Company has a profit sharing plan which provides for an annual contribution not to exceed the maximum allowed as a deduction under the Internal Revenue Code. The plan covers substantially all employees after specified periods of service and the attainment of minimum age requirements. Each year's contribution is determined by the Board of Directors. No Company contributions to the plan were declared or made during 1993, 1994 or 1995.

NOTE 10 -- SUBSEQUENT EVENT (UNAUDITED)

     In July 1996, an officer exercised an option and acquired 37% of the Company's Class B common shares in accordance with the terms of the option described in Note 5. For tax purposes, the exercise of the option is compensatory. Accordingly, the Company expects to realize a significant future tax benefit.

                                                                      APPENDIX A

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of August 16, 1996, among: DATAWORKS CORPORATION, a California corporation ("Parent"); DATAWORKS ACQUISITION SUB., Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"); DCD CORPORATION, a Minnesota corporation (the "Company"); and those shareholders of the Company listed as Designated Shareholders on the signature page hereof (the "Designated Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the relevant laws of the State of Minnesota (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                   AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), (i) Merger Sub shall be merged with and into the Company, (ii) the separate existence of Merger Sub shall cease, and (iii) the shareholders of the Company (the "Shareholders") shall receive up to an aggregate 1,800,000 shares (reduced as described in Section 1.5) of Parent Common Stock (defined in Section 1.5(a)(i)), provided that 10% of such shares will be held in escrow as security for the obligations of the Company and the Designated Shareholders hereunder pursuant to an Escrow and Indemnity Agreement in the form attached hereto as Exhibit B ("Escrow Agreement"), to be entered into by and among Parent, the Company, the Designated Shareholders and the escrow agent named therein (the "Escrow Agent"). The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Minnesota Statutes.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, 4365 Executive Drive, Suite 1100, San Diego, California, at such time within two (2) business days after the Parent Shareholders' Meeting (defined in Section 5.3(b)) as Parent may designate from time to time upon prior notice to the Company. (For purposes of this Agreement, "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3; and "Closing Date" shall mean the time and date as of which the Closing actually takes place.) Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger conforming to the requirements of the Minnesota Statutes (the "Articles of Merger") shall be filed with the Secretary of State of the State of

Minnesota. The Merger shall take effect at the time the Articles of Merger are filed with the Secretary of State of the State of Minnesota (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers.

     (a) The Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C.

     (b) The Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

     (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

     1.5 Conversion of Shares.

     (a) Subject to Sections 1.7 and 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Shareholder:

          (i) each share of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Company Common Stock") outstanding immediately prior to the Effective Time (other than dissenters' shares, if any) shall be converted into the right to receive up to the "Applicable Multiple" (as defined in Section 1.5(b)(i)) of a share of the common stock of Parent ("Parent Common Stock"), subject to the provisions of Section 1.7; and

          (ii) each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     (b) For purposes of this Agreement:

          (i) the "Applicable Multiple" shall be the number determined by dividing (x) 1,800,000 reduced by the Deduction (defined in the following paragraph) (as reduced, the "Shares"), by (y) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time;

          (ii) (A) the "Deemed Price Per Parent Common Share" shall be the average of the last quoted sale prices of Parent Common Stock as traded on the NASDAQ National Market for the twenty (20) market trading days immediately preceding the date of the Parent Shareholders' Meeting (defined in Section 5.3); and (B) the "Deduction" shall be the number of whole shares of Parent Common Stock that could be purchased at the Deemed Price Per Parent Common Share with the sum of (a) the aggregate amount of fees and expenses of the Company's investment banking advisors incurred in connection with the Merger (including without limitation fees and expenses payable to Wessels, Arnold & Henderson, L.L.C.), and (b) the amount by which the fees and expenses of the Company's legal and accounting advisors incurred after July 17, 1996, in connection with the Merger exceed $100,000; and

          (iii) the Company shall provide a certificate (the "Expense Estimate Certificate") executed and delivered at the Closing which shall set forth their collective good faith best estimate of the Deduction, and such estimate shall be used for purposes of determining the Applicable Multiple; provided, however, that in the event the Expense Estimate Certificate underestimates such fees and expenses (as determined by the Parent's audit of the Company's records to be completed prior to the issuance of Parent's earnings release covering the calendar year 1996), the Parent shall be entitled to recover the amount of the underestimation pursuant to the Escrow Agreement.

     (c) Subject to any required acceleration of vesting resulting from any termination by Parent of the DCD ESOP, if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

     1.6 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company (except as expressly provided herein or under Sections 302A.471 and 302A.473 of the Minnesota Statutes), and the stock transfer books of the Company shall be closed with respect to all such shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7 Exchange of Certificates.

     (a) At the Closing, each Shareholder will surrender his, her or its respective Company Stock Certificates representing all shares of Company Common Stock owned by such Person (other than dissenters' shares), in exchange for certificates representing Parent Common Stock. Subject to Sections 1.7(b) and 1.7(c), upon surrender of a Company Stock Certificate to Parent for exchange, together with such other documents as may be reasonably required by Parent consistent with this Agreement, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1.7. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (b) Notwithstanding any other provision of this Agreement, at the Closing an aggregate of 10% of the Shares (the "Escrow Shares") shall be delivered to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement, and the number of shares of Parent Common Stock issuable to each Shareholder at the Closing shall be reduced by the number determined by multiplying the number of Escrow Shares by such Shareholder's percentage ownership of all outstanding shares of Company Common Stock immediately prior to the Closing.

     (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Deemed Price Per Parent Common Share.

     (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 Dissenting Shares.

     (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are held by a Person who has properly complied with provisions regarding dissenters' rights set forth in Minnesota Statutes Sections 302A.471 and 302A.473 shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.7(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in said sections; provided, however, that any of such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.7(c)), if the holder of such shares fails to comply with the relevant requirements for perfecting such holder's dissenter's rights. Notwithstanding any other provision of this Agreement, to the extent any Person has properly exercised and perfected the dissenters' rights set forth above, such Person shall not be a "Shareholder" for purposes of this Agreement.

     (b) The Company shall give Parent (i) prompt notice of any objection to the Merger prior to the Effective Time and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Minnesota Statutes and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such objection, demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such objection or demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 Accounting Treatment. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to and for the benefit of the Parent and the other Indemnitees, as follows:

     2.1 Due Organization; No Subsidiaries; Etc.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

     (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

     (c) Part 2.1(c) of the Disclosure Schedule sets forth a list of each jurisdiction in which the Company has registered or been licensed to do business as a foreign corporation. Except for such jurisdictions, the Company is not, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

     (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers. The Company's board of directors has never established any committees.

     (e) The Company has no subsidiaries and, except as set forth in Part 2.1(e) of the Disclosure Schedule, does not now and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 Articles of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not properly reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or any material violation of the Company's bylaws or of any resolution adopted by the Company's shareholders or the Company's board of directors.

     2.3 Capitalization, Etc.

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock (10,000,000 Class A Common Stock and 10,000,000 Class B Common Stock), of which 525,000 shares (267,750 shares of Class A Common Stock and 257,250 shares of Class B Common Stock) have been issued and are outstanding. There are no other outstanding shares of capital stock of the Company, and there are no shares of capital stock held in the Company's treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of each of the Shareholders and the number of shares of Company Common Stock owned of record by each of such Shareholders. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

     (b) The Company's Class A Common Stock has been issued to and is held by the Company's Employee Stock Ownership Plan and Trust (the "DCD ESOP").

     (c) There is no: (A) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (C) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (D) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (d) All outstanding shares of Company Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (e) The Company has not, within the last five years, repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company, if any, were reacquired in compliance with (i) the applicable provisions of Minnesota law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4 Financial Statements; Books and Records.

     (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) the audited balance sheets of the Company as of December 31, 1993, 1994 and 1995, and the related audited statements of income, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Price Waterhouse relating thereto; and

          (ii) the unaudited balance sheets of the Company as of June 30, 1996 and 1995 (collectively, the "Unaudited Interim Balance Sheet"), and the related unaudited statements of income of the Company for the six month periods then ended.

     (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring adjustments, which management considers necessary for a fair presentation of the Company's financial position as of June 30, 1996 and 1995, and the results of operations for the six month periods then ended).

     (c) The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate records of all meetings held of, and corporate action taken by, the shareholders and the board of directors of the Company, and no meeting of any such shareholders or board of directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule with respect solely to paragraphs (b) through (r) below, since December 31, 1995:

          (a) there has not been any material adverse change in the Company's business, financial condition, assets, liabilities, results of operations or prospective customers;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since December 31, 1995, exceeds $410,000 in the aggregate;

          (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

          (i) except in the ordinary course of business and consistent with past practices, the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or
     (iii) waived or relinquished any right;

          (j) the Company has not written off as uncollectible (except against reserves consistent with past practices not extraordinary in amount), or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (l) except for immaterial travel and other advances in the ordinary course of business, the Company has not (i) lent money to any Person, or
     (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) except in the ordinary course of business paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than as consistent with the Company's recent practice with respect thereto, or (iii) except in the ordinary course of business hired any new employee;

          (n) the Company has not changed any of its methods of accounting or accounting practices in any respect which would require disclosure in audited financial statements in accordance with generally accepted accounting principles;

          (o) the Company has not made any Tax election;

          (p) the Company has not commenced or settled any Legal Proceeding;

          (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6 Title to Assets.

     (a) Except as set forth in Part 2.6(a) of the Disclosure Schedule, the Company owns all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(b), 2.8 and 2.9 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7 Bank Accounts; Receivables; Customers.

     (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

     (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of June 30, 1996. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1996 and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and are current.

     (c) Part 2.7(c) of the Disclosure Schedule identifies each customer that is obligated to make payments to the Company in an aggregate amount exceeding $20,000 per year. The Company has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with the Company or to effect a material reduction in the volume of business transacted by such Person with the Company below historical levels.

     (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders, if any, received by the Company for products, systems and services.

     2.8 Equipment; Inventory; Leasehold(s).

     (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted), and except as set forth in Part 2.8 of the Disclosure Schedule are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value or otherwise reserved for.

     (c) The Company does not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.10(a) of the Disclosure Schedule.

     2.9 Proprietary Assets.

     (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed by the Company (or assigned to the Company) with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office in a foreign jurisdiction or with respect to which an application has been filed with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office in a foreign jurisdiction, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company that are material to the Company's business. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company in a material way (except for any Company Proprietary Asset that is licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $20,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by the Company. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, the Company owns good title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, the Company is not obligated to make any material payment to any Person for the use of any Company Proprietary Asset.

     (b) The Company has taken reasonable measures to protect and maintain the secrecy of those Company Proprietary Assets whose value is substantially dependent on such secrecy, and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any material portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any material portion or aspect of the object code, of any Company Proprietary Asset.

     (c) To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, no current use of the Company Proprietary Assets infringes or violates the Company's rights with respect to any Proprietary Asset owned or exclusively licensed by any other Person. To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or exclusively licensed by any other Person. To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or violates the Company's rights with respect to any Company Proprietary Asset.

     (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset referred to in Parts 2.9(a)(1)-(3) of the Disclosure Schedule conforms in all material respects with the current specification, documentation, performance standard, representation or statement (if any) made or provided with respect thereto by or with authorization of the Company; and
(ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset referred to in Parts 2.9(a)(1)-(3) of the Disclosure Schedule (including each version of computer software that has been licensed or otherwise made available by the Company to any Person since January 1, 1992) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the knowledge of the Company, there is no basis for any such claim, where such claim would have or could reasonably be expected to have a Material Adverse Effect on the Company.

     (e) To the knowledge of the Company, except as set forth in Part 2.9(c) of the Disclosure Schedule, the Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Except as set forth in
Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit in all material respects any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current and former employees of the Company, and all current and former consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no material exceptions to or exclusions from the scope of their coverage) including material terms that are substantially identical to the form(s) of agreement(s) referenced in Part 2.9(f) of the Disclosure Schedule, which form(s) of agreement(s) is/are attached to the Disclosure Schedule as an appendix.

     (g) Except as set forth in Part 2.9(g) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset referred to in Parts 2.9(a)(1)-(3) of the Disclosure Schedule, including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

     2.10 Contracts.

     (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

          (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) except for customer Contracts in substantially the form attached as an exhibit to Part 2.10(a) of the Disclosure Schedule, entered into in the ordinary course of business, any Contract relating to the acquisition, transfer, use, development, sharing or license of any Proprietary Asset;

          (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

          (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) any Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company;

          (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

          (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

          (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

          (xi) any Contract entered into outside the ordinary course of business or inconsistent with the Company's past practices;

          (xii) except for customer Contracts in substantially the form attached as an exhibit to Part 2.10(a) of the Disclosure Schedule, entered into in the ordinary course of business, any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

          (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $20,000, or (B) the performance of services having a value in excess of $30,000.

     (b) The Company has delivered to Parent accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure
Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

          (i) the Company has not violated or breached, or committed any default under, any Material Contract in any material way, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract in any material way;

          (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

          (iii) the Company has not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Material Contract, or (ii) any actual or possible termination of any Material Contract; and

          (iv) the Company has not waived any of its material rights under any Material Contract.

     (d) Except as set forth in Part 2.10(d) of the Disclosure Schedule, no Person is renegotiating, or has been authorized by the Company to renegotiate, any amount paid or payable to the Company under any Material Contract or any other term or provision of any Material Contract.

     (e) The Company has all Contracts necessary to enable the Company to conduct its business substantially in the manner in which its business is currently being conducted.

     (f) The Company has not made any unexpired offer or proposal (to any customer, prospective customer or other Person), except in the ordinary course of business.

     (g) The Company has no backlog under Company Contracts.

     2.11 Liabilities.

     (a) The Company has no liabilities of any nature required to be shown on the face of the Company's financial statements or the notes thereto according to generally accepted accounting principles except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by the Company since June 30, 1996 in the ordinary course of business and consistent with the Company's past practices; and (iii) the liabilities identified in Part 2.11(a) of the Disclosure Schedule.

     (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company as of June 30, 1996, and (ii) all notes payable of the Company and all indebtedness of the Company for borrowed money.

     2.12 Compliance with Legal Requirements. The Company is, and at all times since June 30, 1991, has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company and except as set forth on Part 2.12 of the Disclosure Schedule. Except as set forth in Part 2.12 of the Disclosure Schedule, since June 30, 1991, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since June 30, 1991, has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since June 30, 1991, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 Tax Matters.

     (a) Except as set forth in Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body (the "Company Returns") (i) have been filed when due, and (ii) have been accurately and completely prepared, in compliance with all applicable Legal Requirements, except with respect to state or local sales tax Company Returns required to be filed in the ordinary course of the Company's business ("Sales Tax Returns") where the failure to so file or be accurately or completely prepared will not have and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Part 2.14(a) of the Disclosure Schedule, all amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company income Tax Returns (relating to income tax) filed since January 1, 1992.

     (b) Except as set forth on Part 2.14(b) of the Disclosure Schedule, no Company Return has ever been examined or audited by any Governmental Body, and no such examination or audit has been proposed or scheduled by any Governmental Body. Except as set forth in Part 2.14(b) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (c) Except as set forth in Part 2.14(c) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax, and except with respect to Sales Tax Returns where any such claim or Legal Proceeding will not have and cannot reasonably be expected to have a Material Adverse Effect on the Company, nor does any basis exist therefor. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (d) There is no Contract covering any employee or independent contractor or former employee or independent contractor of the Company (excluding any agreement to be entered into in connection with this Agreement) that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 Employee and Labor Matters; Benefit Plans.

     (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death or disability benefits, hospitalization, medical, insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, stock bonus, employee stock ownership, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

     (b) The Company does not maintain, sponsor or contribute to, and has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Pension Plan") except for those Pension Plans described in Part 2.15(a) of the Disclosure Schedule, none of which is a multi-employer plan (within the meaning of Section 3(37) of ERISA), and none of which is subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

     (c) The Company does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(a) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan (including the DCD ESOP), the Company has delivered to Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for 1995, 1994 and 1993;

          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each summary of material modifications (if required under ERISA) with respect to such Plan, and (B) each material general employee communication relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, trust agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) The Company is not required to be, and has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

     (f) The Company does not have any plan or commitment to create any additional Welfare Plan or Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law or in accordance with this Agreement).

     (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the
Code).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (i) Except as set forth on Part 2.15(i) of the Disclosure Schedule, each of the Plans (including the DCD ESOP) has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code, and no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, has occurred with respect to any Pension Plan or Welfare Plan that would result in any liability to the Company.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination as to its qualification from the IRS, and, except as set forth on Part 2.15(i) of the Disclosure Schedule, nothing has occurred that would adversely affect such qualification.

     (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, and except as contemplated by certain Exhibits to this Agreement, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, nor any subsequent termination of employment will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under the Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

     (m) The Company has good labor relations, and, except as set forth in Part 2.15(m) of the Disclosure Schedule, the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations or (ii) any of the Company's key employees intends to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company possesses all material permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in material compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any written notice or other written communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution of the environment, or protection of human health associated with the environment, or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products regulated by Environmental Law and any other substance that is now regulated by any Environmental Law.

     2.17 Sale of Products; Performance of Services.

     (a) Other than its obligations to perform under the Material Contracts, the Company has not incurred or become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by the Company, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Company.

     (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since January 1, 1995, asserted or threatened to assert any claim against the Company (other than claims that have been resolved satisfactorily at no material cost to the Company) under or based upon (i) any warranty provided by or on behalf of the Company, or (ii) any services performed by the Company, nor does any basis for any such claim exist to the knowledge of the Company.

     2.18 Insurance. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of the Company and with respect to any claims made thereunder. The Company has delivered to Parent accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) extraordinary adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19 Related Party Transactions. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company;
(b) except for immaterial travel and similar advances, no Related Party is indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been, an officer or director of the Company; (iii) each individual who is, or who at any time has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and
(iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.20 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company, its capital stock or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, with or without notice or the passage of time, give rise to or serve as a basis for the commencement of any material Legal Proceeding.

     (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, since January 1, 1993, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, the Company.

     (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business, its capital stock or to any of the assets owned or used by the Company. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and, subject to shareholder approval, to perform its obligations under this Agreement; and the execution, delivery and, subject to shareholder approval, performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
     (ii) any resolution adopted by the Company's shareholders or the Company's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.22 of the Disclosure Schedule and except for shareholder approval of the Merger, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the Company Closing Certificate (defined in Section 6.6(l)) will not, (i) contain any representation, warranty or information that is false or misleading or (ii) omit to state any material fact necessary in order to make any representation, warranty or information contained herein or therein, as so stated, not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company and the Designated Shareholders as follows:

     3.1 Due Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of the corporations is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole; and each has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its

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assets in the manner in which its assets are currently owned and used; and (iii)
to perform its obligations under all Contracts by which it is bound.

     3.2 Subsidiaries. Parent's only subsidiaries are Madic-Compufact Corporation, DataWorks (Europe) Ltd. and Merger Sub (collectively, the "DataWorks Subsidiaries"), and all shares of the outstanding capital stock of each of them are owned directly or indirectly by Parent. All of such shares so owned by Parent are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each DataWorks Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     3.3 Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, of which approximately 5,955,416 shares have been issued and are outstanding as of July 31, 1996. All of the outstanding shares of capital stock of Parent have been duly and validly authorized and issued and are fully paid and nonassessable.

     3.4 Parent Financial Statements. The consolidated balance sheets of Parent as of December 31, 1995 and 1994 and related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, together with the notes thereto, audited by Ernst & Young LLP and included in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the SEC, and the unaudited consolidated balance sheet of Parent as of June 30, 1996 and the related unaudited consolidated statements of operations and cash flows for the six months then ended contained in Parent's Quarterly Report or Form 10-Q filed for the six months ended June 30, 1996 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (except that financial statements for interim periods may not contain certain footnotes and are subject to normal and recurring adjustments, which management considers necessary for a fair presentation of Parent's consolidated financial position and results of operations at the end of and for such periods) the consolidated financial position of Parent at the dates and the results of operations, changes in financial position and cash flows of Parent for the periods stated therein.

     3.5 SEC Filings.

     (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1996 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.6 Absence of Certain Changes. Since December 31, 1995, there has not been any material adverse change in the business, financial condition, assets, liabilities, results of operations or prospective customers of Parent and any DataWorks Subsidiary, taken as a whole.

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

     3.7 Compliance with Law. Each of Parent and each DataWorks Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Parent or such subsidiary; all such permits, licenses, certificates of authority, orders and approval are in full force and effect and, to the knowledge of Parent and Merger Sub, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by each of Parent and each DataWorks Subsidiary of its business and the condition and use of its properties do not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Parent nor any DataWorks Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Parent or any DataWorks Subsidiary which reasonably could be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

     3.8 Parent Benefit Plans.

     (a) As of July 31, 1996, the only "employee benefit plans" within the meaning of Section 3(3) or ERISA for which Parent or any DataWorks Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Parent or any DataWorks Subsidiary are those listed in Schedule 3.8 attached hereto (the "Parent Plans"). No Parent Plan is a "multi-employer plan" within the meaning of
Section 3(37) of ERISA.

     (b) Each Parent Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, except where the failure to do so would not have a material adverse affect on Parent and its subsidiaries taken as a whole; and Parent or the relevant DataWorks Subsidiary, as applicable, has received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA, REA and TRA 1986 for each of the Parent Plans to which the qualification requirement of Section 401(a) of the Code apply. Parent knows of no reason that any Parent Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 40l(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.

     (c) The present value of all benefits vested and all benefits accrued under each Parent Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Parent Plan as of the end of the most recent Plan year, exceed the value of the assets of the Parent Plans allocable to such vested or accrued benefits.

     (d) To the knowledge of Parent, no Parent Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could, to the knowledge of Parent, subject Parent or such Parent Plan or trust to the tax or penalty on prohibited transactions imposed by said
Section 4975 or would result in material liability to Parent and its subsidiaries taken as a whole.

     (e) No Parent Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Parent Plan, other than those events which may result from the transactions contemplated by this Agreement.

     (f) No Parent Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Parent Plan years which would result in a material liability.

     (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Parent under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     3.9 Litigation and Other Proceedings. Neither Parent nor any DataWorks Subsidiary is a party to any pending or, to the knowledge of Parent and Merger Sub, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a Material Adverse Effect on the Parent and its subsidiaries taken as a whole.

     3.10 Authority; Binding Nature of Agreement. Subject to approval by the shareholders of Parent, Parent and Merger Sub each has the corporate power and authority to enter into and to perform its obligations under this Agreement; and subject to shareholder approval the execution, delivery and performance by the Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of the Parent, Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     Neither the execution, delivery and performance by Parent and Merger Sub of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any DataWorks Subsidiary under any of the terms, conditions or provisions of (x) any of their respective articles of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any DataWorks Subsidiary is a party or by which any of such parties may be bound, or to which Parent or any DataWorks Subsidiary or any of the properties or assets of any of them may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the knowledge of Parent and Merger Sub, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any DataWorks Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the securities or blue sky laws of the various states or filings, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for the filing of the Articles of Merger.

     3.11 Brokers and Finders. Neither Parent nor Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Parent or Merger Sub in connection with this Agreement or the transactions contemplated hereby, except with respect to Furman Selz.

     3.12 Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.  CERTAIN COVENANTS

     4.1 Access and Investigation.

     (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (i) provide Parent and Parent's

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

Representatives with reasonable access to the Company's Representatives, personnel and assets and to all books, records, Tax Returns, work papers and other documents and information relating to the Company and the DCD ESOP; and
(ii) provide Parent and Parent's Representatives with such copies of the books, records, Tax Returns, work papers and other documents and information relating to the Company and the DCD ESOP, and with such additional financial, operating and other data and information regarding the Company and the DCD ESOP, as Parent may reasonably request.

     (b) During the Pre-Closing Period, the Parent shall, and shall cause its Representatives to provide the Designated Shareholders with reasonable access to documents and information previously publicly filed or disclosed, and supporting documentation reasonably related to such previously disclosed information (and in that regard the Parent shall make its executive officers available to Company representatives at reasonable times on reasonable notice to answer questions relating to the Company's business which are consistent with the foregoing).

     4.2 Operation of the Company's Business. Unless otherwise permitted by Parent by means of a prior written consent, during the Pre-Closing Period:

          (a) the Company shall, and the Designated Shareholders shall cause the Company to, conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall, and the Designated Shareholders shall cause the Company to, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall, and the Designated Shareholders shall cause the Company to, keep in full force (and renew) all insurance policies identified in Part 2.18 of the Disclosure Schedule;

          (d) the Company shall, and the Designated Shareholders shall cause the Company to (to the extent requested by Parent) cause its officers to report regularly (but in no event more frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not, and the Designated Shareholders shall cause the Company not to, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, nor repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) the Company shall not, and the Designated Shareholders shall cause the Company not to, sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (g) neither the Company nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (h) the Company shall not, and the Designated Shareholders shall cause the Company not to, form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (i) the Company shall not, and the Designated Shareholders shall cause the Company not to, make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate;

          (j) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract (except in the ordinary course of business), or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material Contract;

          (k) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except licenses and sales of the Company's software products in the ordinary course of business, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (l) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, or (iii) repay any indebtedness to any of its shareholders or Representatives;

          (m) the Company shall not, and the Designated Shareholders shall cause the Company not to, (i) establish, adopt or amend any Employee Benefit Plan, including any 401(k) plan not in existence as of July 17, 1996, or terminate any Pension Plan (including the DCD ESOP) or Welfare Plan except in accordance with Section 5.11 below; (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than payments or increases solely with respect to non-officer employees which are consistent with the Company's recent practice or made pursuant to an existing bonus plan disclosed on Part 2.5(m) of the Disclosure Schedule;
     (iii) enter into any employment agreement or modify any existing employment agreement, except as may be set forth in this Agreement; (iv) hire more than a net of 10 new employees; or (v) hire any new employee whose aggregate annual compensation is expected to exceed $75,000.

          (n) the Company shall not, and the Designated Shareholders shall cause the Company not to, change any of its methods of accounting or accounting practices in any respect;

          (o) the Company shall not, and the Designated Shareholders shall cause the Company not to, make any Tax election;

          (p) the Company shall not, and the Designated Shareholders shall cause the Company not to, commence or settle any Legal Proceeding;

          (q) the Company shall not, and the Designated Shareholders shall cause the Company not to, enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) the Company shall not, and the Designated Shareholders shall cause the Company not to, agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

     4.3 Notification by the Company; Updates to Disclosure Schedule by the Company.

     (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

          (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

          (ii) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any material breach of any covenant or obligation of the Company or any of the Designated Shareholders; and

          (iv) the discovery by the Company of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

     4.4 No-Shop. During the Pre-Closing Period, neither the Company nor any of the Designated Shareholders shall, directly or indirectly (and the Company and the Designated Shareholders shall cause their respective affiliates not to):

          (a) solicit, initiate, encourage the submission of, or consider any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any information to, or otherwise cooperate in any way with or encourage any Person (other than Parent), or facilitate any efforts by any such Person, relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction. The Company shall promptly notify Parent in writing (in reasonable detail) of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Designated Shareholders during the Pre-Closing Period.

     4.5 Notification by Parent; Updates to Schedules by Parent.

     (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

          (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

          (ii) the discovery by Parent of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any material breach of any covenant or obligation of Parent or Merger Sub; and

          (iv) the discovery by Parent of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely.

     (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.5(a) requires any change in any schedule provided by Parent to the Company, or if any such event, condition, fact or circumstance would require such a change assuming such schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to such schedule specifying such change. No such update shall be deemed to supplement or amend such schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent or Merger Sub in this Agreement, or (ii) determining whether any of the conditions set forth in Section 7 has been satisfied.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, her or its commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period. Each party will furnish to the other all the information concerning such party required for inclusion in any statement or application made by such other party to any Governmental Body in connection with the transactions contemplated by this Agreement.

     5.2 Proxy Statement. Parent will use its commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act, relating to the shares of Parent Common Stock to be delivered to the Shareholders pursuant to this Agreement, and will use commercially reasonable efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Shareholders, at the time of the Company Shareholders' Meeting and the Effective Time, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by parent (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this paragraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Company and/or the Shareholders for use in the Registration Statement or the Prospectus. Parent will file all documents required to be filed to list the Parent Common Stock to be issued pursuant to this Agreement on Nasdaq and use commercially reasonable efforts to effect said listing. Parent will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use commercially reasonable efforts to obtain such permits and approvals. The Company and Designated Stockholders shall provide Parent with all information and assistance as is reasonably requested by Parent in connection with this Section 5.2

     5.3 Shareholders' Meetings.

     (a) The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Minnesota Statutes, call and hold a special meeting of the Shareholders as promptly as legally permissible after the effectiveness of the Registration Statement for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of a complete and accurate proxy statement relating to the Merger and this Agreement jointly prepared by the Company and Parent (the "Proxy Statement") to be delivered to each Shareholder who is entitled to vote at the Company Shareholders' Meeting. As promptly as practicable after the delivery of copies of the Proxy Statement to all Shareholders entitled to vote at the Company Shareholders' Meeting, the Company shall use reasonable commercial efforts to solicit from each of such Shareholders a proxy in favor of the approval of the Merger and this Agreement. Each Designated Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Designated Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

     (b) The Parent shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California Corporations Code, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Parent Shareholders' Meeting"). The Parent shall cause a copy of the Proxy Statement to be delivered to each shareholder of the Parent who is entitled to vote at the Parent Shareholders' Meeting. As promptly as practicable after the delivery of copies of the Proxy Statement to all shareholders entitled to vote at the Parent Shareholders' Meeting, Parent shall use reasonable commercial efforts to solicit from each of such shareholders a proxy in favor of the approval of the Merger and this Agreement.

     5.4 Public Announcements. During the Pre-Closing Period, neither the Company nor any of the Designated Shareholders shall (and neither the Company nor any Designated Shareholder shall permit any of its affiliates or Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent.

     5.5 Pooling of Interests. During the Pre-Closing Period, neither the Company nor any Designated Shareholder shall take any action that could have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests," and the Company represents and warrants to Parent that to its knowledge, no Shareholder has taken or intends to take any action that will have or could reasonably be expected to have such an effect. Parent covenants that it shall, following the Closing (provided it occurs prior to November 30, 1996) and prior to January 31, 1997, issue a press release reporting its consolidated earnings for 1996.

     5.6 Affiliate Agreements. Each Designated Shareholder shall execute and deliver to Parent, and the Company and the Designated Shareholders shall use reasonable commercial efforts to cause the other Shareholders listed on Part 5.6 of the Disclosure Schedule (which the Company hereby represents and warrants to Parent consists of all persons who are "affiliates" of the Company for purposes of the Securities Act) to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit E.

     5.7 Commercially Reasonable Efforts; Disclosure and Accuracy of
Information.

     (a) During the Pre-Closing Period, (i) the Company and the Designated Shareholders shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (ii) Parent and Merger Sub shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     (b) Subject to the provisions of Section 4.1, during the Pre-Closing Period, each of the Parent on the one hand and the Company and the Designated Shareholders on the other shall furnish all information to the other parties as the other parties may reasonably request for inclusion in the Proxy Statement, which information shall be true and accurate to the best of its knowledge, and otherwise cooperate with the others in the preparation and filing of such document and related documents.

     (c) The Company covenants that at the time the Registration Statement becomes effective, the Registration Statement will not contain any untrue statement of a material fact pertaining to the Company or omit to state a material fact pertaining to the Company required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, the Prospectus will not contain any untrue statement of a material fact pertaining to the Company or omit to state any material fact pertaining to the Company necessary to make the statements therein not false or misleading.

     5.8 Tax Matters. At or prior to the Closing, (a) the Company shall execute and deliver to Cooley Godward Castro Huddleson & Tatum and to Dorsey & Whitney LLP a tax representation letter in substantially the form of Exhibit F-1 (which will be used in connection with the legal opinions contemplated by Sections 6.5(j) and 7.5(b)), (b) Parent and Merger Sub shall execute and deliver to Cooley Godward Castro Huddleson & Tatum and to Dorsey & Whitney LLP a tax representation letter in substantially the form of Exhibit F-2 (which will be used in connection with the legal opinions contemplated by Sections 6.5(j) and 7.5(b)), and (c) each of the Designated Shareholders shall execute and deliver to Parent a Continuity of Interest Certificate in the form of Exhibit H.

     5.9 Agreements With Certain Individuals. At the Closing, (a) each of Richard D. Borg, William J. Borg and Robert W. Brandel shall execute and deliver to the Company an employment letter in the form of Exhibit H; (b) the Company shall encourage Marde S. Olson to enter into a Separation and Consulting Agreement in the form of Exhibit I; and (c) Dwayne E. Borg shall execute and deliver to the Company a Separation, Consulting and Noncompetition Agreement in the form of Exhibit J.

     5.10 Acknowledgment and Release. At the Closing, the Company shall encourage each Shareholder which is the holder of record of one percent (1%) or greater of the Company Common Stock either as of the date hereof or immediately prior to Closing other than the DCD ESOP to execute and deliver to the Company and Parent an Acknowledgment and Release in the form of Exhibit K.

     5.11 Termination of Employee Plans. Except as prohibited by applicable law, at the Closing, the Company shall terminate all bonus plans and other benefit plans under which any of its employees or former employees may have any rights (subject to accrued rights), and except for accrued rights shall ensure that no employee or former employee of the Company has any rights thereunder and that any liabilities of the Company thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company. Notwithstanding the foregoing, the Company shall not terminate any Pension Plan (including the DCD ESOP) or Welfare Plan unless Parent has consented to or requested such termination, provided that the Company shall take such action as is necessary to terminate, effective prior to the Closing, any Pension Plan or Welfare Plan that Parent within fifteen (15) days prior to Closing requests be so terminated.

     5.12 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 -- 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section
1.897 -- 2(h)(2) of the United States Treasury Regulations.

     5.13 ESOP Matters.

     (a) Except as set forth in Part 5.13(a) of the Disclosure Schedule, the Company represents, warrants and covenants, to and for the benefit of Parent and the other Indemnitees, as follows:

          (i) The DCD ESOP is duly organized and existing under applicable law, is a stock bonus plan qualified under Section 401(a) of the Code and is an "employee stock ownership plan" as defined in Section 4975(e)(7) of the Code. The DCD ESOP was formed and is, and at all times has been, maintained primarily for the benefit of the DCD ESOP participants and beneficiaries, within the meaning of Section 4975(d)(3)(A) of the Code, Treasury Regulations Section 54.4975-7 and Section 408(b)(3) of ERISA. The shares of the Company's stock held by the DCD ESOP (the "ESOP Shares") constitute "employer securities" within the meaning of Section 409(l) of the Code. The Company has heretofore delivered to Parent accurate and complete copies of all documents (and all amendments, modifications and supplements thereto) material to the creation of the DCD ESOP and ESOP Trust and the ESOP Transactions, including, but not limited to, (a) the DCD ESOP plan document and trust agreement and the ESOP Transaction Documents, and (b) each request heretofore filed with the IRS requesting the issuance of a favorable determination letter with respect to the qualified status or continuing qualified status of the DCD ESOP, including all supporting documentation filed therewith.

          (ii) None of the ESOP Transactions was, or has resulted in, or will result in a prohibited transaction under Section 4975(c) of the Code, Sections 406 or 407 of ERISA, or the regulations thereunder. Each of the ESOP Loans and any related guarantees constitutes an "exempt loan" under Treasury Regulation Section 54.4975-7(b)(1)(iii). The use of the proceeds of the ESOP Loans by the Company and the DCD ESOP, respectively, and the pledge of the ESOP Shares as security for the ESOP Loans, did not and does not constitute or result in a violation of the provisions of the Code or ERISA or any regulations thereunder.

          (iii) The ESOP Loans have been fully paid, and no further amounts are due thereunder. Neither the Company nor the DCD ESOP is or has been in breach or violation of any of the ESOP Transaction

     Documents, there are no remaining unperformed obligations of the Company or the DCD ESOP under any of the ESOP Transaction Documents, and there are no amounts as to which the Company or the DCD ESOP are or may be liable under the ESOP Transaction Documents.

          (iv) All Legal Requirements applicable to the Company and/or to the ESOP Trustee requiring prudence of fiduciaries, including, without limitation, as to valuation matters and other similar matters relating to discretionary judgments not involving legal judgments, have been complied with, and the Company is not and shall not be subject to any liability as a fiduciary or co-fiduciary under ERISA with respect to matters arising prior to and through the Closing Date in connection with the ESOP. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein or in the Escrow Agreement, or any other agreement between or among the parties to this Agreement, or the performance of the terms hereof or thereof, will conflict with, violate, or result in a breach of the DCD ESOP plan document, the ESOP Transaction Documents or any agreement or other instrument by which the Company, the DCD ESOP, the ESOP Trustee or the ESOP Trust may be bound, and will not constitute a breach by any Person acting as a fiduciary, within the meaning of ERISA, with respect to the DCD ESOP of any fiduciary responsibility or similar duty or obligation owed by such Person to the participants of the DCD ESOP under ERISA or otherwise.

     (b) The Company and the Designated Shareholders shall take such action as is necessary to ensure that the requirements of Section 409(e) of the Code and the fiduciary provisions of ERISA are satisfied in connection with the voting of the ESOP Shares upon the Merger at the Company Shareholders' Meeting.

     (c) The Company agrees to take, during the Pre-Closing Period and thereafter, such actions as Parent deems reasonably necessary in Parent's discretion to obtain assurances satisfactory to Parent as to (i) the qualification of the DCD ESOP under Sections 401(a) and 4975(e)(7) of the Code and (ii) the compliance by the Company, the DCD ESOP and the ESOP Trust with applicable Legal Requirements, including ERISA and the Code, in connection with the establishment, operation and maintenance of the DCD ESOP and the availability of the intended benefits and consequences associated with the DCD ESOP and the ESOP Transactions. Prior to the Closing, such actions shall not include, without the Company's consent, applying to the IRS for a determination letter, engaging in IRS voluntary compliance resolution procedures, entering into a closing agreement with the IRS or seeking from the Department of Labor an advisory opinion or prohibited transaction exemption. The Surviving Corporation may take any of such actions in its discretion following the Effective Time. No such actions taken by Parent or the Company shall in any way limit or diminish the rights of any Indemnitees under this Agreement or the Escrow Agreement to recover or be indemnified for Indemnitee Damages, as defined in the Escrow Agreement.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by the Company in this Agreement and the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, individually and taken as a whole, and shall be accurate as of the Closing as if made at the Closing (without giving effect to any update to the Disclosure Schedule), except for any inaccuracies which, individually and taken as a whole, have not had a Material Adverse Effect on the Company; provided, however, that with respect to any representation identifying any Contract in the Disclosure Schedule, for purposes of this Section 6.1 such representation shall not be deemed materially inaccurate as of the Closing by reason of the Company entering into additional Contracts to be identified on the Disclosure Schedule between the date hereof and the Closing Date.

     6.2 Performance of Covenants. Each covenant or obligation that the Company or any of the Designated Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Shareholder Approval; Dissenters. The terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting; holders of not more than two percent (2%) of the Company's Common Stock then outstanding, and no holders of shares of capital stock of the Parent, shall be, or shall have the right to become, entitled to exercise dissenters' rights pursuant to, respectively, Chapter 302A of the Minnesota Statutes and Chapter 13 of the California Corporations Code; and the terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the Parent's shareholders at the Parent Shareholders' Meeting.

     6.4 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect; and the Company shall have paid no material consideration to any third party or consented to any conditions materially adverse to the Company in connection with obtaining any such Consent.

     6.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be executed and delivered and in full force and effect:

          (a) The Escrow Agreement, as described in Section 1.1;

          (b) Affiliate Agreements in the form of Exhibit E, executed by the "affiliates" of the Company for purposes of the Securities Act listed on
     Part 5.6 of the Disclosure Schedule;

          (c) Continuity of Interest Certificates in the form of Exhibit G, executed by the Shareholders holding beneficially or of record (including but not limited to beneficiaries of the DCD ESOP), one percent (1%) or greater of the Company's Common Stock either as of the date hereof or immediately prior to Closing;

          (d) an Employment Agreement in the form of Exhibit H executed by each of Richard D. Borg, William Borg and Robert W. Brandel, as described in
     Section 5.9;

          (e) a Separation and Consulting Agreement in the form of Exhibit I, executed by Marde S. Olson, as described in Section 5.9;

          (f) a Separation, Consulting and Noncompetition Agreement in the form of Exhibit J, executed by Dwayne E. Borg, as described in Section 5.9;

          (g) an Acknowledgment and Release in the form of Exhibit K, executed by each of the Shareholders holding one percent (1%) or greater of the Company Common Stock either as of the date hereof or immediately prior to Closing;

          (h) the statement referred to in Section 5.12(a), executed by the Company; (i) a legal opinion of Dorsey & Whitney LLP dated as of the Closing Date, in the form of Exhibit L;

          (j) a legal opinion of Dorsey & Whitney LLP dated as of the Closing Date, in form reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Dorsey & Whitney LLP may rely upon the tax representation letters and Continuity of Interest Certificates referred to in Section 5.8);

          (k) letters from Price Waterhouse LLP and Ernst & Young LLP dated as of the Closing Date, in form satisfactory to Parent, confirming the appropriateness of "pooling of interests" for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is closed and consummated in accordance with the Agreement;

          (l) a certificate executed by the President of the Company and containing the representation and warranty of the Company that each of the conditions set forth in this Section 6 have been duly satisfied (the "Company Closing Certificate"); and

          (m) written resignations of all directors of the Company, effective as of the Effective Time, and of each DCD ESOP and 401(k) plan trustee, effective in each case upon acceptance of such resignation by the Surviving Corporation and appointment of a successor trustee.

     6.6 Termination of Employee Plans. The Company shall have provided Parent with evidence, satisfactory to Parent, as to the termination of the plans referred to in Section 5.11, including each Pension Plan or Welfare Plan that is to be terminated prior to the Closing in accordance with Section 5.11.

     6.7 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.12(b).

     6.8 State Securities Law Requirements. The shares of Parent Common Stock to be issued in connection with the Merger shall have been issued in transactions qualified or exempt from registration under the securities or "blue sky" laws of every relevant jurisdiction.

     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, individually and taken as a whole, and shall be accurate as of the Closing, as if made at the Closing (without giving effect to any update in any schedule provided by Parent pursuant hereto); except for any inaccuracies which, individually and taken as a whole, have not had a Material Adverse Effect on the Parent and its subsidiaries, taken as a whole; provided, however, that in no event shall the representations and warranties set forth in Section 3.6 be deemed inaccurate at the Closing solely by reason of one or more of the following:

          (i) Fluctuations of Parent's earnings primarily attributable to timing differences in revenue recognition of customer Contracts;

          (ii) Changes in Parent's stock price as traded on the Nasdaq Stock Market;

          (iii) Changes in general economic conditions or in Parent's industry in particular, or events affecting general economic conditions or Parent's industry;

          (iv) Changes in the stock market or technology stocks generally or financial indicators; and/or

          (v) Analyst reports or recommendations.

     7.2 Performance of Covenants. Each covenant or obligation that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Shareholder Approval; Dissenters. The terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting; holders of not more than 2% of the Company's Common Stock then outstanding, and no holders of shares of capital stock of the Parent, shall be, or shall have the right to become, entitled to exercise dissenters' rights pursuant to, respectively, Chapter 302A of the Minnesota Statutes and Chapter 13 of the California Corporations Code; and the terms of the Merger and this Agreement shall have been duly approved by the affirmative vote of the Parent's shareholders at the Parent Shareholders' Meeting.

     7.4 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect; and the Company shall have paid no material consideration to any third party or consented to any conditions materially adverse to the Company in connection with obtaining any such Consent.

     7.5 Documents. The Company shall have received the following legal opinions and certificate:

          (a) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date, in the form of Exhibit M;

          (b) a legal opinion of Cooley Godward Castro Huddleson & Tatum, dated as of the Closing Date, in form reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward Castro Huddleson & Tatum may rely upon the tax representation letters and the Continuity of Interest Certificates referred to in Section 5.8).

          (c) a certificate executed by the President of Parent and containing the representation and warranty of Parent that each of the conditions set forth in this Section 7 have been duly satisfied (the "Parent Closing Certificate").

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.7 Execution and Delivery of Agreements.  The agreements referenced in
Section 6.5(d), (e) and (f) shall have been executed and delivered by Parent shall be in full force and effect.

SECTION 8.  TERMINATION

     8.1 Termination Events.  This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement);

          (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the earlier of November 30, 1996 or the Scheduled Closing Time;

          (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the earlier of November 30, 1996 or the Scheduled Closing Time;

          (e) by mutual consent of all the parties;

          (f) by Parent if (i) there has been a material breach by the Company or any Designated Shareholder of any covenant, representation or warranty contained in this Agreement, (ii) Parent has notified the Company in writing of the existence of such breach, and (iii) the Company as such Designated Shareholder, as applicable, has failed to cure such breach within ten days after receiving such notice;

          (g) by the Company if (i) there has been a material breach by Parent of any covenant, representation or warranty contained in this Agreement,
     (ii) the Company has notified Parent in writing of the existence of such breach, and (iii) Parent has failed to cure such breach within ten days after receiving such notice; or

          (h) by either Parent or the Company if (i) there shall be a non-appealable order of a federal or state court in effect preventing consummation of the Merger, (ii) there shall be any action taken, or any statute, rule, regulations or order enacted, promulgated, issued or deemed applicable to the Merger, by any governmental entity that would make consummation of the Merger illegal, or (iii) upon a vote at a duly held meeting of shareholders or any adjournment thereof, any required approval of the holders of Parent Common Stock or Company Common Stock shall not have been obtained.

     8.2 Extension of Time; Waivers.  At any time prior to the Closing Date:

          (a) Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the Company and/or the Designated Shareholders, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by the Company and/or the Designated Shareholders. Any agreement on the part of Parent and Merger Sub to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent and Merger Sub; and

          (b) The Company may (i) extend the time for the performance of any of the obligations or other acts of Parent and/or Merger Sub, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Parent and/or Merger Sub. Any agreement on the part of the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Company.

SECTION 9.  REGISTRATION OF SHARES

     9.1 Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

          "Holder" shall mean each of the Designated Shareholders, Robert W. Brandel and any person holding Registrable Securities to whom the rights under this Section 9 have been transferred in accordance with Section 9.8 hereof.

          "Initiating Holders" shall mean any Holders who in the aggregate are Holders of greater than 50% of the then outstanding Registrable Securities.

          "Prior Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated August 24, 1995, by and among Parent and the shareholders who are signatories thereto.

          "Publication Date" shall mean the date on which Parent publishes financial results covering at least 30 days of post-Merger combined operations;

          "Registrable Securities" means the Parent Common Stock issued to the Holders in the Merger and any Parent Common Stock issued or issuable in respect of the Parent Common Stock issued to the Holders in the Merger upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Securities if they have been transferred other than pursuant to Section 9.8 hereof.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by Parent in complying with Sections
     9.2 and 9.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent, which shall be paid in any event by Parent).

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and, except as set forth in Registration Expenses above, all reasonable fees and disbursements of counsel for any Holder (if such counsel is different from counsel to the Parent).

     9.2 Requested Registration. If Parent shall receive from Initiating Holders a written request that Parent file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities and Parent is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, Parent shall:

          (a) promptly give written notice of the proposed registration to all other Holders; and

          (b) as soon as practicable, use its best lawful efforts to effect such registration (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by Parent within 20 days after the written notice specified in clause (i) above has been given; and

          (c) use its best lawful efforts to keep such registration effective (subject to Section 9.9) for the purpose of resales of Registrable Securities by the Holders from time to time, including, but not limited to, the filing of all necessary requests, consents and Exchange Act reports and amendments to registrations;

provided, however, that notwithstanding any other provision of this Section 9, Parent shall have no obligation to register shares or keep any registration statement effective pursuant to this Section 9.2 to the extent that the Registrable Securities with respect to which Parent would otherwise (but for this proviso) be required to file and/or keep effective a registration statement pursuant to this Section 9.2 have been included in a registration statement filed by Parent referred to in Section 9.3(a); and provided further, however, Parent shall not be obligated to take any action to effect any registration pursuant to this Section 9.2:

          (i) in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in effecting such registration unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

          (ii) unless with respect to the resale of Registrable Securities Rules 145(c) and (d) are not available to all Holders, prior to the Publication Date; or

          (iii) prior to February 1, 1997, and then only with respect to a maximum of 225,000 shares of Registrable Securities, which number shall increase by an additional 225,000 shares at the expiration of each six (6) month period following February 1, 1997, not to exceed the total number of Registrable Securities issued in the Merger; provided, however, that each such lot of a maximum of 225,000 shares shall be increased to a maximum of 400,000 shares if with respect to the resale of Registrable Securities Rules 145(c) and (d) are not available to all Holders; or

          (iv) during the period starting with the date 30 days prior to Parent's good faith estimated date of filing of, and ending on the date three months immediately following, the effective date of any registration statement pertaining to securities of Parent (other than a registration of securities in a shelf registration pursuant to Rule 415 (or any similar successor rule promulgated by the SEC), in a Rule 145 (or any similar successor rule promulgated by the SEC) transaction, for the resale of securities solely by selling shareholders, or with respect to an employee benefit plan), provided that Parent is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (v) if Parent shall furnish to such Holder a certificate signed by the President of Parent stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Parent or its shareholders for a registration statement to be filed in the near future, provided that pursuant to this clause (v) Parent cannot delay implementation of such request for registration for more than 60 days; or

          (vi) if Parent has effected an aggregate of three registrations pursuant to Section 9.2 and such registrations have become effective. For purposes of the foregoing, a registration from which the Holders have withdrawn all Registrable Securities prior to the effectiveness of such registration (or with respect to which Holders of a majority of Registrable Securities have requested that all Registrable Securities be withdrawn) shall not count as one of the three registrations permitted to the Holders.

     Notwithstanding the foregoing, each Holder acknowledges that there may occasionally be times when the Parent, in the good faith judgment of one or more of its executive officers or its Board of Directors, determines it must suspend such Holder's ability to sell Registrable Securities pursuant to any registration statement filed pursuant to this Section 9.2 until such time as an amendment to the registration statement has been filed by Parent and declared effective by the SEC, or until such time as Parent has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Such suspensions shall be permitted for a period of up to thirty (30) days each. During any such suspension no Holder may sell any securities of Parent pursuant to a registration statement filed pursuant to this Section 9.2 unless otherwise permitted in writing by Parent.

     9.3 Company Registration.

     (a) If at any time or from time to time Parent shall determine to register any of its securities, either for its own account or the account of a security holder or holders, in connection with a public offering of such securities solely for cash on a form that would also permit the registration of Registrable Securities, Parent will:

          (i) promptly give to each Holder written notice thereof; and

          (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after the written notice specified in clause
     (i) above has been given. provided, however, Parent shall not be obligated to take any action to effect any registration pursuant to this Section 9.3
     (A) prior to the Publication Date or (B) if the Holders of a majority of the Registrable Securities then outstanding give written notice to Parent prior to the effectiveness of such registration that all of the Registrable Securities are to be withdrawn from such registration.

     (b) If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Holders as a part of the written notice given pursuant to Section 9.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 9.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Parent and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this Section 9.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. If the managing underwriter so limits the number of Registrable Securities to be registered and underwritten, Parent shall so advise all selling shareholders of Parent, including the Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that with respect to any registration resulting from any demand registration rights (the "Prior Demand Rights") pursuant to the Prior Registration Rights Agreement, Registrable Securities shall be included in such registration only if all of the securities requested to be registered pursuant to the Prior Demand Rights have been included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Parent may round the number of shares allocated to any Holder or holder to the nearest multiple of 100 shares.

     If any selling Holder disapproves of the terms of any such underwriting, including any limitation on the number of Registrable Securities that such Holder may include in such underwriting, such person may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

     (c) Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 9.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     9.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to Sections
9.2 and 9.3 shall be borne by Parent. All Selling Expenses relating to Registrable Securities registered on behalf of the Holders shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of shares so registered; provided that each Holder is solely responsible for the fees and disbursements of its separate individual counsel, if any.

     9.5 Registration Procedures. In the case of each registration, qualification or compliance effected by Parent pursuant to Section 9.2, Parent will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, Parent will:

          (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of
     (A) the date the distribution described in the registration statement has been completed; or (B) the date that the Holders participating in such registration may sell all remaining Registrable Securities held by such holders on any one day pursuant to Rule 145(d) (or any similar successor rule promulgated by the SEC); and

          (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     9.6 Indemnification.

     (a) Parent will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 9, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act or the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by such Holder, controlling person or underwriter and specifically for use therein. Notwithstanding the foregoing, as far as the foregoing indemnity relates to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC pursuant to Rule 424(b), the indemnity agreement herein shall not inure to the benefit of any underwriter or, if there is no underwriter, any Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers, each underwriter, if any, of Parent's securities covered by such registration, qualification or compliance, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder including Registrable Securities in such registration, each of its officers and directors and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such other Holders, or such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. Notwithstanding the foregoing, as far as the foregoing indemnity relates to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424(b), the indemnity agreement herein shall not inure to the benefit of Parent, any underwriter or any other Holder if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act, unless delivery of such final prospectus was the responsibility of the Indemnifying Party (as hereinafter defined) hereunder.

     (c) Each party entitled to indemnification under this Section 9.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 9 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. The Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

     (d) If the indemnification provided for in this Section 9.6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Parent, all shareholders offering securities in the offering (the "Selling

Shareholders") and the underwriters of the offering (the "Underwriters") from the offering of Parent securities, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Parent, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Parent, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by Parent and the Selling Shareholders, respectively, and the underwriting discounts and commissions received by the Underwriters bear to the aggregate price of the offering to the public. The relative fault of Parent, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent, the Selling Shareholders or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. It is agreed that it would not be just and equitable if contribution pursuant to this Section 9.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 9.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, subject to the provisions of Section 9.6(c) hereof. Notwithstanding the provisions of this Section 9.6(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Section 9.6 which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9.7 Information by Holder. Each Holder holding Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the distribution proposed by such Holder as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 9.

     9.8 Transfer of Registration Rights.  The rights of Holders under this
Section 9 are not transferable except in connection with (a) a transfer by will or intestacy; and (b) transfers consisting of bona fide gifts, provided, however, (i) the gift transferor shall, within ten (10) days after such gift, furnish to Parent written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be bound by the provisions herein.

     9.9 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 9.2 or 9.3 shall terminate on such date as all shares of Registrable Securities then held by such Holder may be sold under Rule 144 or Rule 145 during any 90-day period.

SECTION 10.  MISCELLANEOUS PROVISIONS

     10.1 Survival of Representations and Warranties. All representations, warranties, covenants and obligations made by the Company under this Agreement in connection with the transactions contemplated hereby or in the Disclosure Schedule or any exhibit, certificate, schedule, list or other instrument delivered pursuant hereto (the "Transaction Documents") shall expire as of the Closing; provided, however, that the Parent shall be entitled to indemnification out of the Escrow Fund following the Closing as set forth in the Escrow Agreement, and the representations, warranties, covenants and obligations of the Company shall be deemed to survive the Closing solely for such purpose. All representations, warranties, covenants and obligations made by the Designated Shareholders under this Agreement in connection with the transactions contemplated hereby or in the Transaction Documents shall survive the Closing indefinitely. All representations, warranties, covenants and obligations made by the Parent and Merger Sub, respectively, under this Agreement in connection with the transactions contemplated hereby or in the Transaction Documents shall survive the Closing but shall expire as of six (6) months following the Closing (other than covenants and obligations which pursuant to their terms are to be performed subsequent to the Closing, which covenants and obligations shall survive the Closing indefinitely).

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Except as set forth in Section 1.5, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) incurred by such party in connection with the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, and the consummation of the Merger.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

        if to Parent or Merger Sub:

        DataWorks Corporation
        5910 Pacific Center Boulevard, Suite 300
        San Diego, CA 92121
        Attn: Norman Farquhar
        Facsimile: (619) 546-0682

        with a copy to:

        Thomas A. Coll, Esq.
        Cooley Godward Castro Huddleson & Tatum
        4365 Executive Drive, Suite 1100
        San Diego, CA 92121
        Facsimile: (619) 453-3555

        if to the Company:

        DCD Corporation
        2000 Interchange Tower
        600 Highway 169
        Minneapolis, MN 55426
        Attention: President
        Facsimile: (612) 544-6825
        with a copy to:

        William B. Payne, Esq.
        Dorsey & Whitney LLP
        Pillsbury Center South
        220 South Sixth Street
        Minneapolis, MN 55402
        Facsimile: (612) 378-8738

        if to any of the Designated Shareholders:

        Dwayne E. Borg
        5215 Larada Lane
        Edina, MN 55436

     10.6 Time of the Essence.  Time is of the essence of this Agreement.

     10.7 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law; Venue.

     (a) Except to the extent the laws of the State of Minnesota shall necessarily apply, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     (b) Subject to the provisions of the Escrow Agreement, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of California, and each party to this
Agreement:

          (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California) in connection with any such legal proceeding;

          (ii) agrees that each state and federal court located in the state of California shall be deemed to be a convenient forum; and

          (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

     (c) Subject to the provisions of the Escrow Agreement, nothing contained in
Section 10.9(b) shall be deemed to limit or otherwise affect the right of any party to commence any legal proceeding or otherwise proceed against any other party in any other forum or jurisdiction.

     (d) The Designated Shareholders irrevocably constitute and appoint Dwayne
E. Borg as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the

Company; the Designated Shareholders; Parent; and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.12 Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and a majority of interest of the Designated Shareholders.

     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.15 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     10.17 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of August 16, 1996.

                                          DATAWORKS CORPORATION
                                          a California corporation

                                          By: __________________________________

                                             Norman R. Farquhar, Executive Vice
                                                President and Chief Financial
                                                           Officer

                                          DATAWORKS ACQUISITION SUB., INC.,
                                          a Minnesota corporation

                                          By: __________________________________


                                          ______________________________________

                                                   [Print Name and Title]

                                          DCD CORPORATION,
                                          a Minnesota corporation

                                          By: __________________________________

                                                Robert W. Brandel, President

                                          DESIGNATED SHAREHOLDERS:

                                          --------------------------------------
                                                      Dwayne E. Borg

                                          --------------------------------------
                                                     Richard D. Borg

                                          --------------------------------------
                                                     William J. Borg

                                                         EXHIBIT A TO APPENDIX A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Company, or
     (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has become subject to any obligation; or
(c) under which the Company has any right or interest.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature that is currently or hereafter in effect.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Designated Shareholders, including all exhibits and attachments thereto.

     Employee Benefit Plan. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                                      A-A-1

     ESOP Lender. "ESOP Lender" shall mean Norwest Bank Minnesota, National Association, in its capacity as lender pursuant to that certain Loan Agreement dated November 12, 1992, by and between the Company and the ESOP Lender (the "ESOP Outside Loan Agreement").

     ESOP Loans. "ESOP Loans" shall mean the loan from the ESOP Lender to the Company pursuant to the ESOP Outside Loan Agreement and the loan from the Company to the DCD ESOP pursuant to that certain ESOP Loan Agreement dated November 12, 1992, by and between the Company and the DCD ESOP (the "ESOP Inside Loan Agreement").

     ESOP Selling Shareholder. "ESOP Selling Shareholder" shall mean Dwayne E. Borg in his capacity as seller of the ESOP Shares to the DCD ESOP pursuant to the ESOP Stock Purchase Agreement.

     ESOP Stock Purchase Agreement. "ESOP Stock Purchase Agreement" shall mean that certain Agreement of Purchase and Sale of Stock dated November 12, 1992, by and between the ESOP Selling Shareholder, the ESOP Trustee and the Company, relating to the ESOP Shares.

     ESOP Transaction Documents. "ESOP Transaction Documents" shall mean the ESOP Stock Purchase Agreement, the ESOP Outside Loan Agreement, the ESOP Inside Loan Agreement and such other agreements entered into in connection with the transactions contemplated thereby or the consummation thereof or performance thereunder, and all amendments, modifications and supplements thereto.

     ESOP Transactions. "ESOP Transactions" shall mean the transactions contemplated by the ESOP Transaction Documents and such other transactions entered into in connection with the consummation thereof or performance thereunder.

     ESOP Trust. "ESOP Trust" shall mean the trust established pursuant to the DCD ESOP to hold the assets of the DCD ESOP.

     ESOP Trustee. "ESOP Trustee" shall mean Dwayne E. Borg, Robert W. Brandel, and Richard D. Borg as trustees of the ESOP Trust pursuant to the DCD ESOP.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Authorization. "Governmental Authorization" shall mean any: permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees. "Indemnitees" shall mean the following Persons, each of whom shall be entitled to indemnification as provided in the Escrow Agreement: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Designated Shareholders shall not be deemed to be "Indemnitees."

     Knowledge. An individual shall be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or if a prudent individual could be expected to be aware thereof after making reasonable inquiry thereof. An entity shall be deemed to have "knowledge" of a particular fact or other matter if any officer or partner of such entity is actually aware of such fact or other matter or would have knowledge of such fact or other matter after making reasonable inquiry thereof.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit,

                                      A-A-2
examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on a party if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Closing Certificate or the Parent Closing Certificate, as applicable, but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualification, in such representations and warranties) would have a material adverse effect on such party's business, financial condition, assets, liabilities, results of operations or prospective customers.

     Person.  "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology or proprietary right; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                      A-A-3

                                                         EXHIBIT B TO APPENDIX A

                         ESCROW AND INDEMNITY AGREEMENT

     THIS ESCROW AND INDEMNITY AGREEMENT ("Escrow Agreement") is entered into as of August 16, 1996, by and among DATAWORKS CORPORATION, a California corporation ("Parent"), certain shareholders of DCD CORPORATION, a Minnesota corporation (the "Company"), who have executed this Escrow Agreement below (the "Designated Shareholders"), Robert W. Brandel as representative of the shareholders of the Company (the "Shareholder Representative") and the party identified as the Escrow Agent on the signature page below (the "Escrow Agent").

                                    RECITALS

     A. Parent, DataWorks Acquisition Sub., Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), the Company and the Designated Shareholders have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 16, 1996 (the "Merger Agreement"), which provides, among other things, that Merger Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation, on the terms and conditions set forth therein. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Merger Agreement.

     B. The Merger Agreement contemplates that the Parent will have certain rights to indemnification, and further contemplates the establishment of an escrow arrangement to secure such indemnification rights.

                                   AGREEMENT

     Now, therefore, in consideration of the foregoing premises and the mutual covenants and conditions contained herein, the parties to this Escrow Agreement, intending to be legally bound, agree as follows:

SECTION 1.  INDEMNIFICATION, ETC.

     1.1 Indemnification.

     (a) Indemnification Rights of Indemnitees. Notwithstanding any investigation of the business, condition, assets, liabilities, operations or prospects of the Company by or on behalf of Parent, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of the Merger Agreement or the Closing Date, subject to the terms of this Escrow Agreement, each of the Indemnitees shall be indemnified, defended and held harmless pursuant to the terms hereof out of the Escrow Fund (described in Section 2.1 below) from and against, and each Indemnitee shall be compensated, reimbursed and paid out of the Escrow Fund on demand, the full amount of any Damages suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim), arising out of or relating to any of the following:

          (i) any inaccuracy in or breach of any representation or warranty of the Company in the Merger Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, or any certificate or document delivered by the Company or any Designated Shareholder pursuant to the Merger Agreement;

          (ii) any breach or failure to perform of any covenant or obligation of the Company set forth in the Merger Agreement or the Disclosure Schedule;

          (iii) the formation, operation, administration, compliance or non-compliance of the DCD ESOP prior to the Closing Date, any other action taken prior to the Closing Date relating to the DCD ESOP, and any corrective or remedial action or investigation taken prior to, on or after the Closing Date relating to the DCD ESOP, including but not limited to any of the actions contemplated in Section 5.13(c) of the Merger Agreement;

                                      A-B-1

          (iv) any right or claim against the Company by any Person for brokerage, finder's fees, commissions and/or similar payments (and related expenses) arising out of or relating to the Merger; including but not limited to fees and expenses payable to Wessels, Arnold & Henderson, L.L.C., but excluding the amount of fees and expenses described in Section 1.5(b)(ii)(B)(a) of the Agreement used to calculate the Deduction as set forth in the Expense Estimate Certificate; and

          (v) the amount by which the fees and expenses of the Company legal and accounting advisors incurred in connection with the Merger exceed $100,000, but excluding the amount of fees and expenses described in Section 1.5(b)(ii)(B)(b) of the Agreement used to calculate the Deduction as set forth in the Expense Estimate Certificate.

     The Damages for which indemnity may be obtained pursuant to this Section
1.1 are hereinafter collectively referred to as the "Indemnitee Damages."

     (b) Indemnification by Parent. Notwithstanding any investigation of the business, condition, assets, liabilities, operations or prospects of the Parent by or on behalf of any Shareholder, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of the Merger Agreement or the Closing Date, subject to the terms of this Escrow Agreement, Parent shall indemnify, defend and hold harmless each of the Shareholders pursuant to the terms hereof from and against, and shall compensate, reimburse and pay to each Shareholder on demand, the full amount of any Damages suffered or incurred by such Shareholder or to which such Shareholder may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim), arising out of or relating to any of the following:

          (i) any inaccuracy in or breach of any representation or warranty of the Parent or Merger Sub in the Merger Agreement (without giving effect to any updated schedule) or any schedule, certificate or document delivered by the Parent or Merger Sub pursuant to the Merger Agreement; and

          (ii) any breach or failure to perform of any covenant or obligation of the Parent or Merger Sub set forth in the Merger Agreement or any certificate or document delivered by the Parent or Merger Sub pursuant to the Merger Agreement.

     The Damages for which indemnity may be obtained pursuant to this Section 1.1(b) are hereinafter collectively referred to as the "Shareholder Damages." Notwithstanding any contrary provision of this Escrow Agreement, Parent shall have the right to satisfy any indemnification obligations under this Section 1.1(b) by delivering shares of Parent's Common Stock valued at the Stipulated Value per share to the extent Parent reasonably determines such manner of payment to be necessary so that the Merger may appropriately be accounted for as a "pooling of interests" for financial accounting purposes under generally accepted accounting principles.

     1.2 Limitations. The following limitations shall apply to the respective indemnification obligations of the parties pursuant to Section 1.1:

          (a) Basket for Certain Claims. Following the Effective Time, the Escrow Fund shall not have any liability under Sections 1.1(a)(i) or (ii) until and except to the extent that the aggregate amount of such liability exceeds $400,000; provided that in no event shall any such limitation apply to Sections 1.1(a)(iii), (iv), or (v). Following the Effective Time, neither Parent nor Merger Sub shall have any liability under Section 1.1(b) until and except to the extent the aggregate amount of such liability exceeds $400,000.

          (b) Cap on Parent Indemnity. Following the Effective Time, Parent's and Merger Sub's indemnity obligations under this Agreement shall not exceed the Stipulated Value multiplied by the Escrow Shares.

          (c) Exclusivity. Following the Effective Time, as set forth in this Agreement, the Escrow Fund shall be the Indemnitees' sole recourse for indemnification, payment of Damages or any other remedies against the Company with respect to the matters provided for under Section 1.1; provided, however, that in no event shall the foregoing limit any remedies
     (i) against any Designated Shareholder for any breach of such Designated Shareholder's obligations under the Merger Agreement or (ii) against any other party

                                      A-B-2
     for breaches of such party's obligations under agreements or certificates in substantially the form of Exhibits E, G, H, I, J or K to the Merger Agreement. Following the Effective Time, the Shareholders' rights to indemnification, payment of Shareholder Damages or any other remedies for the matters provided for under Section 1.1(b) shall be exclusively as specified in this Escrow Agreement.

          (d) Limitations on Liability. Notwithstanding anything to the contrary contained in the Merger Agreement or this Escrow Agreement (or any related agreement or instrument described above), upon the Effective Time and thereafter, the Company shall have no liability thereunder or hereunder with respect to any representation, warranty or covenant; provided, however, that following the Effective Time the Escrow Fund shall remain liable for such representations, warranties and covenants of the Company as provided herein. It is acknowledged and agreed that, if the Surviving Corporation suffers or otherwise becomes subject to any Indemnitee Damages, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have suffered Indemnitee Damages. For purposes of the Merger Agreement and this Escrow Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in the Merger Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement or this Escrow Agreement (or any related agreement or instrument described above), (i) prior to the Effective Time, the Company shall be liable for breaches of its representations, warranties and covenants; (ii) the Designated Shareholders shall remain liable at all times (before and after the Closing) for breaches of their representations, warranties and covenants; and (iii) neither Parent nor Merger Sub shall have any liability following the date that is six (6) months after the Closing for indemnification under this Escrow agreement or otherwise for breaches of representations, warranties or covenants under the Merger Agreement, except with respect to covenants which pursuant to their terms are to be performed subsequent to the date that is six (6) months after the Closing.

          1.3 No Contribution; Etc. No party shall have or shall exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Surviving Corporation in connection with any actual or alleged inaccuracy in or breach of any representation, warranty, covenant or obligation set forth in the Merger Agreement, the Company Closing Certificate or any related agreement or instrument (including without limitation this Escrow Agreement).

     1.4 Defense of Third Party Claims.

     (a) Notice of Third Party Claim. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any Indemnitee may have indemnification rights pursuant to Section 1.1(a), Parent shall promptly notify the Shareholder Representative thereof in writing, but the failure to so notify the Shareholder Representative will not limit any Indemnitee's rights to indemnification hereunder, except to the extent the Shareholder Representative demonstrates that the defense of such action is prejudiced by the failure to so give such notice.

     (b) Procedure. The Shareholder Representative will have the right to defend Parent against such claim or Legal Proceeding, unless such claim or Legal Proceeding involves Taxes or any of the matters referred to in Section 1.1(a)(iii), with counsel of its choice reasonably satisfactory to Parent, so long as the Shareholder Representative notifies Parent in writing within 10 days after Parent has given notice of such claim or Legal Proceeding that the Shareholder Representative will indemnify Parent from and against such claim or Legal Proceeding and the Shareholder Representative conducts the defense of the claim or Legal Proceeding actively and diligently. Claims and Legal Proceedings involving Taxes or any of the matters referred to in Section 1.1(a)(iii) shall be controlled by Parent; provided that if prior to the Initial Release Date (defined below) the fees and expenses of Parent's or the Company's legal and accounting advisors incurred in connection with Taxes or the matters referred to in Section 1.1(a)(iii) exceed $200,000, then any such claims and Legal Proceedings shall thereafter be controlled by the Shareholder Representative unless Parent confirms to the Shareholder Representative in writing that any additional such legal and accounting fees and

                                      A-B-3
expenses in excess of $200,000 incurred prior to the Initial Release Date in connection with Taxes or the matters referred to in Section 1.1(a)(iii) shall not be indemnifiable Damages hereunder.

     (c) Conduct by Shareholder Representative. So long as the Shareholder Representative is conducting the defense of the claim or Legal Proceeding in accordance with Section 1.4(b), (A) Parent may retain separate co-counsel at its sole cost and expense and participate in the defense of the claim or Legal Proceeding, (B) Parent will not consent to the entry of any judgment or enter into any settlement with respect to the claim or Legal Proceeding without the prior written consent of the Shareholder Representative (not to be withheld unreasonably), and (C) the Shareholder Representative will not consent to the entry of any judgment or enter into any settlement with respect to the claim or Legal Proceeding without the prior written consent of Parent (not to be withheld unreasonably). Notwithstanding the foregoing, if Parent determines in good faith that there is a reasonable probability that any claim or Legal Proceeding will adversely affect it or any Indemnitee other than as a result of monetary damages which would be indemnifiable under this Agreement, Parent may, by notice to the Shareholder Representative, assume the exclusive right to defend, compromise or settle such claim or Legal Proceeding and the provisions of Sections 1.4(d)(B) and (C) shall apply, but the Parent will not consent to the entry of any judgment or enter into any settlement with respect to such claim or Legal Proceeding without the prior written consent of the Shareholder Representative (not to be withheld unreasonably).

     (d) Conduct by Parent. In the event any of the conditions in Section 1.4(b) is or becomes unsatisfied, (A) Parent may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the claim or Legal Proceeding in any manner it reasonably may deem appropriate, (B) the Escrow Fund will reimburse Parent promptly and periodically for the costs of defending against the claim or Legal Proceeding (including reasonable attorneys' fees and expenses), and (C) the Escrow Fund will remain responsible for the claim or Legal Proceeding to the fullest extent of the indemnification rights pursuant to this Section 1.

     1.5 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Escrow Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 2.  ESCROW

     2.1 Shares to be Placed in Escrow. On the Closing Date, Parent shall deliver to the Escrow Agent a certificate representing the Escrow Shares, registered in the name of Escrow Agent, to be held in escrow in accordance with this Escrow Agreement. The value of the Escrow Shares held in escrow hereunder shall be determined pursuant to Section 6 herein and such value shall constitute an indemnity fund (the "Escrow Fund"). The Escrow Shares shall be held as a trust fund and shall not be subject to any setoff, lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in escrow (the "Escrow"), subject to and in accordance with the terms and conditions of this Escrow Agreement.

     2.2 Security for Indemnification. The Escrow Fund shall be security for the Indemnitees' indemnity rights described above, subject to the limitations and in the manner provided in this Escrow Agreement.

     2.3 Voting of Shares. On any matter brought before the Parent shareholders for a vote following the Closing, the Escrow Agent shall vote the Escrow Shares which are then in Escrow as directed by the Shareholders.

     2.4 Dividends, Etc. Any distributions of cash, securities or other property in respect of or in exchange for any of the Escrow Shares following the Closing, shall be payable and distributed directly into Escrow and shall be held as part of the Escrow Fund pursuant to this Agreement. At the time any of the Escrow Shares are required to be released from the Escrow to any person pursuant to this Escrow Agreement, any such distributions previously made in respect of such released Escrow Shares and held in the Escrow shall be released from the Escrow to such person.

                                      A-B-4

     2.5 Transferability. The interests of the Shareholders in the Escrow and in the Escrow Shares held in the Escrow shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent shall have received written notice of such transfer.

     2.6 Fractional Shares. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of shares from the Escrow, the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as the Escrow Agent reasonably determines to be appropriate in order to avoid (i) retaining any fractional share in the Escrow or (ii) releasing any fractional share from the Escrow.

SECTION 3.  CLAIM PROCEDURES

     3.1 Claim Notice. If Parent determines that it or any other Indemnitee is entitled to indemnification hereunder, then Parent may, in its sole and absolute discretion, without limitation of any other rights or remedies available at law or in equity, deliver to the Shareholder Representative and the Escrow Agent a written notice thereof (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting Parent's belief that such entitlement to indemnification exists and (ii) to the extent possible, a non-binding, preliminary estimate of the aggregate dollar amount of all Damages that have arisen or may arise therefrom or are otherwise associated therewith (such aggregate amount being referred to as the "Claim Amount").

     3.2 Response Notice. Within thirty (30) days after the delivery of a Claim Notice to the Shareholder Representative, the Shareholder Representative shall deliver to Parent, with a copy to the Escrow Agent, a written notice (the "Response Notice") containing: (i) instructions to the effect that shares of Parent Common Stock having a Stipulated Value (as defined in Section 6 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent; or (ii) instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, together with a statement that the remaining portion of such Claim Amount is being disputed; or
(iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. The Shareholder Representative may contest the release of any part of the Escrow Fund only based upon a good faith belief that such portion of the Claim Amount does not constitute an amount for which any Indemnitee is entitled to seek indemnification under this Agreement. If no Response Notice is received by Parent from the Shareholder Representative within thirty (30) days after the delivery of a Claim Notice to the Shareholder Representative, then the Shareholder Representative shall be deemed to have given instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Parent from the Escrow. Notwithstanding any other provision of this Agreement, in no event shall the Shareholders be entitled to or shall there occur any setoff or deduction from the Escrow Fund or any Claim Amount with regard to actual or alleged Shareholder Damages.

     3.3 Release of Shares to Parent.

     (a) Agreed Claims. If the Shareholder Representative gives (or is deemed to have given) instructions that shares of Parent Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Parent, then the Escrow Agent shall promptly transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to the Claim Amount (or such lesser amount of the Escrow Fund as is then held in the Escrow).

     (b) Partially Contested Claims. If a Response Notice delivered by the Shareholder Representative in response to a Claim Notice contains instructions to the effect that shares of Parent Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Parent, then (i) the Escrow Agent shall promptly transfer, deliver and assign to Parent such number of Escrow Shares held in the Escrow as have a Stipulated Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Sections 3.3(c) and (d) of this Escrow Agreement, as applicable, shall be followed with respect to the remaining portion of such Claim Amount.

                                      A-B-5

     (c) Contested Amounts. In the event that any Response Notice indicates that there is a dispute as to all or any portion of a Claim Amount (a "Contested Amount"), the Shareholder Representative and Parent shall for a period of not more than thirty (30) days attempt in good faith to resolve such Contested Amount.

     (d) Arbitration.  If no such resolution can be reached within such thirty
(30) day period, either Parent or the Shareholder Representative may demand arbitration of the matter through binding and nonappealable arbitration administered by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") in San Diego County, California. Any such arbitration shall be conducted before a single arbitrator to be appointed by the parties from JAMS' roster. If the parties fail to agree as to the identity of the single arbitrator, JAMS shall have the right to make such appointment. The conduct of the arbitration hearing and discovery prior thereto shall be in accordance with the California Code of Civil Procedure, California Rules of Court, and California Rules of Evidence. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrator, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Parent and the Shareholder Representative shall bear equally the fees and expenses of the arbitrator. The arbitrator shall decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the arbitrator.

     The arbitrator's decision shall relate solely to whether Parent is entitled to receive the number of Escrow Shares equal in value to the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator shall be furnished to Parent and the Shareholder Representative in writing and shall constitute a conclusive determination of the issue in question, binding upon Parent, the Shareholders, the Shareholder Representative and the Escrow Fund, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award.

     After delivery of a Response Notice that the Claim Amount is contested, Escrow Shares equal in value to the Contested Amount shall continue to be held in the Escrow Fund, notwithstanding the occurrence of a Release Date (defined below), until (i) delivery of a copy of a settlement agreement executed by Parent and the Shareholder Representative setting forth instructions as to the release of Escrow Shares from the Escrow Fund, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator setting forth instructions as to the release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount. In no event shall Parent have any liability for any decline in value of the Escrow Shares while such Shares are being held in Escrow pursuant to this Agreement.

SECTION 4.  SHAREHOLDER REPRESENTATIVE

     4.1 Shareholder Representative.

     (a) Initial Representative; Authority. The Shareholders shall be represented hereunder by Robert W. Brandel as the Shareholder Representative. The Shareholder Representative is hereby empowered by each Shareholder to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock or other property placed in Escrow in satisfaction of claims by any Indemnitee, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, demand arbitration of and comply with awards of arbitrators with respect to such claims and to take any and all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing.

     (b) Successor Representative. In the event the Shareholder Representative shall die or resign or otherwise terminate his status as such, a successor shall be appointed by the Shareholders. The Shareholder Representative shall receive no compensation for his services.

     (c) Limitation of Liability. The Shareholder Representative shall not be liable to the Shareholders for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable judgment. The Escrow Fund shall indemnify and hold the Shareholder Representative harmless against any loss, liability, or expenses incurred by him in his capacity as such, except to the extent such loss, liability or expense is due to

                                      A-B-6
bad faith or negligent conduct. The Shareholder Representative shall be entitled to reimbursement by the Escrow Fund, for attorneys fees and other out-of-pocket expenses incurred by him in accordance with this Escrow Agreement.

     (d) Reliance on Representative. A decision by the Shareholder Representative shall constitute a decision of all of the Shareholders, and shall be final, binding and conclusive upon each of them. Parent, Merger Sub, the Company, any other Indemnitee and the Escrow Agent may rely upon any act, decision, consent or instruction of the Shareholder Representative as being the act, decision, consent or instruction of each and all of the Shareholders; and Parent, Merger Sub, the Company, any other Indemnitee and the Escrow Agent are hereby relieved from any liability to any Person for any acts done by them in accordance with any act, decision, consent or instruction of the Shareholder Representative.

SECTION 5.  RELEASE OF SHARES TO SHAREHOLDERS

     5.1 Shares to be Released.

     (a) Initial Release. Subject to Section 3 of this Escrow Agreement, on the date that is one (1) year following the Closing Date (the "Initial Release Date"), the Initial Release Shares (defined below) shall be released from Escrow and transferred, delivered and assigned by the Escrow Agent to the Shareholders pursuant to Section 5.2. Any Escrow Shares subject to any Claim Notices prior to the Initial Release Date shall be promptly distributed following satisfaction of any Claims specified therein to the extent of the excess of the Escrow Shares actually used in satisfaction of such Claims.

     (b) Subsequent Release. Subject to Section 3 of this Escrow Agreement, on the Subsequent Release Date (defined below), all Escrow Shares then held in Escrow, less the number of Escrow Shares subject to any and all Claim Notices delivered to the Shareholder Representative prior to the Subsequent Release Date, shall be released from Escrow and transferred, delivered and assigned by the Escrow Agent to the Shareholders pursuant Section 5.2. The Initial Release Date and the Subsequent Release Date are hereinafter referred to collectively as the "Release Date." Any Escrow Shares subject to any Claim Notices prior to the Subsequent Release Date shall be promptly distributed following satisfaction of any Claims specified therein to the extent of the excess of the Escrow Shares actually used in satisfaction of such Claims.

     (c) Limitation. Notwithstanding any other provision of this Escrow Agreement, the following shall apply:

          (i) Except for claims pursuant to Section 1.1(a)(iii) related to any allocation or purported allocation under the DCD ESOP, in no event may any claim for indemnification pursuant to this Escrow Agreement be made on or after Initial Release Date; and

          (ii) In no event may any claim for indemnification pursuant to Section 1.1(a)(iii) related to any allocation or purported allocation under the DCD ESOP, be made on or after the Subsequent Release Date.

     (d) Definitions. For purposes of this Escrow Agreement, the following definitions shall apply:

          (i) "Initial Release Shares" shall mean the number of Escrow Shares equal to the difference, if any (but not less than zero), between (A) the total number of Escrow Shares deposited into Escrow on the Closing Date less (B) the sum of (I) Escrow Shares having a Stipulated Value equal to the ESOP Reserve Amount (defined below) and (II) the number of Escrow Shares subject to Claim Notices delivered to the Shareholder Representative prior to the Initial Release Date.

          (ii) "ESOP Reserve Amount" shall mean (A) $750,000 prior to such date, if ever, following the Closing as of which (I) the national office of the Internal Revenue Service ("IRS") has delivered to Parent or the Company, pursuant to the IRS's voluntary compliance resolution program, a compliance letter with respect to the reallocation of contributions to the DCD ESOP in order to comply with Section 409(n) of the Internal Revenue Code (the "Compliance Letter") and (II) the Company has received a favorable determination letter from the appropriate key district of the IRS as to the qualification of the DCD ESOP under Sections 401(a) and 4975(e)(7) of the Code (provided that the Company has

                                      A-B-7
     applied for such a determination letter within four (4) months after the Closing) and (B) $500,000 subsequent to the delivery of such Compliance Letter and receipt of such determination letter (if applied for within such four (4) months).

          If the Compliance Letter is delivered to Parent or the Company and such determination letter (if applied for within such four (4) months) is received by the Company after the Initial Release Date but prior to the Subsequent Release Date, then as promptly as practicable after the delivery of the Compliance Letter, the Escrow Agent shall release such number of additional Escrow Shares so that the shares actually released on the Subsequent Release Date plus such number of additional Escrow Shares equals the number of Escrow Shares that would have been released if the Compliance Letter had been received prior to the Subsequent Release Date.

          (iii) "Subsequent Release Date" shall mean the earliest of (A) the date as of which all applicable statutes of limitations for the assessment of income tax and any related fines and penalties for 1994 and all prior years (including extensions of any such statute of limitations by reason of the filing of any amended tax returns or otherwise) has expired, (B) three
     (3) years after the Closing or (C) the settlement of any and all Company liability related to any allocation or purported allocation under DCD ESOP.

     5.2 Procedures for Releasing Shares. Any distribution of all or a portion of the Escrow Shares to the Shareholders shall be made in accordance with the terms of the Merger Agreement and in proportion to the number of shares of Parent Common Stock received by each Shareholder pursuant to the Merger.

SECTION 6.  VALUATION OF SHARES HELD IN ESCROW

     For purposes of this Escrow Agreement, the "Stipulated Value" of the Escrow Shares shall be equal to the number of Escrow Shares then held in the Escrow Fund multiplied by the average of the last quoted sales prices per share of Buyer's Common Stock as traded on the NASDAQ National Market for the twenty (20) market trading days immediately preceding the Closing Date (the "Average Price"). The number of Escrow Shares to be released from the Escrow Fund to satisfy any claim for Damages hereunder shall be determined by dividing the Claim Amount, or the agreed portion of the Claim Amount, if only part of the Claim Amount is disputed, by the Average Price.

SECTION 7.  FEES AND EXPENSES

     7.1 Escrow Fees. The Escrow Agent will be entitled to reimbursement for ordinary fees and expenses of the Escrow Agent, and for extraordinary expenses, incurred in performance of its duties hereunder. Each of (i) Parent and (ii) the Escrow Fund shall be liable for one-half (1/2) of such amounts; and Parent shall make all such payments in full and shall be entitled to reimbursement from the Escrow Shares of one-half of all such fees and expenses, to the extent the Escrow Fund's share is paid by Parent.

     7.2 Other Fees. Except as may otherwise be provided herein, all expenses (including attorneys' fees) incurred by any Shareholder in connection with this Escrow Agreement shall be borne by such Shareholder.

     7.3 Reimbursement of Certain Costs. Upon a notice in writing delivered to the Escrow Agent by Parent in respect of Section 7.1 or Section 8.3, the Escrow Agent shall transfer, deliver and assign to Parent, in reimbursement of fees and expenses pursuant to the last sentence of Section 7.1 or the second sentence of
Section 8.3, such number of Escrow Shares held in the Escrow which have a Stipulated Value equal to the amount to be reimbursed.

SECTION 8. DUTIES OF THE ESCROW AGENT; LIMITATION OF ESCROW AGENT'S LIABILITY.

     8.1 Duties. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive and hold the Escrow Shares, subject to disbursement in accordance with this Escrow Agreement, and the Escrow Agent shall be under no duty to determine whether Parent, the Shareholder Representative or the Designated Shareholders are complying with the requirements of this Escrow Agreement or any other agreement. The

                                      A-B-8

Escrow Agent shall not be liable for losses due to acts of God, war, loss of electrical power or the failure of communication devices.

     8.2 Limitation of Liability. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Escrow Agreement. In all questions arising under this Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

     8.3 Indemnity. Parent and the Escrow Fund, jointly and severally, shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of Parent and the Escrow Fund shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to elect reimbursement from the Escrow Shares of all or part of the Escrow Fund's share of any such loss, liability or expense, if any of such share is paid by Parent.

SECTION 9.  GENERAL

     9.1 Other Agreements. Nothing in this Escrow Agreement is intended to limit any of Parent's or the Shareholders' rights, or any obligation of any Designated Shareholder or of Parent under the Merger Agreement (or any agreement entered into in connection with the transactions contemplated by the Merger Agreement), except as expressly provided herein.

     9.2 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of laws provisions thereunder.

     9.3 Assignment; Binding Upon Successors and Assigns. None of the Shareholders may assign any of his, her or its rights or obligations hereunder without the prior written consent of the Parent. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto, the Shareholders and their respective successors and permitted assigns.

     9.4 Severability. If any provision of this Escrow Agreement, or the application thereof, is for any reason and to any extent invalid or unenforceable, the remainder of this Escrow Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.5 Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. This Escrow Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

     9.6 Amendment and Waivers. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby; provided that this Escrow Agreement may be amended on behalf of all of the Shareholders by either (i) the Shareholder Representative or (ii) a majority in interest (of the Parent Common Stock received by such Persons in connection with the Merger) of the Designated Shareholders. Notwithstanding any rights that may be created in any third party under the terms of this Escrow Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                                      A-B-9

     9.7 Notices. All notices and other communications pursuant to this Escrow Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    If to Parent to:         DATAWORKS CORPORATION
                             5910 Pacific Center Boulevard, Suite 300
                             San Diego, CA 92121
                             Attn: Norman Farquhar
                             Telephone: (619) 546-9600
                             Fax: (619) 546-9777

    With a copy to:          Cooley Godward Castro Huddleson & Tatum
                             4365 Executive Drive, Suite 1100
                             San Diego, CA 92121
                             Attention: Thomas A. Coll, Esq.
                             Telephone: (619) 550-6000
                             Fax: (619) 455-3555

    If to the Shareholder
      Representative:        Robert W. Brandel
                             DCD Corporation
                             2000 Interchange Tower
                             600 Highway 169
                             Minneapolis, MN 55426
                             Telephone: (612) 544-6825
                             Fax: (612) 544-7077

    If to Escrow Agent to:   ChaseMellon Shareholder Services
                             ------------------------------------------
                             ------------------------------------------
                             Attn: Michael Dzieciolowski
                             Telephone: (818) 971-4751
                             Fax: (818) 971-4775

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     9.8 Construction of Agreement. This Escrow Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an attachment will mean a Section in, or attachment to, this Escrow Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Escrow Agreement, which will be considered as a whole.

     9.9 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

     9.10 Absence of Third Party Beneficiary Rights. No provisions of this Escrow Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder (including the Shareholders), partner or any party hereto or any

                                     A-B-10
other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Escrow Agreement.

     9.11 Entire Agreement. This Escrow Agreement and the Merger Agreement and the attachments hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     9.12 Resignation or Replacement of Escrow Agent. Parent may substitute a successor Escrow Agent which shall be a bank with assets at least as great as the initial Escrow Agent or else shall be an institution approved by the Shareholder Representative, such approval not to be unreasonably withheld, for the Escrow Agent upon thirty days advance written notice to the Shareholder Representative and the Escrow Agent. Escrow Agent may resign upon 30 days advance written notice to Parent and the Shareholder Representative. Within such 30 day period, Parent shall appoint a successor Escrow Agent in accordance with this Section 9.12. If Parent has not appointed a successor Escrow Agent within such period, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of August 16, 1996.

                                          DATAWORKS CORPORATION
                                           a California corporation

                                          By:
                                          --------------------------------------
                                            Stuart W. Clifton, President and
                                            Chief Executive Officer

                                          --------------------------------------
                                          Dwayne E. Borg

                                          --------------------------------------
                                          Richard D. Borg

                                          --------------------------------------
                                          William J. Borg

                                          --------------------------------------
                                          Robert W. Brandel

                                          --------------------------------------
                                          CHASEMELLON SHAREHOLDER SERVICES,
                                          L.L.C.

                                          By:
                                          --------------------------------------
                                            Michael Dzieciolowski

                                     A-B-11

                                                                      APPENDIX B

                        [LETTERHEAD OF FURMAN SELZ LLC]

                                August 16, 1996

Board of Directors
DataWorks Corporation
5910 Pacific Center Boulevard, Suite 300
San Diego, CA 92121

Ladies and Gentlemen:

     We understand that DataWorks Corporation (the "Company") is considering entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated August 16, 1996 which has been furnished to us whereby, among other things, (i) Acquisition Sub., Inc. ("Merger Sub"), a wholly owned subsidiary of the Company, shall be merged with and into DCD Corporation ("DCD"), (ii) the separate existence of Merger Sub shall cease, and (iii) the shareholders of DCD shall receive up to an aggregate 1,800,000 shares (the "Merger Consideration") of the Company's Common Stock (the "Proposed Transaction"), provided that 10% of such shares will be held in escrow as security for certain obligations pursuant to an Escrow and Indemnity Agreement. The terms and conditions of the Proposed Transactions are set forth in more detail in the Merger Agreement dated August 16, 1996.

     We have been asked by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company, of the consideration to be paid in the Proposed Transaction.

     In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

    (i)     the Merger Agreement dated August 16, 1996 and the specific terms of the Proposed
            Transaction;
    (ii)    DCD's financial and operating information for the three year period ended December
            31, 1995 and the six month period ended June 30, 1996;
    (iii)   certain financial and operating information regarding the business, operations and prospects of DCD, including forecasts and projections, provided to us by the managements of DCD and the Company;
    (iv)    the Company's Annual Reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1992 through 1995 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;
    (v)     certain financial and operating information regarding the business, operations and prospects of the Company, including forecasts and projections, provided to us by the management of the Company;
    (vi)    the trading history of the Company's Common Stock from its initial public offering on October 27, 1995 through August 5, 1996 and a comparison of that trading history with those of other companies that we deemed relevant;
    (vii)   a comparison of the historical and projected financial results and financial condition of DCD with those of other companies and businesses that we deemed relevant;
    (viii)  a comparison of the historical and projected financial results and financial condition of the Company with those of other companies and businesses that we deemed relevant; and
    (ix)    a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant.

     In addition, in arriving at our opinion, we have held discussions with DCD's and the Company's managements concerning their businesses, operations, assets, financial conditions and prospects, including the prospects of the Company after the Proposed Transaction has been consummated. We also undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, although we have visited certain properties and facilities of the Company and DCD, we have not made, obtained or assumed any responsibility for any independent evaluation or appraisal of such properties and facilities or of the assets and liabilities (contingent or otherwise) of the Company or DCD. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the managements of DCD and the Company that they were not aware of any facts that would make such information inaccurate or misleading. In addition, we have assumed that the forecasts and projections provided to Furman Selz by DCD and the Company represent the best currently available estimates and judgment of DCD's and the Company's managements as to the future financial condition and results of operations of DCD and the Company, and have assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgments. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. We further have assumed the Proposed Transaction will qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended, and that for accounting purposes, the Merger is intended to be accounted for as a pooling-of-interests.

     We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

     We do not express any view as to what the value of the Company's stock will be when issued to DCD stockholders pursuant to the Proposed Transaction, or the price at which the Company's stock will trade prior to or subsequent to the closing of the Proposed Transaction. This letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Proposed Transaction. This letter does not constitute a recommendation of the Proposed Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Proposed Transaction. Furthermore, this letter does not constitute a recommendation by our firm to any stockholder to vote in favor of the Proposed Transaction.

     As you are aware, we have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. We have previously served as the managing underwriter in the Company's initial public offering of 2,500,000 shares of Common Stock on October 27, 1995. We also, from time to time, may in the future perform certain other financial advisory services for the Company for which we may receive a fee. In the ordinary course of our business, we may trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

     Based upon the subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consolidation to be paid by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          Furman Selz LLC

                                                                      APPENDIX C

                       CALIFORNIA GENERAL CORPORATION LAW

                         CHAPTER 13. DISSENTERS' RIGHTS

     1300. [SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER]. -- (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in 3 subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) or paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case were the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. [DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR PURCHASE OF
SHARES]. -- (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivisions (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivisions (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares describe in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or shortform merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. [DISSENTING SHARES, STAMPING OR ENDORSING]. -- Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. [DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST; TIME OF PAYMENT]. -- (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. [DISSENTERS ACTIONS; JOINDER; CONSOLIDATION; APPOINTMENT OF APPRAISERS]. -- (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. [APPRAISERS DUTY AND REPORT; COURT JUDGMENT; PAYMENT; APPEAL; COSTS OF ACTION]. -- (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market vale of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to undercertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Section 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. [DISSENTING SHAREHOLDERS; EFFECT OF PREVENTION OF PAYMENT OF FAIRMARKET VALUE]. -- To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. [DISSENTING SHARES, DISPOSITION OF DIVIDENDS]. -- Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. [DISSENTING SHARES, RIGHTS AND PRIVILEGES]. -- Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. [DISSENTING SHARES, LOSS OF STATUS]. -- Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivisions (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. [SUSPENSION OF CERTAIN PROCEEDINGS WHILE LITIGATION IS
PENDING]. -- If litigation is instituted to test the sufficiency of regularity of the votes of the shareholder in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. [CHAPTER INAPPLICABLE TO CERTAIN CLASSES OF SHARES]. -- This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. [VALIDITY OF REORGANIZATION OR SHORT FORM MERGER, ATTACK ON; SHAREHOLDERS' RIGHTS; BURDEN OF PROOF]. -- (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right or law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision(b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days, prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                      APPENDIX D

                       MINNESOTA BUSINESS CORPORATION ACT

     302A.471 RIGHTS OF DISSENTING SHAREHOLDERS. SUBDIVISION 1. -- ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

             (1) alters or abolishes a preferential right of the shares;

             (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

             (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

             (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBD. 3. RIGHTS NOT TO APPLY. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

     302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS. -- SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

     SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBD. 3. NOTICE OF DISSENT. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in the favor of the proposed action.

     SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

          (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

     The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method of combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     DataWorks' Articles of Incorporation include provisions to eliminate the personal liability of its directors to the fullest extent permitted by Section 204(a)(10) under the California Law. In addition, DataWorks' Bylaws include provisions that require DataWorks to indemnify its directors and executive officers to the fullest extent permitted by Section 317 of the California Law, including circumstances in which indemnification is otherwise discretionary. The Bylaws also provide DataWorks with the authority to indemnify its other officers, employees and other agents as set forth in the California Law. Pursuant to Section 317 of the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. DataWorks believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to DataWorks or its shareholders, for acts or omission involving intentional misconduct or knowing and culpable violations of law, for acts or omissions that the director believes to be contrary to the best interests of DataWorks or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to DataWorks or its shareholders when the director was aware or should have been aware of a risk of serious injury to DataWorks or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to DataWorks or its shareholders, for improper distributions to shareholders and loans to directors and officers, or for acts or omissions by the director as an officer.

     DataWorks has entered into agreements with its directors and executive officers that require DataWorks to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such persons may be made a party by reason of the fact that such person is or was a director or officer of DataWorks or any of its affiliated enterprises, provided such persons acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of DataWorks and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director of officer of DataWorks as to which indemnification is being sought, nor is DataWorks aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION OF DOCUMENT
- -------    ----------------------------------------------------------------------------------
2.1        Agreement and Plan of Merger and Reorganization by and among the Registrant,
           DataWorks Acquisition Sub., Inc., DCD Corporation and certain shareholders of DCD
           Corporation, dated as of August 16, 1996.*
3.1        Amended and Restated Articles of Incorporation of DataWorks.(1)
3.2        Bylaws of DataWorks.(1)
3.3        Articles of Incorporation of DataWorks Acquisition Sub., Inc. ("DataWorks Sub").
3.4        Bylaws of DataWorks Sub.
4.4        Specimen Stock Certificate.(1).
5.1        Opinion of Cooley Godward Castro Huddleson & Tatum.
8.1        Tax Opinion of Dorsey & Whitney.
8.2        Tax Opinion of Cooley Godward Castro Huddleson & Tatum.
10.1       Form of Indemnity Agreement entered into between the Registrant and its directors and officers, with related schedule.(1)
10.2       Registrant's 1995 Equity Incentive Plan (the "Equity Plan").(2)(4)
10.3       Forms of Incentive Stock Option and Nonstatutory Stock Option under the Equity
           Plan.(4)
10.4       Form of Stock Option outside the Equity Plan.(1)(4)
10.5       Registrant's 1995 Non-Employee Directors' Stock Option Plan.(1)(4)
10.6       Registrant's 1995 Employee Stock Purchase Plan and form of Employee Stock Purchase
           Plan Offering, as amended.(1)(4)
10.7       Executive Employment Agreement entered into between the Registrant and Stuart W.
           Clifton.(1)(4)
10.8       Executive Employment Agreement entered into between the Registrant and Mark S.
           Howlett.(1)(4)
10.9       Termination Agreement, dated as of September 25, 1995, between the Registrant and
           Alfred R. Alteslane.(1)(4)
10.10      Offer Letter, dated as of January 17, 1996, entered into between the Registrant and Norman R. Farquhar.(4)
10.11      Amended and Restated Agreement and Plan of Reorganization dated April 1, 1994 by and among the Registrant, DW Acquisition, Inc., Madic-Compufact Corporation
           ("MCC") and the stockholders of MCC (the "Restated Agreement").(1)
10.12      Amended and Restated First Amendment to the Restated Agreement dated May 31, 1994 by and among the Registrant, DW Acquisition, Inc., MCC and the stockholders of
           MCC.(1)
10.13      Loan Agreement dated September 6, 1995 between the Registrant and First Interstate
           Bank of California.(1)
10.14      Sublease Agreement dated November 22, 1991 between the Registrant and the Titan
           Corporation (the "Sublease").(1)
10.15      First Amendment to Sublease dated December 1, 1994.(1)
10.16      Lease Agreement dated September 1, 1991 between MCC and Pactel Properties.(1)
10.17      Value Added Reseller Agreement dated December 27, 1995 between the Registrant and
           VMARK Software, Inc.(5)

EXHIBIT
NUMBER                                  DESCRIPTION OF DOCUMENT
- -------    ----------------------------------------------------------------------------------
10.18      Value Added Reseller Agreement dated December 27, 1995 between the Registrant and
           Sybase, Inc.(1)(3)
10.19      Value Added Reseller Agreement dated December 27, 1995 between the Registrant and
           UniData, Inc.(1)(3)
22.1       Subsidiaries of Registrant.(1)
23.1       Consent of Ernst & Young LLP.
23.2       Consent of Price Waterhouse LLP.
24.1       Power of Attorney. Reference is made to page      .

- ---------------

* Schedules omitted pursuant to Regulation S-K, Item 601(b)(2) of the Commission. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

(1) Incorporated by reference to Registrant's Registration Statement on Form SB-2 (No. 33-97022) or an amendment thereto and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-99586) and incorporated herein by reference.

(3) Certain confidential portions deleted pursuant to Order Granting Application Under the Securities Act of 1933, as amended, and Rule 406 thereunder respecting Confidential Treatment dated October 26, 1995.

(4) Indicates management or compensatory plan or arrangement required to be identified pursuant to Item 14(c).

(5) Confidential treatment requested.

ITEM 22. UNDERTAKINGS.

     (1) The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 ("the Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Joint Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (4) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (5) Insofar as indemnification for liabilities arising under the Act, as may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Certificate of Incorporation and the Bylaws of the Registrant and the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (that is incorporated by reference in the Registration Statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, DataWorks Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 11th day of September, 1996.

                                          DATAWORKS CORPORATION

                                          By:        /s/ STUART W. CLIFTON
                                            Stuart W. Clifton
                                            Chairman of the Board, Chief
                                              Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart W. Clifton and Norman R. Farquhar, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                   SIGNATURE                               TITLE                   DATE
- -----------------------------------------------  -------------------------  -------------------
           /s/ STUART W. CLIFTON                     President, Chief        September 11, 1996
           ------------------------                 Executive Officer,
               Stuart W. Clifton                 Chairman of the Board and
                                                    Director (Principal
                                                    Executive Officer)
          /s/ NORMAN R. FARQUHAR                 Executive Vice President,   September 11, 1996
          -------------------------               Chief Financial Officer
              Norman R. Farquhar                       and Director
                                                   (Principal Financial
                                                         Officer)
            /s/ MARK S. HOWLETT                  Executive Vice President    September 11, 1996
            ----------------------                     and Director
                Mark S. Howlett

             /s/ RICK E. RUSSO                    Vice President, Finance    September 11, 1996
             --------------------                and Secretary (Principal
                 Rick E. Russo                      Accounting Officer)

             /s/ NATHAN W. BELL                          Director            September 11, 1996
             ---------------------
                 Nathan W. Bell

                   SIGNATURE                               TITLE                   DATE
- -----------------------------------------------  -------------------------  -------------------
            /s/ FINIS F. CONNER                          Director            September 11, 1996
            ----------------------
                Finis F. Conner

           /s/ RONALD S. PARKER                          Director            September 11, 1996
           -----------------------
               Ronald S. Parker

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION OF DOCUMENT                             PAGE NO.
- -------  ----------------------------------------------------------------------------  --------
2.1      Agreement and Plan of Merger and Reorganization by and among the Registrant,
         DataWorks Acquisition Sub., Inc. DCD Corporation and certain shareholders of
         DCD Corporation, dated as of August 16, 1996*...............................
3.1      Amended and Restated Articles of Incorporation of DataWorks (1).............
3.2      Bylaws of DataWorks (1).....................................................
3.3      Articles of Incorporation of DataWorks Acquisition Sub., Inc. ("DataWorks
         Sub").......................................................................
3.4      Bylaws of DataWorks Sub.....................................................
4.4      Specimen Stock Certificate (1)..............................................
5.1      Opinion of Cooley Godward Castro Huddleson & Tatum..........................
8.1      Tax Opinion of Dorsey & Whitney.............................................
8.2      Tax Opinion of Cooley Godward Castro Huddleson & Tatum......................
10.1     Form of Indemnity Agreement entered into between the Registrant and its directors and officers, with related schedule (1)...........................
10.2     Registrant's 1995 Equity Incentive Plan (the "Equity Plan") (2)(4)..........
10.3     Forms of Incentive Stock Option and Nonstatutory Stock Option under the
         Equity Plan (4).............................................................
10.4     Form of Stock Option outside the Equity Plan (1)(4).........................
10.5     Registrant's 1995 Non-Employee Directors' Stock Option Plan (1)(4)..........
10.6     Registrant's 1995 Employee Stock Purchase Plan and form of Employee Stock
         Purchase Plan Offering, as amended (1)(4)...................................
10.7     Executive Employment Agreement entered into between the Registrant and
         Stuart W. Clifton (1)(4)....................................................
10.8     Executive Employment Agreement entered into between the Registrant and
         Mark S. Howlett (1)(4)......................................................
10.9     Termination Agreement, dated as of September 25, 1995, between the
         Registrant and Alfred R. Alteslane (1)(4)...................................
10.10    Offer Letter, dated as of January 17, 1996, entered into between the
         Registrant and Norman R. Farquhar (4).......................................
10.11    Amended and Restated Agreement and Plan of Reorganization dated April 1,
         1994 by and among the Registrant, DW Acquisition, Inc., Madic-Compufact
         Corporation ("MCC") and the stockholders of MCC (the "Restated Agreement")
         (1).........................................................................
10.12    Amended and Restated First Amendment to the Restated Agreement dated
         May 31, 1994 by and among the Registrant, DW Acquisition, Inc., MCC and the stockholders of MCC (1).....................................................
10.13    Loan Agreement dated September 6, 1995 between the Registrant and First
         Interstate Bank of California (1)...........................................
10.14    Sublease Agreement dated November 22, 1991 between the Registrant and the Titan Corporation (the "Sublease") (1)..................................
10.15    First Amendment to Sublease dated December 1, 1994 (1)......................
10.16    Lease Agreement dated September 1, 1991 between MCC and Pactel Properties
         (1).........................................................................
10.17    Value Added Reseller Agreement dated December 27, 1995 between the
         Registrant and VMARK Software, Inc. (5).....................................
10.18    Value Added Reseller Agreement dated December 27, 1995 between the
         Registrant and Sybase, Inc. (1)(3)..........................................
10.19    Value Added Reseller Agreement dated December 27, 1995 between the
         Registrant and UniData, Inc. (1)(3).........................................
22.1     Subsidiaries of Registrant..................................................
23.1     Consent of Ernst & Young LLP................................................
23.2     Consent of Price Waterhouse LLP.............................................
24.1     Power of Attorney. Reference is made to page   .............................

- ---------------

* Schedules omitted pursuant to Regulation S-K, Item 601(b)(2) of the Commission. Registrant undertakes to furnish such schedules to the Commission supplementally upon request.

(1) Incorporated by reference to Registrant's Registration Statement on Form SB-2 (No. 33-97022) or an amendment thereto and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-99586) and incorporated herein by reference.

(3) Certain confidential portions deleted pursuant to Order Granting Application Under the Securities Act of 1933, as amended, and Rule 406 thereunder respecting Confidential Treatment dated October 26, 1995.

(4) Indicates management or compensatory plan or arrangement required to be identified pursuant to Item 14(c).

(5) Confidential treatment requested.